Exhibit 99.16

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Consolidated Financial Statements

As at 31 December 2013

With Independent Auditors’ Report Thereon

Akis Bağımsız Denetim ve Serbest
Muhasebeci Mali Müşavirlik AŞ
24 March 2014

This report includes “Independent Auditors’ Report on Consolidated Financial Statements” comprising 1 page and; “Consolidated Financial Statements Together with their Explanatory Notes” comprising 77 pages.

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

TABLE OF CONTENTS:

Independent Auditors’ Report

Consolidated Statement of Financial Position

Consolidated Statement of Profit or Loss and Comprehensive Income

Consolidated Statement of Changes in Equity

Consolidated Statement of Cash Flows

Notes to the Consolidated Financial Statements

Independent Auditors’ Report

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

Introduction

We have audited the accompanying consolidated financial statements of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and its subsidiaries (the “Group”), which comprise the consolidated statement of financial position as at 31 December 2013, the consolidated statements of profit or loss and comprehensive income, changes in equity and cash flows for the year then ended, and notes comprising a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with relevant ethical requirements and plan and perform the audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the consolidated financial statements give a true and fair view of the consolidated financial position of the Group as at 31 December 2013, and of its consolidated financial performance and its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards.

Istanbul, Turkey

24 March 2014

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Consolidated Statement of Financial Position

At 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

	Notes	31 December 2013	31 December 2012

ASSETS

Cash and cash equivalents	7	7,597,991	6,694,856
Financial assets at fair value through profit or loss	8	663,232	296,532
Loans and advances to banks	10	165,504	315,025
Loans and advances to customers	11,12	89,175,046	69,826,883
Investment securities	13	22,155,267	18,878,282
Investment in equity-accounted investees	14	191,794	9,930
Property and equipment	15	1,018,847	885,067
Intangible assets	15	128,130	100,049
Current tax assets		6,014	418
Deferred tax assets	24	198,603	217,757
Other assets	16	18,006,405	10,727,536
Total assets		139,306,833	107,952,335

LIABILITIES AND EQUITY

Trading liabilities	17	219,480	199,692
Deposits from banks	18	4,298,991	4,244,689
Deposits from customers	19	78,783,217	64,219,035
Obligations under repurchase agreements	9	14,580,345	8,490,891
Funds borrowed	20	12,306,664	8,132,349
Debt securities issued	21	6,820,735	2,372,748
Subordinated liabilities	22	1,964,663	1,630,188
Other liabilities and provisions	23	6,589,617	5,544,112
Current tax liabilities	24	61,399	172,808
Deferred tax liabilities	24	3,978	6,678
Total liabilities		125,629,089	95,013,190

Share capital	26	3,300,146	3,300,146
Share premium		724,316	724,320
Reserves	26	878,806	1,693,647
Retained earnings		8,366,271	6,756,136
Total equity attributable to equity holders of the Bank		13,269,539	12,474,249

Non-controlling interest	26	408,205	464,896

Total equity		13,677,744	12,939,145

Total liabilities and equity		139,306,833	107,952,335

Commitments and contingencies	31	37,966,608	28,608,002

The notes on pages 8 to 76 are an integral part of these consolidated financial statements.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Consolidated Statement of Profit or Loss and Other Comprehensive Income

For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

	Notes	31 December 2013	31 December 2012

Interest income
Interest on loans and receivables		7,683,665	7,095,923
Interest on securities		1,474,554	1,630,108
Interest on deposits at banks		60,814	64,204
Interest on money market placements		906	3,576
Other interest income		82,199	30,078

Total interest income		9,302,138	8,823,889

Interest expense
Interest on deposits		(3,537,998)	(3,935,640)
Interest on money market deposits		(387,285)	(350,006)
Interest on funds borrowed		(175,752)	(178,898)
Interest expense on securities issued		(257,758)	(173,243)
Other interest expense		(169,076)	(96,348)

Total interest expense		(4,527,869)	(4,734,135)

Net interest income		4,774,269	4,089,754

Fee and commission income		948,333	683,183
Fee and commission expense		(319,380)	(265,569)

Net fee and commission income		628,953	417,614

Other operating income
Net trading income	8	256,211	234,436
Net foreign exchange gains		1,620	113,111
Other income	28	1,049,046	900,214

Total other operating income		1,306,877	1,247,761

Other operating expense
Salaries and employee benefits	29	(1,396,955)	(1,208,324)
Provision for possible loan losses, net of recoveries		(1,123,750)	(534,780)
Depreciation and amortisation	15	(128,323)	(130,005)
Taxes other than on income		(87,296)	(108,728)
Other expenses	30	(1,881,486)	(1,771,959)

Total other operating expenses		(4,617,810)	(3,753,796)

Share of profit of equity-accounted investees		28,299	854

Profit before income tax		2,120,588	2,002,187

Income tax expense	24	(376,585)	(408,085)

Profit for the year		1,744,003	1,594,102

The notes on pages 8 to 76 are an integral part of these consolidated financial statements.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Consolidated Statement of Profit or Loss and Other Comprehensive Income (continued)

For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

	Notes	31 December 2013	31 December 2012

Other comprehensive income

Items that will never be classified to profit or loss:

Remeasurement of employee termination benefits		(29,915)	—
Related tax		5,983	—

		(23,932)	—

Items that are or may be reclassified subsequently to profit or loss:
Foreign currency translation differences for foreign operations		73,458	(6,641)
Net change in fair value of available for sale financial assets		(770,071)	1,037,620
Net change in fair value of available for sale financial assets transferred to profit or loss	26	(246,196)	(33,821)
Related tax	24	88,224	(82,572)

Other comprehensive income for the year, net of income tax		(878,517)	914,586

Total comprehensive income for the year		865,486	2,508,688

Profit attributable to:
Equity holders of the Bank		1,767,839	1,592,099
Non-controlling interest	26	(23,836)	2,003

Profit for the year		1,744,003	1,594,102

Total comprehensive income attributable to:
Equity holders of the Bank		881,977	2,473,895
Non-controlling interest		(16,491)	34,793

Total comprehensive income for the year		865,486	2,508,688

Earnings per 100 shares on profit for the year (full TL)	25	0.6976	0.6376

The notes on pages 8 to 76 are an integral part of these consolidated financial statements.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Consolidated Statement of Changes in Equity

For the Year Ended 31 December 2013

(Currency – Thousands of Turkish Lira (TL))

		Attributable to equity holders of the Bank
				Reserves
	Notes	Share capital	Share premium	Fair value reserves	Translation reserve	Legal reserves	Retained earnings	Total	Non- controlling interest	Total equity

Balances at 1 January 2012		3,300,146	724,320	(13,977)	73,050	628,383	5,325,432	10,037,354	422,221	10,459,575

Total comprehensive income for the year
Profit for the year		—	—	—	—	—	1,592,099	1,592,099	2,003	1,594,102
Other comprehensive income
Reameasurements of defined benefit plans, net of tax		—	—	—	—	—	—	—	—	—
Foreign currency translation differences		—	—	—	(5,988)	—	—	(5,988)	(653)	(6,641)
Net changes in fair value of available for sale financial assets, net of tax	26	—	—	927,786	—	—	—	927,786	33,443	961,229
Net losses on available for sale financial assets transferred to profit or loss, net of tax	26	—	—	(40,002)	—	—	—	(40,002)	—	(40,002)
Total other comprehensive income		—	—	887,784	(5,988)	—	—	881,796	32,790	914,586

Total comprehensive income for the year		—	—	887,784	(5,988)	—	1,592,099	2,473,895	34,793	2,508,688

Transactions with owners, recorded directly in equity
Transfer to reserves		—	—	—	—	124,395	(124,395)	—	—	—
Dividends paid		—	—	—	—	—	(37,000)	(37,000)	(507)	(37,507)
Other		—	—	—	—	—	—	—	8,389	8,389
Total contributions by and distributions to owners		—	—	—	—	124,395	(161,395)	(37,000)	7,882	(29,118)

Balances at 31 December 2012		3,300,146	724,320	873,807	67,062	752,778	6,756,136	12,474,249	464,896	12,939,145

The notes on pages 8 to 76 are an integral part of these consolidated financial statements.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Consolidated Statement of Changes in Equity (continued)

For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

		Attributable to equity holders of the Bank
				Reserves
	Notes	Share capital	Share premium	Fair value reserves	Translation reserve	Legal reserves	Retained earnings	Total	Non- controlling interest	Total equity

Balances at 1 January 2013		3,300,146	724,320	873,807	67,062	752,778	6,756,136	12,474,249	464,896	12,939,145

Total comprehensive income for the year
Profit for the year		—	—	—	—	—	1,767,839	1,767,839	(23,836)	1,744,003
Other comprehensive income
Reameasurements of defined benefit plans, net of tax		—	—	—	—	—	(23,932)	(23,932)	—	(23,932)
Foreign currency translation differences		—	—	—	66,113	—	—	66,113	7,345	73,458
Net changes in fair value of available for sale financial assets, net of tax	26	—	—	(789,430)	—	—	114,000	(675,430)	—	(675,430)
Net losses on available for sale financial assets transferred to profit or loss, net of tax	26	—	—	(252,613)	—	—	—	(252,613)	—	(252,613)
Total other comprehensive income		—	—	(1,042,043)	66,113	—	90,068	(885,862)	7,345	(878,517)

Total comprehensive income for the year		—	—	(1,042,043)	66,113	—	1,857,907	881,977	(16,491)	865,486

Transactions with owners, recorded directly in equity
Transfer to reserves		—	(4)	—	—	147,776	(147,772)	—	—	—
Dividends paid		—	—	—	—		(100,000)	(100,000)	(292)	(100,292)
Other		—	—	—	—	13,313	—	13,313	(39,908)	(26,595)
Total contributions by and distributions to owners		—	(4)	—	—	161,089	(247,772)	(86,687)	(40,200)	(126,887)

Balances at 31 December 2013		3,300,146	724,316	(168,236)	133,175	913,867	8,366,271	13,269,539	408,205	13,677,744

The notes on pages 8 to 76 are an integral part of these consolidated financial statements.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Consolidated Statement of Cash Flows

For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

	Notes	31 December 2013	31 December 2012
Cash flows from operating activities:
Profit for the year		1,744,003	1,594,102
Adjustments for:
Income tax expense	24	376,585	408,085
Provision for possible loan losses, net of recoveries		1,123,750	534,780
Depreciation and amortization	15	128,323	130,005
Provision for short term employee benefits	29	259,492	190,437
Provision for retirement pay liability and unused vacations	29	27,951	60,548
Unearned premium reserve	28	54,860	71,972
Change in provision for outstanding claims	30	115,144	19,909
Long term insurance contracts	30	2,240	69,956
Other provision expenses	30	16,390	5,440
Net interest income		(4,774,269)	(4,089,754)
Share of profit of equity-accounted investees		(28,299)	(854)
Income from sale of fixed assets		(53,924)	(33,130)
Currency translation differences		73,458	(6,641)
Other non-cash adjustments		(1,258,722)	(309,058)
		(2,193,018)	(1,354,203)

Loans and advances to banks		149,521	(761,955)
Reserve deposits		(6,433,676)	(3,839,086)
Financial assets at fair value through profit or loss		(371,238)	85,323
Loans and advances to customers		(20,315,859)	(11,474,094)
Other assets		(841,052)	759,012
Deposits from banks		50,923	742,064
Deposits from customers		14,490,631	5,987,595
Obligation under repurchase agreements		6,077,359	2,510,758
Other liabilities and provisions		610,271	(501,229)
		(6,583,120)	(6,491,612)

Interest received		8,598,872	8,991,327
Interest paid		(4,034,511)	(4,721,638)
Taxes paid	24	(499,720)	(374,559)
Cash used in operating activities		(4,711,497)	(3,950,685)
Cash flows from investing activities:
Dividends received		18,017	7,647
Acquisition of property and equipment	15	(251,706)	(131,331)
Proceeds from the sale of property and equipment		23,940	47,773
Acquisition of intangible assets	15	(42,270)	(31,962)
Acquisition of investment securities		(7,989,497)	(1,628,786)
Proceeds from sale of investment securities		4,693,315	2,847,557
Cash (used in)/provided by investing activities		(3,548,201)	1,110,898

Cash flows from financing activities:
Proceeds from issue of subordinated liabilities		—	1,627,871
Proceeds from issue of debt securities		8,721,903	4,465,513
Repayments of debt securities		(4,318,460)	(2,620,966)
Proceeds from share capital increase		—	—
Repayments of funds borrowed		9,280,348	5,362,482
Proceeds from funds borrowed		(4,588,544)	(5,585,632)
Dividends paid		(100,292)	(37,507)
Cash provided by financing activities		8,994,955	3,211,761

Effect of foreign exchange rate fluctuations on cash and cash equivalents		(9,013)	(1,666)
Net increase/(decrease) in cash and cash equivalents		726,244	370,308
Cash and cash equivalents at the beginning of the year	7	5,376,750	5,006,441
Cash and cash equivalents at the end of the year	7	6,102,994	5,376,750

The notes on pages 8 to 76 are an integral part of these consolidated financial statements.

6

Notes to the consolidated financial statements:

Note description		Page:
1	Overview of the Bank	8
2	Basis of preparation	9
3	Significant accounting policies	13
4	Financial risk management	33
5	Insurance risk management	48
6	Segment reporting	50
7	Cash and cash equivalents	53
8	Financial assets at fair value through profit or loss	53
9	Repurchase agreements	56
10	Loans and advances to banks	56
11	Loans and advances to customers	57
12	Finance lease receivables	57
13	Investment securities	58
14	Investment in equity participations	60
15	Property and equipment and intangible assets	61
16	Other assets	63
17	Trading liabilities	63
18	Deposits from banks	64
19	Deposits form customers	64
20	Funds borrowed	64
21	Debt securities issued	65
22	Subordinated liabilities	66
23	Other liabilities and provisions	67
24	Income taxes	68
25	Earnings per share	70
26	Equity	70
27	Related parties	71
28	Other income	72
29	Salaries and employee benefits	72
30	Other expenses	73
31	Commitment and contingencies	74
32	Subsidiaries and associates	75
33	Subsequent events	77

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

1.                                     Overview of the Bank

(a)                                 Brief History

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) was established under the authorization of special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to the General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                       Lending loans by obtaining securities and real estate as collateral,

•                       Establishing or participating in all kinds of insurance corporations,

•                       Trading real estate,

•                       Providing all banking operations and services,

•                       Investing in various corporations handed over by the foundations and the General Directorate of the Foundations in accordance with conditions stipulated by agreements if signed.

•                       To render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by the General Directorate of the Foundations.

The Bank provides corporate, commercial and retail banking services through a network of 856 domestic branches and 3 foreign branches in New York, Bahrain and Iraq (31 December 2012: 741 domestic, 3 foreign, in total 744 branches). Additionally, the Bank has control over a bank located in Austria. As at 31 December 2013, the Bank has 14,943 (31 December 2012: 13,463) employees. The Bank’s head office is located at Sanayi Mahallesi, Eski Büyükdere Caddesi, Güler Sokak, No:51, Kağıthane- İstanbul.

(b)                               Ownership

The shareholder holding control over the Bank is the General Directorate of the Registered Foundations and Appendant Foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank. The shares of the Bank are quoted to İstanbul Stock Exhange (BIST) and trade publicly.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

1.                                     Overview of the Bank (continued)

(b)                                Ownership (continued)

As at 31 December 2013 and 2012, The Bank’s paid-in capital amounted to TL 2,500,000, divided into 250.000.000.000 shares with a nominal value of 1 Kuruş each (1 TL equals to 100 Kuruş). As at 31 December 2013 and, the Bank’s shareholders’ structure was as disclosed below:

Shareholders	Number of the Shares (100 units)	Nominal Value of the Shares	Share Percentage (%)
Registered foundations represented by the General Directorate of the Foundations (Group A)	1.075.058.640	1,075,059	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402.552.666	402,553	16.10
Appendant foundations (Group B)	386.224.784	386,225	15.45
Other appendant foundations (Group B)	3.097.162	3,097	0.13
Other registered foundations (Group B)	1.453.085	1,453	0.06
Other real persons and legal entities (Group C)	1.536.104	1,536	0.06
Publicly traded (Group D)	630.077.559	630,077	25.20
Total	2.500.000.000	2,500,000	100.00

2.                                     Basis of preparation

(a)                                Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs).

The accompanying consolidated financial statements were authorized fair issue by the Bank management on 24 March 2014.

(b)                                Basis of measurement

The accompanying consolidated financial statements are prepared in accordance with the historical cost basis as adjusted for the effects of inflation that lasted until 31 December 2005, except for the items presented on a fair value basis that are financial assets at fair value through profit or loss, derivative financial assets and liabilities held for trading purpose, available-for-sale financial assets and equity participations whose fair value can be reliably measured.

(c)                                 Functional currency and presentation currency

These consolidated financial statements are presented in TL, which is the Bank’s functional currency. Except if indicated, financial information presented in TL has been rounded to the nearest thousand.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

2.                                     Basis of preparation (continued)

(d)                                Accounting in hyperinflationary countries

Financial statements of the entities located in Turkey have been restated for the changes in the general purchasing power of the Turkish Lira based on IAS 29 — Financial Reporting in Hyperinflationary Economies as at 31 December 2005. IAS 29 requires that financial statements prepared in the currency of a hyperinflationary economy be stated in terms of the measuring unit current at the reporting date, and that corresponding figures for previous years be restated in the same terms. One characteristic that necessitates the application of IAS 29 is a cumulative three-year inflation rate approaching or exceeding 100%. The cumulative three-year inflation rate in Turkey was 35.61% as at 31 December 2005, based on the Turkish nation-wide wholesale price indices announced by the Turkish Statistical Institute. This, together with the sustained positive trend in quantitative factors, such as the stabilization in capital and money markets, decrease in interest rates and the appreciation of TL against the US Dollar and other hard currencies have been taken into consideration to categorize Turkey as a non-hyperinflationary economy under IAS 29 effective from 1 January 2006.

(e)                                 Use of estimates and judgements

The preparation of the consolidated financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the application of policies and in the measurement of income and expenses in the profit and loss statement and in the carrying value of assets and liabilities in the statement of financial position, and in the disclosure of information in the notes to the financial statements. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. The actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the year in which the estimate is revised and in any future years affected.

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year and about critical judgements in applying accounting policies that have the most significant effect on the amounts recognised in the consolidated financial statements is disclosed below. These disclosures supplement the commentary on financial risk management.

Impairment

Assets accounted for at amortised cost are evaluated for impairment on a basis described in Note 3 (i) — impairment of financial assets.

The specific component of the total allowances for impairment applies to financial assets evaluated individually for impairment and is based upon management’s best estimate of the present value of the cash flows that are expected to be received. In estimating these cash flows, management makes judgements about a debtor’s financial situation and the net realisable value of any underlying collateral.

A collective component of the total allowance is established for:

•                       groups of homogeneous loans that are not considered individually significant; and

•                       groups of assets that are individually significant but that were not found to be individually impaired.

Collective allowance for groups of homogeneous loans is established using statistical methods such as roll rate methodology or for small portfolios with insufficient information, a formula approach based on historic loss rate experience. The roll rate methodology uses statistical analysis of historical data on delinquency to estimates the amount of loss. The estimate of loss arrived at on the basis of historical information is then reviewed to ensure that it appropriately reflects the economic conditions and product mix at the reporting date.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

2.                                     Basis of preparation (continued)

(e)                                 Use of estimates and judgements (continued)

Impairment (continued)

Collective allowance for groups of assets that are individually significant but that were not found to be individually impaired cover credit losses inherent in portfolios of loans and advances, and held-to-maturity investment securities with similar credit risk characteristics when there is objective evidence to suggest that they contain impaired loans and advances, and held-to-maturity investment securities, but the individual impaired items cannot yet be identified. In assessing the need for collective loss allowances, management considers factors such as credit quality, portfolio size, concentrations and economic factors. In order to estimate the required allowance, assumptions are made to define the way inherent losses are modelled and to determine the required input parameters, based on historical experience and current economic conditions. The accuracy of the allowances depends on the estimates of future cash flows for specific counterparty allowances and the model assumptions and parameters used in determining collective allowances.

Investments in equity securities were evaluated for impairment on the basis described in Note 3 (i) — impairment of financial assets.

An assessment as to whether an investment in sovereign debt is impaired may be complex. In making such an assessment, the Group considers the following factors:

•                  The market’s assessment of creditworthiness as reflected in the bond yields;

•                  The rating agencies’ assessments of the creditworthiness;

•                  The ability of the country to access the capital markets for new debt issuance;

•                  The probability of debt being restructured resulting in holders suffering losses through voluntary or mandatory debt forgiveness.

Fair value

The determination of fair value for financial assets and financial liabilities for which there is no observable market price requires the use of valuation techniques. For financial instruments that trade infrequently and have little price transparency, fair value is less objective, and requires varying degrees of judgement depending on liquidity, concentration, uncertainty of market factors, pricing assumptions and other risks affecting the specific instrument.

The Group’s accounting policy on fair value measurements is discussed in Note 3 (i) — measurement.

The Group measures fair values using the following fair value hierarchy that reflects the significance of the inputs used in making the measurements.

•                  Level 1: Quoted market price (unadjusted) in an active market for an identical instrument.

•                  Level 2: Valuation techniques based on observable inputs, either directly-i.e. as prices-or indirectly- i.e. derived from prices. This category includes instruments valued using: quoted market prices in active markets for similar instruments; quoted prices for identical or similar instruments in markets that are considered less than active; or other valuation techniques where all significant inputs are directly or indirectly observable from market data.

•                  Level 3: Valuation techniques using significant unobservable inputs. This category includes all instruments where the valuation technique includes inputs not based on observable data and the unobservable inputs have a significant effect on the instrument’s valuation. This category includes instruments that are valued based on quoted prices for similar instruments where significant unobservable adjustments or assumptions are required to reflect differences between the instruments.

11

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

2.                                     Basis of preparation (continued)

(e)                                 Use of estimates and judgements (continued)

Fair value (continued)

Fair values of financial assets and financial liabilities that are traded in active markets are based on quoted market prices or dealer price quotations. For all other financial instruments the Group determines fair values using valuation techniques.

Valuation techniques include net present value and discounted cash flow models, comparison to similar instruments for which market observable prices exist. Assumptions and inputs used in valuation techniques include risk-free and benchmark interest rates, credit spreads and other variables used in estimating discount rates, bond and equity prices, foreign currency exchange rates, equity and equity index prices and expected price volatilities and correlations. The objective of valuation techniques is to arrive at a fair value determination that reflects the price of the financial instrument at the reporting date, which would have been determined by market participants acting at arm’s length.

The Group uses widely recognised valuation models for determining the fair value of common and more simple financial instruments, like interest rate and currency swaps that use only observable market data and require little management judgement and estimation. Observable prices and model inputs are usually available in the market for listed debt and equity securities, exchange traded derivatives and simple over the counter derivatives like interest rate swaps. Availability of observable market prices and model inputs reduces the need for management judgement and estimation and also reduces the uncertainty associated with determination of fair values. Availability of observable market prices and inputs varies depending on the products and markets and is prone to changes based on specific events and general conditions in the financial markets.

The table analyses financial instruments measured at fair value at the end of the reporting year, by the level in the fair value hierarchy into which the fair value measurement is categorised as disclosed in Note 4 (d) — fair value information:

Financial asset and liability classification

The Group’s accounting policies provide scope for assets and liabilities to be designated at inception into different accounting categories in certain circumstances:

•                  In classifying financial assets or liabilities as ‘trading’, the Group has determined that it meets the description of trading assets and liabilities set out in Note 3 (i).

•                  In designating financial assets or liabilities as at fair value through profit or loss, the Group has determined that it has met one of the criteria for this designation set out in Note 3 (i).

•                  In classifying financial assets as held-to-maturity, the Group has determined that it has both the positive intention and ability to hold the assets until their maturity date as required by Note 3 (i).

12

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies

Except as described below, the accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements, and have been applied consistently by Group entities. The following changes in accounting policies are also expected to be reflected in the Group’s consolidated financial statements as at and for the year ending 31 December 2013.

Where necessary, comparative figures have been adjusted to conform with changes in presentation in the current year.

Changes in accounting policies

The Group has adopted the following new standards and amendments to standards, including any consequential amendments to other standards, with a date of initial application of 1 January 2013.

•IFRS 10 Consolidated Financial Statements (2011) (see (a))

•IFRS 12 Disclosure of Interests in Other Entities (see (b))

•IFRS 13 Fair Value Measurement (see (c))

•Disclosures — Offsetting Financial Assets and Financial Liabilities (Amendments to IFRS 7) (see (d))

•Presentation of Items of Other Comprehensive Income (Amendments to IAS 1) (see (e))

•IAS 19 Employee Benefits (2011) (see (f))

(a) Subsidiaries

As a result of IFRS 10 (2011), the Group has changed its accounting policy for determining whether it has control over and consequently whether it consolidates its investees. IFRS 10 (2011) introduces a new control model that is applicable to all investees, by focusing on whether the Group has power over an investee, exposure or rights to variable returns from its involvement with the investee and ability to use its power to affect those returns. In particular, IFRS 10 (2011) requires the Group consolidate investees that it controls on the basis of de facto circumstances.

In accordance with the transitional provisions of IFRS 10 (2011), the Group reassessed the control conclusion for its investees at 1 January 2013. As a consequence, the change had no significant impact on the consolidated investees of the Group.

(b) Interest in other entities

As a result of IFRS 12, additional disclosures should be made by the Group.

(c) Fair value measurement

IFRS 13 establishes a single framework for measuring fair value and making disclosures about fair value measurements, when such measurements are required or permitted by other IFRSs. In particular, it unifies the definition of fair value as the price at which an orderly transaction to sell an asset or to transfer a liability would take place between market participants at the measurement date. It also replaces and expands the disclosure requirements about fair value measurements in other IFRSs, including IFRS 7 Financial Instruments: Disclosures. Some of these disclosures are specifically required in financial statements for financial instruments; accordingly, the Group has included disclosures in this regard.

In accordance with the transitional provisions of IFRS 13, the Group has applied the new fair value measurement guidance prospectively, and has not provided any comparative information for new disclosures. Notwithstanding the above, the change had no significant impact on the measurements of the Group’s assets and liabilities.

13

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(d) Offsetting financial assets and financial liabilities

Offsetting financial assets and financial liabilities. As a result of the amendments to IFRS 7, the Group has expanded disclosures about offsetting financial assets and financial liabilities.

(e) Presentation of items of other comprehensive income

As a result of the amendments to IAS 1, the Group has modified the presentation of items of other comprehensive income in its condensed consolidated statement of profit or loss and other comprehensive income, to present separately items that would be reclassified to profit or loss in the future from those that would never be. Comparative information has also been re-presented accordingly.

The adoption of the amendment to IAS 1 has no impact on the recognised assets, liabilities and comprehensive income of the Group.

(f) Defined benefit plans

As a result of IAS 19 (2011), the Group started to recognize all actuarial gains and losses immediately in other comprehensive income in accordance with the change in IAS 19 (2011).

The Group recognized all actuarial gains and losses in profit or loss in previous years. Since the effect of this change has an immaterial effect on the previous year’s consolidated financial statements, the Group did not restate its consolidated financial statements as at and for the year ended 31 December 2012.

(a)                                Basis of consolidation

The consolidated financial statements include the financial statements of the Bank and the Subsidiaries are presented in Note 32.

Subsidiaries are the entities controlled by the Bank. The control exists if and only if; 1) when the Bank has the power over an affiliate which that power, directly or indirectly, give rights to govern the financial and operating policies of the entity so as to obtain benefits from its activities, 2) exposure, or rights, to variable returns from its involvement with the affiliate, 3) the ability to use its power over the affiliate to affect the amount of its returns.

The Bank reassess its control power over its subsidiaries if there is an indication that there are changes to any of the three elements of control. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Subsidiaries are fully consolidated from the date of acquisition, being the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.

Companies where the Bank exercises significant influence, but do not have operating and financial control are accounted for using the equity method.

14

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(a)                                Basis of consolidation (continued)

The financial statements of the subsidiaries are prepared for the same reporting year as the Bank, using consistent accounting policies.

Associates

Associates are those entities in which the Bank and its subsidiaries have significant influence, but not control, over the financial and operating policies. The consolidated financial statements include the Bank and its subsidiaries’ share of the total recognised gains and losses of associates on an equity-accounting basis, from the date that significant influence commences until the date that significant influence ceases. When the Bank and its subsidiaries’ share of losses exceeds the carrying amount of the associate, the carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the Bank and its subsidiaries has incurred obligations in respect of the Associates are presented in note 32.

Transactions eliminated on consolidation

Inter-company balances and transactions, and any unrealized gains and losses arising from inter-company transactions, are eliminated in preparing the consolidated financial statements. Unrealized gains arising from transactions with associates are eliminated to the extent of the Bank and its subsidiaries’ interest in the entity. Unrealized gains arising from transactions with associates are eliminated against the investment in the associate. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

(b)                                Foreign currency

Foreign currency transactions

Transactions are recorded in TL, which represents the Group’s functional currency except for World Vakıf UBB Ltd and Vakıfbank International AG. Transactions denominated in foreign currencies are recorded at the exchange rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are converted into TL at the exchange rates ruling at the reporting date with the resulting exchange differences recognised in the consolidated statement of comprehensive income as foreign exchange gains or losses.

Foreign operations

The functional currencies of the foreign subsidiaries, World Vakıf UBB Ltd. and Vakıfbank International AG, are US Dollar and Euro, respectively, and their financial statements are translated to the presentation currency, TL, for consolidation purposes, as summarized in the following paragraphs.

•The assets and liabilities of the foreign subsidiaries are translated at the exchange rate ruling at the reporting date.

•The income and expenses of foreign operations are translated to TL using average exchange rates.

•Foreign currency differences arising from the translation of the financial statements of the net investment in foreign operations into TL for consolidation purpose are recognised in other comprehensive income as the foreign currency translation reserve (“translation reserve”). Where a foreign operation is disposed of, in part or full, the relevant amount in the translation reserve is transferred to profit or loss as part of the profit or loss on disposal.

15

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(c)                                 Interest

Interest income and expense are recognised in the consolidated statement of profit or loss and other comprehensive income using the effective interest method, except for the interest income on overdue loans. The effective interest rate is the rate that exactly discounts the estimated future cash payments and receipts through the expected life of the financial asset or liability (or, where appropriate, a shorter period) to the carrying amount of the financial asset or liability. When calculating the effective interest rate, the Group estimates future cash flows considering all contractual terms of the financial instrument but not future credit losses.

The calculation of the effective interest rate includes all fees and points paid or received, transaction costs, and discounts or premiums that are an integral part of the effective interest rate. Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of financial assets or liabilities.

Interest income and expense presented in the consolidated statement of profit or loss and other comprehensive income include:

•                  interest on financial assets and liabilities at amortised cost on an effective interest rate basis,

•                  interest on available-for-sale investment securities on an effective interest rate basis,

•                  interest earned till the disposal of financial assets at fair value through profit or loss.

(d)                                Fees and commission

Fees and commission income and expenses that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate.

Other fees and commission income, including account servicing fees, investment management fees, sales commission, placement fees and syndication fees, commissions for insurance business (see also accounting policy (s)) are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan, loan commitment fees are recognized on a straight-line basis over the commitment period.

Other fees and commission expense relates mainly to transaction and service fees, which are expensed as the services are received.

(e)                                 Net trading income

Net trading income includes gains and losses arising from disposals of financial assets at fair value through profit or loss, the disposal of available-for-sale financial assets, and gains and losses on derivative financial instruments held for trading purpose.

(f)                                  Dividends

Dividend income is recognised when the right to receive the income is established. Dividends are reflected as a component of other operating income.

16

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(g)                                Leases

The Group as the lessee

Operating leases

Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the statement of income on a straight-line basis over the period of the lease.

Finance leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee.

Minimum lease payments made under finance leases are apportioned between the finance expense and the reduction of the outstanding liability. The finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Capitalised leased assets are depreciated over the estimated useful life of the asset.

The Group as the lessor

Operating leases

Assets leased out under operating leases are included in investment property in the consolidated financial statements. They are depreciated over their expected useful lives on a basis consistent with similar owned property and equipment. Rental income is recognised in the consolidated statement of income on a straight-line basis over the lease term.

Finance leases

When the Group is the lessor in a lease agreement that transfers substantially all of the risks and rewards incidental to ownership of the asset to the lessee, the arrangement is classified as a finance lease and a receivable equal to the net investment in the lease is recognised.

(h)                                Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognised in profit or loss except to the extent that it relates to items recognised directly in equity or in other comprehensive income.

Corporate tax

Turkey

Statutory income is subject to corporate tax at 20.0%. This rate is applied to accounting income modified for certain exemptions (like dividend income) and deductions (like investment incentives), and additions for certain non-tax deductible expenses and allowances for tax purposes. If there is no dividend distribution planned, no further tax charges are made.

Dividends paid to resident institutions and institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to those institutions, the withholding tax rate on the dividend payments is 15.0%. In applying the withholding tax rates on dividend payments to non-resident institutions and individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. The payments can be deducted from the annual corporate tax calculated for the whole year earnings.

17

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(h)                                Income taxes (continued)

Corporate tax (continued)

75% of gains on disposal of equity shares and immovables which were held for at least 2 years within the assets of acquired entities after acquisition are exempt from taxation if such gains are added to paid-in capital or kept under equity as restricted funds for at least 5 years.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

There is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of the 25th day of the fourth month following the close of the accounting period to which they relate. Tax returns are open for five years from the beginning of the year that follows the date of filing, during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings

Foreign subsidiary

The corporate tax rate for the Group’s subsidiary in Austria has been determined as 25.0%. Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. Taxes which have been paid for previous periods can be deducted from corporate taxes computed on annual taxable income. According to the Double Taxation Treaty Agreement between Turkey and Austria, Turkish corporations in Austria possess the right to benefit from tax returns of 10.0% on interest earned from the investments and loans granted in Turkey.

Deferred taxes

Deferred tax assets and liabilities are recognised on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

The deferred tax assets and liabilities are reported as net in the consolidated financial statements only if the Group has a legal right to present the net value of current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities are income taxes of the same taxable entity.

A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Transfer pricing regulations

In Turkey, the transfer pricing provisions have been stated under the Article 13 of the Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

If a taxpayer enters into transactions regarding the sale or purchase of goods and services with related parties, where the prices are not set in accordance with the arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

18

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(h)                                Income taxes (continued)

Corporate tax (continued)

The files that should be sent to the tax authorities are prepared in accordance with the existing transfer pricing regulations. However such documents are open for five years from the beginning of the year that follows the date of filing, during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings.

Investment incentives

As per the provisional Article no. 69, effective from 1 January 2006, added to the Income Tax Law no. 193 by Law no. 5479 dated 8 April 2006 and published in Official Gazette no. 26133, tax payers could deduct investment incentives which were calculated according to the legislative provisions (including tax rate related provisions) in force on 31 December 2005, only from the taxable income for the years 2006, 2007, and 2008. The rights of tax payers who could not deduct investment incentives fully or partially due to insufficient taxable income during those years, were lost as at 31 December 2008.

In accordance with the decision taken by the Turkish Constitutional Court on 15 October 2009, the “2006, 2007 and 2008 ….” clause of the provisional Article no. 69 of the Income Tax Law mentioned above, is repealed and the time limitation for the use of the investment incentive is removed. The repeal related to the investment incentive was enacted and issued in the 8 January 2010 Official Gazette number 27456. Accordingly, the Group’s subsidiary operating in finance leasing business will be able to deduct its remaining investment incentives from taxable income in the future without any time limitation.

As per “Law regarding amendments to the Income Tax Law and Some Other Certain Laws and Decree Laws” accepted on 23 July 2010 at the Grand National Assembly of Turkey, the expression of “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate) valid at this date” has been amended as “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate as explained in the second clause of the temporary article no 61 of the Law) valid at this date” and the following expression of “ Investment incentive amount used in determination of the tax base shall not exceed 25% of the associated taxable income. Tax is computed on the remaining income per the enacted tax rate” has been added. This Law has been published in the Official Gazette on 1 August 2010.

The clause “The amount which to be deducted as investment incentive to estimate tax base cannot exceed 25% of related income” which has been added to first clause of the temporary 69th article of Law No: 193 with the 5th article of Law No: 6009 on Amendments to Income Tax Law and Some Other Laws and Decree Laws has been abrogated with the 9 February 2012 dated decisions no: E.2010/93 and K.2012/20.

(i)                                   Financial instruments

Recognition

The Group initially recognises loans and advances and deposits on the date which they are originated. Regular way purchases and sales of financial assets are recognised on the trade date on which the Group commits to purchase or sell the asset. All other financial assets and liabilities are initially recognised on the trade date at which the Group becomes a party to the contractual provisions of the instrument.

A financial asset or liability is measured initially at fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issue.

19

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(i)                                   Financial instruments (continued)

Classification

Financial assets at fair value through profit or loss are trading financial assets acquired principally with the intention of disposal within a short period for the purpose of short-term profit making and derivative financial instruments. All trading derivatives in a net receivable position (positive fair value) are reported as financial assets at fair value through profit or loss. All trading derivatives in a net payable position (negative fair value) are reported as financial liabilities at fair value through profit or loss under other liabilities and provisions.

Held-to-maturity investment securities are financial assets with fixed or determinable payments and fixed maturity that the Group has the positive intent and ability to hold to maturity. These include certain debt securities.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and the Group does not intend to sell immediately or in the near term. They arise when the Group provides money, goods and services directly to a debtor with no intention of trading the receivable. Loans and receivables comprise loans and advances to banks and customers.

When the Group purchases a financial asset and simultaneously enters into an agreement to resell the asset (or a substantially a similar asset) at a fixed price on a future date (“reverse repo” or “stock borrowing”), the arrangement is accounted for as a loan and advance, and the underlying asset is not recognised in the Group’s financial statements. Such financial assets are presented separately on the face of consolidated statement of financial position.

Available-for-sale financial assets are the financial assets that are not held for trading purposes, loans and advances to banks and customers, or held to maturity. Available-for-sale financial assets mainly include certain debt securities issued by the Turkish Government.

Financial liability is any liability that is a contractual obligation to deliver cash or another financial asset to another entity.

See also specific instruments below.

Measurement

A financial asset or liability is initially measured at fair value plus (for an item not subsequently measured at fair value through profit or loss) transaction costs that are directly attributable to its acquisition or issue.

Subsequent to initial recognition, all financial assets at fair value through profit or loss and all available-for-sale financial assets are measured at fair value, except that any instrument that does not have a quoted market price in an active market and whose fair value cannot be reliably measured is stated at cost, including transaction costs, less impairment losses.

All non-trading financial liabilities, loans and receivables and held-to-maturity investment securities are measured at amortised cost less impairment losses. The amortised cost of a financial asset or liability is the amount at which the financial asset or liability is measured at initial recognition, minus principal repayments, plus or minus the cumulative amortisation using the effective interest method of any difference between the initial amount recognised and the maturity amount, minus any reduction for impairment.

20

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(i)                                   Financial instruments (continued)

Fair value measurement principles

The fair value of financial instruments is based on their quoted market price at the reporting date without any deduction for transaction costs. If a quoted market price is not available, the fair value of the instrument is estimated using pricing models or discounted cash flow techniques. Where discounted cash flow techniques are used, estimated future cash flows are based on management’s best estimates and the discount rate is a market related rate at the reporting date for an instrument with similar terms and conditions. Where pricing models are used, inputs are based on market-related measures at the reporting date.

The fair value of derivatives that are not exchange-traded is estimated at the amount that the Group would receive or pay to terminate the contract at the reporting date taking into account current market conditions and the current creditworthiness of the counterparties.

Gains and losses on subsequent measurement

Gains and losses arising from a change in the fair value of financial instruments are recognised in the consolidated statement of comprehensive income as interest on securities.

Gains and losses arising from a change in the fair value of available-for-sale financial assets are recognised as other comprehensive income in the fair value reserve for available-for-sale financial assets. When the financial assets are sold, collected or otherwise disposed of, the related cumulative gain or loss recognised in the other comprehensive income is transferred to profit or loss. Interest earned whilst holding available-for-sale financial assets, held-to-maturity securities and financial assets at fair value through profit or loss is reported as interest income in the consolidated statement of comprehensive income.

Derecognition

A financial asset is derecognised when the control over the contractual rights that comprise that asset is lost. This occurs when the rights are realized, expire or are surrendered.

Available-for-sale financial assets and financial assets at fair value through profit or loss that are sold are derecognised and corresponding receivables from the buyer for the payment are recognised as at the date the Group commits to sell the assets. The specific identification method is used to determine the gain or loss on derecognition.

Held-to-maturity assets and loans and receivables are derecognised on the date they are transferred by the Group.

The Group derecognises a financial liability when its contractual obligations are discharged or cancelled or expire.

Offsetting

Financial assets and liabilities are set off and the net amount presented in the consolidated statement of financial position when, and only when, the Group has a legal right to set off the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Income and expenses are presented on a net basis only when permitted by the accounting standards, or for gains and losses arising from a group of similar transactions such as in the Group’s trading activity.

21

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(i)                                   Financial instruments (continued)

Specific instruments

Cash and cash equivalents: Cash and cash equivalents which is a base for preparation of consolidated statement of cash flows includes cash in TL, cash in FC (foreign currency), cheques, balances with the Central Bank, money market placements and loans and advances to banks whose original maturity is less than three months.

Investment securities: Investment securities are the financial assets that are classified as held-to-maturity financial assets and available-for-sale financial assets.

Loans and advances to banks and customers: Loans and advances provided by the Group to banks and customers are classified as loans and receivables, and reported net of allowances to reflect the estimated recoverable amounts.

Minimum lease receivables: Leases where the entire risks and rewards incident to ownership of an asset are substantially transferred to the lessee are classified as finance leases. A receivable at an amount equal to the present value of the lease payments, including any guaranteed residual value, is recognised. The difference between the gross receivable and the present value of the receivable is unearned finance income and is recognised over the term of the lease using the effective interest method. Minimum lease receivables are included in loans and advances to customers.

Factoring receivables: Factoring receivables are the loans and advances to customers arising from a financial transaction whereby the customers sell their accounts receivable (i.e., invoices) to the Group at a discount in exchange for immediate money with which to finance continued business. Factoring receivables are measured at amortised cost using the effective interest method after deducting unearned interest income and specific provision if impairment exists.

Deposits, funds borrowed, debt securities issued and subordinated liabilities: Deposits, funds borrowed, debt securities issued and subordinated liabilities are the Group’s sources of debt funding. Deposits, funds borrowed, debt securities issued and subordinated liabilities are initially measured at fair value plus directly attributable transactions costs, and subsequently measured at their amortised cost using the effective interest method.

Impairment of financial assets

Assets carried at amortized cost

In determining whether an impairment loss should be recorded in the income statement, the Group makes judgments as to whether there is any observable data indicating that there is a measurable decrease in the estimated amounts recoverable from a portfolio of loans and individual loans. Objective evidence that a financial asset or group of assets is impaired includes observable data that comes to the attention of the Group about the following loss events:

(a)              significant financial difficulty of the issuer or obligor;

(b)              a breach of contract, such as a default or delinquency in interest or principal payments by more than 90 days;

(c)               the Group is granting to the borrower, for economic or legal reasons relating to the borrower’s financial difficulty, a concession that the lender would not otherwise consider;

(d)              it becoming probable that the borrower will enter bankruptcy or other financial reorganization;

22

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(i)                                   Financial instruments (continued)

Impairment of financial assets (continued)

(e)               the disappearance of an active market for that financial asset because of financial difficulties; or

(f)                observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group, including:

•                  adverse changes in the payment status of borrowers; or

•                  national or local economic conditions that correlate with defaults on the assets in the group.

All loans with principal and/or interest overdue for more than 90 days are considered as impaired and individually assessed.

If there is objective evidence that an impairment loss on loans and receivables or held-to-maturity investments carried at amortized cost has been incurred, the amount of the loss is measured based on the difference between the asset’s carrying amount and the estimated recoverable amount, determined by the net present value of the expected future cash flows discounted at the effective interest rate. The estimated recoverable amount of a collateralized financial asset is measured based on the amount that is expected to be realized from foreclosure less costs for obtaining and selling the collateral, whether or not the foreclosure is probable. The carrying amount of the asset is reduced through the use of an allowance account. The amount of the loss is recognized in the income statement.

The Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and individually or collectively for financial assets that are not individually significant. If it is determined that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, the asset is included in a group of financial assets with similar credit risk characteristics and that group of financial assets is collectively assessed for impairment. Assets that are individually assessed for impairment and for which an impairment loss is or continues to be recognized are not included in a collective assessment of impairment.

The calculation of the present value of the estimated future cash flows of a collateralized financial asset reflects the cash flows that may result from foreclosure less costs for obtaining and selling the collateral, whether or not foreclosure is probable.

For the purposes of a collective evaluation of impairment, financial assets are grouped on the basis of similar credit risk characteristics. Those characteristics are relevant to the estimation of future cash flows for groups of such assets by being indicative of the debtors’ ability to pay all amounts due according to the contractual terms of the assets being evaluated.

Future cash flows in a group of financial assets that are collectively evaluated for impairment are estimated on the basis of the contractual cash flows of the assets in the Group and historical loss experience for assets with credit risk characteristics similar to those in the Group. The methodology and assumptions used for estimating future cash flows are reviewed regularly by the Group to reduce any differences between loss estimates and actual loss experience.

Assets carried at cost

If there is objective evidence that an impairment loss on an unquoted equity instrument that is not carried at fair value because its fair value cannot be reliably measured, or on a derivative asset that is linked to and must be settled by delivery of such an unquoted equity instrument has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of its recoverable amount.

23

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(i)                                   Financial instruments (continued)

Assets carried at fair value

The Group assesses at each reporting date whether there is objective evidence that a financial asset or a group of financial assets is impaired. Available for sale equity investments are impaired when there has been a significant or prolonged decline in the fair value below its cost. If an available-for-sale asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortization) and its current fair value, less any impairment loss previously recognized in profit or loss, is transferred from equity to the income statement.

(j)                                   Repurchase transactions

The Group enters into purchases/sales of investments under agreements to resell/repurchase The Group enters into purchases/sales of investments under agreements to resell/repurchase substantially identical investments at a certain date in the future at a fixed price. Investments purchased subject to commitments to resell them at future dates are not recognised. The amounts paid are recognised as receivables from reverse repurchase agreements in the accompanying consolidated financial statements. The receivables are shown as collateralized by the underlying security. Investments sold under repurchase agreements continue to be recognised in the consolidated statement of financial position and are measured in accordance with the accounting policy for either assets held for trading, held to maturity or available-for-sale as appropriate. The proceeds from the sale of the investments are reported as obligations under repurchase agreements. Income and expenses arising from the repurchase and resale agreements over investments are recognised on an accruals basis over the period of the transaction and are included in “interest income” or “interest expense”.

(k)                                Property and equipment

The cost of the property and equipment purchased before 31 December 2005 is restated from the purchasing dates to 31 December 2005, the date the hyperinflationary period is considered to have ended. The inflation adjustment of the property and equipment that is subject to correction for the first time until 31 December 2005 has been calculated on the basis of cost obtained by deducting foreign exchange differences, financing expenses and revaluation increases, if any, from the historical cost. Property and equipment obtained after 31 December 2005 have been recorded at the cost.

Gains/losses arising from the disposal of the property and equipment are recognised in the consolidated statement of comprehensive income and calculated as the difference between the net book value and the net sales price. Maintenance and repair costs incurred for property and equipment are recorded as expense.

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

Property and equipment are depreciated based on the straight line method. Depreciation rates and estimated useful lives are:

Property and equipment	Estimated useful lives (years)	Depreciation Rates (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

24

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(l)                                   Investment property

Investment property is the property held either to earn rental income or for capital appreciation or for both. The Group holds investment property as a consequence of the ongoing operations of its consolidated real estate and insurance companies.

Investment properties are measured initially at cost including transaction costs.

Subsequent to initial recognition, the Group measured all investment property based on the cost model (i.e. at cost less accumulated depreciation and less any accumulated impairment losses). Estimated useful lives of investment properties and depreciation rates are 50 years and 2.0%, respectively.

(m)                            Intangible assets

The Group’s intangible assets consist of software programmes. Intangible assets are recorded at cost.

The costs of the intangible assets purchased before 31 December 2005 are restated from the purchasing dates to 31 December 2005, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortised based on straight line amortisation. The economic lives of intangible assets vary within the range of three and fifteen years and hereby the amortisation rates applied are within 33.33% and 6.66%.

(n)                                Impairment of non-financial assets

The carrying amounts of the Group’s non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists for as particular asset or a group of assets, then that asset’s recoverable amount is estimated.

An impairment loss is recognised if the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. A cash-generating unit is the smallest identifiable asset group that generates cash flows that largely are independent from other assets and groups. Impairment losses are recognised in the consolidated statement of comprehensive income.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Impairment losses in respect of other assets, impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(o)                                Provisions

A provision is recognised if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

A provision for restructuring is recognised when the Group has approved a detailed and formal restructuring plan, and the restructuring either has commenced or has been announced publicly. Future operating costs are not provided for.

25

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(p)                                Employee benefits

Pension and other post-retirement obligations

The Bank has a defined benefit plan for its employees as described below:

A defined benefit plan is a pension plan that defines an amount of pension benefit that an employee and his/her dependants will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.

T. Vakıflar Bankası T.A.O. Memur ve Hizmetleri Emekli ve Sağlık Yardım Sandığı Vakfı (“the Fund”), is a separate legal entity and a foundation recognised by an official decree, providing pension and post-retirement medical benefits to all qualified Bank employees. The Fund has a defined benefit plan (“the Plan”) under which the Bank pays a mixture of fixed contributions, and additional contractual amounts. The Plan is funded through contributions of both by the employees and the employer as required by Social Security Law numbered 506 and these contributions are as follows:

	Employer %	Employee %
Pension contributions	11.0	9.0
Medical benefit contributions	8.0	5.0

This Plan is composed of the contractual benefits of the employees, which are subject to transfer to the Social Security Foundation (“SSF”) (“pension and medical benefits transferable to SSF”) and other excess social rights and payments provided in the existing trust indenture but not transferable to SSF and medical benefits provided by the Bank for its constructive obligation (“excess benefits”).

As a result of the changes in legislation described below, the Bank will transfer a substantial portion of its pension liability under the Plan to SSF. This transfer, which will be a settlement of the Bank’s obligation in respect of the pension and medical benefits transferable to SSF, will occur within three years from the enactment of the Law no. 5754: “Law regarding the changes in Social Insurance and General Health Insurance Law and other laws and regulations” (“New Law”) in May 2008.

Pension and medical benefits transferable to SSF:

As per the provisional Article no. 23 of the Turkish Banking Law no. 5411 (“Banking Law”) as approved by the Turkish Parliament on 19 October 2005, pension funds which are in essence similar to foundations are required to be transferred directly to SSF within a period of three years. In accordance with the Banking Law, the actuarial calculation of the liability, if any, on the transfer should be performed having regard to the methodology and parameters determined by the commission established by the Ministry of Labour and Social Security. Accordingly, the Bank calculated the pension benefits transferable to SSF in accordance with the Decree published by the Council of Ministers in the Official Gazette no. 26377 dated 15 December 2006 (“Decree”) for the purpose of determining the principles and procedures to be applied during the transfer of funds. However they said Article was vetoed by the President and at 2 November 2005 the President initiated a lawsuit before the Turkish Constitutional Court in order to rescind certain paragraphs of the provisional Article no. 23.

On 22 March 2007, the Turkish Constitutional Court reached a verdict with regards to the suspension of the execution of the first paragraph of provisional Article no. 23 of the Turkish Banking Law, which requires the transfer of pension funds to SSF, until the decision regarding the cancellation thereof is published in the Official Gazette. The Constitutional Court stated in its reasoned ruling published in the Official Gazette no. 26731, dated 15 December 2007 that the reason behind this cancellation was the possible loss of antecedent rights of the members of pension funds. Following the publication of the verdict, the Grand National Assembly of Republic of Turkey (“Turkish Parliament”) worked on the new legal arrangements by taking the cancellation reasoning into account.

26

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(p)                                Employee benefits (continued)

Pension and other post-retirement obligations (continued)

On 17 April 2008, the New Law was accepted by the Turkish Parliament and was enacted on 8 May 2008 following its publication in the Official Gazette no. 26870. In accordance with the New Law, members of the funds established in accordance with the Social Security Law should be transferred to SSF within three years following its enactment date. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011.

Excess benefit not transferable to SSF:

The other social rights and payments representing benefits in excess of social security limits are not subject to transfer to SSF.

Actuarial evaluation:

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per Article no. 21 of the Insurance Law no. 5684. As per the actuarial report dated February 2014, there is no technical or actual deficit determined which requires provision against.

Reserve for employee severance indemnity

Reserve for employee severance indemnity represents the present value of the estimated future probable obligation of the Bank and its subsidiaries arising from the retirement of the employees and calculated in accordance with the Turkish Labour Law. IFRSs require actuarial valuation methods to be developed to estimate the entity’s obligation under reserve for employee severance indemnity.

Other benefits to employees

The Group has provided for undiscounted employee benefits earned during the financial period as per services rendered in the accompanying consolidated financial statements.

(q)                                Items held in trust

Assets, other than cash deposits, held by the Group in fiduciary or agency capacities for their customers and government entities are not included in the accompanying consolidated statement of financial position, since such items are not the assets of the Group.

(r)                                 Financial guarantees

Financial guarantees are contracts that require the Group to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payment when due in accordance with the terms of a debt instrument.

Financial guarantee contracts are initially recognised at their fair value, and the initial fair value is amortised over the life of the financial guarantee. The financial guarantee contracts are subsequently carried at the higher of this amortised amount and the present value of any expected payment when a payment under the guarantee has become probable.

27

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(s)                                  Insurance business

Through its insurance subsidiaries, the Group enters into contracts that contain insurance risk. An insurance contract is a contract under which the Group accepts significant insurance risk from another party (the policyholder) by agreeing to compensate the policyholder if a specified uncertain future event (the insured event) adversely affects the policyholder. Insurance risk covers all risks except for financial risks.

Investment contracts are those contracts which transfer financial risk without significant insurance risk. Financial risk is the risk of a possible future change in a specified interest rate, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, credit rating or credit index or other variable, provided, that it is not specific to a party to the contract, in the case of a non-financial variable.

Insurance and investment contracts issued/signed by the insurance subsidiaries are accounted for as follows:

Earned premiums: For short-term insurance contracts, premiums are recognized as revenue, net of premiums ceded to reinsurance firms, proportionally over the period of coverage. The portion of premium received on in-force contracts that relates to unexpired risks at reporting date is recognized as the reserve for unearned premiums that are calculated on a daily pro-rata basis. Premiums are shown before deduction of commissions given or received and deferred acquisitions costs, and are net of any taxes and duties levied on premiums.

For long-term insurance contracts, premiums are recognized as revenue when the premiums are due from the policyholders. Earned premiums, net of amounts ceded for reinsurance are recorded under operating income in the accompanying consolidated statement of comprehensive income.

Premium received for an investment contract, is not recognized as revenue. Premiums for such contracts are recognized directly as liabilities.

Reserve for unearned premiums: The reserve for unearned premiums represents the proportions of the premiums written in a period that relate to the period of risk subsequent to the reporting date, without deductions of commission or any other expense. Reserve for unearned premiums is calculated for all contracts except for the insurance contracts for which the Group provides actuarial provisions. The reserve for unearned premiums is also calculated for the annual premiums of the annually renewed long-term insurance contracts. The reserve for unearned premiums is presented under other liabilities and provisions in the accompanying consolidated statement of financial position.

28

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(s)                                  Insurance business (continued)

Reserve for outstanding claims: The reserve for outstanding claims represents the estimate of the total reported costs of notified claims on an individual case basis at the reporting date as well as the corresponding handling costs. A provision for claims incurred but not reported (“IBNR”) is also established as described below. Estimates have to be made both for the expected ultimate cost of claims reported at the reporting date and for the expected ultimate cost of IBNR claims at the reporting date. It can take a significant period of time before the ultimate claims cost can be established with certainty. The primary technique adopted by management in estimating the cost of IBNR claims, is that of using past claim settlement trends to predict future claims settlement trends (“Actuarial Chain Ladder Method”). At each reporting date, prior year claims estimates are reassessed for adequacy and changes are made to the provision. In addition to that, the Group also reassesses its notified claims provision at each reporting date on an ‘each claim-file’ basis. The reserve for outstanding claims is not discounted for the time value of money. The reserve for outstanding claims is presented under other liabilities and provisions in the accompanying consolidated statement of financial position.

Receivables from reinsurance activities: In the accompanying consolidated financial statements, receivables from reinsurance activities are presented under other assets There receivables comprise the actual and estimated amounts, which, under contractual reinsurance agreements, are recoverable from reinsurers in respect of technical provisions. Reinsurance assets relating to technical provisions are established based on the terms of the reinsurance contracts and valued on the same basis as the related reinsured liabilities.

Subrogation, salvage and quasi income: The Group may account for income accrual for subrogation receivables without any voucher after the completion of the claim payments made to the insuree. If the amount cannot be collected from the counterparty insurance company, the Group provides provision for uncollected amounts due for six months. If the counter party is not an insurance Company, the provision is provided after four months.

Long term insurance contracts: Long term insurance contracts are the provisions recorded against the liabilities of the Group to the beneficiaries of long-term life and individual accident policies based on actuarial assumptions.

Long term insurance contracts are calculated as the difference between the net present values of premiums written in return of the risk covered by the Group and the liabilities to policyholders for long-term insurance contracts based on the basis of actuarial mortality assumptions as approved by the Republic of Turkey Prime Ministry Undersecretariat of Treasury, which are applicable for all Turkish insurance companies. Long term insurance contracts are presented under other liabilities and provisions in the accompanying consolidated financial statements.

Investment contracts: Premiums received for such contracts are recognized directly as liabilities under investment contract liabilities. These liabilities are increased by bonus rate calculated by the Group and are decreased by policy administration fees, mortality and surrender charges and any withdrawals. Profit sharing reserves are the reserves provided against income obtained from asset backing investment contracts. These contracts entitle the beneficiaries of those contracts to a minimum guaranteed crediting rate per annum or, when higher, a bonus rate declared by the Group from the eligible surplus available to date.

Deferred acquisition cost and deferred commission income: Commissions and other acquisition costs given to the intermediaries that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. Deferred acquisition costs are amortised on a straight-line basis over the life of the contracts. Deferred acquisition costs are presented under other assets in the accompanying consolidated financial statements.

Commission income obtained against premiums ceded to reinsurance firms are also deferred and amortised on a straight-line basis over the life of the contracts. Deferred commission income is presented under other liabilities and provisions in the accompanying consolidated financial statements.

29

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(s)                                  Insurance business (continued)

Liability adequacy test: At each reporting date, a liability adequacy test is performed, to ensure the adequacy of unearned premiums net of related deferred acquisition costs. In performing the test, current best estimates of future contractual cash flows, claims handling and policy administration expenses are taken into consideration. Any deficiency is immediately charged to the consolidated statement of comprehensive income.

If the result of the test is that a loss is required to be recognized, the deferred acquisition cost is reduced to the extent that expense loadings are considered not recoverable. Finally, if there is a still remaining amount of loss, this should be booked as an addition to the reserve for premium deficiency.

(t)                                   Individual pension business

Individual pension system receivables presented under ‘other assets’ in the accompanying consolidated financial statements consists of ‘receivable from pension investment funds for investment management fees’, ‘entrance fee receivable from participants’ and ‘receivables from the clearing house on behalf of the participants’. Pension funds are the mutual funds that the individual pension companies invest in, by the contributions of the participants. Shares of the participants are kept at the clearing house on behalf of the participants.

Fees received from individual pension business consist of investment management fees, fees levied on contributions and entrance fees. Fees received from individual pension business are recognized in other income in the accompanying consolidated statement of comprehensive income.

Investment management fees are the fees charged to the pension funds against the hardware, software, personnel and accounting services provided to those pension funds.

Fees levied on contributions may be deducted over the participants’ contributions for the operational costs of the services rendered by the Group. The upper limit for such deductions is 2% over the contributions.

Entrance fees are received by the Group from participants during entry into the system and for the opening of a new individual pension account. In some pension plans, the Group receives some or all of the entrance fees when the participants leave the group before the completion of a 5-years ‘staying period’. If the participants keep their pension accounts in the Group more than 5 years, the entrance fee is not charged in these pension plans. In such cases, the Group does not recognise the entrance fee as revenue.

(u)                                Earnings per share

Basic earnings per share from continuing operations disclosed in the accompanying consolidated statement of comprehensive income is determined by dividing the net profit for the period by the weighted average number of shares outstanding during the period attributable to the shareholders of the Bank. There is no dilution of shares. In Turkey, companies can increase their share capital by making a pro-rata distribution of shares (“Bonus Shares”) to existing shareholders from retained earnings. For the purpose of earnings per share computations, such Bonus Shares issued are regarded as issued shares.

30

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(v)                                Subsequent events

Post-balance sheet events that provide additional information about the Group’s position at the reporting dates (adjusting events) are reflected in the consolidated financial statements. Post-balance sheet events that are not adjusting events are disclosed in the notes when material.

(w)                              Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components, whose operating results are reviewed regularly by the Board of Directors (being chief operating decision maker) to make decisions about resources allocated to each segment and assess its performance, and for which discrete financial information is available.

(x)                                New standards and interpretations not yet adopted

A number of new standards, amendments to standards and interpretations are not yet effective for the year ended 31 December 2013, and have not been applied in preparing these consolidated financial statements. None of these will have an effect on the consolidated financial information of the Group, with the exception of:

IFRS 9 Financial Instruments (2013), IFRS 9 Financial Instruments (2010) and IFRS 9 Financial Instruments (2009) (together, IFRS 9)

IFRS 9 (2009) introduces new requirements for the classification and measurement of financial assets. IFRS 9 (2010) introduces additions relating to financial liabilities. IFRS 9 (2013) introduces new requirements for hedge accounting. The IASB currently has an active project to make limited amendments to the classification and measurement requirements of IFRS 9 and add new requirements to address the impairment of financial assets.

The IFRS 9 (2009) requirements represent a significant change from the existing requirements in IAS 39 in respect of financial assets. The standard contains two primary measurement categories for financial assets: amortised cost and fair value. A financial asset would be measured at amortised cost if it is held within a business model whose objective is to hold assets in order to collect contractual cash flows, and the asset’s contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal outstanding. All other financial assets would be measured at fair value. The standard eliminates the existing IAS 39 categories of held-to-maturity, available-for-sale and loans and receivables. For an investment in an equity instrument that is not held for trading, the standard permits an irrevocable election, on initial recognition, on an individual share-by-share basis, to present all fair value changes from the investment in OCI. No amount recognised in OCI would ever be reclassified to profit or loss at a later date. However, dividends on such investments would be recognised in profit or loss, rather than OCI, unless they clearly represent a partial recovery of the cost of the investment. Investments in equity instruments in respect of which an entity does not elect to present fair value changes in OCI would be measured at fair value with changes in fair value recognised in profit or loss.

The standard requires derivatives embedded in contracts with a host that is a financial asset in the scope of the standard not to be separated; instead, the hybrid financial instrument is assessed in its entirety for whether it should be measured at amortised cost or fair value.

31

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

3.                                     Significant accounting policies (continued)

(x)                                New standards and interpretations not yet adopted (continued)

IFRS 9 Financial Instruments (2013), IFRS 9 Financial Instruments (2010) and IFRS 9 Financial Instruments (2009) (together, IFRS 9) (continued)

IFRS 9 (2010) introduces a new requirement in respect of financial liabilities designated under the fair value option to generally present fair value changes that are attributable to the liability’s credit risk in OCI rather than in profit or loss. Apart from this change, IFRS 9 (2010) largely carries forward without substantive amendment the guidance on classification and measurement of financial liabilities from IAS 39.

IFRS 9 (2013) introduces new requirements for hedge accounting that align hedge accounting more closely with risk management. The requirements also establish a more principles-based approach to hedge accounting and address inconsistencies and weaknesses in the hedge accounting model in IAS 39.

The mandatory effective date of IFRS 9 will be 1 January 2018.

The Group has started the process of evaluating the potential effect of this standard but is awaiting finalisation of the limited amendments before the evaluation can be completed.

Offsetting Financial Assets and Financial Liabilities (Amendments to IAS 32)

The amendments to IAS 32 clarify the offsetting criteria in IAS 32 by explaining when an entity currently has a legally enforceable right to set-off and when gross settlement is equivalent to net settlement. The amendments are effective for annual periods beginning on or after 1 January 2014 and interim periods within those annual periods. Early application is permitted. The Group is still evaluating the potential effect of the adoption of the amendments to IAS 32.

32

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management

(a)                                Introduction and overview

This note presents information about the Group’s exposure to each of the risks below, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital. The Group has exposure to the following risks from its use of financial instruments:

•                  credit risk,

•                  liquidity risk,

•                  market risk,

•                  operational risk,

Risk management framework

The Board of Directors of the Bank has overall responsibility for the establishment and oversight of the Group’s risk management framework. The Board of Directors monitors the effectiveness of the risk management system through the Audit Committee. Consequently, the Risk Management Department of the Bank, which carries out the risk management activities and works independently from executive activities, report to the Board of Directors.

The Group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions, products and services offered. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

The risks are measured using internationally accepted methodologies, in compliance with local and international regulations, and the Bank’s structure, policy and procedures. It is aimed to develop these methodologies to enable the Bank to manage the risks effectively.

In order to ensure the compliance with the rules as altered pursuant to Articles 23, and 29 to 31 of the Banking Law no. 5411 and Articles 36 to 69 of the Regulation on Internal Systems within the Banks, dated 28 June 2012 the Bank revised the written policies and implementation procedures regarding management of each risk encountered in its activities in September 2012.

Audit Committee: The Audit Committee consists of two members of the Board of Directors who do not have any executive functions. The Audit Committee, established to assist the Board of Directors in its auditing and supervising activities, is responsible for:

•                  The supervision of the efficiency and effectiveness of the internal control, risk management and internal audit systems of the Group, functioning of these systems as well as accounting and reporting systems within the framework of related procedures, and the integrity of information generated;

•                  The preliminary assessment on the selection process of independent audit firms and the systematic monitoring of the activities of these companies;

•                  The maintenance and coordination of the internal audit functions of corporations subject to consolidated internal audits.

33

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(b)                                Credit risk

Credit risk is defined as the probability of loss if the customer or counterparty fails to meet its obligations partially or completely on the terms set. Credit risk is considered in depth, covering the counterparty risks arising from not only from loans and debt securities but also credit risks originating from the transactions defined as loans in the Banking Law.

Management of credit risk

For credit risk management purposes the Risk Management Department is involved in

•                  the determination of credit risk policies in coordination with the Bank’s other units,

•                  the determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                  contribution to the formation of rating and scoring systems,

•                  submitting to the Board of Directors and the senior management not only credit risk management reports about the credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration, but also scenario analysis reports, stress tests and other analyses, and

•                  studies regarding the formation of advanced credit risk measurement approaches.

Exposure to credit risk

	Loans and advances to customers		Other assets expose to credit risk (inc. financial assets other than loans and advances to customers)
	31 December 2013	31 December 2012	31 December 2013	31 December 2012
Individually impaired	3,822,880	2,925,315	104,171	70,433
Specific impairment	(2,977,836)	(2,299,686)	(79,756)	(51,069)
Carrying amount	845,044	625,629	24,415	19,364

Past due but not impaired	330,438	195,990	18,573	19,662
Carrying amount	330,438	195,990	18,573	19,662

Neither past due nor impaired	88,136,055	68,878,575	54,984,651	43,604,933
Loans with renegotiated terms	617,028	565,451	—	—
Carrying amount	88,753,083	69,444,026	54,984,651	43,604,933

Collective impairment	(753,519)	(438,762)	—	—

Total carrying amount	89,175,046	69,826,883	55,027,639	43,643,959

As at 31 December 2013 and 2012, the Group has no allowance for loans and advances to banks and investment securities.

34

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(b)                                Credit risk (continued)

Sectoral distribution of the performing loans and advances to customers

	31 December 2013		31 December 2012
	Amount	%	Amount	%
Consumer loans	25,024,694	28.09	21,568,856	30.98
Mortgage loans	12,005,935	13.48	10,283,389	14.77
General purpose loans	8,870,034	9.96	5,397,477	7.75
Overdraft checking accounts	556,502	0.62	493,103	0.71
Auto loans	909,700	1.02	904,927	1.30
Other consumer loans	2,682,523	3.01	4,489,960	6.45
Manufacturing	12,425,384	13.95	11,027,111	15.83
Wholesale and retail trade	14,252,643	16.00	9,639,881	13.84
Transportation and telecommunication	8,643,600	9.70	4,726,689	6.79
Construction	8,881,832	9.97	4,908,520	7.05
Credit cards	3,837,261	4.31	3,214,767	4.62
Hotel, food and beverage services	1,700,277	1.91	1,395,202	2.00
Financial institutions	1,528,288	1.72	1,449,100	2.08
Agriculture and stockbreeding	2,020,682	2.27	1,584,045	2.27
Health and social services	814,538	0.91	524,067	0.75
Others	9,954,322	11.17	9,601,778	13.79
Total performing loans and advances to customers	89,083,521	100.00	69,640,016	100.00

Impaired loans and receivables

Impaired loans and receivables are loans and receivables for which the Group determines that it is probable that it will be unable to collect all principal and interest due according to the contractual terms of the loan agreements. These loans are graded from 3 to 5 in the Group’s internal credit risk grading system which is also in line with the regulations of BRSA.

Past due but not impaired loans

Loans and receivables where contractual interest or principal payments are past due but the Group believes that impairment is not appropriate on the basis of the level of security / collateral available and / or the stage of collection of amounts owed to the Group.

Loans with renegotiated terms

Loans with renegotiated terms are loans that have been restructured due to temporary deterioration in the borrower’s financial position and where the Group has made concessions that it would not otherwise consider.

Allowances for impairment

The Group establishes an allowance for impairment losses that represents its estimate of incurred losses in its loan portfolio.

Write-off policy

The consolidated subsidiaries write off a loan/security balance (and any related allowances for impairment losses) when it is concluded that the loans/securities are uncollectible after all the necessary legal procedures has been completed, and the final loss has been determined. This conclusion is reached after considering information such as the occurrence of significant changes in the borrower/issuer’s financial position such that the borrower/issuer can no longer pay the obligation, or that proceeds from collateral will not be sufficient to pay back the entire exposure.

The Bank has not adopted a policy to write-off loans.

35

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(b)                                Credit risk (continued)

Set out below is an analysis of the gross and net (of specific impairment) amounts of individually impaired assets by risk grade.

	Loans and advances to customers		Other assets
31 December 2013	Gross	Net	Gross (*)	Net (*)
Grade 3 : Individually Impaired	412,200	329,125	—	—
Grade 4 : Individually Impaired	661,776	226,825	8,150	7,775
Grade 5 : Individually Impaired	2,748,904	289,094	96,021	16,640
Total	3,822,880	845,044	104,171	24,415

	Loans and advances to customers		Other assets
31 December 2012	Gross	Net	Gross (*)	Net (*)
Grade 3 : Individually Impaired	440,592	329,238	—	—
Grade 4 : Individually Impaired	543,663	130,309	2,915	2,736
Grade 5 : Individually Impaired	1,941,060	166,082	67,518	16,628
Total	2,925,315	625,629	70,433	19,364

(*) Impaired insurance receivables are included in “Grade 4” and “Grade 5” in above table.

Collateral policy

The Group holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees. Estimates of fair value are based on the value of collateral assessed at the time of borrowing, and generally are not updated except when a loan is individually assessed as impaired. Collateral generally is not held over loans and advances to banks, except when securities are held as part of reverse repurchase and securities borrowing activity. Collateral usually is not held against investment securities, and no such collateral was held at 31 December 2013 and 2012.

The breakdown of performing cash loans and advances to customers and non-cash loans (financial guarantee contracts) by type of collateral are as follows:

Cash loans	31 December 2013	31 December 2012
Secured loans:	63,878,349	50,544,148
Secured by mortgages	18,194,791	19,751,313
Secured by cash collateral	384,250	587,270
Guarantees issued by financial institutions	194,111	273,443
Secured by government institutions or government securities	228,099	172,801
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	44,877,098	29,759,321
Unsecured loans	25,205,172	19,095,868
Total performing loans and advances to customers	89,083,521	69,640,016

36

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(b)                                Credit risk (continued)

Non-cash loans (financial guarantee contracts)	31 December 2013	31 December 2012
Secured loans:	10,500,592	7,669,050
Secured by mortgages	679,079	669,759
Secured by cash collateral	85,773	123,436
Guarantees issued by financial institutions	5,408	7,901
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	9,730,332	6,867,954
Unsecured loans	12,906,114	9,581,987
Total non-cash loans	23,406,706	17,251,037

An estimate of the fair value of collateral held against non-performing loans and receivables is as follows:

	31 December 2013	31 December 2012
Cash collateral(*)	—	—
Mortgages	934,918	758,704
Promissory notes(*)	728	172
Others(**)	2,887,234	2,166,439
Total	3,822,880	2,925,315

(*)As a Bank policy, it is aimed to utilize cash collateral or liquidate promissory notes for an impaired loan which was previously collateralized by cash collateral or promissory notes to cover the credit risk. Hence, the cash collateral and promissory notes amounts are shown as very small / zero in the table.

(**)Sureties obtained for impaired loans are presented in this raw to the extent that the amount does not exceed the amount of impaired loans

Sectoral and geographical concentration of impaired loans

The Bank and its subsidiaries monitor concentrations of credit risk by sector and by geographic location. An analysis of concentrations of non-performing loans, finance lease and factoring receivables are shown below:

	31 December 2013		31 December 2012
Sectoral concentration	Amount	%	Amount	%
Consumer loans	629,003	16.45	479,133	16.38
Construction	311,126	8.14	290,347	9.93
Textile	220,488	5.77	291,437	9.96
Food	370,206	9.68	171,287	5.86
Service sector	26,435	0.69	112,017	3.83
Agriculture and stockbreeding	101,728	2.66	37,563	1.28
Metal and metal products	119,769	3.13	34,150	1.17
Durable consumer goods	73,056	1.91	10,027	0.34
Financial institutions	15,325	0.40	8,827	0.30
Others	1,955,744	51.17	1,490,527	50.95
Total non-performing loans and advances to customers	3,822,880	100.00	2,925,315	100.00

	31 December 2013		31 December 2012
Geographical concentration	Amount	%	Amount	%
Turkey	3,800,133	99.40	2,912,302	99.56
Austria	22,622	0.60	12,908	0.44
Other	125	—	105	—
Total non-performing loans and advances to customers	3,822,880	100.00	2,925,315	100.00

37

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

Offsetting financial assets and financial liabilities

The disclosures set out in the tables below include financial assets and financial liabilities that:

• are offset in the Group’s statement of financial position; or

• are subject to an enforceable master netting arrangement or similar agreement that covers similar financial instruments, irrespective of whether they are offset in the statement of financial position.

The similar agreements include derivative clearing agreements. Similar financial instruments include derivatives. Financial instruments such as loans and deposits are not disclosed in the tables below unless they are offset in the statement of financial position.

Such collateral is subject to each agreement terms. The terms also give each party the right to terminate the related transactions on the counterparty’s failure to post collateral.

The Group receives and gives collateral in the form of cash in respect of the derivative transactions.

Financial assets and liabilities subject to offsetting, enforceable master netting arrangements and similar agreements

			Gross amounts of recognised	Net amounts of financial	Related amounts not offset in the statement of financial position
	Types of financial assets	Gross amounts of recognised financial assets	financial liabilities offset in the statement of financial position	assets presented in the statement of financial position	Financial instruments (including non- cash collateral)	Cash collateral received	Net amount

31 December 2013	Derivatives - trading assets	438,395	—	438,395	—	438,395	—

31 December 2012	Derivatives - trading assets	89,425	—	89,425	—	89,425	—

			Gross amounts of recognised	Net amounts of financial	Related amounts not offset in the statement of financial position
	Types of financial liabilities	Gross amounts of recognised financial assets	financial liabilities offset in the statement of financial position	assets presented in the statement of financial position	Financial instruments (including non- cash collateral)	Cash collateral received	Net amount

31 December 2013	Derivatives - trading liabilities	219,480	—	219,480	—	219,480	—

31 December 2012	Derivatives - trading liabilities	199,692	—	199,692	—	199,692	—

38

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

(c)                                 Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations from its financial liabilities.

Management of liquidity risk

The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

The Treasury Department of the Bank receives information from other business departments regarding the liquidity profile of their financial assets and liabilities and details of other projected cash flows arising from projected future business. The Treasury Department then maintains a portfolio of short-term liquid assets, largely made up of short-term liquid investment securities, short-term loans and advances to domestic and foreign banks and other inter-bank facilities, to ensure that sufficient liquidity is maintained within the Group as a whole. The liquidity requirements of business departments and subsidiaries are met through short-term loans from the Treasury Department to cover any short-term fluctuations and longer-term funding to address any structural liquidity requirements.

The daily liquidity position is monitored and regular liquidity stress testing is conducted under a variety of scenarios covering both normal and more severe market conditions. All liquidity policies and procedures are subject to review and approval by the Asset-Liability Committee (“ALCO”). Daily reports cover the liquidity position of both the Bank and foreign branches. A summary report, including any exceptions and remedial action taken, is submitted regularly to ALCO.

Exposure to liquidity risk

The calculation method used to measure the Bank’s compliance with the liquidity limit is set by BRSA. Currently, this calculation is performed on a bank-only basis (not including consolidated subsidiaries).

The Bank’s banking subsidiary in the Austria is subject to a similar liquidity measurement, however the Austrian National Bank does not impose limits, but monitors the bank’s overall liquidity position to ensure there is no significant deterioration in the liquidity of banks operating in Austria.

Maturity analysis of monetary assets and liabilities according to their remaining maturities:

31 December 2013	Demand	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Carrying amount
Cash and cash equivalents	6,971,553	430,043	194,325	2,070	—	—	7,597,991
Financial assets at fair value through profit or loss	20,635	132,269	115,723	178,757	204,534	11,314	663,232
Loans and advances to banks	—	5,091	31,349	90,594	38,470	—	165,504
Loans and advances to customers	91,525	9,004,692	3,455,871	15,464,531	41,580,546	19,577,881	89,175,046
Investment securities	114,183	1,211,856	1,148,855	2,766,032	7,568,749	9,345,592	22,155,267
Other assets	15,069,594	985,777	63,385	58,484	89,830	461,885	16,728,955
Total assets	22,267,490	11,769,728	5,009,508	18,560,468	49,482,129	29,396,672	136,485,995

Trading liabilities	—	90,300	19,257	20,364	32,747	56,812	219,480
Deposits from banks	25,537	3,300,869	869,432	103,153	—	—	4,298,991
Deposits from customers	13,879,873	38,643,943	19,294,057	6,040,869	898,335	26,140	78,783,217
Obligations under repurchase agreements	—	12,528,096	237,295	1,005,685	809,269	—	14,580,345
Funds borrowed	—	347,503	767,445	6,298,088	2,480,525	2,413,103	12,306,664
Debt securities issued	—	401,592	1,427,439	1,726,684	3,265,020	—	6,820,735
Subordinated liabilities	—	—	—	111,788	388,211	1,464,664	1,964,663
Current tax liabilities	—	—	61,399	—	—	—	61,399
Other liabilities and provisions	170,497	2,871,412	57,078	—	—	—	3,098,987
Total liabilities	14,075,907	58,183,715	22,733,402	15,306,631	7,874,107	3,960,719	122,134,481
Net	8,191,583	(46,413,987)	(17,723,894)	3,253,837	41,608,022	25,435,953	14,351,514

39

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(c)                                 Liquidity risk (continued)

31 December 2012	Demand	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Carrying amount
Cash and cash equivalents	5,653,586	851,426	189,844	—	—	—	6,694,856
Financial assets at fair value through profit or loss	6,808	29,164	16,151	45,125	187,733	11,551	296,532
Loans and advances to banks	—	86,901	104,866	16,363	106,895	—	315,025
Loans and advances to customers	186,867	5,941,765	675,850	13,265,951	32,562,738	17,193,712	69,826,883
Investment securities	294,687	76,242	192,791	2,546,067	10,702,607	5,065,888	18,878,282
Other assets	8,188,266	723,854	48,685	64,182	42,082	461,971	9,529,040
Total assets	14,330,214	7,709,352	1,228,187	15,937,688	43,602,055	22,733,122	105,540,618

Trading Liabilities	—	4,094	4,657	3,710	111,521	75,710	199,692
Deposits from banks	15,263	2,984,819	880,011	364,596	—	—	4,244,689
Deposits from customers	11,046,766	33,882,327	15,092,672	3,634,010	550,332	12,928	64,219,035
Obligations under repurchase agreements	—	6,577,257	233,673	1,679,961	—	—	8,490,891
Funds borrowed	—	288,231	378,116	4,256,242	2,050,628	1,159,132	8,132,349
Debt securities issued	—	608,070	161,954	711,587	891,137	—	2,372,748
Subordinated liabilities	—	—	—	179,837	544,512	905,839	1,630,188
Current tax liabilities	—	—	—	172,808	—	—	172,808
Other liabilities and provisions	659,607	2,428,673	81,950	67,658	—	—	3,237,888
Total liabilities	11,721,636	46,773,471	16,833,033	11,070,409	4,148,130	2,153,609	92,700,288
Net	2,608,578	(39,064,119)	(15,604,846)	4,867,279	39,453,925	20,579,513	12,840,330

Residual contractual maturities of the financial liabilities

31 December 2013	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years
Trading Liabilities	219,480	219,480	—	93,751	17,423	47,110	32,757	28,439
Deposits from banks	4,298,991	4,309,731	25,537	3,302,429	876,802	104,963	—	—
Deposits from customers	78,783,217	79,333,404	13,879,873	38,743,408	19,480,650	6,216,492	981,498	31,483
Obligations under repurchase agreements	14,580,345	14,606,825	—	12,531,308	237,537	1,011,566	826,414	—
Funds borrowed	12,306,664	13,016,125	—	362,435	823,117	6,414,978	2,592,692	2,822,903
Debt securities issued	6,820,735	7,572,794	—	400,920	1,436,319	1,775,217	3,960,338	—
Subordinated liabilities	1,964,663	2,966,040		—	—	115,560	462,240	2,388,240
Other financial liabilities	3,098,987	3,098,987	170,497	2,871,412	57,078	—	—	—
Total	122,073,082	125,123,386	14,075,907	58,305,663	22,928,926	15,685,886	8,855,939	5,271,065

Non-Cash Loans	23,406,706	23,406,706	264,268	370,339	13,670,929	5,657,505	2,788,347	655,318

31 December 2012	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years
Trading liabilities	199,692	199,692	—	4,094	4,657	3,710	111,521	75,710
Deposits from banks	4,244,689	4,255,512	15,263	2,986,648	886,791	366,810	—	—
Deposits from customers	64,219,035	64,723,597	11,046,766	34,067,776	15,251,225	3,730,974	611,031	15,825
Obligations under repurchase agreements	8,490,891	8,514,667	—	6,581,679	234,179	1,698,809	—	—
Funds borrowed	8,132,349	8,556,970	—	288,586	381,136	4,313,607	2,230,115	1,343,526
Debt securities issued	2,372,748	2,623,486	—	610,517	164,324	728,357	1,120,288	—
Subordinated liabilities	1,630,188	3,583,391	—	—	—	195,458	781,831	2,606,102
Other financial liabilities	3,237,888	3,237,888	659,607	2,428,673	81,950	67,658	—	—
Total	92,527,480	95,695,203	11,721,636	46,967,973	17,004,262	11,105,383	4,854,786	4,041,163

Non-Cash Loans	17,251,037	17,251,037	7,631,920	1,136,877	1,567,553	4,183,700	2,047,339	683,648

The above table shows the undiscounted cash flows of the Group’s financial liabilities on the basis of their earliest possible contractual maturity. The Group’s expected cash flows on these instruments may vary significantly from this analysis.

40

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(d)                                Market risk

Market risk is the risk that changes in market prices, such as interest rate, equity prices, foreign exchange rates and credit spreads will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Management of market risk

The Group separates its exposure to market risk between trading and non-trading portfolios. Trading portfolios mainly are held by the Treasury Department, and include positions arising from market making and proprietary position taking, together with financial assets and liabilities that are managed on a fair value basis.

Exposure to market risk — trading portfolios

The market risk arising from the trading portfolio is monitored, measured and reported using Standardized Approach according to the legal legislation. The monthly market risk report and the weekly currency risk reports prepared by using Standardized Approach are reported to BRSA.

Value at Risk (“VaR”) is also used to measure and control market risk exposure within the Bank’s trading portfolios. The VaR of a trading portfolio is the estimated loss that will arise on the portfolio over a specified period of time (holding period) from an adverse market movement with a specified probability (confidence level). The VaR model used is based on historical simulation and Monte Carlo simulation.

Average, highest and lowest values of consolidated market risks for the years ended 31 December 2013 and 2012, calculated as per the statutory consolidated financial statements prepared for BRSA reporting purposes within the scope of “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in Official Gazette no. 28337 dated 28 June 2012, are as follows:

	31 December 2013			31 December 2012
	Average	Highest	Lowest	Average	Highest	Lowest
Interest rate risk	14,166	18,276	9,186	89,337	134,503	20,406
Common share risk	2,832	4,374	2,147	1,989	2,512	1,284
Currency risk	43,364	60,952	31,803	43,272	56,347	36,504
Option risk	232	929	—	266	669	—
Counter party risk	4,396	7,439	—	2,637	2,808	2,465
Total value at risk	812,380	1,149,630	539,200	1,702,270	2,171,075	810,137

41

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(d)                                Market risk (continued)

Exposure to interest rate risk — non-trading portfolios

The principal risk to which non-trading portfolios are exposed is the risk of loss from fluctuations in the future cash flows or fair values of financial instrument because of a change in market interest rates. Interest rate risk is managed principally through monitoring interest rate gaps and by having pre-approved limits for repricing bands. The ALCO is the monitoring body for compliance with these limits and is assisted by Risk Management in its day-to-day monitoring activities. A summary of the Group’s interest rate gap position on non-trading portfolios is as follows:

31 December 2013	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Non- interest bearing	Carrying amount
Cash and cash equivalents	430,043	194,325	2,070	—	—	6,971,553	7,597,991
Loans and advances to banks	5,091	31,349	90,594	38,470	—	—	165,504
Loans and advances to customers	26,273,959	19,401,166	17,126,529	16,667,918	9,613,949	91,525	89,175,046
Investment securities	6,267,212	2,868,011	4,704,066	3,791,872	4,409,923	114,183	22,155,267
Other assets	13,463	85	10,506	74,246	425	16,630,230	16,728,955
Total assets	32,989,768	22,494,936	21,933,765	20,572,506	14,024,297	23,807,491	135,822,763

Trading liabilities	100,329	19,257	20,364	22,718	56,812	—	219,480
Deposits from banks	3,300,869	869,432	103,153	—	—	25,537	4,298,991
Deposits from customers	38,643,943	19,294,057	6,040,869	898,335	26,140	13,879,873	78,783,217
Obligations under repurchase agreements	12,528,096	237,295	1,005,685	809,269	—	—	14,580,345
Funds borrowed	703,291	4,553,844	5,636,666	691,124	721,739	—	12,306,664
Debt securities issued	401,592	1,427,439	1,726,684	3,265,020	—	—	6,820,735
Subordinated liabilities	—	—	111,788	388,211	1,464,664		1,964,663
Current tax liabilities	—	—	—	—	—	61,399	61,399
Other liabilities and provisions	—	—	—	—	—	3,327,500	3,327,500
Total liabilities	55,678,120	26,401,324	14,645,209	6,074,677	2,269,355	17,294,309	122,362,994
Net	(22,688,352)	(3,906,388)	7,288,556	14,497,829	11,754,942	6,513,182	13,459,769

31 December 2012	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Non- interest bearing	Carrying amount
Cash and cash equivalents	1,760,471	189,844	—	—	—	4,744,541	6,694,856
Loans and advances to banks	98,687	183,937	32,401	—	—	—	315,025
Loans and advances to customers	21,851,130	15,155,122	12,147,486	13,407,598	7,078,680	186,867	69,826,883
Investment securities	5,133,788	2,874,820	2,541,226	4,343,318	3,690,443	294,687	18,878,282
Other assets	6,646	517	7,773	31,963	511	9,481,630	9,529,040
Total assets	28,850,722	18,404,240	14,728,886	17,782,879	10,769,634	14,707,725	105,244,086

Trading liabilities	13,010	4,633	3,847	102,492	75,710	—	199,692
Deposits from banks	2,984,819	880,011	364,596	—	—	15,263	4,244,689
Deposits from customers	33,882,327	15,092,672	3,634,010	550,332	12,928	11,046,766	64,219,035
Obligations under repurchase agreements	6,577,257	233,673	1,679,961	—	—	—	8,490,891
Funds borrowed	1,987,727	3,629,530	2,295,949	121,510	97,633	—	8,132,349
Debt securities issued	608,070	161,954	711,587	891,137	—	—	2,372,748
Subordinated liabilities	—	—	179,837	544,512	905,839		1,630,188
Current tax liabilities						172,808	172,808
Other liabilities and provisions	—	—	—	—	—	3,237,888	3,237,888
Total liabilities	46,053,210	20,002,473	8,869,787	2,209,983	1,092,110	14,472,725	92,700,288
Net	(17,202,488)	(1,598,233)	5,859,099	15,572,896	9,677,524	235,000	12,543,798

42

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(d)                                Market risk (continued)

The following table indicates the effective interest rates applied to monetary financial instruments by major currencies for the years ended 31 December 2013 and 2012:

31 December 2013	US Dollar %	EUR %	TL%
Cash and cash equivalents	0.35	0.10	9.43
Financial assets at fair value through profit or loss	7.21	5.26	10.11
Loans and advances to banks	3.24	3.43	9.04
Loans and advances to customers	6.88	5.17	13.49
Investment securities	7.05	5.77	11.11

Deposits from banks	0.71	1.00	8.21
Deposits from customers	2.51	2.71	8.16
Obligations under repurchase agreements	1.19	0.37	7.62
Debt securities issued	4.06	1.53	8.74
Subordinated liabilities	6.00	—	—
Funds borrowed	1.66	1.19	8.26

31 December 2012	US Dollar %	EUR %	TL %
Cash and cash equivalents	2.38	1.62	10.38
Financial assets at fair value through profit or loss	1.84	7.54	6.32
Loans and advances to banks	2.82	2.34	10.21
Loans and advances to customers	5.46	4.67	15.36
Investment securities	7.01	5.29	8.25

Deposits from banks	1.40	1.79	6.69
Deposits from customers	3.15	3.26	8.79
Obligations under repurchase agreements	1.31	0.43	5.57
Debt securities issued	5.75	—	7.64
Subordinated liabilities	5.78	—	—
Funds borrowed	2.09	1.45	9.37

Interest rate sensitivity

Interest rate sensitivity of profit or loss is the effect of the assumed changes in interest rates on the fair values of financial assets at fair value through profit or loss held as at 31 December 2013 and effect on net interest income of floating rate non-trading financial assets and financial liabilities held at 31 December 2013. Interest rate sensitivity of the other comprehensive income is calculated by considering the effects of the assumed changes in interest rates on the fair values of fixed rate available-for-sale financial assets as at 31 December 2013.

As at 31 December 2013, 100 bp increase in interest rates would have an effect on the total comprehensive income, without tax effects, of the Group amounting to TL 214,103 (31 December 2012: TL 303,931), whereas 100 bp decrease in interest rates would have an effect on the total comprehensive income, without tax effects, of the Group amounting to TL (322,543) (31 December 2012: TL (299,148)).

This analysis assumes that all other variables, in particular foreign currency rates, remain constant.

This analysis don’t include the effect of deposits of which interest sensitivity  is very short-term mainly based on re-pricing dates as seen on the table above.

43

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(d)                                Market risk (continued)

Equity price risk

Equity price risk is the risk that the fair values of equities decrease as the result of the changes in the levels of equity indices and the value of individual stocks.

The effect on other comprehensive income of the Group as a result of changes in the fair value of equity instruments held as available-for-sale financial assets and equity participations at 31 December 2013 and 2012 due to a reasonably possible change in equity indices, with all other variables held constant, is as follows:

	Change in index	31 December 2013	31 December 2012
BIST — 100	10%	17,602	8,252

Currency risk

The Group is exposed to currency risk through transactions in foreign currencies and through its investment in foreign operations.

Management of currency risk

Risk policy of the Group is based on keeping the transactions within defined limits and keeping the currency position well-balanced. The Group has established a foreign currency risk management policy that enables the Group to take a position between lower and upper limits which are determined, taking total equity of the Group into account.

For the purposes of the evaluation of the table below, the figures represent the TL equivalent of the related foreign currencies.

31 December 2013	US Dollar	EUR	Other currencies	Total
Cash and cash equivalents	4,442,695	568,242	94,394	5,105,331
Financial assets at fair value through profit or loss	31,441	6,266	—	37,707
Loans and advances to banks	186,388	—	—	186,388
Loans and advances to customers	16,720,867	7,365,082	58,146	24,144,095
Investment securities	2,829,761	1,039,732	—	3,869,493
Other assets	6,750,549	5,737,741	3,732,047	16,220,337
Total foreign currency denominated monetary assets	30,961,701	14,717,063	3,884,587	49,563,351

Deposits from banks	2,168,866	482,090	2,370	2,653,326
Deposits from customers	9,438,650	8,724,869	1,128,265	19,291,784
Obligations under repurchase agreements	5,882,383	580,039	—	6,462,422
Funds borrowed	6,581,078	5,273,698	14,142	11,868,918
Debt securities issued	4,471,861	29,720	28,065	4,529,646
Subordinated liabilities	1,964,663	—	—	1,964,663
Other liabilities	1,128,134	264,765	20,590	1,413,489
Total foreign currency denominated monetary liabilities	31,635,635	15,355,181	1,193,432	48,184,248
Net statement of financial position	(673,934)	(638,118)	2,691,155	1,379,103
Net off balance sheet position	736,064	506,406	(2,701,033)	(1,458,563)
Net long/(short) position	62,130	(131,712)	(9,878)	(79,460)

44

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(d)                                Market risk (continued)

31 December 2012	US Dollar	EUR	Other currencies	Total
Cash and cash equivalents	3,184,333	471,793	109,122	3,765,248
Financial assets at fair value through profit or loss	54,074	5,218	—	59,292
Loans and advances to banks	22,507	—	—	22,507
Loans and advances to customers	12,237,440	6,857,782	56,031	19,151,253
Investment securities	3,106,598	850,148	—	3,956,746
Other assets	3,210,649	2,832,014	2,404,798	8,447,461
Total foreign currency denominated monetary assets	21,815,601	11,016,955	2,569,951	35,402,507

Deposits from banks	1,453,817	515,449	2,177	1,971,443
Deposits from customers	9,159,675	5,556,450	859,834	15,575,959
Obligations under repurchase agreements	5,838,713	545,611	—	6,384,324
Funds borrowed	3,990,731	3,813,045	25,820	7,829,596
Debt securities issued	891,137	—	—	891,137
Subordinated liabilities	1,630,188	—	—	1,630,188
Other liabilities	823,844	147,125	10,644	981,613
Total foreign currency denominated monetary liabilities	23,788,105	10,577,680	898,475	35,264,260
Net statement of financial position	(1,972,504)	439,275	1,671,476	138,247
Net off balance sheet position	2,344,524	(435,772)	(1,676,440)	232,312
Net long/(short) position	372,020	3,503	(4,964)	370,559

The figures of the foreign subsidiary of the Group are presented in the table above with respect to its functional currency.

Exposure to currency risk

10 percent devaluation of the TL against the following currencies as at and for the years ended 31 December 2013 and 2012 would affect consolidated total comprehensive income and profit or loss (without tax effects) by the amounts shown below.

	31 December 2013		31 December 2012
	Profit or loss	Total comprehensive income	Profit or loss	Total comprehensive income
US Dollar	6,213	6,213	37,202	37,202
EUR	(13,171)	(13,171)	350	350
Other currencies	(988)	(988)	(496)	(496)
Total, net	(7,946)	(7,946)	37,056	37,056

10 percent revaluation of the TL against the following currencies as at and for years ended 31 Deember 2013 and 2012 would affect consolidated total comprehensive income and profit or loss (without tax effects) by the amounts shown below.

	31 December 2013		31 December 2012
	Profit or loss	Total comprehensive income	Profit or loss	Total comprehensive income
US Dollar	(6,213)	(6,213)	(37,202)	(37,202)
EUR	13,171	13,171	(350)	(350)
Other currencies	988	988	496	496
Total, net	7,946	7,946	(37,056)	(37,056)

This analysis assumes that all other variables, in particular interest rates, remain constant.

45

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(d)                                Market risk (continued)

Fair value information

The estimated fair values of financial instruments have been determined using available market information by the Group, and where it exists, appropriate valuation methodologies. However, judgement is necessary to interpret market data to determine the estimated fair value. Turkey has shown signs of an emerging market and has experienced a significant decline in the volume of activity in its financial market. While management has used available market information in estimating the fair values of financial instruments, the market information may not be fully reflective of the value that could be realized in the current circumstances.

Management has estimated that the fair value of certain financial assets and liabilities recorded at amortized cost are not materially different than their recorded values except for those of loans and advances to customers and investment securities. These financial assets and liabilities include loans and advances to banks, obligations under repurchase agreements, loans and advances from banks, and other short-term assets and liabilities that are of a contractual nature. Management believes that the carrying amount of these particular financial assets and liabilities approximates their fair values, partially due to the fact that it is practice to renegotiate interest rates to reflect current market conditions.

Fair value of performing loans and advances to customers is TL 88,890,117 (31 December 2012: TL 69,710,816), whereas the carrying amount is TL 89,340,550 (31 December 2012: TL 69,640,016) in the accompanying consolidated statement of financial position as at 31 December 2013.

Fair value of held-to-maturity investment securities is TL 5,303,328 (31 December 2012: TL 4,476,252), whereas the carrying amount is TL 5,413,171 (31 December 2012: TL 4,261,060) in the accompanying consolidated statement of financial position as at 31 December 2013.

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2013	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss
Debt securities	146,661	69,686	—		216,347
Derivative financial assets held for trading purpose	—	438,395	—		438,395
Investment funds	5,467	—	—		5,467
Equity securities	2,996	—	27		3,023

Investment securities — available-for-sale
Debt securities	14,981,029	1,666,128	—		16,647,157
Equity securities	3,158	—	54,823	(*)	57,981

Total financial assets	15,139,311	2,174,209	54,850		17,368,370

Financial liabilities held for trading purpose
Derivative financial liabilities held for trading purpose	—	(219,480)	—		(219,480)

Total financial liabilities	—	(219,480)	—		(219,480)

(*) These amounts consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

46

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(d)                                Market risk (continued)

31 December 2012	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss
Debt securities	148,155	52,144	—		200,299
Derivative financial assets held for trading purpose	—	89,425	—		89,425
Investment funds	4,099	—	—		4,099
Equity securities	2,682	—	27		2,709

Investment securities — available-for-sale
Debt securities	14,320,383	2,152	—		14,322,535
Equity securities	212,936	—	42,649	(*)	255,585

Total financial assets	14,688,255	143,721	42,676		14,874,652

Financial liabilities held for trading purpose
Derivative financial liabilities held for trading purpose	—	(199,692)	—		(199,692)

Total financial liabilities	—	(199,692)	—		(199,692)

(*) These amounts consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as follows:

	31 December 2013	31 December 2012
Balance at the beginning of the year	42,676	30,851
Total gains or losses for the year recognized in profit or loss	—	—
Total gains or losses for the year recognized in other comprehensive income	12,174	11,825
Balance at the end of the year	54,850	42,676

(e)                                 Operational risk

Operational risk is the risk of direct or indirect loss arising from a wide variety of causes associated with the Bank’s processes, personnel, technology and infrastructure, and from external factors other than credit, market and liquidity risks, such as those arising from legal and regulatory requirements and generally accepted standards of corporate behavior. Operational risks arise from all of the Bank’s operations and are faced by all business entities.

The operational risk items in the Bank are determined in accordance with the definition of operational risk by considering as a whole processes, products and departments. The control areas are set for operational risks within the Bank and all operational risks are followed by assigning the risks to these control areas. In this framework, an appropriate monitoring methodology is developed for each control area that covers all operational risks and control frequencies are determined.

The data of operational losses may be exposed to during the Bank’s activities is collected and analyzed regularly by Risk Management Department and reported to Board of Directors, Audit Committee and senior management.

The Group calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Group is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the 15% of last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country. As at 31 December 2013, value of operational risk amounted to TL 9,561,025 (31 December 2012: TL 8,564,338).

47

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

4.                                     Financial risk management (continued)

(f)                                  Capital management — regulatory capital

BRSA, the regulatory body of the banking industry sets and monitors capital requirements for the Bank. In implementing current capital requirements, BRSA requires the banks to maintain a prescribed ratio of a minimum of 8% of total capital to total risk-weighted assets. BRSA regulation requires the calculation of the capital adequacy ratio based on the consolidated financial statements of the Bank and its financial subsidiaries.

The Bank and its financial subsidiaries’ consolidated regulatory capital is analyzed into two tiers:

•                       Tier 1 capital, is composed of share capital, legal, statutory, other profit and extraordinary reserves, retained earnings, translation reserve and non-controlling interests after deduction of goodwill, prepaid expenses and other certain costs.

•                       Tier 2 capital, is composed of the total amount of general provisions for loans, restricted funds, fair value reserves of available-for-sale financial assets and equity investments, subordinated loans received and free reserves set aside for contingencies.

Banking operations are categorized as either trading book or banking book, and risk-weighted assets are determined according to specified requirements that seek to reflect the varying levels of risk attached to assets and commitment and contingencies exposures. Operational risk capital requirements and market risk capital requirements as at 31 December 2013 and 2012 are calculated using the Basic Indicator Approach and included in the capital adequacy calculations.

The Bank’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business.

The Bank and its individually regulated operations have complied with externally imposed capital requirements throughout the year and the previous year.

The Bank’s regulatory capital position on a consolidated basis at 31 December 2013 and 2012 is as follows:

	31 December 2013	31 December 2012
Tier 1 capital	12,470,606	10,953,352
Tier 2 capital	2,994,771	2,936,593
Deductions from capital	(265,583)	(294,438)
Total regulatory capital	15,199,794	13,595,507
Risk-weighted assets	104,755,400	77,990,988
Value at market risk	737,263	810,138
Operational risk	9,561,025	8,564,338
Capital ratios
Total regulatory capital expressed as a percentage of total risk-weighted assets, value at market risk and operational risk	13.21	15.56
Total tier 1 capital expressed as a percentage of total risk-weighted assets, value at market risk and operational risk	10.84	12.54

5                                        Insurance risk management

The risk under any insurance contract is the possibility that the insured event occurs and the amount of the resulting claim is uncertain. By the very nature of an insurance contact, the risk is random and therefore unpredictable.

For a portfolio of insurance contracts where the theory of the probability is applied to pricing and provisioning, the principal risk that the Group faces under its insurance contracts is that the actual claim and benefit payments exceed carrying amount of the insured liabilities. These could occur because the frequency or severity of claims and benefits are greater than estimated. Insurance events are random and the actual number and amount of claims and benefits will vary from year to year from the estimate established using statistical techniques.

48

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

5                                        Insurance risk management (continued)

Experience shows that the larger the portfolio of similar insurance contracts, the smaller the relative variability about the expected outcome will be. In addition, a more diversified portfolio is likely to be affected across the board by a change in any subset of portfolio.

The Group has developed its life and non-life insurance underwriting strategies to diversify the type of insurance risks accepted and within each of these categories to achieve a sufficiently large population of risks to reduce the variability of the expected outcome.

Pricing policies

The pricing policies and principles of the Group are as follows:

i)                      While determining risk premiums, the amount of expected losses are considered and premium limits are determined accordingly.

ii)                   During the study of pricing activities as a part of developing a new product, working of relevant units together within the Group is maintained by considering the needs of the customers and competition in the market.

iii)                It is aimed to achieve profitability in product basis and providing continuity.

Results of the pricing studies are compared with the prices of the competitors and international pricing cases.

Management of risks

The Group manages its insurance risk through underwriting limits, approval procedures for transactions that involve new products or that exceed set limits, pricing, product design and management of reinsurance.

The Group underwriting strategy seeks diversity to ensure a balanced portfolio and is based on a large portfolio of similar risks over a number of years which reduces the variability of the outcome. All non-life contracts are annual in nature and the underwriters have the right to refuse renewal or to change the terms and conditions of the contract at renewal.

Concentration of insurance risk

A key aspect of the insurance risk faced by the Group is the extent of concentration of insurance risk, which determines the extent to which a particular event or series of events could impact significantly upon the Group’s liabilities. Such concentrations may arise from a single insurance contract or through a number of related contracts where significant liabilities could arise.  An important aspect of the concentration of insurance risk is that it could arise from the accumulation of risks within a number of different insurance classes.

Concentrations of risk can arise in low frequency, high-severity events such as natural disasters; in situations where the Group is exposed to unexpected changes in trends, for example, unexpected changes in human mortality or in policyholder behavior; or where significant litigation or legislative risks could cause a large single loss, or have a pervasive effect on many contracts.

Within non-life insurance, the management believes that the Group has no significant concentration of exposure to any group of policyholders measured by social, professional, age or similar criteria.

The greatest likelihood of significant losses to the Group arises from catastrophe events, such as flood, damage, storm or earthquake damage. The techniques and assumptions that the Group uses to calculate theses risks are as follows:

•                       Measurement of geographical accumulations.

•                       Assessment of probable maximum losses.

•                       Excess of loss reinsurance.

49

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

5                                        Insurance risk management (continued)

Reinsurance

The Group reinsures a portion of the risks it underwrites in order to control its exposure to losses and protect capital resources.

Reinsurance companies, providing reinsurance protection against life insurance and other additional risks are the most important service providers for the insurance subsidiaries of the Group. The decisive criteria for the relationship with reinsurers are as follows:

i)                      Financial strength,

ii)                   Long-term relationship approach,

iii)                Competitive prices

iv)               Capacity provided for facultative and un-proportional (catastrophic) reinsurance contracts.

v)                  Opportunities and information provided in risk assessment process, product development, trainings, information about new developments in the sector and etc.

Performance of the reinsurance companies in treaty agreements is evaluated for each year by considering the payment performance of the reinsurers for the claims paid and other due payables to the insurance subsidiaries of the Group. Performance of the reinsurance companies in facultative agreements is evaluated by considering capacity provided to the insurance subsidiaries of the Group, speed in operational reinsurance transactions, and technical and market information provided to the insurance subsidiaries of the Group. In cases where the performance of the reinsurer is not seen as adequate, the insurance subsidiaries of the Group will decide to contract with alternative reinsurance companies.

6.                                     Segment reporting

Operating segments

The Group has six reportable segments, as described below, which are the Group’s strategic business units. The strategic business units offer different products and services, and are managed separately based on the Group’s management and internal reporting structure. For each of the strategic business units, the Board of Directors reviews internal management reports on at least a quarterly basis. The following summary describes the operations in each of the Group’s reportable segments:

Retail banking: Includes loans, deposits and other transactions and balances with retail customers.

Corporate and commercial banking: Includes loans, deposits and other transactions and balances with corporate customers.

Investment banking: Includes the Group’s trading and corporate finance activities.

This segment undertakes the Group’s funding and centralized risk management activities through borrowings, issues of debt securities and investing in liquid assets such as short-term placements and corporate and government debt securities.

Insurance: Includes the Group’s insurance business.

Leasing: Includes the Group’s finance lease business.

Factoring: Includes the Group’s factoring business.

Others: Includes combined information about operating segments that do not meet the quantitative thresholds.

Information regarding the results of each reportable segment is included below. Performance is measured based on segment profit before income tax, as included in the internal management reports that are reviewed by the Board of Directors. Segment profit is used to measure performance as management believes that such information is the most relevant in evaluating the results of certain segments relative to other entities that operate within these industries. Inter-segment pricing is determined on an arm’s length basis.

Measurement of segment assets and liabilities and operating segment results is based on the accounting policies set out in the accounting policy notes.

50

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

6.                                     Segment reporting (continued)

Information about operating segments

31 December 2013	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total
Operating profit	1,165,607	494,283	626,880	(226,889)	2,059,881	(8,110)	(392)	(6,599)	14,395	2,059,175	61,413	2,120,588
Profit before income tax	1,165,607	494,283	626,880	(226,889)	2,059,881	(8,110)	(392)	(6,599)	14,395	2,059,175	61,413	2,120,588
Income tax expense	(210,064)	(89,390)	(113,370)	40,900	(371,924)	(2,656)	1,799	(2,363)	(1,441)	(376,585)	—	(376,585)
Profit for the year	955,543	404,893	513,510	(185,989)	1,687,957	(10,766)	1,407	(8,962)	12,954	1,682,590	61,413	1,744,003

31 December 2013	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total
Segment assets	30,419,715	57,705,309	28,820,060	19,418,704	136,363,788	2,028,716	1,063,300	171,851	789,003	140,416,658	(1,073,106)	139,343,552
Investments in associates and subsidiaries	—	—	1,522,511	—	1,522,511	213,972	3,356	2,322	19,805	1,761,966	(1,570,172)	191,794
Total assets	30,419,715	57,705,309	30,342,571	19,418,704	137,886,299	2,242,688	1,066,656	174,173	808,808	142,178,624	(2,643,278)	139,535,346
Segment liabilities	31,327,338	52,348,818	35,072,042	5,074,284	123,822,482	1,849,237	957,482	94,565	247,362	126,971,128	(1,113,526)	125,857,602
Equity including non-controlling interest	—	—	—	14,063,817	14,063,817	393,451	109,174	79,608	561,446	15,207,496	(1,529,752)	13,677,744
Total liabilities and equity	31,327,338	52,348,818	35,072,042	19,138,101	137,886,299	2,242,688	1,066,656	174,173	808,808	142,178,624	(2,643,278)	139,535,346

51

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

6.                                     Segment reporting (continued)

Information about operating segments (continued)

31 December 2012	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total
Operating profit	883,455	768,638	739,235	(359,241)	2,032,087	9,986	7,666	12,853	17,693	2,080,285	(78,098)	2,002,187
Profit before income tax	883,455	768,638	739,235	(359,241)	2,032,087	9,986	7,666	12,853	17,693	2,080,285	(78,098)	2,002,187
Income tax expense	(173,209)	(150,698)	(144,933)	70,432	(398,408)	(4,204)	(2,264)	(2,572)	(637)	(408,085)	—	(408,085)
Profit for the year	710,246	617,940	594,302	(288,809)	1,633,679	5,782	5,402	10,281	17,056	1,672,200	(78,098)	1,594,102

31 December 2012	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total
Segment assets	24,277,414	52,957,260	24,386,603	3,567,971	105,189,248	1,776,722	802,987	272,501	683,489	108,724,947	(782,542)	107,942,405
Investments in associates and subsidiaries	—	—	1,037,789	—	1,037,789	173,855	3,922	2,322	27,928	1,245,816	(1,235,886)	9,930
Total assets	24,277,414	52,957,260	25,424,392	3,567,971	106,227,037	1,950,577	806,909	274,823	711,417	109,970,763	(2,018,428)	107,952,335
Segment liabilities	43,653,412	25,091,124	20,287,320	4,089,562	93,121,418	1,559,612	699,509	186,305	205,951	95,772,795	(759,605)	95,013,190
Equity including non-controlling interest	—	—	—	13,105,619	13,105,619	390,965	107,400	88,518	505,466	14,197,968	(1,258,823)	12,939,145
Total liabilities and equity	43,653,412	25,091,124	20,287,320	17,195,181	106,227,037	1,950,577	806,909	274,823	711,417	109,970,763	(2,018,428)	107,952,335

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

7.                                     Cash and cash equivalents

As at 31 December 2013 and 2012, cash and cash equivalents presented in the consolidated statement of financial position and cash flows are as follows:

	31 December 2013	31 December 2012
Cash on hand	1,156,445	983,077
Balances with the CBT excluding reserve deposits	3,250,746	3,214,344
Receivables from repurchase agreements (Note 9)	1,000	3,701
Loans and advances to banks with original maturity less than three months	2,904,662	2,464,934
Others	285,117	28,800
Total cash and cash equivalents in the consolidated statement of financial position	7,597,970	6,694,856
Accruals on cash and cash equivalents	(1,321)	(3,460)
Blocked bank deposits	(1,493,655)	(1,314,646)
Total cash and cash equivalents in the consolidated statement of cash flows	6,102,994	5,376,750

As at 31 December 2013, TL 1,284,000 (31 December 2012: TL 1,068,000) of TL 1,493,655 blocked bank deposits (31 December 2012: TL 1,314,646) comprises the additional reserve requirements of Central Bank of Turkey (“CBT”) as explained below. Remaining TL 209,655 blocked bank deposits consists of TL 52,207 held against the “Diversified Payment Rights” securitizations and TL 157,448 held against insurance liabilities of the Group in favour of the Turkish Treasury.

The Bank and CBT had disagreement about the reserve requirements deposited at CBT regarding the syndication loans obtained by foreign branches of the Bank. Subsequent to the decision, CBT required the Bank to provide reserve requirement for loans obtained by foreign branches, the Bank filed a claim in Ankara 15th Administrative Court for the suspension of execution and cancellation of the decision. As at 15 June 2011, the court decided on refusal of the claim with the right to appeal on State Council. CBT requested the Bank to provide additional reserves amounting to USD 384 million in average for 3.5 years period with the 4 May 2011 dated communiqué. In this context, the Bank has begun to provide additional reserve requirements at 27 May 2011.

8.                                     Financial assets at fair value through profit or loss

As at 31 December 2013 and 2012, financial assets at fair value through profit or loss are as follows:

	31 December 2013		31 December 2012
	Face Value	Carrying Value	Face Value	Carrying Value
Debt instruments held at fair value:
Government bonds in TL	107,712	113,306	109,999	121,695
Asset-backed securities	64,671	66,975	29,900	24,994
Eurobonds issued by the Turkish Government	13,400	15,740	11,267	14,820
Corporate bonds in TL	5,956	6,397	4,700	5,255
Bonds issued by banks	14,180	13,929	28,971	33,535
		216,347		200,299
Equity and other non-fixed income instruments:
Derivative financial instruments held for trading purposes		438,395		89,425
Investment funds		5,467		4,099
Equity shares		3,023		2,709
		446,885		96,233
Total financial assets at fair value through profit or loss		663,232		296,532

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

8.                                     Financial assets at fair value through profit or loss (continued)

Gains and losses arising on derivative financial instruments held for trading purposes and income from sale of debt instruments held at fair value are reflected in net trading income. As at and for the year ended 31 December 2013, net income from trading of financial assets (including investment securities) amounting to TL 98,823 (31 December 2012: TL 55,386) is included in “trading income, (net)”

The following table summarizes securities that were deposited as collateral with respect to various banking transactions:

	31 December 2013		31 December 2012
	Face Value	Carrying Value	Face Value	Carrying Value
Deposited at Turkish Treasury for insurance operations	112,551	113,551	55,409	63,141
Deposited at Istanbul Stock Exchange for repurchase transactions	—	—	991	983
Deposited at Istanbul Stock Exchange for Capital Markets Board certifications	100	100	100	98
		113,651		64,222

Derivative financial instruments held for trading purposes

A derivative financial instrument is a financial contract between two parties where payments are dependent upon movements in price in one or more underlying items, such as financial instrument prices, reference rates, commodity prices or indices. In the ordinary course of business, the Group enters into various types of transactions that involve derivative financial instruments. Derivative financial instruments used mainly include currency forwards, interest rate swaps, currency swaps and currency options.

The table below shows the contractual amounts of derivative instruments analyzed by the term to maturity. The contractual amount is the amount of a derivative’s underlying asset, reference rate or index and is the basis upon which changes in the value of derivatives are measured. The contractual amounts indicate the volume of transactions outstanding at year-end and are neither indicative of the market risk nor credit risk.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

8.                                     Financial assets at fair value through profit or loss (continued)

Derivative financial instruments held for trading purposes (continued)

The fair value of derivative financial instruments is calculated by using forward exchange rates at the reporting date. In the absence of reliable forward rate estimations in a volatile market, current market rate is considered to be the best estimate of the present value of the forward exchange rates. The maturity analyses of the gross nominal value of derivatives are presented below:

	31 December 2013
	Up to 1 month	1 to 3 months	3 to 12 months	1 to 5 years	Over 5 years	Total
Currency swaps:
Purchases	6,739,736	2,249,378	536,697	302,156	—	9,827,967
Sales	4,001,814	1,007,236	535,505	288,346	—	5,832,901
Currency forwards:
Purchases	224,713	147,847	294,718	—	—	667,278
Sales	224,586	147,772	294,499	—	—	666,857
Cross currency interest rate swaps:
Purchases	—	353,100	107,000	936,756	—	1,396,856
Sales	—	250,998	77,250	792,895	—	1,121,143
Interest rate swaps:
Purchases	—	—	—	1,044,578	1,027,996	2,072,574
Sales	—	—	—	1,044,578	1,027,996	2,072,574
Currency options:
Purchases	32,224	14,002	124,204	—	—	170,430
Sales	32,224	14,002	124,204	—	—	170,430
Other:
Purchases	1,000	—	—	—	6	1,006
Sales	2,724,841	1,237,736	—	—	—	3,962,577

Total of purchases	6,997,673	2,764,327	1,062,619	2,283,490	1,028,002	14,136,111
Total of sales	6,983,465	2,657,744	1,031,458	2,125,819	1,027,996	13,826,482
Total of derivatives	13,981,138	5,422,071	2,094,077	4,409,309	2,055,998	27,962,593

	31 December 2012
	Up to 1 month	1 to 3 months	3 to 12 months	1 to 5 years	Over 5 years	Total
Currency swaps:
Purchases	2,905,537	175,123	397,452	101,297	—	3,579,409
Sales	1,207,110	175,022	390,123	101,114	—	1,873,369
Currency forwards:
Purchases	1,028,194	144,204	124,587	—	—	1,296,985
Sales	1,044,008	144,156	124,548	—	—	1,312,712
Cross currency interest rate swaps:
Purchases	—	106,800	44,500	1,175,757	—	1,327,057
Sales	—	90,990	38,250	1,131,559	—	1,260,799
Interest rate swaps:
Purchases	—	—	—	766,705	696,726	1,463,431
Sales	—	—	—	766,705	696,726	1,463,431
Currency options:
Purchases	444,751	61,477	32,067	—	—	538,295
Sales	444,746	61,483	32,067	—	—	538,296
Other:
Purchases	—	—	—	—	2	2
Sales	1,671,932	—	—	—	—	1,671,932

Total of purchases	4,378,482	487,604	598,606	2,043,759	696,728	8,205,179
Total of sales	4,367,796	471,651	584,988	1,999,378	696,726	8,120,539
Total of derivatives	8,746,278	959,255	1,183,594	4,043,137	1,393,454	16,325,718

55

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

9.                                     Repurchase agreements

The Group lends its extra fund as a result of daily operations to other financial institutions through reverse repurchase agreements. Assets purchased under reverse repurchase agreements are as follows:

	31 December 2013		31 December 2012
	Fair value of underlying assets	Carrying Value of corresponding assets	Fair value of underlying assets	Carrying Value of corresponding assets
Reverse repurchase agreements	1,101	1,000	3,801	3,701

The Group raises funds by selling financial instruments under agreements to repay the funds by repurchasing the instruments at future dates at the same price plus interest at a predetermined rate. Repurchase agreements are commonly used as a tool for short-term financing of interest-earning assets, depending on the prevailing interest rates. Assets sold under repurchase agreements comprise the following:

	31 December 2013		31 December 2012
	Fair value of underlying assets	Carrying Value of corresponding liabilities	Fair value of underlying assets	Carrying Value of corresponding liabilities
Financial assets at fair value through profit or loss	—	—	983	955
Investment securities- Available for sale portfolio	11,301,427	10,348,674	7,797,052	6,213,724
Investment securities- Held to maturity portfolio	4,831,230	4,231,671	2,184,752	2,276,212
	16,132,657	14,580,345	9,982,787	8,490,891

Accrued interest on obligations under repurchase agreements amounted to TL 27,615 (31 December 2012: TL 15,520) and is included in the carrying amount of corresponding liabilities.

In general, the fair values of such assets are more than the corresponding liabilities due to the margins set between parties, since such funding is raised against assets collateralized.

10.                              Loans and advances to banks

Loans and advances to banks comprise balances with more than three months maturity from the date of acquisition and are as follows as at 31 December 2013 and 2012:

	31 December 2013			31 December 2012
	TL	FC	Total	TL	FC	Total
Domestic banks	988	28,251	29,239	191,992	84,324	276,316
Foreign banks	—	136,265	136,265	—	38,709	38,709
Total	988	164,516	165,504	191,992	123,033	315,025

As at 31 December 2013, loans and advances to banks with more than three months maturity from the date of acquisition include blocked accounts of TL 6,669 (31 December 2012: TL 157,894) held against the insurance liabilities of the Group in favour of the Turkish Treasury.

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Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

11.                              Loans and advances to customers

As at 31 December 2013 and 31 December 2012, outstanding loans and advances to customers comprise the followings:

	31 December 2013	31 December 2012
Corporate loans	57,726,558	42,544,577
Consumer loans	25,024,694	21,568,856
Credit cards	3,837,261	3,214,767
Loans to financial institutions	1,427,801	1,449,100
Finance lease receivables, net of unearned income (Note 12)	900,223	676,919
Factoring receivables	166,984	185,797
Total performing loans	89,083,521	69,640,016

Non-performing loans	3,822,880	2,925,315
Total gross loans	92,906,401	72,565,331

Allowance for possible loan losses from loans and advances to customers	(3,731,355)	(2,738,448)
Specific impairment	(2,977,836)	(2,299,686)
Collective impairment	(753,519)	(438,762)
Loans and advances to customers, net	89,175,046	69,826,883

The specific allowance for possible losses is comprised of amounts for specifically identified as being impaired and non-performing loans and advances.

Movements in the allowance for possible loan losses are as follows:

	31 December 2013	31 December 2012
Reserve at the beginning of the year	2,738,448	2,109,487
Adjustment for currency translation	(2,933)	(644)
Reserve for possible loan losses provided during the year	1,256,218	1,071,971
Recoveries	(259,294)	(430,467)
Provision, net of recoveries	3,732,439	2,750,347
Loans written off during the year	(1,084)	(11,899)
Reserve at the end of the year	3,731,355	2,738,448

12.                              Finance lease receivables

The finance leases typically run for a period of one to five years, with transfer of ownership of the leased asset at the end of the lease term. Interest is charged over the period of the lease.

The receivables are secured by way of the underlying assets. Minimum lease receivables from customers include the following finance lease receivables:

	31 December 2013	31 December 2012
Finance lease receivables, net of unearned incomes (Note 11)	900,223	676,919
Add: non-performing lease receivables	123,442	59,785
Total finance lease receivables	1,023,665	736,704
Less: allowance for possible losses on lease receivables	(47,780)	(27,462)
Finance lease receivables, net	975,885	709,242

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

12.                              Finance lease receivables (continued)

	31 December 2013	31 December 2012
Due within one year	293,886	356,267
Due between 1 and 5 years	720,602	407,351
More than five years	90,113	45,397
Finance lease receivables, gross	1,104,601	809,015
Unearned income	(128,716)	(99,773)
Finance lease receivables, net	975,885	709,242

Due within one year	248,209	310,152
Due between 1 and 5 years	642,756	356,394
More than five years	84,920	42,696
Finance lease receivables, net	975,885	709,242

13.                              Investment securities

As at 31 December 2013 and 2012, investment securities comprise the following:

	31 December 2013	31 December 2012
Available-for-sale financial assets	16,742,096	14,617,222
Held-to-maturity investment securities	5,413,171	4,261,060
Total investment securities	22,155,267	18,878,282

Available-for-sale financial assets:

	31 December 2013		31 December 2012
	Face Value	Carrying Value	Face Value	Carrying Value
Debt and other instruments available-for-sale:
Government bonds in TL	12,333,229	12,551,950	9,492,659	10,275,713
Eurobonds issued by the Turkish Government	3,598,048	3,802,827	3,127,544	3,854,663
Bonds issued by banks	144,400	119,537	119,048	108,887
Government bonds in foreign currencies	137,124	140,958	75,769	83,272
Treasury bills in TL	—	—	—	—
Corporate bonds	26,962	21,176	—	—
		16,636,448		14,322,535

Equity and other non-fixed income instruments:
Equity shares		105,648		294,687
		105,648		294,687

Total available-for-sale financial assets		16,742,096		14,617,222

58

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

13.                              Investment securities (continued)

As at 31 December 2013 and 2012, equity shares comprised the following:

	31 December 2013	31 December 2012
Quoted investments:
T. Sınai Kalkınma Bankası AŞ(*)	—	211,440

Unquoted investments:
Güney Ege Enerji Ltd Şti	209,738	209,738
Vakıf Pazarlama Sanayi ve Ticaret AŞ	103,942	102,797
Bayek Tedavi ve Sağlık Hizmetleri AŞ	33,954	33,954
Vakıf Gayrimenkul Ekspertiz ve Değerleme A.Ş.	19,800	20,494
İMKB Takas ve Saklama Bankası AŞ	17,926	9,600
Vakıf İnşaat Restorasyon AŞ	10,838	8,504
Roketsan Roket Sanayi ve Ticaret AŞ	7,593	7,593
Mastercard Incorporated	6,562	6,562
İzmir Enternasyonel AŞ	6,178	6,178
Visa Inc.	4,188	4,188
Others	15,906	13,087
	436,625	422,695
Impairment	(330,977)	(339,448)
Total investment securities	105,648	294,687

(*) The Management has reassessed the investment in this entity and it is concluded that the Group has significant influence in the investment. This investment is reclassified from available-for-sale financial assets to investment in equity-accounted investees based on the Management’s reassessment in 2013.

The following table summarizes available-for-sale financial assets that were deposited as collaterals with respect to various banking transactions:

	31 December 2013		31 December 2012
	Face Value	Carrying Value	Face Value	Carrying Value
Deposited at financial institutions for repurchase transactions	8,345,593	8,466,807	6,859,678	7,773,894
Deposited at other institutions for repurchase transactions	2,715,987	2,834,620	21,947	23,158
Others	498,165	503,361	247,684	286,922
		11,804,788		8,083,974

Held-to-maturity investment securities:

	31 December 2013			31 December 2012
	Face Value	Carrying Value	Fair Value	Face Value	Carrying Value	Fair Value
Debt instruments:
Government bonds in TL	4,298,673	5,358,742	5,249,032	3,984,475	4,198,301	4,412,937
Certificate of deposits	42,839	42,839	42,800	53,400	53,447	53,457
Eurobonds issued by the Turkish Government	11,081	11,590	11,496	8,834	9,312	9,858
Total held-to-maturity investment securities		5,413,171	5,303,328		4,261,060	4,476,252

59

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

13.                              Investment securities (continued)

Movements of held to maturity investment securities are as follows:

	Current year	Previous year
At the beginning of the year	4,261,060	5,979,238
Effect of change in foreign exchange rate	54,323	(114,339)
Purchases during the year	2,530,205	210,825
Transfers to available for sale portfolio(*)	—	(1,474,294)
Disposals through sales/redemptions	(1,507,738)	(275,294)
Change in amortized cost	75,321	(65,076)
At the end of the year	5,413,171	4,261,060

(*) In the scope of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” which is effective from 1 July 2012, the credit risk weight of foreign currency denominated debt securities has changed and therefore the Bank reclassified certain investment securities that were previously classified in held-to-maturity portfolio with total face value of USD 706,011,000 (full US Dollar) and EUR 60,002,000 (full EURO) to its available-for-sale investment securities portfolio. The securities reclassified from held-to-maturity portfolio with amortized cost of TL 1,422,452 and fair value of TL 1,733,819 in total to available-for-sale investment securities portfolio as at the reclassification date.

The following table summarizes held-to-maturity investment securities that were deposited as collaterals with respect to various banking transactions:

	31 December 2013		31 December 2012
	Face Value	Carrying Value	Face Value	Carrying Value
Deposited at financial and other institutions for repurchase transactions	3,281,601	3,609,552	231,650	239,380
Deposited at Central Bank of Turkey for repurchase transactions	1,289,930	1,221,678	1,832,452	1,945,372
Deposited at Central Bank of Turkey for interbank transactions	270,312	272,247	471,648	505,059
Deposited at Istanbul Stock Exchange for the transaction of financial instruments	2,707	9,007	220,110	228,790
Deposited at Turkish Derivative Exchange	30	31	30	31
Others	42,800	42,839	53,400	53,447
Total		5,155,354		2,972,079

14.                              Investment in equity-accounted investees

As at 31 December 2013 and 2012 investments in equity participations accounted for using the equity method are as follows:

	31 December 2013	31 December 2012
Unquoted investments:
Kıbrıs Vakıflar Bankası Ltd.	10,102	9,930
T. Sınai Kalkınma Bankası AŞ(*)	181,692	—
Total	191,794	9,930

(*) The Management has reassessed the investment in this entity and it is concluded that the Group has significant influence in the investment. This investment is reclassified from available-for-sale financial assets to investment in equity-accounted investees based on the Management’s reassessment in 2013.

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Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

15.                              Property and equipment and intangible assets

Movements in property and equipment and intangible assets from 1 January to 31 December 2013 and 1 January to 31 December 2012 are as follows:

Property and equipment	1 January 2013	Currency translation difference	Additions	Disposals	31 December 2013
Cost:
Land and buildings	890,654	(1,014)	32,328	(3,132)	918,836
Motor vehicles	55,132	(10)	2,056	(2,745)	54,433
Furniture, office equipment and leasehold improvements	548,584	(520)	63,729	(18,862)	592,931
Other tangibles	312,813	(1)	153,593	(8,587)	457,818
	1,807,183	(1,545)	251,706	(33,326)	2,024,018
Accumulated depreciation:
Land and buildings	272,360	(735)	27,954	(1,492)	298,087
Motor vehicles	33,428	(9)	6,723	(2,745)	37,397
Furniture, office equipment and leasehold improvements	428,839	(434)	39,340	(17,423)	450,322
Other tangibles	187,489	(1)	40,433	(8,556)	219,365
	922,116	(1,179)	114,450	(30,216)	1,005,171

Net book value	885,067				1,018,847

Intangible assets	1 January 2013	Currency translation difference	Additions	Disposals	31 December 2013
Cost:
Software programmes	148,914	(282)	42,270	(21,737)	169,165
	148,914	(282)	42,270	(21,737)	169,165
Accumulated amortization:
Software programmes	48,865	(265)	13,873	(21,438)	41,035
	48,865	(265)	13,873	(21,438)	41,035

Net book value	100,049				128,130

61

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

15.                              Property and equipment and intangible assets (continued)

Property and equipment	1 January 2012	Currency translation difference	Transfers	Additions	Disposals	31 December 2012
Cost:
Land and buildings	770,273	(162)	100,516	33,173	(13,146)	890,654
Motor vehicles	57,386	(1)	—	2,601	(4,854)	55,132
Furniture, office equipment and leasehold improvements	530,732	(70)	—	45,350	(27,428)	548,584
Other tangibles	284,631	—	—	50,207	(22,025)	312,813
	1,643,022	(233)	100,516	131,331	(67,453)	1,807,183
Accumulated depreciation:
Land and buildings	266,247	(98)	(2,899)	22,056	(12,946)	272,360
Motor vehicles	30,160	(1)	—	7,700	(4,431)	33,428
Furniture, office equipment and leasehold improvements	403,078	(57)	—	53,246	(27,428)	428,839
Other tangibles	162,837	—	—	32,667	(8,015)	187,489
	862,322	(156)	(2,899)	115,669	(52,820)	922,116

Net book value	780,700					885,067

Intangible assets	1 January 2012	Currency translation difference	Transfers	Additions	Disposals	31 December 2012
Cost:
Software programmes	117,046	(38)	—	31,962	(56)	148,914
	117,046	(38)		31,962	(56)	148,914
Accumulated amortization:
Software programmes	36,975	(37)	—	11,973	(46)	48,865
	36,975	(37)		11,973	(46)	48,865

Net book value	80,071					100,049

There are no restrictions such as pledges, mortgages or any other restriction on the property and equipment.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

16.                              Other assets

	31 December 2013	31 December 2012
Reserve deposit at Central Bank of Turkey	14,542,489	8,108,813
Assets held for resale	632,261	627,109
Receivables from reinsurance activities	598,482	482,067
Receivables from credit card payments	596,284	387,146
Prepaid expenses	518,833	412,840
Guarantees given for repurchase agreements	392,641	9,707
Receivables from insurance activities	293,382	272,071
Receivables from term sales of fixed assets	96,948	47,410
Deferred acquisition costs for insurance contracts, gross	86,788	77,015
Collaterals for derivative financial instruments	61,219	134,520
Investment properties	20,829	55,041
Prepaid taxes other than income tax and funds to be refunded	20,516	18,654
Others	145,733	95,143
Total other assets	18,006,405	10,727,536

As at 31 December 2013, reserve deposits at the CBT were kept as the minimum reserve requirement. These funds are not available for the daily operations of the Group. As required by Turkish Banking Law, these reserve deposits are calculated on the basis of domestic liabilities of the Bank after some deductions, at the rates determined by the CBT.

In accordance with “Announcement on Reserve Deposits” of CBT numbered 2005/1, all banks operating in Turkey shall provide a reserve rate of 11.5% for demand deposits, and the rates decrease to 5% as maturities get longer (31 December 2012: 11% for demand deposits, and the rates decrease to 5% as maturities get longer). For foreign currency liabilities, all banks shall provide a reserve rate of 13% in US Dollar or Euro for demand and upto 1 year maturity deposits and rates decrease to 6% as maturities get longer (31 December 2012: 11.5% in US Dollar or Euro for demand and upto 1 year maturity deposits and rates decrease to 6% as maturities get longer).

As at 31 December 2013, TL 632,261 (31 December 2012: TL 627,109) of the other assets is comprised of foreclosed real estate acquired by the Group against its impaired receivables. Such assets are required to be disposed of within three years following their acquisitions per the Turkish Banking Law. This three year period can be extended by a legal permission from BRSA.

Commissions and other acquisition costs given to the intermediaries that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. For the years ended 31 December 2013 and 2012, movement of deferred acquisition cost is as follows:

	31 December 2013	31 December 2012
Deferred acquisition cost at the beginning of the year	77,015	79,501
Addition	150,272	141,841
Transfer to profit/loss	(140,499)	(144,327)
Deferred acquisition cost at the end of the year	86,788	77,015

17.                              Trading liabilities

As at 31 December 2013 and 2012, trading liabilities comprise negative fair value differences of derivative financial instruments held for trading purpose and are as follows:

	31 December 2013	31 December 2012
Forwards	28,168	4,197
Swaps	189,247	195,040
Options	2,065	455
Total trading liabilities	219,480	199,692

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

18.                               Deposits from banks

As at 31 December 2013 and 2012, deposits from banks comprise the following:

	31 December 2013	31 December 2012
Demand deposits	25,537	15,263
Time deposits	4,273,454	4,229,426
Total deposits from banks	4,298,991	4,244,689

19.                               Deposits from customers

As at 31 December 2013 and 2012, deposits from customers comprise the following:

	31 December 2013		31 December 2012
	Demand Deposit	Time Deposit	Demand Deposit	Time Deposit
Saving deposits	2,981,927	17,913,065	2,046,323	15,044,654
Foreign currency deposits	2,217,403	18,088,035	1,900,858	14,238,501
Residents in Turkey	1,653,082	14,056,114	1,524,471	11,825,163
Residents in abroad	564,321	4,031,921	376,387	2,413,338
Commercial deposits	1,756,601	14,983,863	1,297,414	9,740,311
Public sector deposits	3,132,866	8,807,234	2,706,233	9,013,912
Others	3,791,076	5,111,147	3,095,938	5,134,891
Total deposits from customers	13,879,873	64,903,344	11,046,766	53,172,269

20.                               Funds borrowed

As at 31 December 2013 and 2012, funds borrowed comprise the followings in accordance with their original maturities:

	31 December 2013		31 December 2012
	TL	Foreign currency	TL	Foreign Currency
Short-term funds	158,470	6,753,818	252,656	4,744,060
Short-term portion of long term funds	53,426	4,416,037	41,985	43,714
Total short-term funds	211,896	11,169,855	294,641	4,787,774
Medium/long term funds	225,850	699,063	8,112	3,041,822
Total funds borrowed	437,746	11,868,918	302,753	7,829,596

On 1 September 2010, the Bank obtained a syndication loan at the amount of US Dollar 135 million with interest rate of Libor + 1.30% and Euro 408 million with interest rate of Euribor + 1.30% at 1 year maturity; and syndication loan at the amount of US Dollar 10 million with interest rate of Libor + 1.75% and Euro 45 million with interest rates of Euribor + 1.75% at 2 years maturity with the participation of 32 banks under the coordination of West LB AG. The Bank has repaid the part of the loan with one year maturity on 6 September 2011. On 6 September 2011, repayment of loan’s one year maturity segments was realized. On 31 August 2012, two years maturity segments were paid off.

This loan has been renewed with a syndicated loan at the amount of US Dollar 145 million and Euro 433 million with interest rates of US Libor + 1.00 % and Euribor + 1.00 % at a maturity of one year, with the participation of  26 banks under the coordination of ING Bank NV on 7 September 2011. The syndicated loan’s repayment was realized on 10 September 2012. This loan has been renewed with a syndicated loan at the amount of US Dollar 151 million and Euro 444.5 million with the interest rate of US Libor + 1.35% and Euribor + 1.35% at a maturity of one year, with the participation of 24 banks with the coordination and agency of ING Bank N.V. on 18 September 2012.

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

20.                               Funds borrowed (continued)

The loan’s payment was realized on 20 September 2013 and as at the same date the loan has been renewed with a syndicated loan at the amount of US Dollar 166 million and Euro 471 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year, with the participation of 27 banks with the coordination and agency of ING Bank N.V. London.

On 28 March 2011, the Bank has obtained syndication loan of US Dollar 192.5 million and Euro 573.5 million with one year maturity at the cost Libor + 1.10% for US Dollar and Euribor + 1.10% for Euro, with the participation of 34 banks under the coordination of West LB AG, the loan was repaid on 29 March 2012. This loan has been renewed with a syndicated loan at the amount of US Dollar 152 million and Euro 586.7 million with interest rates of US Libor + 1.45 % and Euribor + 1.45 % at a maturity of one year, with the participation of  41 banks under the coordination of Wells Fargo Bank NA on 10 April 2012. Repayment of the loan obtained on 10 April 2012 was realized on 12 April 2013. This loan has been renewed with a syndicated loan amounting to US Dollar 251.5 million and Euro 555.2 million with interest rates of US Libor + 1.00 % and Euribor + 1.00 % at a maturity of one year, with the participation of 38 banks, Sumitomo Mitsui Banking Corporation and Brussels Branch acting as agent banks and under the coordination of Bank of America Merrill Lynch on 11 April 2013.

21.                               Debt securities issued

	31 December 2013		31 December 2012
	TL	FC	TL	FC
Nominal	2,357,636	4,499,865	1,503,658	889,540
Cost	2,256,108	4,477,363	1,450,829	879,752
Net Book Value	2,301,798	4,518,937	1,482,073	890,675

Current year

ISIN Code	Security Type	Coupon Rate(%)	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,282,968	1,275,986	1,287,414
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1,826	1,070,000	1,063,045	1,072,420
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,056,730	1,048,377	1,063,882
TRQVKFB21415	Discounted	—	TL	06.09.2013	28.02.2014	175	648,883	620,788	639,392
TRQVKFB51438	Discounted	—	TL	08.11.2013	02.05.2014	175	617,443	594,194	601,272
TRQVKFB61411	Discounted	—	TL	20.12.2013	06.06.2014	168	613,114	589,153	590,850
TRQVKFB21423	Discounted	—	TL	06.09.2013	28.02.2014	175	187,216	179,130	184,485
XS0957643801	Fixed	1.9	USD	06.08.2013	06.02.2014	184	154,508	154,462	155,705
TRQVKFB11416	Discounted	—	TL	18.01.2013	17.01.2014	364	145,464	136,844	144,999
XS0960939857	Fixed	1.97	USD	15.08.2013	13.02.2014	182	118,984	118,966	119,884
XS1000211968	Fixed	1.3	USD	04.12.2013	06.03.2014	92	118,984	118,984	119,104
XS0963672950	Fixed	1.95	USD	20.08.2013	13.02.2014	177	117,700	117,688	118,550
XS1008673540	Fixed	1.59	USD	24.12.2013	23.06.2014	181	85,600	85,596	85,626
XS0976659234	Fixed	1.73	USD	03.10.2013	03.04.2014	182	64,200	64,161	64,458
XS0982276528	Fixed	1.67	USD	11.10.2013	16.01.2014	97	64,200	64,192	64,443
XS0986042439	Fixed	1.62	USD	28.10.2013	21.01.2014	85	63,344	63,340	63,528
TRQVKFB51412	Discounted	—	TL	17.05.2013	16.05.2014	364	61,522	58,211	60,210
TRQVKFB51420	Discounted	—	TL	05.07.2013	16.05.2014	315	53,415	49,922	51,859
XS0979045886	Fixed	1.67	USD	07.10.2013	06.01.2014	91	51,360	51,356	51,565
XS0993260933	Fixed	1.25	USD	12.11.2013	10.02.2014	90	47,080	47,080	47,162
XS0977254621	Fixed	1.66	USD	02.10.2013	09.01.2014	99	43,442	43,437	43,624
XS0973201444	Fixed	1.83	USD	20.09.2013	24.03.2014	185	41,516	41,512	41,731
XS0974147695	Fixed	1.66	USD	23.09.2013	06.01.2014	105	38,306	38,302	38,482
XS0943035328	Floating	1.53	EUR	14.06.2013	16.06.2014	367	29,489	29,445	29,720
TRQVKFB81419	Discounted	—	TL	06.09.2013	22.08.2014	350	30,579	27,866	28,731
XS0942820803	Fixed	1.00	CHF	12.06.2013	13.06.2014	366	27,914	27,900	28,065
XS0997543896	Fixed	1.49	USD	22.11.2013	28.05.2014	187	23,540	23,534	23,574
Total							6,857,501	6,733,471	6,820,735

65

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

21.                               Debt securities issued (continued)

Prior year

ISIN Code	Security Type	Coupon Rate(%)	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	889,540	879,752	890,675
TRQVKFB11317	Discounted	—	TL	27.07.2012	18.01.2013	175	610,517	586,162	608,070
TRQVKFB51313	Discounted	—	TL	27.11.2012	17.05.2013	171	511,348	496,269	499,318
TRQVKFB31315	Discounted	—	TL	21.09.2012	15.03.2013	175	164,324	158,716	161,954
TRSVKFB61318	Floating	—	TL	01.06.2012	10.06.2013	374	101,796	101,796	102,305
TRQVKFB61312	Discounted	—	TL	27.07.2012	10.06.2013	318	64,425	59,795	62,026
TRQVKFBK1314	Discounted	—	TL	27.11.2012	08.11.2013	346	51,248	48,091	48,400
Total							2,393,198	2,330,581	2,372,748

22.                               Subordinated liabilities

The Bank has issued bond having the secondary subordinated debt quality to be sold non-resident natural and legal persons. The bond has been issued at the nominal value of USD 500 million, with maturity of 10 years and 6.0% coupon rate.

In addition to the issuance of the bond having the secondary subordinated debt realized on 1 November 2012, the Bank, has realized second trance in issuance of the bond having the secondary subordinated debt quality to be sold in foreign bond markets. The bond has been issued at nominal value of USD 400 million, has the same maturity with previous bond and 5.5% coupon rate.

The Bank has obtained written permission of the BRSA for accounting these bonds as secondary subordinated debt and accordingly considering in the calculation of supplementary capital in compliance with the “Regulation on Capitals of the Banks” published on “ November 2006 dated and 26333 numbered Official Gazette.

As at 31 December 2013, carrying value of subordinated liabilities amount to TL 1,964,663 (31 December 2012: TL 1,630,188).

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Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

23.                               Other liabilities and provisions

The principal components of other liabilities and accrued expenses are as follows:

	31 December 2013	31 December 2012
Accounts against expenditures of credit card holders	2,327,420	2,027,044
Import letter of credit	711,016	486,243
Reserve for unearned insurance premiums	617,512	510,300
Reserve for outstanding claims for insurance contracts	598,346	436,409
Reserve for employee severance indemnity	292,365	243,602
Unearned income	263,982	183,242
Reserve for short term employee benefits	196,442	165,638
Long term insurance contracts	189,991	152,463
Clearing account	184,740	237,941
Taxes payable other than income tax	177,079	171,559
Colleterals due to derivative financial instruments	160,511	20,979
Investment contract liabilities	129,747	169,611
Miscellaneous payables	129,066	139,788
Payables due to insurance activities	109,808	106,624
Other provisions	99,263	127,324
Provision for unused vacations	76,703	67,383
Provision for non-cash loans	54,771	36,173
Deferred commission income for insurance contracts	52,475	42,520
Payables to suppliers relating to finance lease activities	45,048	90,571
Blocked accounts	41,807	36,351
Other liabilities	131,525	92,347
Total other liabilities and provisions	6,589,617	5,544,112

Insurance contract liabilities are detailed in the tables below:

Reserve for unearned insurance premiums	31 December 2013	31 December 2012
Reserve for unearned insurance premiums, net	335,079	280,219
Reserve for unearned insurance premiums, reinsurer share	282,433	230,081
Reserve for unearned insurance premiums, gross	617,512	510,300

Reserve for unearned insurance premiums (net)	31 December 2013	31 December 2012
At the beginning of the year	280,219	208,247
Premiums written during the year (Note 28)	835,467	655,323
Premiums earned during the year (Note 28)	(780,607)	(583,351)
At the end of the year	335,079	280,219

67

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

23.                               Other liabilities and provisions (continued)

Provision for outstanding claims	31 December 2013	31 December 2012
Provision for outstanding claims, net	320,174	205,030
Provision for outstanding claims, reinsurer share	278,172	231,379
Provision for outstanding claims, gross	598,346	436,409

Provision for outstanding claims (net)	31 December 2013	31 December 2012
At the beginning of the year	205,030	185,121
Cash paid for claims settled during the year (Note 30)	(478,284)	(376,707)
Increase during the year (Note 30)	593,428	396,616
At the end of the year	320,174	205,030

Long term insurance contracts	31 December 2013	31 December 2012
At the beginning of the year	322,074	291,164
Entrance during the year	79,655	37,994
Withdrawals during the year	(81,991)	(10,488)
Change in fair value of investments held for investment contracts	—	3,404
At the end of the year	319,738	322,074
Long term insurance contracts	189,991	152,463
Investment contract liabilities	129,747	169,611

Movement in the reserve for employee severance indemnity is as follows:

Reserve for employee severance indemnity	31 December 2013	31 December 2012
At the beginning of the year	243,602	186,920
Currency translation difference	76	(8)
Interest cost	21,515	19,133
Service cost	17,379	15,165
Payment during the year	(20,122)	(20,713)
Actuarial difference	29,915	43,105
At the end of the year	292,365	243,602

24.                               Income taxes

Components of income tax expense recognized in the consolidated statement of comprehensive income are as follows:

	31 December 2013	31 December 2012
Income tax recognized in profit or loss for the year
Current income tax related to income from operations	(464,944)	(464,512)
Deferred income tax related to income from operations	88,359	56,427
	(376,585)	(408,085)
Income tax recognized in other comprehensive income
Current income tax recognized in other comprehensive income	76,633	(59,957)
Deferred income tax recognized in other comprehensive income	17,574	(22,615)
	94,207	(82,572)
Income tax expense recognized in the consolidated statement of total comprehensive income	(282,378)	(490,657)

68

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

24.                               Income taxes (continued)

The movement of current tax liabilities is as follows:

	31 December 2013	31 December 2012
At the beginning of the year	172,808	22,898
Current income tax charge	464,944	494,309
Current income tax recognized under equity	(76,633)	30,160
Taxes paid during the year	(499,720)	(374,559)
Current tax liabilities	61,399	172,808

A reconciliation of income tax expense applicable to profit from operating activities before income tax at the statutory income tax rate, to income tax expense at the Group’s effective income tax rate for the years ended 31 December 2013 and 2012 is as follows:

	31 December 2013	Tax rate (%)	31 December 2012	Tax rate (%)
Profit from ordinary activities before income tax and non-controlling interest	2,120,588		2,002,187
Taxes on income per statutory tax rate	(424,118)	(20.00)	(400,437)	(20.00)
Income not subject to tax	54,854	2.59	12,663	0.63
Investment incentives	(4,999)	(0.24)	(131)	(0.01)
Disallowable expenses	(13,742)	(0.65)	(18,595)	(0.93)
Others, net	11,420	0.54	(1,585)	(0.07)
Income tax expense	(376,585)	(17.76)	(408,085)	(20.38)

Deferred tax assets and liabilities at 31 December 2013 and 31 December 2012 are attributable to the items below:

	31 December 2013	31 December 2012
Other provisions	109,982	77,390
Valuation differences of financial assets and liabilities	78,222	56,803
Provision for employee severance indemnity and unused vacations	74,807	61,827
Tax losses carried forward	24,601	13,479
Investment incentive	21,053	26,052
Valuation difference for property and equipment	9,301	14,522
Other temporary differences	5,805	2,674
Deferred tax assets	323,771	252,747

Net-off of the deferred tax assets and liabilities from the same entity	(125,168)	(34,990)

Deferred tax assets, (net)	198,603	217,757

Valuation differences of financial assets and liabilities	118,291	36,274
Other temporary differences	10,855	5,394
Deferred tax liabilities	129,146	41,668

Net-off of the deferred tax assets and liabilities from the same entity	(125,168)	(34,990)

Deferred tax liabilities, (net)	3,978	6,678

69

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

25.                               Earnings per share

Basic earnings per share are calculated by dividing the net profit for the year attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year.

There is no dilution of shares as at 31 December 2013 and 2012.

The following reflects the basic earnings per share computations:

	31 December 2013	31 December 2012
Net profit attributable for the year	1,744,003	1,594,102
Number of 100 ordinary shares for basic earnings per shares	2.500.000.000	2.500.000.000
Basic earnings per 100 share	0.6976	0.6379

There have been no other transactions involving ordinary shares or potential ordinary shares since the reporting date and before the completion of these financial statements.

26.                               Equity

Share capital

As at 31 December 2013, the authorized nominal share capital of the Bank amounts to TL 2,500,000 (31 December 2012: TL 2,500,000). The Bank’s paid-in capital is divided into 250.000.000.000 shares, each with a nominal value of 1 Kuruş. As at 31 December 2013, share capital presented in equity amounts to TL 3,300,146 (31 December 2012: TL 3,300,146). An adjustment to share capital amounting to TL 800,146 at 31 December 2013 (31 December 2012: TL 800,146) represents the restatement effect of the contributions to share capital in equivalent purchasing power of TL at 31 December 2005. Paid-in capital of the Bank amounting to TL 2,500,000 is divided into groups as follows: 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D). There is no difference between those groups in terms of dividend rights or any other privileges except for:

•                       Board of Directors’ members; one member is appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members are appointed representing Group (A), one member is appointed representing Group (B), and two members are appointed representing Group (C), and one member is appointed among the nominees offered by the shareholders at the General Assembly. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Legal reserves

The legal reserves consist of first and second reserves, appropriated in accordance with the Turkish Commercial Code (“TCC”). The TCC stipulates that the first legal reserve is appropriated out of the statutory profits of the Bank and its subsidiaries at the rate of 5%, until the total reserve reaches 20% of paid-in share capital. The second legal reserve is appropriated at the rate of 10% of all cash distributions in excess of 5% of the paid-in share capital. Under the TCC, the legal reserves can only be used to offset losses and are not available for any other usage unless they exceed 50% of paid-in share capital.

Based on the resolution of the 59th Annual General Assembly held on 29 March 2013, the Bank’s statutory profit for the year ended 31 December 2012 amounting to TL 1,460,080 has been transferred to legal reserves amounting to TL 143,166 and to other reserves amounting to TL 1,216,914; and the remaining profit amounting to TL 100,000 has been decided to be distributed as dividends to equity holders of the Bank.

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Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

26.                               Equity (continued)

Non-controlling interest

As at 31 December 2013, non-controlling interest is analysed as follows:

	31 December 2013	31 December 2012
Capital and other reserves	450,426	484,583
Legal reserves	22,663	22,847
Retained earnings	(41,048)	(44,537)
Profit for the year	(23,836)	2,003
Total non-controlling interest	408,205	464,896

Fair value reserves of available-for-sale financial assets:

	31 December 2013	31 December 2012
Balance at the beginning of the year	873,807	(13,977)
Net gains/(losses) from changes in fair values	(884,071)	1,004,177
Related deferred and current income taxes	94,641	(76,391)
Net gains transferred to profit or loss on disposal	(246,196)	(33,821)
Related deferred and current income taxes	(6,417)	(6,181)
Balance at the end of the year	(168,236)	873,807

27.                               Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. For the purpose of these consolidated financial statements, shareholders and Group companies are referred to as related parties. Related parties also include individuals that are principal owners and management and members of the Group’s Board of Directors and their families.

In the course of conducting its banking business, the Group conducted some business transactions with related parties on commercial terms.

The following significant balances exist and transactions have been entered into, with related parties:

Outstanding balances

	31 December 2013	31 December 2012
Cash loans	26,102	9,372
Non-cash loans	711,315	603,228
Deposits taken	1,283,081	1,221,935

Transactions entered into

	31 December 2013	31 December 2012
Interest income	679	608
Interest expense	(35,913)	(63,241)
Commission income	888	301
Other operating income	34,762	7,233
Other operating expense	(6,209)	(4,254)

No guarantees have been taken for the receivables from related parties.

There are no non performing loans from related parties.

Directors’ Remuneration

As at and for the year ended 31 December 2013, the key management and the members of the Board of Directors received remuneration and fees amounted to TL 23,548 (31 December 2012: TL 19,388).

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Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

28.                               Other income

As at and for years ended 31 December 2013 and 2012, other income comprised the followings:

	31 December 2013	31 December 2012
Earned premiums (Note 23)	780,607	583,351
Written premiums (Note 23)	835,467	655,323
Change in reserve for unearned premiums	(54,860)	(71,972)
Excess fee charged to customers for communication expenses	85,215	81,146
Income from sale of fixed assets	53,924	33,130
Individual pension business income	38,266	34,068
Dividend income from equity shares	18,017	7,647
Rent income	2,534	8,801
Others	70,483	152,071
Total	1,049,046	900,214

29.                               Salaries and employee benefits

As at and for the years ended 31 December 2013 and 2012, salaries and employee benefits comprised the following:

	31 December 2013	31 December 2012
Wages and salaries	(568,098)	(507,762)
Other fringe benefits	(387,577)	(321,975)
Employer’s share of social security premiums	(153,837)	(127,602)
Provision for short term employee benefits	(259,492)	(190,437)
Provision for employee termination benefits (Note 23)	(18,772)	(56,690)
Change in provision for liability for unused vacations	(9,179)	(3,858)
Total	(1,396,955)	(1,208,324)

The average number of employees of the Group during the year is:

	31 December 2013	31 December 2012
The Bank	14,943	12,847
Subsidiaries	2,104	2,102
Total	17,047	14,949

Reserve for employee severance indemnity

Reserve for employee severance indemnity represents the present value of the estimated future probable obligation of the Bank and its subsidiaries arising from the retirement of the employees and calculated in accordance with the Turkish Labour Law. It is computed and reflected in the financial statements on an accruals basis as it is earned by serving employees. The computation of the liabilities is based upon the retirement pay ceiling announced by the Government. The ceiling amounts applicable for each year of employment are TL (full TL) 3,254 and TL (full TL) 3,034 as at 31 December 2013 and 31 December 2012, respectively.

72

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

29.                               Salaries and employee benefits (continued)

Reserve for employee severance indemnity (continued)

IFRSs require actuarial valuation methods to be developed to estimate the entity’s obligation under reserve for employee severance indemnity. The main actuarial assumptions used in the calculation of the total liability in the accompanying consolidated financial statements at 31 December 2013 and 2012 are as follows:

	31 December 2013	31 December 2012
Discount Rate	9.70%	7.01%
Inflation Rate	6.40%	5.00%
Increase in Real Wage Rate	7.40%	5.00%

                                               The above rate for salary/limit increase was determined based on the Turkish Government’s future targets for annual inflation.

30.                               Other expenses

As at and for the years ended 31 December 2013 and 2012, other expenses comprised the following:

	31 December 2013	31 December 2012
Incurred insurance claims (Note 23)	(593,428)	(396,616)
Insurance claims paid (Note 23)	(478,284)	(376,707)
Change in provision for outstanding claims	(115,144)	(19,909)
Banking services promotion expenses	(396,767)	(368,789)
Rent expenses and operating lease charges	(183,224)	(155,838)
Advertising expenses	(98,054)	(78,115)
Saving Deposit Insurance Fund premiums	(91,780)	(60,450)
Communication expenses	(82,172)	(76,320)
Cleaning service expenses	(41,734)	(42,506)
Loss on sale of assets	(33,393)	(5,934)
Maintenance expenses	(26,264)	(21,096)
Energy expenses	(24,262)	(26,275)
Office supplies	(21,133)	(19,447)
Credit card promotion expenses	(20,669)	(13,312)
Computer usage expenses	(17,433)	(17,744)
Other provision expenses	(16,390)	(5,440)
BRSA participation fee	(15,687)	(13,378)
Consultancy expenses	(15,135)	(9,376)
Transportation expenses	(14,709)	(17,819)
Hosting expenses	(14,659)	(13,172)
Individual pension business expenses	(3,673)	(35,596)
Change in long term insurance contracts	(2,240)	(69,956)
Other various administrative expenses	(168,680)	(324,780)
Total	(1,881,486)	(1,771,959)

73

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

31.                              Commitments and contingencies

In the normal course of business activities, the Group undertakes various commitments and incurs certain contingent liabilities that are not presented in the consolidated financial statements including:

	31 December 2013	31 December 2012
Letters of guarantee	17,901,823	12,640,503
Letters of credit	4,390,249	3,774,709
Acceptance credits	1,052,278	805,832
Other guarantees	62,356	29,993
Total non-cash loans (financial guarantee contracts)	23,406,706	17,251,037

Credit card limit commitments	6,261,117	4,938,035
Loan granting commitments	6,739,356	4,958,548
Commitments for cheque payments	1,320,438	1,154,273
Commitments for credit card and banking operations promotions	238,991	306,109
Total commitments	14,559,902	11,356,965

Total commitments and contingencies	37,966,608	28,608,002

Contingent assets and liabilities

There are various legal cases against the Group for which TL 16,023 (31 December 2012: TL 16,581) has been provided, excluding routine insurance claims.

Due to the nature of insurance business and considering the general attitude of the legal system in favour of the policyholders, the Group provides in full for the claims opened, except for these claims including damages for mental anguish and risks which are not covered by the insurance policies. Since most of such material claims are ceded to reinsurance firms by facultative agreements, such claims, net of ceded amounts have no material effect on the Group’s financial position.

Pending tax audits

The tax and other government authorities (Social Security Institution) have the right to inspect the Group’s tax returns and accounting records for the past five fiscal years. The Group has not recorded a provision for any additional taxes for the fiscal years that remained unaudited, as the amount cannot be estimated with any degree of certainty. The Group’s management believes that no material assessment will arise from any future inspection for unaudited fiscal years.

74

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

32.                              Subsidiaries and associates

The table below sets out the subsidiaries and associates and shows their shareholding structure as at 31 December 2013 and 2012:

31 December 2013	Direct Shareholding Interest (%)	Indirect Shareholding Interest (%)
Subsidiaries:
Güneş Sigorta AŞ	36.35	36.35
Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ	11.75	21.77
Vakıf Emeklilik AŞ	53.90	75.30
Vakıf Enerji ve Madencilik AŞ	65.50	84.96
Taksim Otelcilik AŞ	51.00	51.52
Vakıf Finans Factoring Hizmetleri AŞ	78.39	86.99
Vakıf Finansal Kiralama AŞ	58.71	64.40
Vakıf Yatırım Menkul Değerler AŞ	99.00	99.44
Vakıf Portföy Yönetimi AŞ	99.99	99.99
Vakıfbank International AG	90.00	90.00
Vakıf Gayrimenkul Yatırım Ortaklığı AŞ	27.63	29.49
World Vakıf UBB Ltd in Liquidation (*)	82.00	85.25
VB Diversified Payment Rights Finance Company (**)	—	—
Associates:
Kıbrıs Vakıflar Bankası Ltd.	15.00	15.00
T. Sınai Kalkınma Bankası AŞ	8.38	8.38

31 December 2012	Direct Shareholding Interest (%)	Indirect Shareholding Interest (%)
Subsidiaries:
Güneş Sigorta AŞ	36.35	36.35
Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ	11.75	21.77
Vakıf Emeklilik AŞ	53.90	75.30
Vakıf Enerji ve Madencilik AŞ	65.50	84.96
Taksim Otelcilik AŞ	51.00	51.52
Vakıf Finans Factoring Hizmetleri AŞ	78.39	86.99
Vakıf Finansal Kiralama AŞ	58.71	64.40
Vakıf Yatırım Menkul Değerler AŞ	99.00	99.44
Vakıf Portföy Yönetimi AŞ	99.99	99.99
Vakıfbank International AG	90.00	90.00
Vakıf Gayrimenkul Yatırım Ortaklığı AŞ	27.63	29.49
World Vakıf UBB Ltd. (*)	82.00	85.25
VB Diversified Payment Rights Finance Company (**)	—	—
Associates:
Kıbrıs Vakıflar Bankası Ltd.	15.00	15.00

75

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

32.                              Subsidiaries and associates (continued)

(*) World Vakıf UBB Ltd, was established in the Turkish Republic of Northern Cyprus in 1993 for offshore banking operations. Its head office is in Nicosia. The name of the Bank, which was World Vakıf Offshore Banking Ltd, has been changed to World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorization of World Vakıf UBB Ltd which was subject to consolidation in previous periods, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. World Vakıf UBB Ltd. will be liquidated according to 24 May 2010 dated decision of the Nicosia Local Court. Therefore, the financial statements of the company have not been consolidated as at 31 December 2010, but its equity until the liquidation decision date has been included in the accompanying consolidated financial statements.

The liquidation process of World Vakıf UBB Ltd, an associate of the Parent Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the company’s name has been changed as “World Vakıf UBB Ltd in Liquidation”.

(**) VB Diversified Payment Rights Finance Company is a special purpose entity established for the Bank’s securitization transactions. The Bank or any of its subsidiaries does not have any shareholding interest in this company.

Güneş Sigorta AŞ, was established under the leadership of the Bank and Soil Products Office in 1957. The Company provides nearly all non-life insurance products, including fire, accident, transaction, engineering, agriculture, health, forensic protection, and loan insurance. Its head office is in Istanbul.

Vakıf Emeklilik AŞ, was established under the name Güneş Hayat Sigorta AŞ in 1991. In 2003 the Company has taken conversion permission from Treasury and started to operate both in corporate and retail individual pension business. Its head office is in Istanbul.

Vakıf Enerji ve Madencilik AŞ, was established in 2001 to produce electrical and thermal energy, and to sell this energy in accordance with the related laws and regulations. Its head office is in Ankara.

Taksim Otelcilik AŞ, was established under the Turkish Commercial Code in 1966. The main activity of the Company is to operate in the hotel business or rent out the management of owned hotels. Its head office is in Istanbul.

As per 17 June 2010 dated resolution of the Bank’s Board of Directors, it is decided to sell 51% shares of the Bank in Taksim Otelcilik to domestic or foreign investors and to execute necessary procedures including assignment of a consultant. The Board of Directors of the Bank decided to terminate the block sales of Taksim Otelcilik AŞ to be realized in the forthcoming periods.

Vakıf Finans Factoring Hizmetleri AŞ, was established in 1998 to perform factoring transactions. Factoring, the main operation of the Company, is a financing method that allows the trade receivables of production, distribution and service companies to be sold to intermediary institutions. Its head office is in Istanbul.

Vakıf Finansal Kiralama AŞ, was established in 1988 to enter into finance lease operations and related transactions and contracts. Its head office is in Istanbul.

Vakıf Yatırım Menkul Değerler AŞ, was established in 1996 to provide service to investors through making capital markets transactions, the issuance of capital market tools, purchase and sales of marketable securities, operating as a member of stock exchange, investment consultancy and portfolio management. Its head office is in Istanbul.

Vakıf Portföy Yönetimi AŞ, operates in investment fund management, portfolio management and pension fund management. Its head office is in Istanbul.

Vakıf International AG, was established in 1999 to operate in the banking sector in foreign countries, in line with the Bank’s globalization policy. Its head office is in Vienna.

76

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Subsidiaries

Notes to the Consolidated Financial Statements

As at and For the Year Ended 31 December 2013

(Currency — Thousands of Turkish Lira (TL))

32.                              Subsidiaries and associates (continued)

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ, was established as the first real estate investment partnership in the finance sector under the adjudication of the Capital Markets Law in 1996. The Company’s main operation is in line with the scope in the Capital Markets Board’s regulations relating to real estate investment trusts including real estate, capital market tools based on real estate, real estate projects and investing on capital market tools. Its head office is in Ankara.

Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ, was established in 1991 in Istanbul. The main activity of the Company is to invest a portfolio (including marketable debt securities and equity securities) without having managerial power in the partnerships whose securities have been acquired; and also gold and other precious metals trading in national and international stock exchange markets or active markets other than stock exchange markets, in accordance with the principles and regulations promulgated by Capital Markets Board. Its head office is in Istanbul.

Kıbrıs Vakıflar Bankası Ltd. Şti., was established in 1982 in the Turkish Republic of Northern Cyprus, mainly to encourage the usage of credit cards issued by the Bank, to increase foreign exchange inflow, and carry on retail and commercial banking operations. Its head office is in Nicosia.

Türkiye Sınai Kalkınma Bankası AŞ was established as an investment bank in 1950 to support investments in all economical sectors. Its head office is in Istanbul.

33.                              Subsequent events

In the scope of issuing TL 4,300,000,000 bond and/or bill, Bank has carried out book-building process to issue bond on 13-14-15 January 2014, TL 300 million nominal with 154 days of maturity at 20 June 2014.

As a result, Bank has confirmed to issue bond with TRQVKFB61429 ISIN code, TL 450,000,000 nominal, 154 days maturity, 20 June 2014 maturity date, annual compound interest rate 9,5677%, simple interest rate 9.3156% and issue price TL 96.218.

77

TÜRKİYE VAKIFLAR BANKASI

TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AT 31 DECEMBER 2014

TOGETHER WITH INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

1.                            We have audited the accompanying consolidated financial statements of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) and its subsidiaries (the “Group”) which comprise the consolidated statement of financial position as of 31 December 2014 and consolidated profit or loss and other comprehensive income, changes in equity and cash flows for the year then ended and a summary of significant accounting policies and other explanatory notes.

Management’s responsibility for the consolidated financial statements

2.                            Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

3.                            Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

4.                            In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and its subsidiaries as of 31 December 2014, and their financial performance and cash flows for the year then ended in accordance with International Financial Reporting Standards.

Other matter

5.                            The consolidated financial statements of the Group as of 31 December 2013 were audited by other auditors whose audit report dated 24 March 2014 expressed an unqualified opinion on those statements.

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 25 March 2015

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

CONTENTS		PAGE

CONSOLIDATED STATEMENT OF FINANCIAL POSITION		1

CONSOLIDATED OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME		2-3

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY		4-5

CONSOLIDATED STATEMENT OF CASH FLOWS		6

EXPLANATORY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS		7-89

NOTE 1	GENERAL INFORMATION	7-9
NOTE 2	SIGNIFICANT ACCOUNTING POLICIES	10-36
NOTE 3	FINANCIAL RISK MANAGEMENT	37-57
NOTE 4	INSURANCE RISK MANAGEMENT	58-59
NOTE 5	SEGMENT REPORTING	60-62
NOTE 6	CASH AND CASH EQUIVALENTS	63
NOTE 7	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS	64-66
NOTE 8	REPURCHASE AGREEMENTS	66-67
NOTE 9	LOANS AND ADVANCES TO BANKS	67
NOTE 10	LOANS AND ADVANCES TO CUSTOMERS	68-69
NOTE 11	FINANCE LEASE RECEIVABLES	69
NOTE 12	INVESTMENT SECURITIES	70-71
NOTE 13	INVESTMENT IN EQUITY-ACCOUNTED INVESTEES	72
NOTE 14	PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS	72-73
NOTE 15	OTHER ASSETS	73-74
NOTE 16	TRADING LIABILITIES	74
NOTE 17	DEPOSITS FROM BANKS	75
NOTE 18	DEPOSITS FROM CUSTOMERS	75
NOTE 19	FUNDS BORROWED	75-76
NOTE 20	DEBT SECURITIES ISSUED	76-78
NOTE 21	SUBORDINATED LIABILITIES	78
NOTE 22	OTHER LIABILITIES AND PROVISIONS	79-80
NOTE 23	INCOME TAXES	81-82
NOTE 24	EARNINGS PER SHARE	82
NOTE 25	EQUITY	83-84
NOTE 27	RELATED PARTY TRANSACTIONS	85
NOTE 27	OTHER INCOME	85
NOTE 28	SALARIES AND EMPLOYEE BENEFITS	86
NOTE 29	OTHER EXPENSES	87
NOTE 30	COMMITMENTS AND CONTINGENCIES	88
NOTE 31	SUBSEQUENT EVENTS	89

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Notes	31 December 2014	31 December 2013

ASSETS

Cash and balances with Central Banks	6	25,328,522	22,140,480
Financial assets at fair value through profit or loss	7	450,241	663,232
Loans and advances to banks	9	564,915	165,504
Loans and advances to customers	10	106,555,401	89,175,046
Investment securities	12	23,830,408	22,155,267
Investments in associates	13	229,602	191,794
Property and equipment	14	986,922	1,018,847
Intangible assets	14	162,340	128,130
Current tax assets		9,331	6,014
Deferred tax assets	23	329,672	198,603
Other financial assets	15	545,184	453,861
Other assets	15	3,834,486	3,010,055

Total assets		162,827,024	139,306,833

LIABILITIES AND EQUITY

Trading liabilities	7	270,627	219,480
Deposits from banks	17	5,220,355	4,298,991
Deposits from customers	18	88,511,777	78,783,217
Obligations under repurchase agreements	8	16,185,302	14,580,345
Funds borrowed	19	16,260,650	12,306,664
Debt securities issued	20	10,384,708	6,820,735
Subordinated liabilities	21	2,126,436	1,964,663
Other liabilities and provisions	22	7,535,295	6,589,617
Current tax liabilities	23	249,940	61,399
Deferred tax liabilities	23	15,208	3,978

Total liabilities		146,760,298	125,629,089

Equity attributable to owners of the parent
Share capital		3,300,146	3,300,146
Share premium		724,316	724,316
Reserves		1,701,584	878,806
Retained earnings		9,721,220	8,366,271

Total equity attributable to owners of the parent		15,447,266	13,269,539
Non-controlling interests	25	619,460	408,205

Total equity		16,066,726	13,677,744

Total liabilities and equity		162,827,024	139,306,833

Commitments and contingencies	30	55,819,223	37,966,608

The notes on pages 7 to 89 are an integral part of these consolidated financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Notes	1 January - 31 December 2014	1 January - 31 December 2013

Interest income
Interest on loans and receivables		9,472,448	7,683,665
Interest on securities		2,025,523	1,474,554
- Trading financial assets		11,215	13,599
- Available-for-sale financial assets		1,479,262	1,093,019
- Held-to-maturity investments		535,046	367,936
Interest on deposits at banks		69,167	60,814
Interest on money market placements		931	906
Other interest income		61,138	82,199

Total interest income		11,629,207	9,302,138

Interest expense
Interest on deposits		(5,033,143)	(3,537,998)
Interest on money market deposits		(925,913)	(387,285)
Interest on funds borrowed		(243,009)	(175,752)
Interest expense on securities issued		(445,715)	(257,758)
Other interest expense		(151,171)	(169,076)

Total interest expense		(6,798,951)	(4,527,869)

Net interest income		4,830,256	4,774,269

Fee and commission income		1,109,383	948,333
Fee and commission expense		(434,927)	(319,380)

Net fee and commission income		674,456	628,953

Other operating income
Net trading income		139,659	256,211
Net foreign exchange gains		110,374	1,620
Other income	27	1,309,192	1,049,046

Total other operating income		1,559,225	1,306,877

Other administrative and operating expenses
Salaries and employee benefit expenses	28	(1,538,500)	(1,396,955)
Incurred loan losses, net of recoveries		(1,077,627)	(1,123,750)
Depreciation and amortisation		(131,347)	(128,323)
Taxes other than on income		(105,366)	(87,296)
Other expenses	29	(2,204,736)	(1,881,486)

Total other administrative and operating expenses		(5,057,576)	(4,617,810)

Share of profit of associates accounted for using the equity method		32,447	28,299

Profit before income tax		2,038,808	2,120,588

Income tax expense	23	(363,117)	(376,585)

Profit for the year		1,675,691	1,744,003

The notes on pages 7 to 89 are an integral part of these consolidated financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Notes	31 December 2014	31 December 2013

Other comprehensive income

Items that will never be classified to profit or loss:

Re-measurement of post - employment benefit obligation		(43,696)	(29,915)
Related tax		8,739	5,983

		(34,957)	(23,932)

Items that are or may be reclassified subsequently to profit or loss:
Foreign currency translation differences for foreign operations		(16,843)	73,458
Net change in fair value of available for sale financial assets		668,303	(770,071)
Net change in fair value of available for sale financial assets transferred to profit or loss		168,110	(246,196)
Related tax	25	(161,957)	88,224

Other comprehensive income for the year, net of income tax		622,656	(878,517)

Total comprehensive income for the year		2,298,347	865,486

Profit attributable to:
Owners of the Bank		1,664,304	1,767,839
Non-controlling interest	25	11,387	(23,836)

Profit for the year		1,675,691	1,744,003

Total comprehensive income attributable to:
Owners of the Bank		2,290,761	881,977
Non-controlling interest		7,586	(16,491)

Total comprehensive income for the year		2,298,347	865,486

Basic and diluted Earnings per share on profit for the year (full TL)	24	0.0067	0.0070

The notes on pages 7 to 89 are an integral part of these consolidated financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Attributable to Owners of the Parent
			Reserves
	Share Capital	Share premium	Fair value reserves	Currency translation reserve	Legal reserves	Retained earnings	Total	Non- controlling interest	Total equity

Balances at 1 January 2014	3,300,146	724,316	(168,236)	133,175	913,867	8,366,271	13,269,539	408,205	13,677,744

Profit for the period	—	—	—	—	—	1,664,304	1,664,304	11,387	1,675,691

Other comprehensive income
Re-measurements of defined benefit plans	—	—	—	—	—	(33,294)	(33,294)	(1,663)	(34,957)
Foreign currency translation differences	—	—	—	(14,705)	—	—	(14,705)	(2,138)	(16,843)
Net change in fair value of available for sale financial assets, net of tax	—	—	506,346	—	—	—	506,346	—	506,346
Fair value differences of available for sale financial assets transferred to profit or loss	—	—	168,110	—	—	—	168,110	—	168,110
Other items	—	—	—	—	—	—	—	—	—

Total other comprehensive income	—	—	674,456	(14,705)	—	(33,294)	626,457	(3,801)	622,656

Total comprehensive income for the period	—	—	674,456	(14,705)	—	1,631,010	2,290,761	7,586	2,298,347

Transfer to reserves	—	—	—	—	164,345	(164,345)	—	—	—
Dividends paid	—	—	—	—	—	(100,000)	(100,000)	(2,371)	(102,371)
Other items	—	—	—	—	(1,318)	(11,716)	(13,034)	206,040	193,006
Total contributions by and distributions to owners of the parent, recognized directly in equity	—	—	—	—	163,027	(276,061)	(113,034)	203,669	90,635

Balances at 31 December 2014	3,300,146	724,316	506,220	118,470	1,076,894	9,721,220	15,447,266	619,460	16,066,726

The notes on pages 7 to 89 are an integral part of these consolidated financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2013

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Attributable to Owners of the Parent
			Reserves					Non-
	Share capital	Share premium	Fair value reserves	Translation reserve	Legal reserves	Retained earnings	Total	controlling interest	Total equity

Balances at 1 January 2013	3,300,146	724,320	873,807	67,062	752,778	6,756,136	12,474,249	464,896	12,939,145

Total comprehensive income for the year
Profit for the year	—	—	—	—	—	1,767,839	1,767,839	(23,836)	1,744,003
Other comprehensive income
Re-measurements of defined benefit plans, net of tax	—	—	—	—	—	(23,932)	(23,932)	—	(23,932)
Foreign currency translation differences	—	—	—	66,113	—	—	66,113	7,345	73,458
Net changes in fair value of available for sale financial assets, net of tax	—	—	(789,430)	—	—	114,000	(675,430)	—	(675,430)
Net losses on available for sale financial assets transferred to profit or loss, net of tax	—	—	(252,613)	—	—	—	(252,613)	—	(252,613)
Total other comprehensive income	—	—	(1,042,043)	66,113	—	90,068	(885,862)	7,345	(878,517)

Total comprehensive income for the year	—	—	(1,042,043)	66,113	—	1,857,907	881,977	(16,491)	865,486

Transactions with owners, recorded directly in equity
Transfer to reserves	—	(4)	—	—	147,776	(147,772)	—	—	—
Dividends paid	—	—	—	—		(100,000)	(100,000)	(292)	(100,292)
Other	—	—	—	—	13,313	—	13,313	(39,908)	(26,595)

Total contributions by and distributions to owners	—	(4)	—	—	161,089	(247,772)	(86,687)	(40,200)	(126,887)

Balances at 31 December 2013	3,300,146	724,316	(168,236)	133,175	913,867	8,366,271	13,269,539	408,205	13,677,744

The notes on pages 7 to 89 are an integral part of these consolidated financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Notes	1 January - 31 December 2014	1 January - 31 December 2013
Cash flows from operating activities:
Profit for the year		1,675,691	1,744,003
Adjustments for:
Income tax expense	24	363,117	376,585
Provision for incurred loan losses, net of recoveries		1,077,627	1,123,750
Depreciation and amortization	15	131,347	128,323
Provision for short term employee benefits	29	231,829	259,492
Provision for retirement pay liability and unused vacations	29	88,672	27,951
Unearned premium reserve	28	152,978	54,860
Change in provision for outstanding claims	30	74,332	115,144
Long term insurance contracts	30	—	2,240
Other provision expenses	30	27,660	16,390
Net interest income		(4,830,256)	(4,774,269)
Share of profit of equity-accounted investees		(32,447)	(28,299)
Income from sale of fixed assets		—	(53,924)
Currency translation differences		(7,360)	73,458
Other non-cash adjustments		(362,775)	(1,258,722)
		(1,409,585)	(2,193,018)

Loans and advances to banks		(399,411)	149,521
Reserve deposits		(8,047,658)	(6,433,676)
Financial assets at fair value through profit or loss		212,991	(371,238)
Loans and advances to customers		(17,066,370)	(20,315,859)
Other assets		7,254,236	(841,052)
Deposits from banks		917,985	50,923
Deposits from customers		9,716,788	14,490,631
Obligation under repurchase agreements		1,612,885	6,077,359
Other liabilities and provisions		152,686	610,271
		(5,645,868)	(6,583,120)

Interest received		10,816,159	8,598,872
Interest paid		(6,576,771)	(4,034,511)
Taxes paid		(556,581)	(499,720)
Cash used in operating activities		(3,372,646)	(4,711,497)

Cash flows from investing activities:
Dividends received	9	11,421	18,017
Acquisition of property and equipment		(196,480)	(251,706)
Proceeds from the sale of property and equipment		70,972	23,940
Acquisition of intangible assets		(47,804)	(42,270)
Acquisition of investment securities		(7,677,250)	(7,989,497)
Proceeds from sale of investment securities		8,338,036	4,693,315
Cash provided/(used in) by investing activities		498,895	(3,548,201)

Cash flows from financing activities:
Proceeds from issue of subordinated liabilities		—	—
Proceeds from issue of debt securities		8,540,424	8,721,903
Repayments of debt securities		(5,028,368)	(4,318,460)
Proceeds from share capital increase		—	—
Repayments of funds borrowed		8,538,258	9,280,348
Proceeds from funds borrowed		(4,588,544)	(4,588,544)
Dividends paid		(102,371)	(100,292)
Cash provided by financing activities		7,359,399	8,994,955

Effect of foreign exchange rate fluctuations on cash and cash equivalents		(16,843)	(9,013)
Net increase/(decrease) in cash and cash equivalents		4,468,805	726,244
Cash and cash equivalents at the beginning of the year		20,645,504	19,919,260
Cash and cash equivalents at the end of the year		25,114,309	20,645,504

The notes on pages 7 to 89 are an integral part of these consolidated financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

1.                            GENERAL INFORMATION

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank or the Parent”) was established under the authorization of special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to the General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                                Lending loans by obtaining securities and real estate as collateral,

•                                Establishing or participating in all kinds of insurance corporations,

•                                Trading real estate,

•                                Providing all banking operations and services,

•                                Investing in various corporations handed over by the foundations and the General Directorate of the Foundations in accordance with conditions stipulated by agreements if signed.

•                                To render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by the General Directorate of the Foundations.

The Bank provides corporate, commercial and retail banking services through a network of 890 domestic branches and 3 foreign branches in New York, Bahrain and Iraq (31 December 2013: 856 domestic, 3 foreign, in total 859 branches). Additionally, the Bank has control over a bank located in Austria. As at 31 December 2014, the Bank has 14,920 (31 December 2013: 14,943) employees. The Bank’s head office is located at Sanayi Mahallesi, Eski Büyükdere Caddesi, Güler Sokak, No:51, Kağıthane- İstanbul.

The shareholder holding control over the Bank is the General Directorate of the Registered Foundations and Appendant Foundations represented by the Turkish Republic General Directorate of the Foundations which is set up under Prime Ministry of Turkish Republic having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank. The shares of the Bank are quoted to Borsa İstanbul A.Ş. (BIST) and trade publicly.

As at 31 December 2014 and 2013, The Bank’s paid-in capital amounted to TL 2,500,000, divided into 250.000.000.000 shares with a nominal value of 1 Kuruş each (TL 1 equals Kuruş 100). As at 31 December 2014 and, the Bank’s shareholders’ structure is as follows:

Shareholders	Number of the shares (100 units)	Nominal amount	Share (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10
Appendant foundations (Group B)	386,224,784	386,225	15.45
Other appendant foundations (Group B)	3,096,742	3,097	0.13
Other registered foundations (Group B)	1,453,085	1,453	0.06
Other real persons and legal entities (Group C)	1,533,786	1,534	0.06
Publicly traded (Group D)	630,080,297	630,080	25.20

Paid-in capital	2,500,000,000	2,500,000	100.00

Adjustment to share capital		800,146

Total		3,300,146

The adjustment to share capital represents the cumulative restatement adjustment amount to nominal share capital on adopting IAS 29, “Financial reporting in hyper-inflationary economies” until 1 January 2006.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

1.         GENERAL INFORMATION (Continued)

These consolidated financial statements were approved for issue on 25 March 2015.

The table below sets out the subsidiaries and associates and shows their shareholding structure as at 31 December 2014 and 31 December 2013:

31 December 2014	Direct Shareholding Interest (%)	Indirect Shareholding Interest (%)
Subsidiaries:
Güneş Sigorta AŞ (*)	36.35	36.35
Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ (*)	22.89	32.91
Vakıf Emeklilik AŞ	53.90	75.30
Vakıf Enerji ve Madencilik AŞ	65.50	84.96
Taksim Otelcilik AŞ	51.00	51.52
Vakıf Finans Factoring Hizmetleri AŞ	78.39	86.99
Vakıf Finansal Kiralama AŞ	58.71	64.40
Vakıf Yatırım Menkul Değerler AŞ	99.00	99.44
Vakıf Portföy Yönetimi AŞ	99.99	99.99
Vakıfbank International AG	90.00	90.00
Vakıf Gayrimenkul Yatırım Ortaklığı AŞ (*)	38.70	40.64
World Vakıf UBB Ltd in Liquidation (**)	82.00	85.25
Associates:
Kıbrıs Vakıflar Bankası Ltd.	15.00	15.00
T. Sınai Kalkınma Bankası AŞ	8.38	8.38

(*)                       For those consolidated subsidiaries where the Bank does not own, directly or indirectly through subsidiaries, more than 50% of the subsidiary’s voting power, proportion of ordinary shares held by the Group entitles the Bank to power over relevant activities - acquired through arrangements between shareholders or articles of association of the related subsidiary - and to variable returns from its involvement with the subsidiary while the bank has the ability to affect those returns through its power over the subsidiary.

(**)                World Vakıf UBB Ltd, was established in the Turkish Republic of Northern Cyprus in 1993 for offshore banking operations. Its head office is in Nicosia. The name of the Bank, which was World Vakıf Offshore Banking Ltd, has been changed to World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorization of World Vakıf UBB Ltd is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. World Vakıf UBB Ltd. will be liquidated according to 24 May 2010 dated decision of the Nicosia Local Court. The liquidation process of World Vakıf UBB Ltd, has been carried out by NCTR Collecting and Liquidation Office. The application of the subsidiary for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the name of the subsidiary has been changed as “World Vakıf UBB Ltd. in Liquidation”. Therefore, the financial statements of the subsidiary have not been consolidated as at 31 December 2014 and 31 December 2013.

For the purposes of these consolidated financial statements, the Bank and its consolidated subsidiaries described below are referred to as the “Group”:

Güneş Sigorta A.Ş. was established under the leadership of the Bank and Soil Products Office in 1957. The subsidiary provides nearly all non-life insurance products, including fire, accident, transaction, engineering, agriculture, health, forensic protection and loan insurance. Its head office is in Istanbul.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

1.                            GENERAL INFORMATION (Continued)

Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. was established in 1991 in Istanbul. The main activity of the subsidiary is to invest in a portfolio (including marketable debt securities and equity securities) without having managerial power in the partnerships whose securities have been acquired; and also gold and other precious metals trading in national and international stock exchange markets or active markets other than stock exchange markets, in accordance with the principles and regulations promulgated by Capital Markets Board. Its head office is in Istanbul.

Vakıf Emeklilik A.Ş. was established under the name Güneş Hayat Sigorta AŞ in 1991. In 2003 the subsidiary has taken conversion permission from the related regulatory bosy and started to operate both in pension business. Its head office is in Istanbul.

Vakıf Enerji ve Madencilik A.Ş. was established in 2001 to produce electrical and thermal energy, and to sell this energy in accordance with the related laws and regulations. Its head office is in Ankara.

Taksim Otelcilik A.Ş. was established under the Turkish Commercial Code in 1966. The main activity of the subsidiary is to operate in the hotel business or rent out the management of owned hotels. Its head office is in Istanbul.

Vakıf Finans Factoring Hizmetleri A.Ş. was established in 1998 to perform factoring transactions. Its head office is in Istanbul.

Vakıf Finansal Kiralama A.Ş. was established in 1988 to enter into finance lease operations and related transactions and contracts. Its head office is in Istanbul.

Vakıf Yatırım Menkul Değerler A.Ş. was established in 1996 to provide service to investors through making capital markets transactions, the issuance of capital market tools, purchase and sales of marketable securities, operating as a member of stock exchange, investment consultancy and portfolio management. Its head office is in Istanbul.

Vakıf Portföy Yönetimi A.Ş. operates in investment fund management, portfolio management and pension fund management. Its head office is in Istanbul.

Vakıf International AG was established in 1999 to operate in the banking sector in foreign countries, in line with the Bank’s globalization policy. Its head office is in Vienna, Austria.

Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. was established as the first real estate investment partnership in the finance sector under the adjudication of the Capital Markets Law in 1996. The subsidiary’s main operation is in line with the scope in the Capital Markets Board’s regulations relating to real estate investment trusts including real estate, capital market tools based on real estate, real estate projects and investing on capital market tools. Its head office is in Ankara.

The Bank has also the following associates:

Kıbrıs Vakıflar Bankası Ltd. Şti. was established in 1982 in the Turkish Republic of Northern Cyprus, mainly to encourage the usage of credit cards issued by the Bank, to increase foreign exchange inflow, and carry on retail and commercial banking operations. Its head office is in Nicosia.

Türkiye Sınai Kalkınma Bankası AŞ was established as an investment bank in 1950 to support investments in all economic sectors. Its head office is in Istanbul.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1       Basis of Preparation

The consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) including International Accounting Standards issued by the International Accounting Standards Board (“IASB”) and Interpretations issued by the International Financial Reporting Standards Interpretation Committee (“IFRSIC”).

The Bank and its subsidiaries which are incorporated in Turkey maintain their books of account and prepare their statutory financial statements in accordance with the regulations on accounting and reporting framework and accounting standards which are determined by the provisions of Turkish Banking Law and accounting standards promulgated by the other relevant laws and regulations. The foreign subsidiaries maintain their books of account and prepare their statutory financial statements in their local currencies and in accordance with the regulations of the countries in which they operate. The consolidated financial statements have been prepared in accordance with IFRS and presented in Turkish Lira (“TL”). For the purpose of fair presentation in accordance with IFRS, certain adjustments and reclassifications have been made to the statutory financial statements, which mainly comprise the effects of deferred taxation and reserve for impairment of loans and receivables.

In preparation of the consolidated financial statements of the Group, the same accounting policies and methods of computation have been followed as compared to the prior year consolidated financial statements except for the adoption of new standards and interpretations as of 1 January 2014, where applicable, noted below:

2.2       New and Revised International Financial Reporting Standards

a.         Standards, Amendments and IFRICs applicable to 31 December 2014 year ends

•                                Amendment to IAS 32,’Financial instruments:Presentation’, on offsetting financial assets and financial liabilities, effective from annual periods beginning on or after 1 January 2014. This amendment updates the application guidance in IAS 32, ‘Financial instruments: Presentation’, to clarify some of the requirements for offsetting financial assets and financial liabilities on the balance sheet.

•                                Amendments to IAS 36, ‘Impairment of assets’, effective from annual periods beginning on or after 1 January 2014. These amendments address the disclosure of information about the recoverable amount of impaired assets if that amount is based on fair value less costs of disposal.

•                                Amendment to IAS 39 ‘Financial instruments: Recognition and measurement’, on novation of derivatives and hedge accounting, effective from annual periods beginning on or after 1 January 2014. These narrow-scope amendments allow hedge accounting to continue in a situation where a derivative, which has been designated as a hedging instrument, is novated to effect clearing with a central counterparty as a result of laws or regulation, if specific conditions are met.

•                                IFRIC 21, ‘Levies’, effective from annual periods beginning on or after 1 January 2014. This interpretation is on IAS 37, ‘Provisions, contingent liabilities and contingent assets’. IAS 37 sets out criteria for the recognition of a liability, one of which is the requirement for the entity to have a present obligation as a result of a past event (known as an obligating event). The interpretation clarifies that the obligating event that gives rise to a liability to pay a levy is the activity described in the relevant legislation that triggers the payment of the levy.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

b.             New IFRS standards, amendments and IFRICs effective after 1 January 2015

•                                Annual improvements 2012; effective from annual periods beginning on or after 1 July 2014. These amendments include changes from the 2010-12 cycle of the annual improvements project, that affect 7 standards:

•                                IFRS 2, ‘Share-based payment’

•                                IFRS 3, ‘Business Combinations’

•                                IFRS 8, ‘Operating segments’

•                                IFRS 13, ‘Fair value measurement’

•                                IAS 16, ‘Property, plant and equipment’ and IAS 38,’Intangible assets’

•                                Consequential amendments to IFRS 9, ‘Financial instruments’, IAS 37, ‘Provisions, contingent liabilities and contingent assets’, and

•                                IAS 39, Financial instruments - Recognition and measurement’

•                                Annual improvements 2013; effective from annual periods beginning on or after 1 July 2014. These amendments include changes from the 2011-12-13 cycle of the annual improvements project, that affect 4 standards:

•                                IFRS 1, ‘First time adoption’

•                                IFRS 3, ‘Business combinations’

•                                IFRS 13, ‘Fair value measurement’ and

•                                IAS 40, ‘Investment property’.

•                                IFRS 14, Regulatory deferral accounts, effective from annual periods beginning on or after January 2014 and effective for annual periods beginning on or after 1 January 2016. IFRS 14 permits first-time adopters to continue to recognize amounts related to rate regulation in accordance with their previous GAAP requirements when they adopt IFRS. However, to enhance comparability with entities that already apply IFRS and do not recognize such amounts, the standard requires that the effect of rate regulation must be presented separately from other items. An entity that already presents IFRS financial statements is not eligible to apply the standard.

•                                Amendment to IFRS 11, ‘Joint arrangements’ on acquisition of an interest in a joint operation, effective from annual periods beginning on or after 1 January 2016. This amendment adds new guidance on how to account for the acquisition of an interest in a joint operation that constitutes a business.

•                                Amendment to IAS 16, ‘Property, plant and equipment’ and IAS 38, ‘Intangible assets’, on depreciation and amortization, effective from annual periods beginning on or after 1 January 2016. This amendment has clarified that the use of revenue based methods to calculate the depreciation of an asset is not appropriate because revenue generated by an activity that includes the use of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. It is also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

•                                Amendments to IAS 27, ‘Separate financial statements’ on the equity method, effective from annual periods beginning on or after 1 January 2016. These amendments allow entities to use the equity method to account for investments in subsidiaries, joint ventures and associates in their separate financial statements.

•                                Amendments to IFRS 10, ‘Consolidated financial statements’ and IAS 28, ‘Investments in associates and joint ventures’, effective from annual periods beginning on or after 1 January 2016. These amendments address an inconsistency between the requirements in IFRS 10 and those in IAS 28 in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The main consequence of the amendments is that a full gain or loss is recognized when a transaction involves a business (whether it is housed in a subsidiary or not). A partial gain or loss is recognized when a transaction involves assets that do not constitute a business, even if these assets are housed in a subsidiary.

•                                IFRS 15 ‘Revenue from contracts with customers’, effective from annual periods beginning on or after 1 January 2017. The new standard introduces the core principle that revenue must be recognized when the goods or services are transferred to the customer, at the transaction price. Any bundled goods or services that are distinct must be separately recognized, and any discounts or rebates on the contract price must generally be allocated to the separate elements. When the consideration varies for any reason, minimum amounts must be recognized if they are not at significant risk of reversal. Costs incurred to secure contracts with customers have to be capitalised and amortised over the period when the benefits of the contract are consumed.

•                                IFRS 9 ‘Financial instruments’, effective from annual periods beginning on or after 1 January 2018. This standard replaces the guidance in IAS 39. It includes requirements on the classification and measurement of financial assets and liabilities; it also includes an expected credit losses model that replaces the current incurred loss impairment model.

Classification under IFRS 9 for investments in debt instruments is driven by the entity’s business model for managing financial assets and their contractual cash flow characteristics. The decision is to be made at initial recognition. The classification depends on the entity’s business model for managing its financial instruments and the contractual cash flow characteristics of the instrument. There are three classification categories for debt instruments: amortised cost, fair value through other comprehensive income (‘FVOCI’) and fair value through profit or loss (‘FVPL’). A financial asset is measured at amortised cost if it both of the criteria is met;  (i) the objective of the entity’s business model is to hold the asset to collect the contractual cash flows, and (ii) the asset’s contractual cash flows represent ‘solely payments of principal and interest’ (‘SPPI’)  (that is, it has only “basic loan features”). Financial assets included within this category are initially recognized at fair value and subsequently measured at amortised cost. A financial asset is measured at fair value through other comprehensive income (FVOCI) if both of the following criteria are met; the objective of the business model is achieved both by collecting contractual cash flows and selling financial assets; and The asset’s contractual cash flows represent SPPI. Financial assets included within this category are initially recognized and subsequently measured at fair value. Movements in the carrying amount should be taken through OCI, except for the recognition of impairment gains or losses, interest revenue and foreign exchange gains and losses which are recognized in profit and loss. Where the financial asset is derecognized, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss. Fair value through profit or loss (‘FVPL’) is the residual category. Financial assets should be classified as FVPL if they do not meet the criteria of FVOCI or amortized cost. Financial assets included within the FVPL category should be measured at fair value with all changes taken through profit or loss.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

All equity instruments are to be measured subsequently at fair value. Equity instruments that are held for trading will be measured at fair value through profit or loss. For all other equity investments, an irrevocable election can be made at initial recognition, to recognize unrealized and realized fair value gains and losses through other comprehensive income rather than profit or loss. There is to be no recycling of fair value gains and losses to profit or loss. This election may be made on an instrument-by-instrument basis. Dividends are to be presented in profit or loss, as long as they represent a return on investment.

Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9. The key change is that an entity will be required to present the effects of changes in own credit risk of financial liabilities designated at fair value through profit or loss in other comprehensive income.

•                                Amendments to IAS 16 ‘Property, plant and equipment’, and IAS 41, ‘Agriculture’, regarding bearer plants, effective from annual periods beginning on or after 1 January 2016. These amendments change the financial reporting for bearer plants, such as grape vines, rubber trees and oil palms. It has been decided that bearer plants should be accounted for in the same way as property, plant and equipment because their operation is similar to that of manufacturing. Consequently, the amendments include them within the scope of IAS 16, instead of IAS 41. The produce growing on bearer plants will remain within the scope of IAS 41.

•                                Amendment to IAS 19 regarding defined benefit plans, effective from annual periods beginning on or after 1 July 2014. These narrow scope amendments apply to contributions from employees or third parties to defined benefit plans. The objective of the amendments is to simplify the accounting for contributions that are independent of the number of years of employee service, for example, employee contributions that are calculated according to a fixed percentage of salary.

•                                Annual improvements 2014, effective from annual periods beginning on or after 1 January 2016. These set of amendments impacts 4 standards:

•                                IFRS 5, ‘Non-current assets held for sale and discontinued operations’ regarding methods of disposal.

•                                IFRS 7, ‘Financial instruments: Disclosures’, (with consequential amendments to IFRS 1) regarding servicing contracts.

•                                IAS 19, ‘Employee benefits’ regarding discount rates.

•                                IAS 34, ‘Interim financial reporting’ regarding disclosure of information.

•                                Disclosure Initiative Amendments to IAS 1, effective  from annual periods beginning on or after December 2014 and effective for annual periods on or after 1 January 2016. The Standard was amended to clarify the concept of materiality and explains that an entity need not provide a specific disclosure required by an IFRS if the information resulting from that disclosure is not material, even if the IFRS contains a list of specific requirements or describes them as minimum requirements. The Standard also provides new guidance on subtotals in financial statements, in particular, such subtotals (a) should be comprised of line items made up of amounts recognized and measured in accordance with IFRS; (b) be presented and labelled in a manner that makes the line items that constitute the subtotal clear and understandable; (c) be consistent from period to period; and (d) not be displayed with more prominence than the subtotals and totals required by IFRS standards.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

•                                Investment Entities: Applying the Consolidation Exception Amendment to IFRS 10, IFRS 12 and IAS 28, effective from annual periods beginning on or after December 2014 and effective for annual periods on or after 1 January 2016). The Standard was amended to clarify that an investment entity should measure at fair value through profit or loss all of its subsidiaries that are themselves investment entities. In addition, the exemption from preparing consolidated financial statements if the entity’s ultimate or any intermediate parent produces consolidated financial statements available for public use was amended to clarify that the exemption applies regardless whether the subsidiaries are consolidated or are measured at fair value through profit or loss in accordance with IFRS 10 in such ultimate or any intermediate parent’s financial statements.

•                                Disclosure Initiative Amendments to IAS 1, effective  from annual periods beginning on or after December 2014 and effective for annual periods on or after 1 January 2016). The Standard was amended to clarify the concept of materiality and explains that an entity need not provide a specific disclosure required by an IFRS if the information resulting from that disclosure is not material, even if the IFRS contains a list of specific requirements or describes them as minimum requirements. The Standard also provides new guidance on subtotals in financial statements, in particular, such subtotals (a) should be comprised of line items made up of amounts recognized and measured in accordance with IFRS; (b) be presented and labelled in a manner that makes the line items that constitute the subtotal clear and understandable; (c) be consistent from period to period; and (d) not be displayed with more prominence than the subtotals and totals required by IFRS standards.

•                                Investment Entities: Applying the Consolidation Exception Amendment to IFRS 10, IFRS 12 and IAS 28 effective from annual periods beginning on or after December 2014 and effective for annual periods on or after 1 January 2016). The Standard was amended to clarify that an investment entity should measure at fair value through profit or loss all of its subsidiaries that are themselves investment entities. In addition, the exemption from preparing consolidated financial statements if the entity’s ultimate or any intermediate parent produces consolidated financial statements available for public use was amended to clarify that the exemption applies regardless whether the subsidiaries are consolidated or are measured at fair value through profit or loss in accordance with IFRS 10 in such ultimate or any intermediate parent’s financial statements.

2.3       Summary of Significant Accounting Policies, Judgments and Estimates

Accounting in hyperinflationary countries

Financial statements of the entities located in Turkey have been restated for the changes in the general purchasing power of the Turkish Lira based on IAS 29 - Financial Reporting in Hyperinflationary Economies as at 31 December 2005. IAS 29 requires that financial statements prepared in the currency of a hyperinflationary economy be stated in terms of the measuring unit current at the reporting date, and that corresponding figures for previous years be restated in the same terms. One characteristic that necessitates the application of IAS 29 is a cumulative three-year inflation rate approaching or exceeding 100%. The cumulative three-year inflation rate in Turkey was 35.61% as at 31 December 2005, based on the Turkish nation-wide wholesale price indices announced by the Turkish Statistical Institute. This, together with the sustained positive trend in quantitative factors, such as the stabilization in capital and money markets, decrease in interest rates and the appreciation of TL against the US Dollar and other hard currencies have been taken into consideration to categorize Turkey as a non-hyperinflationary economy under IAS 29 effective from 1 January 2006.

Functional and Presentation Currency

These consolidated financial statements are presented in TL, which is the Bank’s functional currency. Except if indicated, financial information presented in TL has been rounded to the nearest thousand.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Judgments and Estimates

The preparation of the consolidated financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the application of policies and in the measurement of income and expenses in the profit and loss statement and in the carrying value of assets and liabilities in the statement of financial position, and in the disclosure of information in the notes to the financial statements. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. The actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the year in which the estimate is revised and in any future years affected.

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year and about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements is disclosed below. These disclosures supplement the commentary on financial risk management.

Impairment

Assets accounted for at amortized cost are evaluated for impairment on a basis described in Note 3 (i) - impairment of financial assets.

The specific component of the total allowances for impairment applies to financial assets evaluated individually for impairment and is based upon management’s best estimate of the present value of the cash flows that are expected to be received. In estimating these cash flows, management makes judgments about a debtor’s financial situation and the net realizable value of any underlying collateral.

A collective component of the total allowance is established for:

•                                groups of homogeneous loans that are not considered individually significant; and

•                                groups of assets that are individually significant but that were not found to be individually impaired.

Collective allowance for groups of homogeneous loans is established using statistical methods such as roll rate methodology or for small portfolios with insufficient information, a formula approach based on historic loss rate experience. The roll rate methodology uses statistical analysis of historical data on delinquency to estimates the amount of loss. The estimate of loss arrived at on the basis of historical information is then reviewed to ensure that it appropriately reflects the economic conditions and product mix at the reporting date.

The methodology and assumptions used for estimating both the amount and timing of recoverable amounts are reviewed regularly to reduce any differences between loss estimates and actual loss experience. The total carrying value of such Loans and advances to customers as of 31 December 2014 is TL 106,555,401 (31 December 2013: TL 89,175,046) net of impairment allowance of TL 4,838,962 (31 December 2013: TL 3,731,355).

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Collective allowance for groups of assets that are individually significant but that were not found to be individually impaired cover credit losses inherent in portfolios of loans and advances, and held-to-maturity investment securities with similar credit risk characteristics when there is objective evidence to suggest that they contain impaired loans and advances, and held-to-maturity investment securities, but the individual impaired items cannot yet be identified. In assessing the need for collective loss allowances, management considers factors such as credit quality, portfolio size, concentrations and economic factors. In order to estimate the required allowance, assumptions are made to define the way inherent losses are modelled and to determine the required input parameters, based on historical experience and current economic conditions. The accuracy of the allowances depends on the estimates of future cash flows for specific counterparty allowances and the model assumptions and parameters used in determining collective allowances.

Investments in equity securities were evaluated for impairment on the basis described in Note 3 (i) - impairment of financial assets.

An assessment as to whether an investment in sovereign debt is impaired may be complex. In making such an assessment, the Group considers the following factors:

•                               The market’s assessment of creditworthiness as reflected in the bond yields;

•                               The rating agencies’ assessments of the creditworthiness;

•                               The ability of the country to access the capital markets for new debt issuance;

•                               The probability of debt being restructured resulting in holders suffering losses through voluntary or mandatory debt forgiveness.

Fair value

The determination of fair value for financial assets and financial liabilities for which there is no observable market price requires the use of valuation techniques. For financial instruments that trade infrequently and have little price transparency, fair value is less objective, and requires varying degrees of judgment depending on liquidity, concentration, uncertainty of market factors, pricing assumptions and other risks affecting the specific instrument.

The Group’s accounting policy on fair value measurements is discussed in (i) - Measurement.

The Group measures fair values using the following fair value hierarchy that reflects the significance of the inputs used in making the measurements.

•                                Level 1: Quoted market price (unadjusted) in an active market for an identical instrument.

•                                Level 2: Valuation techniques based on observable inputs, either directly-i.e. as prices-or indirectly- i.e. derived from prices. This category includes instruments valued using: quoted market prices in active markets for similar instruments; quoted prices for identical or similar instruments in markets that are considered less than active; or other valuation techniques where all significant inputs are directly or indirectly observable from market data.

•                                Level 3: Valuation techniques using significant unobservable inputs. This category includes all instruments where the valuation technique includes inputs not based on observable data and the unobservable inputs have a significant effect on the instrument’s valuation. This category includes instruments that are valued based on quoted prices for similar instruments where significant unobservable adjustments or assumptions are required to reflect differences between the instruments.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair values of financial assets and financial liabilities that are traded in active markets are based on quoted market prices or dealer price quotations. For all other financial instruments the Group determines fair values using valuation techniques.

Valuation techniques include net present value and discounted cash flow models, comparison to similar instruments for which market observable prices exist. Assumptions and inputs used in valuation techniques include risk-free and benchmark interest rates, credit spreads and other variables used in estimating discount rates, bond and equity prices, foreign currency exchange rates, equity and equity index prices and expected price volatilities and correlations. The objective of valuation techniques is to arrive at a fair value determination that reflects the price of the financial instrument at the reporting date, which would have been determined by market participants acting at arm’s length.

The Group uses widely recognized valuation models for determining the fair value of common and more simple financial instruments, like interest rate and currency swaps that use only observable market data and require little management judgment and estimation. Observable prices and model inputs are usually available in the market for listed debt and equity securities, exchange traded derivatives and simple over the counter derivatives like interest rate swaps. Availability of observable market prices and model inputs reduces the need for management judgment and estimation and also reduces the uncertainty associated with determination of fair values. Availability of observable market prices and inputs varies depending on the products and markets and is prone to changes based on specific events and general conditions in the financial markets.

(a)        Basis of consolidation

The consolidated financial statements include the financial statements of the Bank and the Subsidiaries.

Subsidiaries are those investees, that the Group controls because the Group (i) has power to direct relevant activities of the investees that significantly affect their returns, (ii) has exposure, or rights, to variable returns from its involvement with the investees, and (iii) has the ability to use its power over the investees to affect the amount of investor’s returns. The existence and effect of substantive rights, including substantive potential voting rights, are considered when assessing whether the Group has power over another entity. For a right to be substantive, the holder must have practical ability to exercise that right when decisions about the direction of the relevant activities of the investee need to be made. The Group may have power over an investee even when it holds less than majority of voting power in an investee. In such a case, the Group assesses the size of its voting rights relative to the size and dispersion of holdings of the other vote holders to determine if it has de-facto power over the investee. Protective rights of other investors, such as those that relate to fundamental changes of investee’s activities or apply only in exceptional circumstances, do not prevent the Group from controlling an investee. Subsidiaries are consolidated from the date on which control is transferred to the Group, and are deconsolidated from the date on which control ceases.

The Bank reassesses its control power over its subsidiaries if there is an indication that there are changes to any of the three elements of control. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsidiaries are fully consolidated from the date of acquisition, being the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.

Companies where the Bank exercises significant influence, but not control are accounted for using the equity method.

The financial statements of the subsidiaries are prepared for the same reporting year as the Bank, using consistent accounting policies.

Associates

Associates are entities over which the Group has significant influence (directly or indirectly), but not control, generally accompanying a shareholding of between 20 and 50 percent of the voting rights. Investments in associates are accounted for using the equity method of accounting, and are initially recognized at cost. The carrying amount of associates includes goodwill identified on acquisition less accumulated impairment losses, if any. Dividends received from associates reduce the carrying value of the investment in associates. Other post-acquisition changes in Group’s share of net assets of an associate are recognized as follows: (i) the Group’s share of profits or losses of associates is recorded in the consolidated profit or loss for the year as share of result of associates, (ii) the Group’s share of other comprehensive income is recognized in other comprehensive income and presented separately, (iii); all other changes in the Group’s share of the carrying value of net assets of associates are recognized in profit or loss within the share of result of associates. However, when the Group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate.

Transactions eliminated on consolidation

Inter-company balances and transactions, and any unrealized gains and losses arising from inter-company transactions, are eliminated in preparing the consolidated financial statements. Unrealized gains arising from transactions with associates are eliminated to the extent of the Bank and its subsidiaries’ interest in the entity. Unrealized gains arising from transactions with associates are eliminated against the investment in the associate. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

(b)                       Foreign currency

Foreign currency transactions

Transactions are recorded in TL, which represents functional currency of the group’s entities except for World Vakıf UBB Ltd and Vakıfbank International AG. Transactions denominated in foreign currencies are recorded at the exchange rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are converted into functional currency at the exchange rates ruling at the end of reporting period with the resulting exchange differences recognized in profit or loss as foreign exchange gains or losses.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign operations

The functional currencies of the foreign subsidiaries, World Vakıf UBB Ltd. and Vakıfbank International AG, are US Dollar and Euro, respectively, and their financial statements are translated to the presentation currency, TL, for consolidation purposes, as summarized in the following paragraphs.

•                                The assets and liabilities of the foreign subsidiaries are translated at the exchange rate ruling at the end of the respective reporting period.

•                                The income and expenses of foreign operations are translated to TL using average exchange rates.

•                                Foreign currency differences arising from the translation of the financial statements of the foreign operations into TL for consolidation purpose are recognized in other comprehensive income and accumulated in the foreign currency translation reserve (“translation reserve”). Where a foreign operation is disposed of, in part or full, the full amount in the translation reserve is transferred to profit or loss as part of the profit or loss on disposal.

(c)        Interest

Interest income and expense are recognized in the consolidated profit or loss using the effective interest method. The effective interest rate is the rate that exactly discounts the estimated future cash payments and receipts through the expected life of the financial asset or liability (or, where appropriate, a shorter period) to the carrying amount of the financial asset or liability. When calculating the effective interest rate, the Group estimates future cash flows considering all contractual terms of the financial instrument but not future credit losses.

The calculation of the effective interest rate includes all fees and points paid or received, transaction costs, and discounts or premiums that are an integral part of the effective interest rate. Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of financial assets or liabilities.

Interest income and expense presented in the consolidated statement of profit or loss and other comprehensive income include:

•                                interest on financial assets and liabilities at amortized cost on an effective interest rate basis,

•                                interest on available-for-sale investment securities on an effective interest rate basis,

•                                interest earned till the disposal of financial assets at fair value through profit or loss.

(d)        Fees and commission

Fees and commission income and expenses that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate.

Other fees and commission income, including account servicing fees, investment management fees, sales commission, placement fees and syndication fees, commissions for insurance business (see also accounting policy (s)) are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan, loan commitment fees are recognized on a straight-line basis over the commitment period.

Other fees and commission expense relates mainly to transaction and service fees, which are expensed as the services are received.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)        Net trading income

Net trading income includes gains and losses arising from revaluation and disposals of financial assets at fair value through profit or loss, the disposal of available-for-sale financial assets, and gains and losses on derivative financial instruments held for trading purpose.

(f)        Dividends

Dividend income is recognized when the right to receive the income is established. Dividends are reflected as a component of other operating income.

(g)        Leases

The Group as the lessee

Operating leases

Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the statement of income on a straight-line basis over the period of the lease.

Finance leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee.

Minimum lease payments made under finance leases are apportioned between the finance expense and the reduction of the outstanding liability. The finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Capitalised leased assets are depreciated over the estimated useful life of the asset.

The Group as the lessor

Finance leases

When the Group is the lessor in a lease agreement that transfers substantially all of the risks and rewards incidental to ownership of the asset to the lessee, the arrangement is classified as a finance lease and a receivable equal to the net investment in the lease is recognized.

(h)        Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to items recognized directly in equity or in other comprehensive income.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Corporate tax

Turkey

Statutory income is subject to corporate tax at 20.0%. This rate is applied to accounting income modified for certain exemptions (like dividend income) and deductions (like investment incentives), and additions for certain non-tax deductible expenses and allowances for tax purposes. If there is no dividend distribution planned, no further tax charges are made.

Dividends paid to resident institutions and institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to those institutions, the withholding tax rate on the dividend payments is 15.0%. In applying the withholding tax rates on dividend payments to non-resident institutions and individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. The payments can be deducted from the annual corporate tax calculated for the whole year earnings.

75% of gains on disposal of equity shares and immovables which were held for at least 2 years within the assets of acquired entities after acquisition are exempt from taxation if such gains are added to paid-in capital or kept under equity as restricted funds for at least 5 years.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

There is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of the 25th day of the fourth month following the close of the accounting period to which they relate. Tax returns are open to inspection for five years from the beginning of the year that follows the date of filing, during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue assessments based on their findings.

Foreign subsidiary

The corporate tax rate for the Group’s subsidiary in Austria has been determined as 25.0%. Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. Taxes which have been paid for previous periods can be deducted from corporate taxes computed on annual taxable income. According to the Double Taxation Treaty Agreement between Turkey and Austria, Turkish corporations in Austria possess the right to benefit from tax returns of 10.0% on interest earned from the investments and loans granted in Turkey.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred taxes

Deferred tax assets and liabilities are recognized on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities outside a business combination which affect neither accounting nor taxable profit.

The deferred tax assets and liabilities are reported as net in the consolidated financial statements only if the Group has a legal right to set off current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities related to same taxable entity.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Transfer pricing regulations

In Turkey, the transfer pricing provisions have been stated under the Article 13 of the Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

If a taxpayer enters into transactions regarding the sale or purchase of goods and services with related parties, where the prices are not set in accordance with the arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

The files that should be sent to the tax authorities are prepared in accordance with the existing transfer pricing regulations. However such documents are open for five years from the beginning of the year that follows the date of filing, during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue tax assessments based on their findings.

Investment incentives

As per the provisional Article no. 69, effective from 1 January 2006, added to the Income Tax Law no. 193 by Law no. 5479 dated 8 April 2006 and published in Official Gazette no. 26133, tax payers could deduct investment incentives which were calculated according to the legislative provisions (including tax rate related provisions) in force on 31 December 2005, only from the taxable income for the years 2006, 2007, and 2008. The rights of tax payers who could not deduct investment incentives fully or partially due to insufficient taxable income during those years, were lost as at 31 December 2008.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In accordance with the decision taken by the Turkish Constitutional Court on 15 October 2009, the “2006, 2007 and 2008 ….” clause of the provisional Article no. 69 of the Income Tax Law mentioned above, is repealed and the time limitation for the use of the investment incentive is removed. The repeal related to the investment incentive was enacted and issued in the 8 January 2010 Official Gazette number 27456. Accordingly, the Group’s subsidiary operating in finance leasing business will be able to deduct its remaining investment incentives from taxable income in the future without any time limitation.

As per “Law regarding amendments to the Income Tax Law and Some Other Certain Laws and Decree Laws” accepted on 23 July 2010 at the Grand National Assembly of Turkey, the expression of “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate) valid at this date” has been amended as “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate as explained in the second clause of the temporary article no 61 of the Law) valid at this date” and the following expression of “ Investment incentive amount used in determination of the tax base shall not exceed 25% of the associated taxable income. Tax is computed on the remaining income per the enacted tax rate” has been added. This Law has been published in the Official Gazette on 1 August 2010.

The clause “The amount which to be deducted as investment incentive to estimate tax base cannot exceed 25% of related income” which has been added to first clause of the temporary 69th article of Law No: 193 with the 5th article of Law No: 6009 on Amendments to Income Tax Law and Some Other Laws and Decree Laws has been abrogated with the 9 February 2012 dated decisions no: E.2010/93 and K.2012/20.

(i)         Financial instruments

Recognition

The Group initially recognises loans and advances and deposits on the date which they are originated. Regular way purchases and sales of financial assets are recognized on the settlement date on which the Group commits to purchase or sell the asset. All other financial assets and liabilities are initially recognized on the trade date at which the Group becomes a party to the contractual provisions of the instrument.

A financial asset or liability is measured initially at fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issue.

Classification

Financial assets at fair value through profit or loss are trading financial assets acquired principally with the intention of disposal within a short period for the purpose of short-term profit making and derivative financial instruments. All trading derivatives in a net receivable position (positive fair value) are reported as financial assets at fair value through profit or loss. All trading derivatives in a net payable position (negative fair value) are reported as financial liabilities at fair value through profit or loss under other liabilities and provisions.

Held-to-maturity investment securities are financial assets with fixed or determinable payments and fixed maturity that the Group has the positive intent and ability to hold to maturity. These include certain debt securities.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and the Group does not intend to sell immediately or in the near term. They arise when the Group provides money, goods and services directly to a debtor with no intention of trading the receivable. Loans and receivables comprise loans and advances to banks and customers.

When the Group purchases a financial asset and simultaneously enters into an agreement to resell the asset (or a substantially a similar asset) at a fixed price on a future date (“reverse repo” or “stock borrowing”), the arrangement is accounted for as a loan and advance, and the underlying asset is not recognized in the Group’s financial statements. Such financial assets are presented separately on the face of consolidated statement of financial position.

Available-for-sale financial assets are the financial assets that are not held for trading purposes, loans and advances to banks and customers, or held to maturity. Available-for-sale financial assets mainly include certain debt securities issued by the Turkish Government.

Financial liability is any liability that is a contractual obligation to deliver cash or another financial asset to another entity.

See also specific instruments below.

Measurement

A financial asset or liability is initially measured at fair value plus (for an item not subsequently measured at fair value through profit or loss) transaction costs that are directly attributable to its acquisition or issue.

Subsequent to initial recognition, all financial assets at fair value through profit or loss and all available-for-sale financial assets are measured at fair value, except that any instrument that does not have a quoted market price in an active market and whose fair value cannot be reliably measured is stated at cost, including transaction costs, less impairment losses.

All non-trading financial liabilities, loans and receivables and held-to-maturity investment securities are measured at amortized cost less impairment losses. The amortised cost of a financial asset or liability is the amount at which the financial asset or liability is measured at initial recognition, minus principal repayments, plus or minus the cumulative amortisation using the effective interest method of any difference between the initial amount recognized and the maturity amount, minus any reduction for impairment.

Fair value measurement principles

The fair value of financial instruments is based on their quoted market price at the reporting date without any deduction for transaction costs. If a quoted market price is not available, the fair value of the instrument is estimated using pricing models or discounted cash flow techniques. Where discounted cash flow techniques are used, estimated future cash flows are based on management’s best estimates and the discount rate is a market related rate at the reporting date for an instrument with similar terms and conditions. Where pricing models are used, inputs are based on market-related measures at the reporting date.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair values of foreign currency forward and swap transactions are determined by comparing the period end foreign exchange rates with the contractual forward rates discounted to the balance sheet date with the current market rates. The resulting gain or loss is reflected in the income statement.

In the assessment of fair value of interest rate swap instruments, interest amounts to be paid or to be received due to/from the fixed rate on the derivative contract are discounted to the balance sheet date with the current applicable fixed rate in the market that is prevailing between the balance sheet date and the interest payment date, whereas interest amounts to be paid or to be received due to/from the floating rate on the derivative contract are recalculated with the current applicable market rates that are prevailing between the balance sheet date and the interest payment date and are discounted to the balance sheet date again with the current applicable market rates that are prevailing between the balance sheet date and the interest payment date. The differences between the fixed rate interest amounts and floating rate interest amounts to be received/paid are recorded in the profit/loss accounts in the current period.

The fair value of call and put option agreements are measured at the valuation date by using the current premium values of all option agreements, and the differences between the contractual premiums received/paid and the current premiums measured at valuation date are recognized in the statement of income.

Futures transactions are valued on a daily basis by the primary market prices and related unrealized gains or losses are reflected in the income statement.

Gains and losses on subsequent measurement

Gains and losses arising on investment held for trading are recognized in profit and loss.

Gains and losses arising from a change in the fair value of available-for-sale financial assets are recognized as other comprehensive income in the fair value reserve for available-for-sale financial assets. When the financial assets are sold, collected or otherwise disposed of, the related cumulative gain or loss recognized in the other comprehensive income is transferred to profit or loss. Interest earned whilst holding available-for-sale financial assets, held-to-maturity securities and financial assets at fair value through profit or loss is reported as interest income in the consolidated statement of comprehensive income.

De-recognition

A financial asset is derecognized when the control over the contractual rights that comprise that asset is lost. This occurs when the rights are realized, expire or are surrendered.

Available-for-sale financial assets and financial assets at fair value through profit or loss that are sold are derecognized and corresponding receivables from the buyer for the payment are recognized as at the date the Group commits to sell the assets. The specific identification method is used to determine the gain or loss on de-recognition.

Held-to-maturity assets and loans and receivables are derecognized on the date they are transferred by the Group.

The Group derecognises a financial liability when its contractual obligations are discharged or cancelled or expire.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Offsetting

Financial assets and liabilities are set off and the net amount presented in the consolidated statement of financial position when, and only when, the Group has a legal right to set off the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Income and expenses are presented on a net basis only when permitted by the accounting standards, or for gains and losses arising from a group of similar transactions such as in the Group’s trading activity.

Specific instruments

Cash and cash equivalents: Cash and cash equivalents which is a base for preparation of consolidated statement of cash flows includes cash in TL, cash in FC (foreign currency), cheques, balances with the Central Bank, money market placements and loans and advances to banks whose original maturity is less than three months.

Investment securities: Investment securities are the financial assets that are classified as held-to-maturity financial assets and available-for-sale financial assets.

Loans and advances to banks and customers: Loans and advances provided by the Group to banks and customers are classified as loans and receivables, and reported net of allowances to reflect the estimated recoverable amounts.

Finance lease receivables: Leases where substantially all the risks and rewards incident to ownership of an asset are substantially transferred to the lessee are classified as finance leases. A receivable at an amount equal to the present value of the lease payments, including any guaranteed residual value, is recognized. The difference between the gross receivable and the present value of the receivable is unearned finance income and is recognized over the term of the lease using the effective interest method. Finance lease receivables are included in loans and advances to customers.

Factoring receivables: Factoring receivables are the loans and advances to customers arising from a financial transaction whereby the customers sell their accounts receivable (i.e., invoices) to the Group at a discount in exchange for immediate money with which to finance continued business. Factoring receivables are measured at amortised cost using the effective interest method after deducting unearned interest income and specific provision if impairment exists.

Deposits, funds borrowed, debt securities issued and subordinated liabilities: Deposits, funds borrowed, debt securities issued and subordinated liabilities are the Group’s sources of debt funding. Deposits, funds borrowed, debt securities issued and subordinated liabilities are initially measured at fair value plus directly attributable transactions costs, and subsequently measured at their amortised cost using the effective interest method.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of financial assets

Assets carried at amortized cost

In determining whether an impairment loss should be recorded in the income statement, the Group makes judgments as to whether there is any observable data indicating that there is a measurable decrease in the estimated amounts recoverable from a portfolio of loans and individual loans. Objective evidence that a financial asset or group of assets is impaired includes observable data that comes to the attention of the Group about the following loss events:

(a)                       significant financial difficulty of the issuer or obligor;

(b)                       a breach of contract, such as a default or delinquency in interest or principal payments by more than 90 days;

(c)                        the Group is granting to the borrower, for economic or legal reasons relating to the borrower’s financial difficulty, a concession that the lender would not otherwise consider;

(d)                       it becoming probable that the borrower will enter bankruptcy or other financial reorganization;

(e)                        the disappearance of an active market for that financial asset because of financial difficulties; or

(f)                         observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group, including:

•                   adverse changes in the payment status of borrowers; or

•                   national or local economic conditions that correlate with defaults on the assets in the group.

All loans with principal and/or interest overdue for more than 90 days are considered as non- performing.

If there is objective evidence that an impairment loss on loans and receivables or held-to-maturity investments carried at amortized cost has been incurred, the amount of the loss is measured based on the difference between the asset’s carrying amount and the estimated recoverable amount, determined by the net present value of the expected future cash flows discounted at the effective interest rate. The estimated recoverable amount of a collateralized financial asset is measured considering the amount that could be realized from foreclosure less costs for obtaining and selling the collateral, whether or not the foreclosure is probable. The carrying amount of the asset is reduced through the use of an allowance account. The amount of the loss is recognized in the profit or loss.

The Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and individually or collectively for financial assets that are not individually significant. If it is determined that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, the asset is included in a group of financial assets with similar credit risk characteristics and that group of financial assets is collectively assessed for impairment. Assets that are individually assessed for impairment and for which an impairment loss is or continues to be recognized are not included in a collective assessment of impairment.

The calculation of the present value of the estimated future cash flows of a collateralized financial asset reflects the cash flows that may result from foreclosure less costs for obtaining and selling the collateral, whether or not foreclosure is probable.

For the purposes of a collective evaluation of impairment, financial assets are grouped on the basis of similar credit risk characteristics. Those characteristics are relevant to the estimation of future cash flows for groups of such assets by being indicative of the debtors’ ability to pay all amounts due according to the contractual terms of the assets being evaluated.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Future cash flows in a group of financial assets that are collectively evaluated for impairment are estimated on the basis of the contractual cash flows of the assets in the Group and historical loss experience for assets with credit risk characteristics similar to those in the Group. The methodology and assumptions used for estimating future cash flows are reviewed regularly by the Group to reduce any differences between loss estimates and actual loss experience.

Assets carried at cost

If there is objective evidence that an impairment loss on an unquoted equity instrument that is not carried at fair value because its fair value cannot be reliably measured, or on a derivative asset that is linked to and must be settled by delivery of such an unquoted equity instrument has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of its recoverable amount.

Assets carried at fair value

The Group assesses at each reporting date whether there is objective evidence that a financial asset or a group of financial assets is impaired. Available for sale equity investments are impaired when there has been a significant or prolonged decline in the fair value below its cost. If an available-for-sale asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortization) and its current fair value, less any impairment loss previously recognized in profit or loss, is transferred from other comprehensive income to profit or loss.

(j)         Repurchase transactions

The Group enters into purchases/sales of investments under agreements to resell/repurchase substantially identical investments at a certain date in the future at a fixed price. Investments purchased subject to commitments to resell them at future dates are not recognized. The amounts paid are recognized as receivables from reverse repurchase agreements in the accompanying consolidated financial statements. The receivables are shown as collateralized by the underlying security. Investments sold under repurchase agreements continue to be recognized in the consolidated statement of financial position and are measured in accordance with the accounting policy for either assets held for trading, held to maturity or available-for-sale as appropriate. The proceeds from the sale of the investments are reported as obligations under repurchase agreements. Income and expenses arising from the repurchase and resale agreements over investments are recognized on an accruals basis over the period of the transaction and are included in “interest income” or “interest expense”.

(k)        Property and equipment

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment in value.

Gains/losses arising from the disposal of the property and equipment are recognized in profit or loss and calculated as the difference between the net book value and the net sales price. Maintenance and repair costs incurred for property and equipment are recorded as expense.

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment are depreciated based on the straight line method. Depreciation rates and estimated useful lives are:

Property and equipment	Estimated useful lives (years)	Depreciation Rates (%)

Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Vehicles obtained through finance leases	4-5	20-25

(l)         Investment property

Investment property is the property held either to earn rental income or for capital appreciation or for both. The Group holds investment property as a consequence of the ongoing operations of its consolidated real estate and insurance companies.

Investment properties are measured initially at cost including transaction costs.

(m)      Intangible assets

The Group’s intangible assets consist of software programmes. Intangible assets are recorded at cost.

The costs of the intangible assets purchased before 31 December 2005 are restated for the effects of inflation from the purchasing dates to 31 December 2005, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortised based on straight line amortisation. The economic lives of intangible assets vary within the range of three and fifteen years and hereby the amortisation rates applied are between 33.33% and 6.66%.

(n)        Impairment of non-financial assets

The carrying amounts of the Group’s non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists for as particular asset or a group of assets, then that asset’s recoverable amount is estimated.

An impairment loss is recognized if the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. A cash-generating unit is the smallest identifiable asset group that generates cash flows that largely are independent from other assets and groups. Impairment losses are recognized in profit or loss.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Impairment losses in respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognized.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o)        Provisions

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

A provision for restructuring is recognized when the Group has approved a detailed and formal restructuring plan, and the restructuring either has commenced or has been announced publicly. Future operating costs are not provided for.

(p)        Employee benefits

Pension and other post-retirement obligations

The Bank has a defined benefit plan for its employees as described below:

A defined benefit plan is a pension plan that defines an amount of pension benefit that an employee and his/her dependants will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.

T. Vakıflar Bankası T.A.O. Memur ve Hizmetleri Emekli ve Sağlık Yardım Sandığı Vakfı (“the Fund”), is a separate legal entity and a foundation recognized by an official decree, providing pension and post-retirement medical benefits to all qualified Bank employees. The Fund has a defined benefit plan (“the Plan”) under which the Bank pays a mixture of fixed contributions, and additional contractual amounts. The Plan is funded through contributions of both by the employees and the employer as required by Social Security Law numbered 506 and these contributions are as follows:

	Employer %	Employee %

Pension contributions	11.0	9.0
Medical benefit contributions	7.5	5.0

This Plan is composed of the contractual benefits of the employees, which are subject to transfer to the Social Security Foundation (“SSF”) (“pension and medical benefits transferable to SSF”) and other excess social rights and payments provided in the existing trust indenture but not transferable to SSF and medical benefits provided by the Bank for its constructive obligation (“excess benefits”).

As a result of the changes in legislation described below, the Bank will transfer a substantial portion of its pension liability under the Plan to SSF. This transfer, which will be a settlement of the Bank’s obligation in respect of the pension and medical benefits transferable to SSF, will occur within three years from the enactment of the Law no. 5754: “Law regarding the changes in Social Insurance and General Health Insurance Law and other laws and regulations” (“New Law”) in May 2008.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Pension and medical benefits transferable to SSF:

As per the provisional Article no. 23 of the Turkish Banking Law no. 5411 (“Banking Law”) as approved by the Turkish Parliament on 19 October 2005, pension funds which are in essence similar to foundations are required to be transferred directly to SSF within a period of three years. In accordance with the Banking Law, the actuarial calculation of the liability, if any, on the transfer should be performed having regard to the methodology and parameters determined by the commission established by the Ministry of Labour and Social Security. Accordingly, the Bank calculated the pension benefits transferable to SSF in accordance with the Decree published by the Council of Ministers in the Official Gazette no. 26377 dated 15 December 2006 (“Decree”) for the purpose of determining the principles and procedures to be applied during the transfer of funds. However they said Article was vetoed by the President and at 2 November 2005 the President initiated a lawsuit before the Turkish Constitutional Court in order to rescind certain paragraphs of the provisional Article no. 23.

On 22 March 2007, the Turkish Constitutional Court reached a verdict with regards to the suspension of the execution of the first paragraph of provisional Article no. 23 of the Turkish Banking Law, which requires the transfer of pension funds to SSF, until the decision regarding the cancellation thereof is published in the Official Gazette. The Constitutional Court stated in its reasoned ruling published in the Official Gazette no. 26731, dated 15 December 2007 that the reason behind this cancellation was the possible loss of antecedent rights of the members of pension funds. Following the publication of the verdict, the Grand National Assembly of Republic of Turkey (“Turkish Parliament”) worked on the new legal arrangements by taking the cancellation reasoning into account.

On 17 April 2008, the New Law was accepted by the Turkish Parliament and was enacted on 8 May 2008 following its publication in the Official Gazette no. 26870. In accordance with the New Law, members of the funds established in accordance with the Social Security Law should be transferred to SSF within three years following its enactment date. The three year period has expired on 8 May 2011. According to the decision of the Council of Ministers published on the Official Gazette dated 9 April 2011 no. 27900, the time frame for related transfer has been extended for two years. Within the postponement right granted to the Council of Ministers through the change in the first clause of the 20th provisional article of the “Social Insurance and General Health Insurance Law no. 5510’’ published on the Official Gazette no. 28227 dated 8 March 2012, the transfer process has been postponed for one more year with the decision of the Council of Ministers published on the Official Gazette no. 28987 dated 30 April 2014. Accordingly, the process will have to be completed until 8 May 2015.

Excess benefit not transferable to SSF:

The other social rights and payments representing benefits in excess of social security limits are not subject to transfer to SSF.

Actuarial evaluation:

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per Article no. 21 of the Insurance Law no. 5684. As per the actuarial report dated January 2015, there is no technical or actual deficit determined which requires provision against.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Transferable Retirement and Health Liabilities:	31 December 2014	31 December 2013

Net Present Value of Transferable Retirement Liabilities	(3,830,972)	(3,444,908)
Net Present Value of Transferable Retirement and Health Contributions	2,571,496	2,379,904
General Administration Expenses	(57,671)	(54,741)
Present Value of Pension and Medical Benefits Transferable to SSF (1)	(1,317,147)	(1,119,745)
Fair Value of Plan Assets (2)	3,949,235	3,454,588
Asset Surplus over Transferable Benefits ((2)-(1)=(3))	2,632,088	2,334,843
Non-Transferable Benefits (4) *	(1,003,169)	(797,805)
Asset Surplus over Total Benefits ((3)-(4))	1,628,919	1,537,038

(*)                       Non Transferable Benefits: Non Transferable Benefits are accepted to be continued after the transition of the Transferable Benefits to the SSI and be stated as liability in the Fund’s articles (ruled by the law 5510, Provisional Article 20).

Actuarial assumptions used in valuation of Non Transferable Benefits based on IAS 19 are as follows:

Discount Rates	31 December 2014	31 December 2013

Benefits Transferable to SSI	9.80%	9.80%
Non Transferable Benefits	3.00%	3.00%

Distribution of total assets of the Retirement Fund as of 31 December 2014 and 31 December 2013 is presented below:

	31 December 2014	31 December 2013

Bank placements	1,731,636,547	1,603,775,282
Government Bonds and Treasury Bill, Fund and Accrual Interest Income	9,459,019	9,459,019
Tangible assets*	1,976,352,665	1,644,303,766
Other	231,787,140	197,050,333

Total	3,949,235,371	3,454,588,400

(*)                       The Tangible assets value indicates all the stocks’ and real estate properties’ market values, as of December 31, 2014

Reserve for employee severance indemnity

Reserve for employee severance indemnity represents the present value of the estimated future probable obligation of the Bank and its subsidiaries arising from the retirement of the employees and calculated in accordance with the Turkish Labour Law. IFRSs require actuarial valuation methods to be developed to estimate the entity’s obligation under reserve for employee severance indemnity.

Other benefits to employees

The Group has provided for undiscounted employee benefits earned during the financial period as per services rendered in the accompanying consolidated financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)        Items held in trust

Assets, other than cash deposits, held by the Group in fiduciary or agency capacities for their customers and government entities are not included in the accompanying consolidated statement of financial position, since such items are not the assets of the Group.

(r)        Financial guarantees

Financial guarantees are contracts that require the Group to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payment when due in accordance with the terms of a debt instrument.

Financial guarantee contracts are initially recognized at their fair value, and the initial fair value is amortised over the life of the financial guarantee. The financial guarantee contracts are subsequently carried at the higher of this amortised amount and the present value of any expected payment when a payment under the guarantee has become probable.

(s)        Insurance business

Through its insurance subsidiaries, the Group enters into contracts that contain insurance risk. An insurance contract is a contract under which the Group accepts significant insurance risk from another party (the policyholder) by agreeing to compensate the policyholder if a specified uncertain future event (the insured event) adversely affects the policyholder. Insurance risk covers all risks except for financial risks.

Investment contracts are those contracts which transfer financial risk without significant insurance risk. Financial risk is the risk of a possible future change in a specified interest rate, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, credit rating or credit index or other variable, provided, that it is not specific to a party to the contract, in the case of a non-financial variable.

Insurance and investment contracts issued/signed by the insurance subsidiaries are accounted for as follows:

Earned premiums: For short-term insurance contracts, premiums are recognized as revenue, proportionally over the period of coverage. The portion of premium received on in-force contracts that relates to unexpired risks at reporting date is recognized as the reserve for unearned premiums that are calculated on a daily pro-rata basis. Premiums are shown before deduction of commissions given or received and deferred acquisitions costs, and are net of any taxes and duties levied on premiums.

For long-term insurance contracts, premiums are recognized as revenue when the premiums are due from the policyholders. Earned premiums, net of amounts ceded for reinsurance are recorded under operating income in the accompanying consolidated statement of comprehensive income.

Premium received for an investment contract, is not recognized as revenue. Premiums for such contracts are recognized directly as liabilities.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reserve for unearned premiums: The reserve for unearned premiums represents the proportions of the premiums written in a period that relate to the period of risk subsequent to the reporting date, without deductions of commission or any other expense. Reserve for unearned premiums is calculated for all contracts except for the insurance contracts for which the Group provides actuarial provisions. The reserve for unearned premiums is also calculated for the annual premiums of the annually renewed long-term insurance contracts. The reserve for unearned premiums is presented under other liabilities and provisions in the accompanying consolidated statement of financial position.

Reserve for outstanding claims: The reserve for outstanding claims represents the estimate of the total reported costs of notified claims on an individual case basis at the reporting date as well as the corresponding handling costs. A provision for claims incurred but not reported (“IBNR”) is also established as described below. Estimates have to be made both for the expected ultimate cost of claims reported at the reporting date and for the expected ultimate cost of IBNR claims at the reporting date. It can take a significant period of time before the ultimate claims cost can be established with certainty. The primary technique adopted by management in estimating the cost of IBNR claims, is that of using past claim settlement trends to predict future claims settlement trends (“Actuarial Chain Ladder Method”). At each reporting date, prior year claims estimates are reassessed for adequacy and changes are made to the provision. In addition to that, the Group also reassesses its notified claims provision at each reporting date on an ‘each claim-file’ basis. The reserve for outstanding claims is not discounted for the time value of money. The reserve for outstanding claims is presented under other liabilities and provisions in the accompanying consolidated statement of financial position.

Receivables from reinsurance activities: In the accompanying consolidated financial statements, receivables from reinsurance activities are presented under other assets. There receivables comprise the actual and estimated amounts, which, under contractual reinsurance agreements, are recoverable from reinsurers in respect of technical provisions. Reinsurance assets relating to technical provisions are established based on the terms of the reinsurance contracts and valued on the same basis as the related reinsured liabilities.

Subrogation, salvage and quasi income: The Group may account for income accrual for subrogation receivables without any voucher after the completion of the claim payments made to the insuree. If the amount cannot be collected from the counterparty insurance company, the Group provides provision for uncollected amounts due for six months. If the counter party is not an insurance Company, the provision is provided after four months.

Long term insurance contracts: Long term insurance contracts are the provisions recorded against the liabilities of the Group to the beneficiaries of long-term life and individual accident policies based on actuarial assumptions.

Long term insurance contracts are calculated as the difference between the net present values of premiums written in return of the risk covered by the Group and the liabilities to policyholders for long-term insurance contracts based on the basis of actuarial mortality assumptions as approved by the Republic of Turkey Prime Ministry Undersecretariat of Treasury, which are applicable for all Turkish insurance companies. Long term insurance contracts are presented under other liabilities and provisions in the accompanying consolidated financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment contracts: Premiums received for such contracts are recognized directly as liabilities under investment contract liabilities. These liabilities are increased by bonus rate calculated by the Group and are decreased by policy administration fees, mortality and surrender charges and any withdrawals. Profit sharing reserves are the reserves provided against income obtained from asset backing investment contracts. These contracts entitle the beneficiaries of those contracts to a minimum guaranteed crediting rate per annum or, when higher, a bonus rate declared by the Group from the eligible surplus available to date.

Deferred acquisition cost and deferred commission income: Commissions and other acquisition costs given to the intermediaries that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. Deferred acquisition costs are amortised on a straight-line basis over the life of the contracts. Deferred acquisition costs are presented under other assets in the accompanying consolidated financial statements.

Commission income obtained against premiums ceded to reinsurance firms are also deferred and amortised on a straight-line basis over the life of the contracts. Deferred commission income is presented under other liabilities and provisions in the accompanying consolidated financial statements.

Liability adequacy test: At each reporting date, a liability adequacy test is performed, to ensure the adequacy of unearned premiums net of related deferred acquisition costs. In performing the test, current best estimates of future contractual cash flows, claims handling and policy administration expenses are taken into consideration. Any deficiency is immediately charged to the consolidated statement of comprehensive income.

If the result of the test is that a loss is required to be recognized, the deferred acquisition cost is reduced to the extent that expense loadings are considered not recoverable. Finally, if there is a still remaining amount of loss, this should be booked as an addition to the reserve for premium deficiency.

(t)         Individual pension business

Individual pension system receivables presented under ‘other assets’ in the accompanying consolidated financial statements consists of ‘receivable from pension investment funds for investment management fees’, ‘entrance fee receivable from participants’ and ‘receivables from the clearing house on behalf of the participants’. Pension funds are the mutual funds that the individual pension companies invest in, by the contributions of the participants. Shares of the participants are kept at the clearing house on behalf of the participants.

Fees received from individual pension business consist of investment management fees, fees levied on contributions and entrance fees. Fees received from individual pension business are recognized in other income in the accompanying consolidated profit or loss and other comprehensive income.

Investment management fees are the fees charged to the pension funds against the hardware, software, personnel and accounting services provided to those pension funds.

Fees levied on contributions may be deducted over the participants’ contributions for the operational costs of the services rendered by the Group. The upper limit for such deductions is 2% over the contributions.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Entrance fees are received by the Group from participants during entry into the system and for the opening of a new individual pension account. In some pension plans, the Group receives some or all of the entrance fees when the participants leave the group before the completion of a 5-years ‘staying period’. If the participants keep their pension accounts in the Group more than 5 years, the entrance fee is not charged in these pension plans. In such cases, the Group does not recognise the entrance fee as revenue.

(u)        Earnings per share

Basic earnings per share from continuing operations disclosed in the accompanying consolidated profit or loss and other comprehensive income is determined by dividing the net profit for the period by the weighted average number of shares outstanding during the period attributable to the shareholders of the Bank. There are no potentially dilutive instruments. In Turkey, companies can increase their share capital by making a pro-rata distribution of shares (“Bonus Shares”) to existing shareholders from retained earnings. For the purpose of earnings per share computations, such Bonus Shares issued are regarded as issued shares.

(v)        Subsequent events

Post-balance sheet events that provide additional information about the Group’s position at the reporting dates (adjusting events) are reflected in the consolidated financial statements. Post-balance sheet events that are not adjusting events are disclosed in the notes when material.

(w)       Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components, whose operating results are reviewed regularly by the Board of Directors (being chief operating decision maker) to make decisions about resources allocated to each segment and assess its performance, and for which discrete financial information is available.

2.4       Statement of Cash Flows

The cash and cash equivalents balance comprises cash and balances with central banks (excluding restricted reserve deposits), deposits with banks and other financial institutions and other money market placements with an original maturity of three months or less.

Changes in cash and cash equivalents related to operating activities reflect cash flows generated by the Group’s operations.

Changes in cash and cash equivalents related to investing activities reflect cash flows resulting from acquisitions and disposals of subsidiaries, as well as acquisitions and disposals of premises and equipment.

Changes in cash and cash equivalents related to financing activities reflect the cash inflows and outflows resulting from transactions with shareholders and cash flows related to subordinated debt.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT

(a)                       Introduction and overview

This note presents information about the Group’s exposure to each of the risks below, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital. The Group has exposure to the following risks from its use of financial instruments:

•                                credit risk,

•                                liquidity risk,

•                                market risk,

•                                operational risk,

Risk management framework

The Board of Directors of the Bank has overall responsibility for the establishment and oversight of the Group’s risk management framework. The Board of Directors monitors the effectiveness of the risk management system through the Audit Committee. Consequently, the Risk Management Department of the Bank, which carries out the risk management activities and works independently from executive activities, report to the Board of Directors.

The Group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions, products and services offered. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

The risks are measured using internationally accepted methodologies, in compliance with local and international regulations, and the Bank’s structure, policy and procedures. It is aimed to develop these methodologies to enable the Bank to manage the risks effectively.

In order to ensure the compliance with the rules as altered pursuant to Articles 23, and 29 to 31 of the Banking Law no. 5411 and Articles 36 to 69 of the Regulation on Internal Systems within the Banks, dated 28 June 2012 the Bank revised the written policies and implementation procedures regarding management of each risk encountered in its activities in September 2012.

Audit Committee: The Audit Committee consists of two members of the Board of Directors who do not have any executive functions. The Audit Committee, established to assist the Board of Directors in its auditing and supervising activities, is responsible for:

•                                The supervision of the efficiency and effectiveness of the internal control, risk management and internal audit systems of the Group, functioning of these systems as well as accounting and reporting systems within the framework of related procedures, and the integrity of information generated;

•                                The preliminary assessment on the selection process of independent audit firms and the systematic monitoring of the activities of these companies;

•                                The maintenance and coordination of the internal audit functions of corporations subject to consolidated internal audits.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

(b)                       Credit risk

Credit risk is defined as the probability of loss if the customer or counterparty fails to meet its obligations partially or completely on the terms set. Credit risk is considered in depth, covering the counterparty risks arising from not only from loans and debt securities but also credit risks originating from the transactions defined as loans in the Banking Law.

Management of credit risk

For credit risk management purposes the Risk Management Department is involved in

•                                the determination of credit risk policies in coordination with the Bank’s other units,

•                                the determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                                contribution to the formation of rating and scoring systems,

•                                submitting to the Board of Directors and the senior management not only credit risk management reports about the credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration, but also scenario analysis reports, stress tests and other analyses, and

•                                studies regarding the formation of advanced credit risk measurement approaches.

The credit risk is assessed through the internal rating system of the Group, by classifying loans from highest grade to lowest grade according to the probability of default. As of 31 December 2014, consumer loans are excluded from the internal rating system of the Bank. The risks that are subject to rating models can be allocated as follows:

Category as of 31 December 2014	Share in the Total %

Above average	40.81
Average	45.24
Below average	2.82
Unrated	11.13
Total	100.00

Exposure to credit risk

			Other assets expose to credit risk
			(inc. financial assets other than loans and
	Loans and advances to customers		advances to customers)
	31 December 2014	31 December 2013	31 December 2014	31 December 2013

Individually impaired	4,377,740	3,822,880	71,092	104,171
Specific impairment	(3,486,879)	(2,977,836)	(56,480)	(79,756)
Carrying amount	890,861	845,044	14,612	24,415

Past due but not impaired	3,883,127	330,438	—	18,573
Carrying amount	3,883,127	330,438	—	18,573

Neither past due nor impaired	101,948,402	88,136,055	67,123,501	54,984,651
Loans with renegotiated terms	1,185,094	617,028	—	—
Carrying amount	103,133,496	88,753,083	67,123,501	54,984,651

Collective impairment	(1,352,083)	(753,519)		—

Total carrying amount	106,555,401	89,175,046	67,138,113	55,027,639

As at 31 December 2014 and 2013, the Group has no allowance for loans and advances to banks and investment securities.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.             FINANCIAL RISK MANAGEMENT (Continued)

The table below shows the maximum exposure to credit risk for the components of the financial statements;

Gross maximum exposure	31 December 2014	31 December 2013

Cash and balances with Central Banks (excluding cash on hand)	23,951,613	20,984,035
Financial assets at fair value through profit or loss	450,241	663,232
Loans and advances to banks	564,915	165,504
Loans and advances to customers	106,555,401	89,175,046
Investment securities	23,830,408	22,155,267
Other financial assets	545,184	453,861
Other assets	3,834,486	3,010,055

Total	159,732,248	136,607,000

Financial guaranties	28,675,047	23,406,706
Loan commitments	27,144,176	14,559,902

Total	55,819,223	37,966,608

Total credit risk exposure	215,551,471	174,573,608

Sectorial distribution of the performing loans and advances to customers

	31 December 2014		31 December 2013
	Amount	%	Amount	%

Consumer loans	30,201,036	28.23	25,024,694	28.09
Mortgage loans	14,296,545	13.36	12,005,935	13.48
General purpose loans	11,771,140	11.00	8,870,034	9.96
Overdraft checking accounts	1,454,910	1.36	556,502	0.62
Auto loans	433,433	0.41	909,700	1.02
Other consumer loans	2,245,008	2.10	2,682,523	3.01
Manufacturing	10,549,177	9.86	12,425,384	13.95
Wholesale and retail trade	24,253,574	22.66	14,252,643	16.00
Transportation and telecommunication	9,625,212	8.99	8,643,600	9.70
Construction	7,409,653	6.92	8,881,832	9.97
Credit cards	4,926,370	4.60	3,837,261	4.31
Hotel, food and beverage services	1,316,239	1.23	1,700,277	1.91
Financial institutions	1,247,420	1.17	1,528,288	1.72
Agriculture and stockbreeding	912,676	0.85	2,020,682	2.27
Health and social services	2,350,042	2.20	814,538	0.91
Others	14,225,224	13.29	9,954,322	11.17

Total performing loans and advances to customers	107,016,623	100.00	89,083,521	100.00

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

The classification of financial assets based on their credit risks;

31 December 2014	Neither past due nor impaired	Past due or individually impaired, net	Allowance for collective impairment	Total

Financial assets at fair value through profit or loss	450,241			450,241
Loans and advances to banks	564,915			564,915
Loans and advances to customers	107,016,623	4,377,740	(4,838,962)	106,555,401
Commercial	72,027,371	2,946,431	(3,256,855)	71,716,947
Consumer	30,242,057	1,237,115	(1,367,453)	30,111,719
Credit Cards	1,774,690	72,597	(80,246)	1,767,041
Other	2,972,505	121,597	(134,408)	2,959,694
Investment securities	23,830,408			23,830,408

Total	131,862,187	4,377,740	(4,838,962)	131,400,965

31 December 2013	Neither past due nor impaired	Past due or individually impaired, net	Allowance for collective impairment	Total

Financial assets at fair value through profit or loss	663,232			663,232
Loans and advances to banks	165,504			165,504
Loans and advances to customers	89,083,521	3,822,880	(3,731,355)	89,175,046
Commercial	57,726,558	2,477,245	(2,417,936)	57,785,867
Consumer	25,024,694	1,073,896	(1,048,185)	25,050,405
Credit Cards	3,837,261	164,670	(160,728)	3,841,203
Other	2,495,008	107,069	(104,506)	2,497,571
Investment securities	22,155,267			22,155,267

Total	112,067,524	3,822,880	(3,731,355)	112,159,049

Impaired loans and receivables

Impaired loans and receivables are loans and receivables for which the Group determines that it is probable that it will be unable to collect all principal and interest due according to the contractual terms of the loan agreements. These loans are graded from 3 to 5 in the Group’s internal credit risk grading system which is also in line with the regulations of BRSA.

Past due but not impaired loans

Loans and receivables where contractual interest or principal payments are past due but the Group believes that impairment is not appropriate on the basis of the level of security / collateral available and / or the stage of collection of amounts owed to the Group.

Loans with renegotiated terms

Loans with renegotiated terms are loans that have been restructured due to temporary deterioration in the borrower’s financial position and where the Group has made concessions that it would not otherwise consider.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

Carrying amount per class of financial assets whose terms have been renegotiated:

	31 December 2014	31 December 2013
Loans and receivables
Commercial	795,685	484,295
Consumer	381,197	384,983
Credit Cards	8,212	6,308

Total	1,185,094	875,586

Allowances for impairment

The Group establishes an allowance for impairment losses that represents its estimate of incurred losses in its loan portfolio.

Write-off policy

The consolidated subsidiaries write off a loan/security balance (and any related allowances for impairment losses) when it is concluded that the loans/securities are uncollectible after all the necessary legal procedures has been completed, and the final loss has been determined. This conclusion is reached after considering information such as the occurrence of significant changes in the borrower/issuer’s financial position such that the borrower/issuer can no longer pay the obligation, or that proceeds from collateral will not be sufficient to pay back the entire exposure.

The Bank has not adopted a policy to write-off loans.

Set out below is an analysis of the gross and net (of specific impairment) amounts of individually impaired assets by risk grade.

	Loans and advances to customers		Other assets
31 December 2014	Gross	Net	Gross (*)	Net (*)

Grade 3 : Individually Impaired	306,778	245,959	—	—
Grade 4 : Individually Impaired	727,063	176,689	4,485	3,806
Grade 5 : Individually Impaired	3,343,899	468,213	66,607	10,806

Total	4,377,740	890,861	71,092	14,612

	Loans and advances to customers		Other assets
31 December 2013	Gross	Net	Gross (*)	Net (*)

Grade 3 : Individually Impaired	412,200	329,125	—	—
Grade 4 : Individually Impaired	661,776	226,825	8,150	7,775
Grade 5 : Individually Impaired	2,748,904	289,094	96,021	16,640

Total	3,822,880	845,044	104,171	24,415

(*)                       Impaired insurance receivables are included in “Grade 4” and “Grade 5” in above table.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

Collateral policy

The Group holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees. Estimates of fair value are based on the value of collateral assessed at the time of borrowing, and generally are not updated except when a loan is individually assessed as impaired. Collateral generally is not held over loans and advances to banks, except when securities are held as part of reverse repurchase and securities borrowing activity. Collateral usually is not held against investment securities, and no such collateral was held at
31 December 2014 and 2013.

The breakdown of performing cash loans and advances to customers and non-cash loans (financial guarantee contracts) by type of collateral are as follows:

Cash loans	31 December 2014	31 December 2013

Secured loans:	79,022,845	63,878,349
Secured by mortgages	32,404,989	18,194,791
Secured by cash collateral	684,191	384,250
Guarantees issued by financial institutions	94,178	194,111
Secured by government institutions or government securities	929,239	228,099
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	44,910,248	44,877,098
Unsecured loans	27,993,778	25,205,172

Total performing loans and advances to customers	107,016,623	89,083,521

Non-cash loans (financial guarantee contracts)	31 December 2014	31 December 2013

Secured loans:	12,534,623	10,500,592
Secured by mortgages	1,092,714	679,079
Secured by cash collateral	383,649	85,773
Guarantees issued by financial institutions	—	5,408
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	11,058,260	9,730,332
Unsecured loans	16,140,424	12,906,114

Total non-cash loans	28,675,047	23,406,706

An estimate of the fair value of collateral held against non-performing loans and receivables is as follows:

	31 December 2014	31 December 2013

Cash collateral(*)	—	—
Mortgages	1,223,252	934,918
Promissory notes(*)	—	728
Others(**)	361,068	524,515
Total	1,584,320	1,460,161

(*)                       As a Bank policy, it is aimed to utilize cash collateral or liquidate promissory notes for an impaired loan which was previously collateralized by cash collateral or promissory notes to cover the credit risk. Hence, the cash collateral and promissory notes amounts are shown as very small / zero in the table.

(**)                Sureties obtained for impaired loans are not presented in this table.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

Sectorial and geographical concentration of impaired loans

The Bank and its subsidiaries monitor concentrations of credit risk by sector and by geographic location. An analysis of concentrations of non-performing loans, finance lease and factoring receivables are shown below:

	31 December 2014		31 December 2013
Sectorial concentration	Amount	%	Amount	%

Consumer loans	873,793	19.96	629,003	16.45
Construction	875,244	19.99	311,126	8.14
Textile	481,390	11.00	220,488	5.77
Food	126,146	2.88	370,206	9.68
Service sector	63,594	1.45	26,435	0.69
Agriculture and stockbreeding	385,029	8.80	101,728	2.66
Metal and metal products	63,923	1.46	119,769	3.13
Durable consumer goods	88,757	2.03	73,056	1.91
Financial institutions	9,900	0.23	15,325	0.40
Others	1,409,964	32.21	1,955,744	51.17

Total non-performing loans and advances to customers	4,377,740	100	3,822,880	100.00

	31 December 2014		31 December 2013
Geographical concentration	Amount	%	Amount	%

Turkey	4,352,894	99.43	3,800,133	99.40
Austria	8,709	0.20	22,622	0.60
Germany	16,137	0.37	—
Other	—	—	125	—

Total non-performing loans and advances to customers	4,377,740	100	3,822,880	100.00

Offsetting financial assets and financial liabilities

The disclosures set out in the tables below include financial assets and financial liabilities that:

•                                are offset in the Group’s statement of financial position; or

•                                are subject to an enforceable master netting arrangement or similar agreement that covers similar financial instruments, irrespective of whether they are offset in the statement of financial position.

The similar agreements include derivative clearing agreements. Financial instruments subject to such agreements include derivatives. Financial instruments such as loans and deposits are not disclosed in the tables below unless they are offset in the statement of financial position.

Such collateral is subject to each agreement terms. The terms also give each party the right to terminate the related transactions on the counterparty’s failure to post collateral.

The Group receives and gives collateral in the form of cash in respect of the derivative transactions.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

Financial assets and liabilities subject to offsetting, enforceable master netting arrangements and similar agreements

			Gross amounts	Net amounts
			of recognized	of financial
			financial	assets	Related amounts not
		Gross	liabilities	presented	offset in the statement of
		amounts of	offset in the	in the	financial position
		recognized	statement	statement		Cash
	Types of financial	financial	of financial	of financial	Financial	collateral
	assets	assets	position	position	instruments	received	Net amount

31 December 2014	Derivatives - trading assets	379,576	—	379,576	—	379,576	—
	Reverse Repurchase agreements	5,859	—	5,859	5,859	—	—

31 December 2013	Derivatives - trading assets	438,395	—	438,395	—	438,395	—
	Reverse Repurchase agreements	1,000	—	1,000	1,000	—	—

			Gross
			amounts of	Net amounts
			recognized	of financial
			financial	assets	Related amounts not
		Gross	liabilities	presented	offset in the statement of
		amounts of	offset in the	in the	financial position
		recognized	statement	statement		Cash
	Types of financial	financial	of financial	of financial	Financial	collateral
	liabilities	assets	position	position	instruments	given	Net amount

31 December 2014	Derivatives - trading liabilities	270,627	—	270,627	—	270,627	—
	Repurchase agreements	16,185,302	—	16,185,302	15,991,697	193,605	—

31 December 2013	Derivatives - trading liabilities	219,480	—	219,480	—	219,480	—
	Repurchase agreements	14,580,345	—	14,580,345	14,187,704	392,641	—

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

Transferred of Financial Assets Held or Pledged as Collaterals

	31 December 2014		31 December 2013
Asset pledged	Asset	Related Liability	Asset	Related Liability

Balances with other banks	210,719	—	1,493,655	—
Trading securities	18,657	—	113,651	—
-Legal requirements	18,657	—	113,651	—
Investment securities	3,043,416	—	827,331	—
- available-for-sale	1,978,570	—	503,361	—
-Legal requirements	1,978,570	—	503,361	—
- held-to-maturity	1,064,846	—	323,970	—
-Legal requirements	1,064,846	—	323,970	—

	31 December 2014		31 December 2013
Transferred asset that are not de-recognized	Asset	Related Liability	Asset	Related Liability

Investment securities -Available for sale portfolio	11,801,059	11,665,207	11,301,427	10,348,674
-repurchase agreement	11,801,059	11,665,207	11,301,427	10,348,674
Investment securities -Held to maturity portfolio	5,629,267	4,520,095	4,831,230	4,231,671
-repurchase agreement	5,629,267	4,520,095	4,831,230	4,231,671

Total	17,430,326	16,185,302	16,132,657	14,580,345

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.             FINANCIAL RISK MANAGEMENT (Continued)

(c)                       Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations from its financial liabilities.

Management of liquidity risk

The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

The Treasury Department of the Bank receives information from other business departments regarding the liquidity profile of their financial assets and liabilities and details of other projected cash flows arising from projected future business. The Treasury Department then maintains a portfolio of short-term liquid assets, largely made up of short-term liquid investment securities, short-term loans and advances to domestic and foreign banks and other inter-bank facilities, to ensure that sufficient liquidity is maintained within the Group as a whole. The liquidity requirements of business departments and subsidiaries are met through short-term loans from the Treasury Department to cover any short-term fluctuations and longer-term funding to address any structural liquidity requirements.

The daily liquidity position is monitored and regular liquidity stress testing is conducted under a variety of scenarios covering both normal and more severe market conditions. All liquidity policies and procedures are subject to review and approval by the Asset-Liability Committee (“ALCO”). Daily reports cover the liquidity position of both the Bank and foreign branches. A summary report, including any exceptions and remedial action taken, is submitted regularly to ALCO.

Exposure to liquidity risk

The calculation method used to measure the Bank’s compliance with the liquidity limit is set by BRSA. Currently, this calculation is performed on a bank-only basis (not including consolidated subsidiaries).

The Bank’s banking subsidiary in the Austria is subject to a similar liquidity measurement, however the Austrian National Bank does not impose limits, but monitors the bank’s overall liquidity position to ensure there is no significant deterioration in the liquidity of banks operating in Austria.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

Maturity analysis of monetary assets and liabilities according to their remaining maturities:

31 December 2014	Demand	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Carrying amount
Cash and cash equivalents	21,034,058	4,181,566	112,898	—	—	—	25,328,522
Financial assets at fair value through profit or loss	4,515	70,737	84,570	9,113	255,401	25,905	450,241
Loans and advances to banks	—	38,739	163,118	363,058	—	—	564,915
Loans and advances to customers	747,191	9,691,443	4,031,930	18,992,277	48,105,495	24,987,065	106,555,401
Investment securities	—	29,371	736,238	2,005,400	8,933,679	12,021,005	23,725,693
Other financial assets	545,184	—	—	—	—	—	545,184
Other assets	87,335	881,126	110	4,868	101,736	986,102	2,061,277

Total assets	22,418,283	14,892,982	5,128,864	21,374,716	57,396,311	38,020,077	159,231,233

Trading liabilities	—	127,878	23,050	11,320	43,074	65,305	270,627
Deposits from banks	66,930	4,658,116	472,397	22,912	—	—	5,220,355
Deposits from customers	16,987,146	44,830,633	19,065,572	6,895,393	714,711	18,322	88,511,777
Obligations under repurchase agreements	—	15,396,871	233,330	349,241	—	205,860	16,185,302
Funds borrowed	—	1,504,848	1,084,623	6,685,709	3,217,955	3,767,515	16,260,650
Debt securities issued	—	717,590	2,146,764	2,358,634	5,161,720	—	10,384,708
Subordinated liabilities	—	—	—	—	—	2,126,436	2,126,436
Current tax liabilities	—	—	248,173	1,767	—	—	249,940
Other liabilities and provisions	1,277,362	3,204,244	78,610	19,126	816	18,270	4,598,428

Total liabilities	18,331,438	70,440,180	23,352,519	16,344,102	9,138,276	6,201,708	143,808,223

Net	4,086,845	(55,547,198)	(18,223,655)	5,030,614	48,258,035	31,818,369	15,423,010

31 December 2013	Demand	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Carrying amount
Cash and cash equivalents	21,514,042	430,043	194,325	2,070	—	—	22,140,480
Financial assets at fair value through profit or loss	20,635	132,269	115,723	178,757	204,534	11,314	663,232
Loans and advances to banks	—	5,091	31,349	90,594	38,470	—	165,504
Loans and advances to customers	91,525	9,004,692	3,455,871	15,464,531	41,580,546	19,577,881	89,175,046
Investment securities	114,183	1,211,856	1,148,855	2,766,032	7,568,749	9,345,592	22,155,267
Other financial assets	453,861	—	—	—	—	—	453,861
Other assets	73,244	985,777	63,385	58,484	89,830	461,885	1,732,605

Total assets	22,267,490	11,769,728	5,009,508	18,560,468	49,482,129	29,396,672	136,485,995

Trading liabilities	—	90,300	19,257	20,364	32,747	56,812	219,480
Deposits from banks	25,537	3,300,869	869,432	103,153	—	—	4,298,991
Deposits from customers	13,879,873	38,643,943	19,294,057	6,040,869	898,335	26,140	78,783,217
Obligations under repurchase agreements	—	12,528,096	237,295	1,005,685	809,269	—	14,580,345
Funds borrowed	—	347,503	767,445	6,298,088	2,480,525	2,413,103	12,306,664
Debt securities issued	—	401,592	1,427,439	1,726,684	3,265,020	—	6,820,735
Subordinated liabilities	—	—	—	111,788	388,211	1,464,664	1,964,663
Current tax liabilities	—	—	61,399	—	—	—	61,399
Other liabilities and provisions	170,497	2,871,412	57,078	—	—	—	3,098,987

Total liabilities	14,075,907	58,183,715	22,733,402	15,306,631	7,874,107	3,960,719	122,134,481

Net	8,191,583	(46,413,987)	(17,723,894)	3,253,837	41,608,022	25,435,953	14,351,514

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

Residual contractual maturities of the financial liabilities

31 December 2014	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Trading Liabilities	270,627	270,627	—	127,878	23,050	11,320	43,074	65,305
Deposits from banks	5,220,355	5,224,151	66,930	4,659,544	473,665	24,012	—	—
Deposits from customers	88,511,777	89,071,829	16,987,146	44,956,783	19,269,411	7,074,231	762,575	21,683
Obligations under repurchase agreements	16,185,302	16,196,415	—	15,404,379	233,628	351,133	—	207,275
Funds borrowed	16,260,650	17,263,831	—	1,511,280	1,092,397	6,771,654	3,519,833	4,368,667
Debt securities issued	10,384,708	11,236,567	—	713,864	2,166,332	2,401,993	5,954,378	—
Subordinated liabilities	2,126,436	3,078,646	—	—	—	—	—	3,078,646
Other financial liabilities	4,753,714	4,704,559	1,547,591	3,060,074	75,466	4,860	816	15,752

Total	143,713,569	147,046,625	18,601,667	70,433,802	23,333,949	16,639,203	10,280,676	7,757,328
Loan guaranties	28,675,047	28,675,047	243,079	835,912	16,443,803	6,930,286	3,538,426	683,541
Loan commitments	27,144,176	27,144,176	27,144,176	—	—	—	—	—

Total Loan guaranties and commitments	55,819,223	55,819,223	27,387,255	835,912	16,443,803	6,930,286	3,538,426	683,541

31 December 2013	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Trading Liabilities	219,480	219,480	—	93,751	17,423	47,110	32,757	28,439
Deposits from banks	4,298,991	4,309,731	25,537	3,302,429	876,802	104,963	—	—
Deposits from customers	78,783,217	79,333,404	13,879,873	38,743,408	19,480,650	6,216,492	981,498	31,483
Obligations under repurchase agreements	14,580,345	14,606,825	—	12,531,308	237,537	1,011,566	826,414	—
Funds borrowed	12,306,664	13,016,125	—	362,435	823,117	6,414,978	2,592,692	2,822,903
Debt securities issued	6,820,735	7,572,794	—	400,920	1,436,319	1,775,217	3,960,338	—
Subordinated liabilities	1,964,663	2,966,040		—	—	115,560	462,240	2,388,240
Other financial liabilities	3,098,987	3,098,987	170,497	2,871,412	57,078	—	—	—

Total	122,073,082	125,123,386	14,075,907	58,305,663	22,928,926	15,685,886	8,855,939	5,271,065
Loan guaranties	23,406,706	23,406,706	264,268	370,339	13,670,929	5,657,505	2,788,347	655,318
Loan commitments	14,559,902	14,559,902	14,559,902	—	—	—	—	—
Total Loan guaranties and commitments	37,966,608	37,966,608	14,824,170	370,339	13,670,929	5,657,505	2,788,347	655,318

The above table shows the undiscounted cash flows of the Group’s financial liabilities on the basis of their earliest possible contractual maturity. The Group’s expected cash flows on these instruments may vary significantly from this analysis.

(d)                       Market risk

Market risk is the risk that changes in market prices, such as interest rate, equity prices, foreign exchange rates and credit spreads will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Management of market risk

The Group separates its exposure to market risk between trading and non-trading portfolios. Trading portfolios mainly are held by the Treasury Department, and include positions arising from market making and proprietary position taking, together with financial assets and liabilities that are managed on a fair value basis.

Exposure to market risk - trading portfolios

The market risk arising from the trading portfolio is monitored, measured and reported using Standardized Approach according to the legal legislation. The monthly market risk report and the weekly currency risk reports prepared by using Standardized Approach are reported to BRSA.

Value at Risk (“VaR”) is also used to measure and control market risk exposure within the Bank’s trading portfolios. The VaR of a trading portfolio is the estimated loss that will arise on the portfolio over a specified period of time (holding period) from an adverse market movement with a specified probability (confidence level). The VaR model used is based on historical simulation and Monte Carlo simulation.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

Average, highest and lowest values of consolidated market risks for the years ended 31 December 2014 and 2013, calculated as per the statutory consolidated financial statements prepared for BRSA reporting purposes within the scope of “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in Official Gazette no. 28337 dated 28 June 2012, are as follows:

	31 December 2014			31 December 2013
	Average	Highest	Lowest	Average	Highest	Lowest
Interest rate risk	13,531	16,953	11,352	14,166	18,276	9,186
Common share risk	1,895	6,896	759	2,832	4,374	2,147
Currency risk	30,771	44,194	15,679	43,364	60,952	31,803
Option risk	1,677	3,804	42	232	929	—
Counter party risk	9,912	11,892	8,464	4,396	7,439	—

Total value at risk	722,326	917,761	514,258	812,380	1,149,630	539,200

Exposure to interest rate risk — non-trading portfolios

The principal risk to which non-trading portfolios are exposed is the risk of loss from fluctuations in the future cash flows or fair values of financial instrument because of a change in market interest rates. Interest rate risk is managed principally through monitoring interest rate gaps and by having pre-approved limits for repricing bands. The ALCO is the monitoring body for compliance with these limits and is assisted by Risk Management in its day-to-day monitoring activities. A summary of the Group’s interest rate gap position on non-trading portfolios is as follows:

31 December 2014	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Non-interest bearing	Carrying amount

Cash and cash equivalents	6,016,124	104,898	—	—	—	19,207,500	25,328,522
Loans and advances to banks	100,906	270,160	193,849	—	—	—	564,915
Loans and advances to customers	32,105,647	22,597,164	21,965,248	18,574,756	10,599,348	713,238	106,555,401
Investment securities	2,948,678	3,592,447	8,422,088	4,622,261	4,177,339	67,595	23,830,408
Other financial assets	—	—	—	—	—	545,184	545,184
Other assets	15,993	110	4,868	47,165	528	2,013,217	2,081,881

Total assets	41,187,348	26,564,779	30,586,053	23,244,182	14,777,215	22,546,734	158,906,311

Trading liabilities	127,878	23,050	11,320	43,074	65,305	—	270,627
Deposits from banks	4,658,116	472,397	22,912	—	—	66,930	5,220,355
Deposits from customers	45,015,178	19,158,621	6,861,948	709,034	18,322	16,748,674	88,511,777
Obligations under repurchase agreements	15,396,871	233,330	349,241	—	205,860	—	16,185,302
Funds borrowed	4,063,185	7,002,548	3,733,893	717,541	743,483	—	16,260,650
Debt securities issued	718,111	2,146,929	2,579,188	4,940,480	—	—	10,384,708
Subordinated liabilities	—	—	121,216	421,313	1,583,907	—	2,126,436
Current tax liabilities	—	—	656	—	—	249,284	249,940
Other liabilities and provisions	20,257	6,936	390	—	—	4,572,921	4,600,504

Total liabilities	69,999,596	29,043,811	13,680,764	6,831,442	2,616,877	21,637,809	143,810,299

Net	(28,812,248)	(2,479,032)	16,905,289	16,412,740	12,160,338	908,925	15,096,012

31 December 2013	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Non-interest bearing	Carrying amount

Cash and cash equivalents	430,043	194,325	2,070	—	—	21,514,042	22,140,480
Loans and advances to banks	5,091	31,349	90,594	38,470	—	—	165,504
Loans and advances to customers	26,273,959	19,401,166	17,126,529	16,667,918	9,613,949	91,525	89,175,046
Investment securities	6,267,212	2,868,011	4,704,066	3,791,872	4,409,923	114,183	22,155,267
Other financial assets						453,861	453,861
Other assets	13,463	85	10,506	74,246	425	1,633,880	1,732,605

Total assets	32,989,768	22,494,936	21,933,765	20,572,506	14,024,297	23,807,491	135,822,763

Trading liabilities	100,329	19,257	20,364	22,718	56,812	—	219,480
Deposits from banks	3,300,869	869,432	103,153	—	—	25,537	4,298,991
Deposits from customers	38,643,943	19,294,057	6,040,869	898,335	26,140	13,879,873	78,783,217
Obligations under repurchase agreements	12,528,096	237,295	1,005,685	809,269	—	—	14,580,345
Funds borrowed	703,291	4,553,844	5,636,666	691,124	721,739	—	12,306,664
Debt securities issued	401,592	1,427,439	1,726,684	3,265,020	—	—	6,820,735
Subordinated liabilities	—	—	111,788	388,211	1,464,664		1,964,663
Current tax liabilities	—	—	—	—	—	61,399	61,399
Other liabilities and provisions	—	—	—	—	—	3,327,500	3,327,500

Total liabilities	55,678,120	26,401,324	14,645,209	6,074,677	2,269,355	17,294,309	122,362,994

Net	(22,688,352)	(3,906,388)	7,288,556	14,497,829	11,754,942	6,513,182	13,459,769

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

The following table indicates the effective interest rates applied to monetary financial instruments by major currencies for the years ended 31 December 2014 and 2013:

31 December 2014	US Dollar %	EUR %	TL%

Cash and cash equivalents	0.33	0.29	3.22
Financial assets at fair value through profit or loss	11.78	5.5	11.45
Loans and advances to banks	0.16	0.53	10.47
Loans and advances to customers	5.39	4.19	12.7
Investment securities	6.73	4.27	6.62

Deposits from banks	0.42	0.66	9.07
Deposits from customers	2.13	1.98	9.22
Obligations under repurchase agreements	0.95	—	9.79
Debt securities issued	3.45	3.47	9.06
Subordinated liabilities	6	—	—
Funds borrowed	1.67	1.13	8.44

31 December 2013	US Dollar %	EUR %	TL%

Cash and cash equivalents	0.35	0.10	9.43
Financial assets at fair value through profit or loss	7.21	5.26	10.11
Loans and advances to banks	3.24	3.43	9.04
Loans and advances to customers	6.88	5.17	13.49
Investment securities	7.05	5.77	11.11

Deposits from banks	0.71	1.00	8.21
Deposits from customers	2.51	2.71	8.16
Obligations under repurchase agreements	1.19	0.37	7.62
Debt securities issued	4.06	1.53	8.74
Subordinated liabilities	6.00	—	—
Funds borrowed	1.66	1.19	8.26

Currency risk

The Group is exposed to currency risk through transactions in foreign currencies and through its investment in foreign operations.

Management of currency risk

Risk policy of the Group is based on keeping the transactions within defined limits and keeping the currency position well-balanced. The Group has established a foreign currency risk management policy that enables the Group to take a position between lower and upper limits which are determined, taking total equity of the Group into account.

Foreign currency translation rates used by the Group as of respective year-ends are as follows:

	EUR / TL	USD / TL

31 December 2012	2.35	1.78
31 December 2013	2.95	2.14
31 December 2014	2.82	2.32

For the purposes of the evaluation of the table below, the figures represent the TL equivalent of the related foreign currencies.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Measurement Frequency of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity

1. TL	500 / (400)	(2,440,546) / 2,452,172	(13.54%) / 13.61%
2. EURO	200 / (200)	178,773 / (9,440)	0.99% / (0.05%)
3. USD	200 / (200)	441,639 / (383,071)	2.45% / (2.13%)

Total (For Negative Shocks)	-	2,059,661	11.43%

Total (For Positive Shocks)	-	(1,820,134)	(10.10%)

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity

1. TL	500 / (400)	(2,412,990) / 2,441,246	(15.89%) / 16.08%
2. EURO	200 / (200)	34,736 / 10,115	0.23% / 0.07%
3. USD	200 / (200)	457,473 / (383,076)	3.01% / (2.52%)

Total (For Negative Shocks)	-	2,068,285	13.63%

Total (For Positive Shocks)	-	(1,920,781)	(12.65%)

The above table is obtained from unconsolidated 31 December 2014 audit report announced at Public Disclosure Platform.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

31 December 2014	US Dollar	EUR	Other currencies	Total

Cash and cash equivalents	13,824,924	2,044,420	4,354,203	20,223,547
Financial assets at fair value through profit or loss	34,669	4,432	—	39,101
Loans and advances to banks	108,352	190,505	—	298,857
Loans and advances to customers	22,205,699	8,394,909	28,389	30,628,997
Investment securities	3,071,394	819,967	—	3,891,361
Other financial assets	476,652	6,828	61,704	545,184
Other assets	561,144	576,957	2,117	1,140,218

Total foreign currency denominated monetary assets	40,282,834	12,038,018	4,446,413	56,767,265

Deposits from banks	2,770,136	640,393	16,518	3,427,047
Deposits from customers	12,421,038	9,221,134	948,581	22,590,753
Obligations under repurchase agreements	6,591,668	—	—	6,591,668
Debt securities issued	6,073,635	1,459,110	—	7,532,745
Funds borrowed	9,064,674	5,758,810	2,640	14,826,124
Subordinated liabilities	2,126,436	—	—	2,126,436
Other liabilities	1,126,870	250,194	45,321	1,422,385

Total foreign currency denominated monetary liabilities	40,174,457	17,329,641	1,013,060	58,517,158

Net statement of financial position	108,377	(5,291,623)	3,433,353	(1,749,893)

Net off balance sheet position	372,635	5,171,951	(3,430,091)	2,114,495

Net long/(short) position	481,012	(119,672)	3,262	364,602

31 December 2013	US Dollar	EUR	Other currencies	Total

Cash and cash equivalents	10,050,381	5,756,941	3,821,717	19,629,039
Financial assets at fair value through profit or loss	31,441	6,266	—	37,707
Loans and advances to banks	186,388	—	—	186,388
Loans and advances to customers	16,720,867	7,365,082	58,146	24,144,095
Investment securities	2,829,761	1,039,732	—	3,869,493
Other financial assets	389,567	64,294	—	453,861
Other assets	753,296	484,748	4,724	1,242,768

Total foreign currency denominated monetary assets	30,961,701	14,717,063	3,884,587	49,563,351

Deposits from banks	2,168,866	482,090	2,370	2,653,326
Deposits from customers	9,438,650	8,724,869	1,128,265	19,291,784
Obligations under repurchase agreements	5,882,383	580,039	—	6,462,422
Debt securities issued	4,471,861	29,720	28,065	4,529,646
Funds borrowed	6,581,078	5,273,698	14,142	11,868,918
Subordinated liabilities	1,964,663	—	—	1,964,663
Other liabilities	1,128,134	264,765	20,590	1,413,489

Total foreign currency denominated monetary liabilities	31,635,635	15,355,181	1,193,432	48,184,248

Net statement of financial position	(673,934)	(638,118)	2,691,155	1,379,103

Net off balance sheet position	736,064	506,406	(2,701,033)	(1,458,563)

Net long/(short) position	62,130	(131,712)	(9,878)	(79,460)

The figures of the foreign subsidiary of the Group are presented in the table above with respect to its functional currency.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Exposure to currency risk

10 percent devaluation of the TL against the following currencies as at and for the years ended 31 December 2014 and 2013 would affect consolidated total comprehensive income and profit or loss (without tax effects) by the amounts shown below.

	31 December 2014		31 December 2013
	Profit or loss	Equity	Profit or loss	Equity

US Dollar	48,101	48,101	6,213	6,213
EUR	(11,967)	(11,967)	(13,171)	(13,171)
Other currencies	326	326	(988)	(988)

Total, net	36,460	36,460	(7,946)	(7,946)

10 percent revaluation of the TL against the following currencies as at and for years ended 31 December 2014 and 2013 would affect consolidated total comprehensive income and profit or loss (without tax effects) by the amounts shown below.

	31 December 2014		31 December 2013
	Profit or loss	Equity	Profit or loss	Equity

US Dollar	(48,101)	(48,101)	(6,213)	(6,213)
EUR	11,967	11,967	13,171	13,171
Other currencies	(326)	(326)	988	988

Total, net	(36,460)	(36,460)	7,946	7,946

This analysis assumes that all other variables, in particular interest rates, remain constant.

Fair value information

The estimated fair values of financial instruments have been determined using available market information by the Group, and where it exists, appropriate valuation methodologies. However, judgement is necessary to interpret market data to determine the estimated fair value. Turkey has shown signs of an emerging market and has experienced a significant decline in the volume of activity in its financial market. While management has used available market information in estimating the fair values of financial instruments, the market information may not be fully reflective of the value that could be realized in the current circumstances.

Management has estimated that the fair value of certain financial assets and liabilities recorded at amortized cost are not materially different than their recorded values except for those of loans and advances to customers, investment securities and deposit from customers. These financial assets and liabilities include loans and advances to banks, obligations under repurchase agreements, loans and advances from banks, funds borrowed and other short-term assets and liabilities that are of a contractual nature. Management believes that the carrying amount of these particular financial assets and liabilities approximates their fair values, partially due to the fact that it is practice to renegotiate interest rates to reflect current market conditions.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Loans and Receivables

Loans and receivables are net of provisions for impairment. The estimated fair value of loans and receivables represents the discounted amount of estimated future cash flows expected to be received. Expected cash flows are discounted at current market rates to determine fair value.

Investment Securities Held-to-Maturity

Fair value for investments held-to-maturity is based on market prices or broker/dealer price quotations. Where this information is not available, fair value has been estimated using quoted market prices for securities with similar credit, maturity and yield characteristics.

Deposits from customers

The estimated fair value of deposits from other banks and customer deposits with no stated maturity, which includes non-interest bearing deposits, is the amount repayable on demand. The estimated fair value of fixed interest bearing deposits is based on discounted cash flows using interest rates for new deposits with similar remaining maturity.

Set out below is a comparison by category of carrying amounts and fair values of the Group’s major financial instruments that are carried in the financial statements at other than fair values

	Carrying amount		Fair value
	31 December 2014	31 December 2013	31 December 2014	31 December 2013

Financial assets
Loans and advances to customers	106,555,401	89,175,046	106,402,288	88,890,117
Financial assets at fair value through profit or loss	450,241	663,232	450,241	663,232
Investment securities	23,830,408	22,155,267	23,959,408	22,045,424
Available-for-sale financial assets	16,975,815	16,742,096	16,975,815	16,742,096
Held-to-maturity investment securities	6,854,593	5,413,171	6,983,593	5,523,014

Financial liabilities
Deposits from other banks	5,220,355	4,298,991	5,220,355	4,298,991
Deposits from customers	88,511,777	78,783,217	88,556,115	78,783,217
Funds borrowed	16,260,650	12,306,664	16,260,650	12,306,664

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2014	Level 1	Level 2	Level 3		Total
Asset carried at fair value

Financial assets at fair value through profit/loss
Debt securities	10,798	55,355	—		66,153
Derivative financial assets held for trading purpose	—	379,576	—		379,576
Investment funds	2,947	—	—		2,947
Equity securities	1,565	—	—		1,565

Investment securities - available-for-sale
Debt securities	15,378,036	1,493,064	1,260		16,872,360
Equity securities	—	—	62,112	(*)	62,112

Asset for which fair values are disclosed-

Debt securities — held-to-maturity	6,983,593	—	—		6,983,593

Total financial assets	22,376,939	1,927,995	63,372		24,368,306

Financial liabilities held for trading purpose
Derivative financial liabilities held for trading purpose	—	(270,627)	—		(270,627)

Total financial liabilities	—	(270,627)	—		(270,627)

(*)                       These amounts consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

31 December 2013	Level 1	Level 2	Level 3		Total
Asset carried at fair value

Financial assets at fair value through profit/loss
Debt securities	146,661	69,686	—		216,347
Derivative financial assets held for trading purpose	—	438,395	—		438,395
Investment funds	5,467	—	—		5,467
Equity securities	2,996	—	27		3,023

Investment securities - available-for-sale
Debt securities	14,981,029	1,666,128	—		16,647,157
Equity securities	3,158	—	54,823	(*)	57,981

Asset for which fair values are disclosed

Debt securities - held-to-maturity	5,303,328	—	—		5,303,328

Total financial assets	20,442,639	2,174,209	54,850		22671698

Financial liabilities held for trading purpose
Derivative financial liabilities held for trading purpose	—	(219,480)	—		(219,480)

Total financial liabilities	—	(219,480)	—		(219,480)

(*)                       These amounts consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as follows:

	31 December 2014	31 December 2013

Balance at the beginning of the year	54,850	42,676
Total gains or losses for the year recognized in profit or loss		—
Total gains or losses for the year recognized in other comprehensive income	8,522	12,174

Balance at the end of the year	63,372	54,850

(e)                        Operational risk

Operational risk is the risk of direct or indirect loss arising from a wide variety of causes associated with the Bank’s processes, personnel, technology and infrastructure, and from external factors other than credit, market and liquidity risks, such as those arising from legal and regulatory requirements and generally accepted standards of corporate behaviour. Operational risks arise from all of the Bank’s operations and are faced by all business entities.

The operational risk items in the Bank are determined in accordance with the definition of operational risk by considering as a whole processes, products and departments. The control areas are set for operational risks within the Bank and all operational risks are followed by assigning the risks to these control areas. In this framework, an appropriate monitoring methodology is developed for each control area that covers all operational risks and control frequencies are determined.

The data of operational losses may be exposed to during the Bank’s activities is collected and analysed regularly by Risk Management Department and reported to Board of Directors, Audit Committee and senior management.

The Group calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Group is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the 15% of last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country. As at 31 December 2014, value of consolidated operational risk amounted to TL 9,609,038 (31 December 2013: TL 9,561,025).

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.         FINANCIAL RISK MANAGEMENT (Continued)

(f)                         Capital management - regulatory capital

BRSA, the regulatory body of the banking industry sets and monitors capital requirements for the Bank. In implementing current capital requirements, BRSA requires the banks to maintain a prescribed ratio of a minimum of 8% of total capital to total risk-weighted assets. BRSA regulation requires the calculation of the capital adequacy ratio based on the consolidated financial statements of the Bank and its financial subsidiaries.

The Bank and its financial subsidiaries’ consolidated regulatory capital is analysed into two tiers:

•                                Tier 1 capital, is composed of share capital, legal, statutory, other profit and extraordinary reserves, retained earnings, translation reserve and non-controlling interests after deduction of goodwill, prepaid expenses and other certain costs.

•                                Tier 2 capital, is composed of the total amount of general provisions for loans, restricted funds, fair value reserves of available-for-sale financial assets and equity investments, subordinated loans received and free reserves set aside for contingencies.

Banking operations are categorized as either trading book or banking book, and risk-weighted assets are determined according to specified requirements that seek to reflect the varying levels of risk attached to assets and commitment and contingencies exposures. Operational risk capital requirements and market risk capital requirements as at 31 December 2014 and 2013 are calculated using the Basic Indicator Approach and included in the capital adequacy calculations.

The Bank’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business.

The Bank and its individually regulated operations have complied with externally imposed capital requirements throughout the year and the previous year.

The Bank’s regulatory capital position on a consolidated basis at 31 December 2014 and 2013 is as follows:

	Consolidated		Parent Bank
	31 December 2014	31 December 2013	31 December 2014	31 December 2013
Capital Requirement for Credit Risk (CRCR)	9,782,654	8,380,432	9,490,415	8,185,603
Capital Requirement for Market Risk (CRMR)	63,924	58,981	55,940	26,097
Capital Requirement for Operational Risk (CROR)	768,723	764,882	777,799	655,046
Common Equity Tier 1 Capital	14,824,597	—	14,646,457	—
Tier 1 Capital	14,694,809	—	14,533,844	—
Tier 2 Capital	3,639,371	—	3,600,527	—
Deductions from Capital	(121,208)	—	(121,208)	—
Total Capital	18,212,972	15,199,794	18,013,163	15,179,536
Total Capital /((CRCR+CRMR+CROR)*12.5)*100	13.73	13.21	13.96	13.70
Tier 1 Capital/((CRCR+CRMR+CROR)*12.5)*100	11.07	—	11.26	—
Common Equity Tier 1 Capital/((CRCR+CRMR+CROR)*12.5)*100	11.17	—	11.35	—

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

4.         INSURANCE RISK MANAGEMENT

The risk under any insurance contract is the possibility that the insured event occurs and the amount of the resulting claim is uncertain. By the very nature of an insurance contact, the risk is random and therefore unpredictable.

For a portfolio of insurance contracts where the theory of the probability is applied to pricing and provisioning, the principal risk that the Group faces under its insurance contracts is that the actual claim and benefit payments exceed carrying amount of the insured liabilities. These could occur because the frequency or severity of claims and benefits are greater than estimated. Insurance events are random and the actual number and amount of claims and benefits will vary from year to year from the estimate established using statistical techniques.

Experience shows that the larger the portfolio of similar insurance contracts, the smaller the relative variability about the expected outcome will be. In addition, a more diversified portfolio is likely to be affected across the board by a change in any subset of portfolio.

The Group has developed its life and non-life insurance underwriting strategies to diversify the type of insurance risks accepted and within each of these categories to achieve a sufficiently large population of risks to reduce the variability of the expected outcome.

Pricing policies

The pricing policies and principles of the Group are as follows:

i)                               While determining risk premiums, the amount of expected losses are considered and premium limits are determined accordingly.

ii)                            During the study of pricing activities as a part of developing a new product, working of relevant units together within the Group is maintained by considering the needs of the customers and competition in the market.

iii)                         It is aimed to achieve profitability in product basis and providing continuity.

Results of the pricing studies are compared with the prices of the competitors and international pricing cases.

Management of risks

The Group manages its insurance risk through underwriting limits, approval procedures for transactions that involve new products or that exceed set limits, pricing, product design and management of reinsurance.

The Group underwriting strategy seeks diversity to ensure a balanced portfolio and is based on a large portfolio of similar risks over a number of years which reduces the variability of the outcome. All non-life contracts are annual in nature and the underwriters have the right to refuse renewal or to change the terms and conditions of the contract at renewal.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

4.         INSURANCE RISK MANAGEMENT (Continued)

Concentration of insurance risk

A key aspect of the insurance risk faced by the Group is the extent of concentration of insurance risk, which determines the extent to which a particular event or series of events could impact significantly upon the Group’s liabilities. Such concentrations may arise from a single insurance contract or through a number of related contracts where significant liabilities could arise.  An important aspect of the concentration of insurance risk is that it could arise from the accumulation of risks within a number of different insurance classes.

Concentrations of risk can arise in low frequency, high-severity events such as natural disasters; in situations where the Group is exposed to unexpected changes in trends, for example, unexpected changes in human mortality or in policyholder behavior; or where significant litigation or legislative risks could cause a large single loss, or have a pervasive effect on many contracts.

Within non-life insurance, the management believes that the Group has no significant concentration of exposure to any group of policyholders measured by social, professional, age or similar criteria.

The greatest likelihood of significant losses to the Group arises from catastrophe events, such as flood, damage, storm or earthquake damage. The techniques and assumptions that the Group uses to calculate theses risks are as follows:

•                                Measurement of geographical accumulations.

•                                Assessment of probable maximum losses.

•                                Excess of loss reinsurance.

Reinsurance

The Group reinsures a portion of the risks it underwrites in order to control its exposure to losses and protect capital resources.

Reinsurance companies, providing reinsurance protection against life insurance and other additional risks are the most important service providers for the insurance subsidiaries of the Group. The decisive criteria for the relationship with reinsurers are as follows:

i)                               Financial strength,

ii)                            Long-term relationship approach,

iii)                         Competitive prices

iv)                        Capacity provided for facultative and un-proportional (catastrophic) reinsurance contracts.

v)                           Opportunities and information provided in risk assessment process, product development, trainings, information about new developments in the sector and etc.

Performance of the reinsurance companies in treaty agreements is evaluated for each year by considering the payment performance of the reinsurers for the claims paid and other due payables to the insurance subsidiaries of the Group. Performance of the reinsurance companies in facultative agreements is evaluated by considering capacity provided to the insurance subsidiaries of the Group, speed in operational reinsurance transactions, and technical and market information provided to the insurance subsidiaries of the Group. In cases where the performance of the reinsurer is not seen as adequate, the insurance subsidiaries of the Group will decide to contract with alternative reinsurance companies.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

5.         SEGMENT REPORTING

Operating segments

The Group has six reportable segments, as described below, which are the Group’s strategic business units. The strategic business units offer different products and services, and are managed separately based on the Group’s management and internal reporting structure. For each of the strategic business units, the Board of Directors reviews internal management reports on at least a quarterly basis. The following summary describes the operations in each of the Group’s reportable segments:

Retail banking: Includes loans, deposits and other transactions and balances with retail customers.

Corporate and commercial banking: Includes loans, deposits and other transactions and balances with corporate customers.

Investment banking: Includes the Group’s trading and corporate finance activities.

This segment undertakes the Group’s funding and centralized risk management activities through borrowings, issues of debt securities and investing in liquid assets such as short-term placements and corporate and government debt securities.

Insurance: Includes the Group’s insurance business.

Leasing: Includes the Group’s finance lease business.

Factoring: Includes the Group’s factoring business.

Others: Includes combined information about operating segments that do not meet the quantitative thresholds.

Information regarding the results of each reportable segment is included below. Performance is measured based on segment profit before income tax, as included in the internal management reports that are reviewed by the Board of Directors. Segment profit is used to measure performance as management believes that such information is the most relevant in evaluating the results of certain segments relative to other entities that operate within these industries. Inter-segment pricing is determined on an arm’s length basis.

Measurement of segment assets and liabilities and operating segment results is based on the accounting policies set out in the accounting policy notes.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

5.         SEGMENT REPORTING (Continued)

Information about operating segments

31 December 2014	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total

Interest income on loan and receivables	3,574,283	5,821,752	—	—	9,396,035	—	80,776	—	1,288	9,478,099	(5,651)	9,472,448
Interest expense on deposit	(2,090,867)	(2,836,627)	(162,890)	—	(5,090,384)	—	—	—	—	(5,090,384)	57,241	(5,033,143)
Operating profit	1,782,029	2,991,503	1,011,510	(616,002)	5,169,040	940,831	14,660	17,275	73,865	6,215,671	(196,914)	6,018,757
Profit before income tax	1,006,380	1,449,945	569,760	(1,051,767)	1,974,318	35,068	912	12,050	34,327	2,056,675	(17,867)	2,038,808
Income tax expense	(177,017)	(255,037)	(100,217)	185,000	(347,271)	(10,536)	(4,733)	(284)	(293)	(363,117)	—	(363,117)

Profit for the year	829,363	1,194,908	469,543	(866,767)	1,627,047	24,532	(3,821)	11,766	34,034	1,693,558	(17,867)	1,675,691

31 December 2014	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total

Segment assets	32,963,634	72,041,167	48,117,179	5,553,602	158,675,582	2,151,333	1,198,199	537,945	1,276,806	163,839,865	(1,242,443)	162,597,422
Investments in associates and subsidiaries	—	—	1,669,015	—	1,669,015	246,585	3,359	2,601	44,089	1,965,649	(1,705,691)	259,958
Investment in equity accounted investees	—	—	(30,356)	—	(30,356)	—	—	—	—	(30,356)	—	(30,356)

Total assets	32,963,634	72,041,167	49,755,838	5,553,602	160,314,241	2,397,918	1,201,558	540,546	1,320,895	165,775,158	(2,948,134)	162,827,024

Segment liabilities	38,649,556	55,659,039	44,040,940	5,851,750	144,201,285	1,988,291	1,096,587	448,827	296,132	148,031,122	(1,270,824)	146,760,298
Equity including non-controlling interest	—	—	—	16,112,956	16,112,956	409,627	104,971	91,719	1,024,763	17,744,036	(1,677,310)	16,066,726

Total liabilities and equity	38,649,556	55,659,039	44,040,940	21,964,706	160,314,241	2,397,918	1,201,558	540,546	1,320,895	165,775,158	(2,948,134)	162,827,024

Tangible fixed assets	—	—	—	204,782	204,782	—	—	—	—	—	—	204,782
Intangible fixed assets	—	—	—	47,256	47,256	—	—	—	—	—	—	47,256
Depreciation	—	—	—	93,539	93,539	—	—	—	—	—	—	93,539
Amortization	—	—	—	13,021	13,021	—	—	—	—	—	—	13,021

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

5.         SEGMENT REPORTING (Continued)

31 December 2013	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total

Interest income on loan and receivables	3,365,250	4,257,727	—		7,622,977		64,903		1199	7,689,079	(5,414)	7,683,665
Interest expense on deposit	(1,520,724)	(2,040,220)	—		(3,560,944)					(3,560,944)	22946	(3,537,998)
Operating profit	1,165,607	494,283	626,880	(226,889)	2,059,881	(8,110)	(392)	(6,599)	14,395	2,059,175	61,413	2,120,588
Profit before income tax	1,165,607	494,283	626,880	(226,889)	2,059,881	(8,110)	(392)	(6,599)	14,395	2,059,175	61,413	2,120,588
Income tax expense	(210,064)	(89,390)	(113,370)	40,900	(371,924)	(2,656)	1,799	(2,363)	(1,441)	(376,585)	—	(376,585)

Profit for the year	955,543	404,893	513,510	(185,989)	1,687,957	(10,766)	1,407	(8,962)	12,954	1,682,590	61,413	1,744,003

31 December 2013	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total

Segment assets	30,419,715	57,705,309	28,820,060	19,418,704	136,363,788	2,028,716	1,063,300	171,851	789,003	140,416,658	(1,073,106)	139,343,552
Investments in associates and subsidiaries	—	—	1,533,958	—	1,533,958	213,972	3,356	2,322	19,805	1,773,413	(1,570,172)	203,241
Investment in equity accounted investees	—	—	(11,447)	—	(11,447)	—	—	—	—	(11,447)	—	(11,447)

Total assets	30,419,715	57,705,309	30,342,571	19,418,704	137,886,299	2,242,688	1,066,656	174,173	808,808	142,178,624	(2,643,278)	139,535,346

Segment liabilities	31,327,338	52,348,818	35,072,042	5,074,284	123,822,482	1,849,237	957,482	94,565	247,362	126,971,128	(1,113,526)	125,857,602
Equity including non-controlling interest	—	—	—	14,063,817	14,063,817	393,451	109,174	79,608	561,446	15,207,496	(1,529,752)	13,677,744

Total liabilities and equity	31,327,338	52,348,818	35,072,042	19,138,101	137,886,299	2,242,688	1,066,656	174,173	808,808	142,178,624	(2,643,278)	139,535,346

Tangible fixed assets	—	—	—	218,380	218,380	—	—	—	—	—	—	218,380
Intangible fixed assets	—	—	—	20,533	20,533	—	—	—	—	—	—	20,533
Depreciation	—	—	—	84,234	84,234	—	—	—	—	—	—	84,234
Amortization	—	—	—	7,565	7,565	—	—	—	—	—	—	7,565

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

6.                            CASH AND CASH EQUIVALENTS

As at 31 December 2014 and 2013, cash and cash equivalents presented in the consolidated statement of financial position and cash flows are as follows:

	31 December 2014	31 December 2013

Cash on hand	1,376,909	1,156,445
Due from Central Bank	16,157,726	14,542,489
Balances with the CBT excluding reserve deposits	4,282,966	3,250,746
Receivables from repurchase agreements	9,504	1,000
Loans and advances to banks with original maturity less than three months	3,426,867	2,904,662
Others	74,550	285,138

Total cash and cash equivalents in the consolidated statement of financial position	25,328,522	22,140,480

Accruals on cash and cash equivalents	(3,494)	(1,321)
Blocked bank deposits	(210,719)	(1,493,655)

Total cash and cash equivalents in the consolidated statement of cash flows	25,114,309	20,645,504

As at 31 December 2014, There is no balance of the additional reserve requirements of Central Bank of Turkey (“CBT”) as explained below in detail. (31 December 2013: TL 1,493,655). Remaining TL 210,719 blocked bank deposits consists of TL 110,168 held against the “Diversified Payment Rights” securitizations and TL 100,551 held against insurance liabilities of the Group in favour of the Turkish Treasury.

The Bank and CBT had disagreement about the reserve requirements deposited at CBT regarding the syndication loans obtained by foreign branches of the Bank. Subsequent to the decision, CBT required the Bank to provide reserve requirement for loans obtained by foreign branches, the Bank filed a claim in Ankara 15th Administrative Court for the suspension of execution and cancellation of the decision. As at 15 June 2011, the court decided on refusal of the claim with the right to appeal on State Council. CBT requested the Bank to provide additional reserves amounting to USD 384 million in average for 3.5 years period with the 4 May 2011 dated communiqué. In this context, the Bank has begun to provide additional reserve requirements at 27 May 2011.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

7.                            FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

As at 31 December 2014 and 2013, financial assets at fair value through profit or loss are as follows:

	31 December 2014		31 December 2013
	Face Value	Carrying Value	Face Value	Carrying Value

Debt instruments held at fair value:
Government bonds in TL	100	103	107,712	113,306
Asset-backed securities	13,750	13,546	64,671	66,975
Eurobonds issued by the Turkish Government	6,139	8,468	13,400	15,740
Corporate bonds in TL	13,500	13,630	5,956	6,397
Bonds issued by banks	23,718	23,482	14,180	13,929

		59,229		216,347

Equity and other non-fixed income instruments:
Derivative financial instruments held for trading purposes		379,576		438,395
Investment funds		9,871		5,467
Equity shares		1,565		3,023
		391,012		446,885
Total financial assets at fair value through profit or loss		450,241		663,232

Gains and losses arising on derivative financial instruments held for trading purposes and income from sale of debt instruments held at fair value are reflected in net trading income. As at and for the year ended 31 December 2014, net income from trading of financial assets (including investment securities) amounting to TL 139,659 (31 December 2013: TL 256,211) is included in “trading income, (net)”

The following table summarizes securities that were deposited as collateral with respect to various banking transactions:

	31 December 2014		31 December 2013
	Face Value	Carrying Value	Face Value	Carrying Value

Deposited at Turkish Treasury for insurance operations	12,347	18,554	112,551	113,551
Deposited at Istanbul Stock Exchange for repurchase transactions	—	—	—	—
Deposited at Istanbul Stock Exchange for Capital Markets Board certifications	100	103	100	100

		18,657		113,651

Derivative financial instruments held for trading purposes

A derivative financial instrument is a financial contract between two parties where payments are dependent upon movements in price in one or more underlying items, such as financial instrument prices, reference rates, commodity prices or indices. In the ordinary course of business, the Group enters into various types of transactions that involve derivative financial instruments. Derivative financial instruments used mainly include currency forwards, interest rate swaps, currency swaps and currency options.

The table below shows the contractual amounts of derivative instruments analysed by the term to maturity. The contractual amount is the amount of a derivative’s underlying asset, reference rate or index and is the basis upon which changes in the value of derivatives are measured. The contractual amounts indicate the volume of transactions outstanding at year-end and are neither indicative of the market risk nor credit risk.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

7.                            FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Continued)

The fair value of derivative financial instruments is calculated by using forward exchange rates at the reporting date. In the absence of reliable forward rate estimations in a volatile market, current market rate is considered to be the best estimate of the present value of the forward exchange rates. The maturity analyses of the gross nominal value of derivatives are presented below:

	31 December 2014	31 December 2013
	Notional Amounts	Notional Amounts
Trading Derivatives
Foreign Currency Related Derivative Transactions	22,773,909	18,988,231
Currency Forwards	555,204	1,334,135
Currency Swaps	21,162,157	17,313,236
Currency Futures	—	—
Currency Options	1,056,548	340,860
Interest Rate Derivative Transactions	7,478,238	4,146,151
Interest Rate Forwards		—
Interest Rate Swaps	7,478,238	4,145,148
Interest Rate Options	—	—
Investment Security Options	—	1,003
Interest Rate Futures	—	—
Other Trading Derivatives	6,780,167	3,962,577

Total Derivative Transactions	37,032,314	27,096,959

	31 December 2014
	Up to 1 month	1 to 3 months	3 to 12 months	1 to 5 years	Over 5 years	Total

Currency swaps:
Purchases	8,805,023	2,322,843	234,800	389,279	—	11,751,945
Sales	4,120,339	2,317,964	237,650	383,615	—	7,059,568
Currency forwards:						—
Purchases	99,142	68,619	71,286	38,774	—	277,821
Sales	99,070	68,502	71,136	38,675	—	277,383
Cross currency interest rate swaps:						—
Purchases	63,456	58,000	—	1,172,493	—	1,293,949
Sales	46,667	37,825	—	972,203	—	1,056,695
Interest rate swaps:
Purchases	—	—	—	1,202,149	2,536,970	3,739,119
Sales	—	—	—	1,202,149	2,536,970	3,739,119
Currency options:
Purchases	242,712	90,791	194,771	—	—	528,274
Sales	242,710	90,790	194,774	—	—	528,274
Other:						—
Purchases	158,020	—	—	—	994,287	1,152,307
Sales	4,931,860	—	—	—	696,000	5,627,860

Total of purchases	9,368,353	2,540,253	500,857	2,802,695	3,531,257	18,743,415
Total of sales	9,440,646	2,515,081	503,560	2,596,642	3,232,970	18,288,899

Total of derivatives	18,808,999	5,055,334	1,004,417	5,399,337	6,764,227	37,032,314

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

7.                            FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Continued)

	31 December 2013
	Up to 1 month	1 to 3 months	3 to 12 months	1 to 5 years	Over 5 years	Total

Currency swaps:
Purchases	6,466,775	2,235,281	536,697	151,078	—	9,389,831
Sales	3,732,391	993,337	535,505	144,173	—	5,405,406
Currency forwards:
Purchases	224,713	147,847	294,718	—	—	667,278
Sales	224,586	147,772	294,499	—	—	666,857
Cross currency interest rate swaps:
Purchases	—	353,100	107,000	936,756	—	1,396,856
Sales	—	250,998	77,250	792,895	—	1,121,143
Interest rate swaps:
Purchases	—	—	—	1,044,578	1,027,996	2,072,574
Sales	—	—	—	1,044,578	1,027,996	2,072,574
Currency options:
Purchases	32,224	14,002	124,204	—		170,430
Sales	32,224	14,002	124,204	—	—	170,430
Other:
Purchases	1,000	—	—	—	3	1,003
Sales	2,724,841	1,237,736	—	—	—	3,962,577

Total of purchases	6,724,712	2,750,230	1,062,619	2,132,412	1,027,999	13,697,972
Total of sales	6,714,042	2,643,845	1,031,458	1,981,646	1,027,996	13,398,987

Total of derivatives	13,438,754	5,394,075	2,094,077	4,114,058	2,055,995	27,096,959

Set out below accruals of derivative instruments:

	Asset		Liability
	31 December 2014	31 December 2013	31 December 2014	31 December 2013

Forwards	4,090	28,578	3,667	28,168
Swaps	369,739	407,752	261,265	189,247
Options	5,747	2,065	5,695	2,065

Fair value of derivatives	379,576	438,395	270,627	219,480

8.                            REPURCHASE AGREEMENTS

The Group lends its extra fund as a result of daily operations to other financial institutions through reverse repurchase agreements. Assets purchased under reverse repurchase agreements are as follows:

	31 December 2014		31 December 2013
	Fair value of underlying assets	Carrying Value of corresponding assets	Fair value of underlying assets	Carrying Value of corresponding assets

Reverse repurchase agreements	6,338	5,859	1,101	1,000

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

8.                            REPURCHASE AGREEMENTS (Continued)

The Group raises funds by selling financial instruments under agreements to repay the funds by repurchasing the instruments at future dates at the same price plus interest at a predetermined rate. Repurchase agreements are commonly used as a tool for short-term financing of interest-earning assets, depending on the prevailing interest rates. The counterparties can not resell or repeledged the assets. Assets sold under repurchase agreements comprise the following:

	31 December 2014		31 December 2013
	Fair value of underlying assets	Carrying Value of corresponding liabilities	Fair value of underlying assets	Carrying Value of corresponding liabilities

Financial assets at fair value through profit or loss			—	—
Investment securities- Available for sale portfolio	11,801,059	11,665,207	11,301,427	10,348,674
Investment securities- Held to maturity portfolio	5,629,267	4,520,095	4,831,230	4,231,671

Total	17,430,326	16,185,302	16,132,657	14,580,345

Accrued interest on obligations under repurchase agreements amounted to TL 19,686 (31 December 2013: TL 27,615) and is included in the carrying amount of corresponding liabilities.

In general, the fair values of such assets are more than the corresponding liabilities due to the margins set between parties, since such funding is raised against assets collateralized.

9.                            LOANS AND ADVANCES TO BANKS

Loans and advances to banks comprise balances with more than three months maturity from the date of acquisition and are as follows as at 31 December 2014 and 2013:

	31 December 2014			31 December 2013
	TL	FC	Total	TL	FC	Total

Domestic banks	15,169	420,547	435,716	988	28,251	29,239
Foreign banks	—	129,199	129,199	—	136,265	136,265

Total	15,169	549,746	564,915	988	164,516	165,504

As at 31 December 2014, loans and advances to banks with more than three months maturity from the date of acquisition include blocked accounts of TL nil (31 December 2013: TL 6,669) held against the insurance liabilities of the Group in favour of the Turkish Treasury.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

10.                     LOANS AND ADVANCES TO CUSTOMERS

As at 31 December 2014 and 31 December 2013, outstanding loans and advances to customers comprise the followings:

	31 December 2014	31 December 2013

Corporate loans	72,120,741	57,726,558
Neither past due nor impaired	69,982,937	55,987,777
Past due but not impaired	2,137,804	1,738,781
Consumer loans	30,159,998	25,024,694
Neither past due nor impaired	28,709,268	24,139,353
Past due but not impaired	1,450,730	885,341
Credit cards	1,769,875	3,837,261
Neither past due nor impaired	1,475,282	3,653,969
Past due but not impaired	294,593	183,292
Loans to financial institutions	1,339,302	1,427,801
Finance lease receivables, net of unearned income	1,089,987	900,223
Factoring receivables	536,720	166,984

Total performing loans	107,016,623	89,083,521

Non-performing loans	4,377,740	3,822,880

Total gross loans	111,394,363	92,906,401

Allowance for incurred loan losses from loans and advances to customers	(4,838,962)	(3,731,355)
Specific impairment	(3,486,879)	(2,977,836)
Collective impairment	(1,352,083)	(753,519)

Loans and advances to customers, net	106,555,401	89,175,046

The specific allowance for incurred losses is comprised of amounts for specifically identified as being impaired and non-performing loans and advances.

Movements in the allowance for incurred loan losses are as follows:

	31 December 2014	31 December 2013

Reserve at the beginning of the year	3,731,355	2,738,448
Corporate loans (*)	2,857,379	2,090,562
Consumer loans (*)	873,976	647,886
Adjustment for currency translation	188	(2,933)
Reserve for incurred loan losses provided during the year	1,887,801	1,256,218
Recoveries	(776,193)	(259,294)
Corporate loans (*)	(556,582)	(185,931)
Consumer loans (*)	(219,611)	(73,363)

Provision, net of recoveries	4,843,151	3,732,439
Loans written off during the year	(4,189)	(1,084)

Reserve at the end of the year	4,838,962	3,731,355
Corporate loans (*)	3,684,306	2,857,379
Consumer loans (*)	1,154,656	873,976

(*)                       Consumer loans include credit cards amount.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

10.                     LOANS AND ADVANCES TO CUSTOMERS (Continued)

Aging analysis of past due but not impaired loans per class of financial instruments:

31 December 2014	Less than 30 days	31-60 days	61-90 days	Total

Loans and receivables
Corporate	1,125,721	334,491	677,592	2,137,804
Consumer	988,259	322,024	140,447	1,450,730
Credit cards	193,962	74,008	26,623	294,593

Total	2,307,942	730,523	844,662	3,883,127

31 December 2013	Less than 30 days	31-60 days	61-90 days	Total

Loans and receivables
Corporate	1,003,729	278,926	456,126	1,738,781
Consumer	533,426	237,726	114,189	885,341
Credit cards	117,141	48,199	17,952	183,292

Total	1,654,296	564,851	588,267	2,807,414

11.                     FINANCE LEASE RECEIVABLES

The finance leases typically run for a period of one to five years, with transfer of ownership of the leased asset at the end of the lease term. Interest is charged over the period of the lease.

The receivables are secured by way of the underlying assets. Minimum lease receivables from customers include the following finance lease receivables:

	31 December 2014	31 December 2013

Finance lease receivables, net of unearned finance income	1,089,987	900,223
Add: non-performing lease receivables	133,969	123,442
Total finance lease receivables	1,223,956	1,023,665
Less: allowance for incurred losses on lease receivables	(84,970)	(47,780)

Finance lease receivables, net	1,138,986	975,885

	31 December 2014	31 December 2013

Due within one year	130,634	293,886
Due between 1 and 5 years	893,355	720,602
More than five years	298,741	90,113

Finance lease receivables, gross	1,322,730	1,104,601
Unearned finance income	(182,360)	(128,716)

Finance lease receivables, net	1,140,370	975,885

Due within one year	128,309	248,209
Due between 1 and 5 years	773,233	642,756
More than five years	237,444	84,920

Finance lease receivables, net	1,138,986	975,885

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

12.                     INVESTMENT SECURITIES

As at 31 December 2014 and 2013, investment securities comprise the following:

	31 December 2014	31 December 2013

Available-for-sale financial assets	16,975,815	16,742,096
Held-to-maturity investment securities	6,854,593	5,413,171

Total investment securities	23,830,408	22,155,267

Available-for-sale financial assets:

	31 December 2014		31 December 2013
	Face Value	Carrying Value	Face Value	Carrying Value

Debt and other instruments available-for-sale:
Government bonds in TL	11,416,221	12,629,806	12,333,229	12,551,950
Eurobonds issued by the Turkish Government	3,295,235	3,778,675	3,598,048	3,802,827
Bonds issued by banks	—	—	144,400	119,537
Government bonds in foreign currencies	277,997	307,001	137,124	140,958
Treasury bills in TL	159,142	137,668	—	—
Corporate bonds	20,892	17,949	26,962	21,176

		16,871,099		16,636,448

Equity and other non-fixed income instruments:
Equity shares		104,716		105,648

		104,716		105,648

Total available-for-sale financial assets		16,975,815		16,742,096

As at 31 December 2014 and 2013, equity shares comprised the following:

	31 December 2014	31 December 2013

Unquoted investments:
Güney Ege Enerji Ltd Şti	209,738	209,738
Vakıf Pazarlama Sanayi ve Ticaret AŞ	103,941	103,942
Bayek Tedavi ve Sağlık Hizmetleri AŞ	33,954	33,954
Takas ve Saklama Bankası AŞ	30,319	17,926
Vakıf Gayrimenkul Ekspertiz ve Değerleme A.Ş.	23,787	19,800
Vakıf İnşaat Restorasyon AŞ	10,838	10,838
Roketsan Roket Sanayi ve Ticaret AŞ	7,593	7,593
İzmir Enternasyonel AŞ	6,178	6,178
Mastercard Incorporated	—	6,562
Visa Inc.	—	4,188
Others	5,400	15,906

	431,748	436,625
Impairment	(327,032)	(330,977)

Total	104,716	105,648

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

12.                     INVESTMENT SECURITIES (Continued)

The following table summarizes available-for-sale financial assets that were deposited as collaterals with respect to various banking transactions:

	31 December 2014		31 December 2013
	Face Value	Carrying Value	Face Value	Carrying Value

Deposited at financial institutions for repurchase transactions	9,672,596	10,703,046	8,345,593	8,466,807
Deposited at other institutions for repurchase transactions	2,232,420	2,491,278	2,715,987	2,834,620
Others	929,348	964,595	498,165	503,361

Total		14,158,919		11,804,788

Held-to-maturity investment securities:

	31 December 2014			31 December 2013
	Face Value	Carrying Value	Fair Value	Face Value	Carrying Value	Fair Value

Debt instruments:
Government bonds in TL	6,206,610	6,761,749	6,890,793	4,298,673	5,358,742	5,249,032
Certificate of deposits	89,289	92,844	92,800	42,839	42,839	42,800
Eurobonds issued by the Turkish Government	—	—	—	11,081	11,590	11,496

Total held-to-maturity investment securities		6,854,593	6,983,593		5,413,171	5,303,328

Movements of held to maturity investment securities are as follows:

	Current year	Previous year

At the beginning of the year	5,413,171	4,261,060
Effect of change in foreign exchange rate	7,990	54,323
Purchases during the year	2,924,991	2,530,205
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(1,773,902)	(1,507,738)
Change in amortized cost	282,343	75,321

At the end of the year	6,854,593	5,413,171

The following table summarizes held-to-maturity investment securities that were deposited as collaterals with respect to various banking transactions:

	31 December 2014		31 December 2013
	Face Value	Carrying Value	Face Value	Carrying Value

Deposited at financial and other institutions for repurchase transactions	3,396,411	3,833,695	3,281,601	3,609,552
Deposited at Central Bank of Turkey for repurchase transactions	1,562,294	1,795,572	1,289,930	1,221,678
Deposited at Central Bank of Turkey for interbank transactions	656,385	730,578	270,312	272,247
Deposited at Istanbul Stock Exchange for the transaction of financial instruments	237,000	273,033	2,707	9,007
Deposited at Turkish Derivative Exchange			30	31
Others	56,500	61,235	42,800	42,839

Total		6,694,113		5,155,354

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

13.                     INVESTMENT IN EQUITY-ACCOUNTED INVESTEES

As at 31 December 2014 and 2013 investments in equity participations accounted for using the equity method are as follows:

	31 December 2014	31 December 2013

Unquoted investments:
Kıbrıs Vakıflar Bankası Ltd.	11,837	10,102
T. Sınai Kalkınma Bankası AŞ(*)	217,765	181,692

Total	229,602	191,794

(*)                       The Management has reassessed the investment in this entity and it is concluded that the Group has significant influence in the investment. This investment is reclassified from available-for-sale financial assets to investment in equity-accounted investees based on the Management’s reassessment in 2014.

14.                     PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

Movements in property and equipment and intangible assets from 1 January to 31 December 2014 and 1 January to 31 December 2013 are as follows:

Property and equipment	1 January 2014	Currency translation difference	Additions	Disposals	31 December 2014

Cost:
Land and buildings	918,836	—	68,934	(29,878)	957,892
Motor vehicles	54,433	—	2,070	(9,547)	46,956
Furniture, office equipment and leasehold improvements	592,931	—	83,760	(40,228)	636,463
Other tangibles	457,818	—	41,716	(46,129)	453,405

	2,024,018	—	196,480	(125,782)	2,094,716

Accumulated depreciation:
Land and buildings	298,087	84	19,710	(5,943)	311,938
Motor vehicles	37,397	—	6,072	(7,769)	35,700
Furniture, office equipment and leasehold improvements	450,322	—	52,521	(743)	502,100
Other tangibles	219,365	—	43,644	(4,953)	258,056

	1,005,171	84	121,947	(19,408)	1,107,794

Net book value	1,018,847				986,922

Intangible assets	1 January 2014	Currency translation difference	Additions	Disposals	31 December 2014

Cost:
Software programmes	169,165	(3)	48,072	(839)	216,395

	169,165	(3)	48,072	(839)	216,395

Accumulated amortization:
Software programmes	41,035	—	13,184	(164)	54,055

	41,035	—	13,184	(164)	54,055

Net book value	128,130				162,340

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

14.                     PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS (Continued)

Property and equipment	1 January 2013	Currency translation difference	Additions	Disposals	31 December 2013

Cost:
Land and buildings	890,654	(1,014)	32,328	(3,132)	918,836
Motor vehicles	55,132	(10)	2,056	(2,745)	54,433
Furniture, office equipment and leasehold improvements	548,584	(520)	63,729	(18,862)	592,931
Other tangibles	312,813	(1)	153,593	(8,587)	457,818

	1,807,183	(1,545)	251,706	(33,326)	2,024,018

Accumulated depreciation:
Land and buildings	272,360	(735)	27,954	(1,492)	298,087
Motor vehicles	33,428	(9)	6,723	(2,745)	37,397
Furniture, office equipment and leasehold improvements	428,839	(434)	39,340	(17,423)	450,322
Other tangibles	187,489	(1)	40,433	(8,556)	219,365

	922,116	(1,179)	114,450	(30,216)	1,005,171

Net book value	885,067				1,018,847

Intangible assets	1 January 2013	Currency translation difference	Additions	Disposals	31 December 2013

Cost:
Software programmes	148,914	(282)	42,270	(21,737)	169,165

	148,914	(282)	42,270	(21,737)	169,165

Accumulated amortization:
Software programmes	48,865	(265)	13,873	(21,438)	41,035

	48,865	(265)	13,873	(21,438)	41,035

Net book value	100,049				128,130

There are no restrictions such as pledges, mortgages or any other restriction on the property and equipment.

15.                     OTHER ASSETS

	31 December 2014	31 December 2013

Receivables from insurance activities	833,623	293,382
Assets held for resale	792,848	632,261
Receivables from credit card payments	772,007	596,284
Prepaid expenses	627,350	518,833
Investment properties	192,000	20,829
Deferred acquisition costs for insurance contracts, gross	110,321	86,788
Receivables from term sales of fixed assets	68,664	96,948
Receivables from reinsurance activities	54,057	598,482
Prepaid taxes other than income tax and funds to be refunded	10,253	20,516
Others	373,363	145,733

Total non-financial other asset	3,834,486	3,010,056

Collaterals for derivative financial instruments	351,579	61,219
Guarantees given for repurchase agreements	193,605	392,641

Total financial other asset	545,184	453,860

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

15.                     OTHER ASSETS (Continued)

As at 31 December 2014, reserve deposits at the CBT were kept as the minimum reserve requirement. These funds are not available for the daily operations of the Group. As required by Turkish Banking Law, these reserve deposits are calculated on the basis of domestic liabilities of the Bank after some deductions, at the rates determined by the CBT.

In accordance with “Announcement on Reserve Deposits” of CBT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate of 11.5% for demand deposits, and the rates decrease to 5% as maturities get longer (31 December 2013: 11.5% for demand deposits, and the rates decrease to 5% as maturities get longer). For foreign currency liabilities, all banks shall provide a reserve rate of 13% in US Dollar or Euro for demand and up to 1 year maturity deposits and rates decrease to 6% as maturities get longer (31 December 2013: 13% in US Dollar or Euro for demand and up to 1 year maturity deposits and rates decrease to 6% as maturities get longer).

As at 31 December 2014, TL 792,848 (31 December 2013: TL 632,261) of the other assets is comprised of foreclosed real estate acquired by the Group against its impaired receivables. Such assets are required to be disposed of within three years following their acquisitions per the Turkish Banking Law. This three year period can be extended by a legal permission from BRSA.

Commissions and other acquisition costs given to the intermediaries that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. For the years ended 31 December 2014 and 2013, movement of deferred acquisition cost is as follows:

	31 December 2014	31 December 2013

Deferred acquisition cost at the beginning of the year	86,788	77,015
Addition	187,092	150,272
Transfer to profit/loss	(163,559)	(140,499)

Deferred acquisition cost at the end of the year	110,321	86,788

16.                     TRADING LIABILITIES

As at 31 December 2014 and 2013, trading liabilities comprise negative fair value differences of derivative financial instruments held for trading purpose and are as follows:

	31 December 2014	31 December 2013

Forwards	3,667	28,168
Swaps	261,265	189,247
Options	5,695	2,065
Total trading liabilities	270,627	219,480

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

17.                     DEPOSITS FROM BANKS

As at 31 December 2014 and 2013, deposits from banks comprise the following:

	31 December 2014	31 December 2013

Demand deposits	67,036	25,537
Time deposits	5,153,319	4,273,454

Total deposits from banks	5,220,355	4,298,991

18.                     DEPOSITS FROM CUSTOMERS

As at 31 December 2014 and 2013, deposits from customers comprise the following:

	31 December 2014		31 December 2013
	Demand Deposit	Time Deposit	Demand Deposit	Time Deposit

Saving deposits	3,715,353	20,354,788	2,981,927	17,913,065
Foreign currency deposits	3,471,885	20,611,525	2,217,403	18,088,035
Residents in Turkey	3,055,738	15,800,487	1,653,082	14,056,114
Residents in abroad	416,147	4,811,038	564,321	4,031,921
Commercial deposits	2,154,089	14,717,319	1,756,601	14,983,863
Public sector deposits	3,583,281	11,481,650	3,132,866	8,807,234
Others	4,062,540	4,359,347	3,791,076	5,111,147

Total deposits from customers	16,987,148	71,524,629	13,879,873	64,903,344

19.                     FUNDS BORROWED

As at 31 December 2014 and 2013, funds borrowed comprise the followings in accordance with their original maturities:

	31 December 2014		31 December 2013
	TL	Foreign currency	TL	Foreign Currency

Short-term funds	1,235,673	7,404,200	158,470	6,753,818
Short-term portion of long term funds	171,829	463,245	53,426	4,416,037

Total short-term funds	1,407,502	7,867,445	211,896	11,169,855
Medium/long term funds	80,252	6,905,451	225,850	699,063

Total funds borrowed	1,487,754	14,772,896	437,746	11,868,918

On 12 April 2013, the Parent Bank has obtained syndicated loan at the amount of US Dollar 251,5 million and Euro 555,17 million in total US Dollar 980 million with the interest rate of Libor/Euribor +1.00% at a maturity of one year with the participation of 38 banks. On 16 April 2014, the loan has been renewed with a new syndicated loan amounting to US Dollar 270,5 million and Euro 525 million with the interest rate of US Libor +0.90% and Euribor +0.90% at a maturity of one year, with participation of 35 banks with the coordination of Wells Fargo Bank, N.A., London Branch and Sumitomo Mitsui Banking Corporation, Brussels Branch acting as agent.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

19.                     FUNDS BORROWED (Continued)

On 20 September 2013, the Parent Bank has obtained syndicated loan at the amount of US Dollar 166 million and Euro 471 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year, with the participation of 27 banks with the coordination and agency of ING Bank N.V. London. On 22 September 2014, the loan has been renewed with a new syndicated loan amounting to US Dollar 168,5 million and Euro 528,75 million with interest rates of US Libor + 0.90% and Euribor + 0.9% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.

On 19 December 2014, the Parent Bank has obtained securitization loan at the amount of US Dollar 928,6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan at the amount of US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 428,6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

The loan obtained from European Bank for Reconstruction and Development Bank (EBRD) at the amount of US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.

2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-D segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obitaned from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme.

20.                     DEBT SECURITIES ISSUED

	31 December 2014		31 December 2013
	TL	FC	TL	FC

Nominal	2,930,927	7,472,592	2,357,636	4,499,865
Cost	2,813,866	7,436,932	2,256,108	4,477,363
Net Book Value	2,866,343	7,518,365	2,301,798	4,518,937

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

20.                     DEBT SECURITIES ISSUED (Continued)

Current Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB31521	Discounted	—	TL	21.11.2014	13.03.2015	112	367,289	357,774	361,284
TRQVKFB31539	Discounted	—	TL	12.12.2014	13.03.2015	91	196,129	192,033	192,925
TRQVKFB81526	Discounted	—	TL	24.10.2014	07.08.2015	287	88,644	82,430	83,878
TRQVKFB81534	Discounted	—	TL	21.11.2014	07.08.2015	259	27,404	25,798	26,044
TRQVKFB51529	Discounted	—	TL	21.11.2014	15.05.2015	175	240,965	231,321	233,540
TRQVKFB81542	Discounted	—	TL	12.12.2014	07.08.2015	238	14,561	13,782	13,846
TRQVKFB41520	Discounted	—	TL	24.10.2014	17.04.2015	175	736,745	705,583	717,613
TRQVKFB51537	Discounted	—	TL	12.12.2014	15.05.2015	154	165,233	159,456	160,193
TRQVKFB41512	Discounted	—	TL	02.05.2014	17.04.2015	350	12,028	11,042	11,700
TRQVKFB51511	Discounted	—	TL	06.06.2014	29.05.2015	357	36,117	33,210	34,837
TRQVKFB21514	Discounted	—	TL	22.08.2014	13.02.2015	175	664,715	638,505	657,735
TRQVKFB81518	Discounted	—	TL	22.08.2014	07.08.2015	350	43,546	39,822	41,166
TRQVKFB31513	Discounted	—	TL	19.09.2014	13.03.2015	175	337,551	323,110	331,582
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1826	1,147,300	1,136,528	1,155,710
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1826	1,391,012	1,383,310	1,397,180
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1826	1,160,000	1,152,460	1,164,098
XS1069999610	Fixed	1.75	USD	21.05.2014	20.05.2015	364	11,600	11,600	11,725
XS1084474862	Fixed	0.73	USD	03.07.2014	07.01.2015	188	18,328	18,328	18,394
XS1085714621	Fixed	1.43	USD	09.07.2014	07.01.2015	182	92,800	92,800	93,443
XS1087783269	Fixed	1.45	USD	14.07.2014	08.01.2015	178	42,688	42,688	42,979
XS1087831506	Fixed	1.45	USD	15.07.2014	15.01.2015	184	97,440	97,440	98,100
XS1089992686	Fixed	1.4	USD	22.07.2014	15.01.2015	177	48,720	48,720	49,025
XS1090076768	Fixed	1.4	USD	22.07.2014	22.01.2015	184	58,000	58,000	58,364
XS1091762812	Fixed	1.4	USD	25.07.2014	22.01.2015	181	48,256	48,256	48,553
XS1091766482	Fixed	1.4	USD	01.08.2014	26.01.2015	178	71,920	71,920	72,343
XS1096098030	Fixed	1.4	USD	08.08.2014	05.02.2015	181	76,328	76,324	76,756
XS1096471526	Fixed	1.4	USD	08.08.2014	29.01.2015	174	35,264	35,264	35,462
XS1097465766	Fixed	1.4	USD	13.08.2014	18.02.2015	189	27,840	27,840	27,991
XS1101735634	Fixed	1.4	USD	20.08.2014	19.02.2015	183	40,600	40,600	40,809
XS1101839170	Fixed	1.4	USD	21.08.2014	17.02.2015	180	69,600	69,600	69,956
XS1105745761	Fixed	0.7	USD	02.09.2014	05.03.2015	184	64,960	64,960	65,111
XS1107482306	Fixed	1.38	USD	09.09.2014	12.03.2015	184	84,680	84,671	85,043
XS1110657050	Fixed	1.4	USD	16.09.2014	19.03.2015	184	116,000	116,000	116,477
XS1112873176	Fixed	1.4	USD	23.09.2014	26.03.2015	184	85,840	85,840	86,170
XS1113320888	Fixed	1.74	USD	24.09.2014	23.09.2015	364	14,384	14,382	14,450
XS1115283571	Fixed	1.73	USD	30.09.2014	07.10.2015	372	9,280	9,278	9,319
XS1115485010	Fixed	1.4	USD	29.09.2014	27.03.2015	179	34,800	34,800	34,926
XS1117991213	Fixed	1.1	USD	08.10.2014	08.01.2015	92	73,776	73,776	73,966
XS1118030300	Fixed	1.8	USD	09.10.2014	08.10.2015	364	27,840	27,840	27,955
XS1118051215	Fixed	1.35	USD	08.10.2014	02.04.2015	176	73,312	73,312	73,543
XS1118053005	Fixed	1.35	USD	08.10.2014	17.04.2015	191	11,600	11,600	11,637
XS1121229741	Fixed	1.78	USD	15.10.2014	26.10.2015	376	9,280	9,278	9,314
XS1121307059	Fixed	1.1	USD	15.10.2014	15.01.2015	92	73,312	73,312	73,485
XS1121307307	Fixed	1.35	USD	15.10.2014	16.04.2015	183	55,680	55,680	55,841
XS1123043983	Fixed	1.02	USD	20.10.2014	20.01.2015	92	23,200	23,195	23,246
XS1124128320	Fixed	1.35	USD	17.10.2014	16.04.2015	181	62,640	62,640	62,817
XS1124141349	Fixed	1.1	USD	17.10.2014	22.01.2015	97	30,160	30,160	30,229
XS1124325074	Fixed	1.35	USD	20.10.2014	20.04.2015	182	58,000	58,000	58,157
XS1126276697	Fixed	1.8	USD	23.10.2014	23.10.2015	365	116,000	116,000	116,402
XS1129857782	Fixed	1.35	USD	24.10.2014	28.04.2015	186	56,144	56,144	56,288
XS1130031039	Fixed	1.33	USD	28.10.2014	27.04.2015	181	81,200	81,192	81,388
XS1130490227	Fixed	1.79	USD	30.10.2014	04.11.2015	370	10,440	10,438	10,471
XS1132341485	Fixed	1.25	USD	03.11.2014	30.04.2015	178	30,160	30,160	30,221
XS1132341568	Fixed	1.8	USD	04.11.2014	05.11.2015	366	12,064	12,064	12,099
XS1132440386	Fixed	1.27	USD	05.11.2014	07.05.2015	183	32,480	32,480	32,545
XS1135135272	Fixed	1.8	USD	05.11.2014	05.11.2015	365	116,000	116,000	116,326
XS1138701500	Fixed	1.3	USD	18.11.2014	27.05.2015	190	18,560	18,558	18,588
XS1139114257	Fixed	1.24	USD	18.11.2014	18.05.2015	181	92,800	92,791	92,932
XS1143013297	Fixed	1.28	USD	24.11.2014	28.05.2015	185	52,432	52,432	52,502
XS1143372008	Fixed	1.25	USD	25.11.2014	27.05.2015	183	81,200	81,196	81,300
XS1063444001	Floating	3 Month-Euribor+2.15%	EUR	06.05.2014	06.05.2016	731	29,634	29,486	29,650
XS1077629225	Fixed	3.5	EUR	17.06.2014	17.06.2019	1826	1,397,038	1,387,589	1,415,079

Total							10,403,519	10,250,798	10,384,708

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

20.                     DEBT SECURITIES ISSUED (Continued)

Prior year

ISIN Code	Security Type	Coupon Rate(%)	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value

XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,282,968	1,275,986	1,287,414
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1,826	1,070,000	1,063,045	1,072,420
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,056,730	1,048,377	1,063,882
TRQVKFB21415	Discounted	—	TL	06.09.2013	28.02.2014	175	648,883	620,788	639,392
TRQVKFB51438	Discounted	—	TL	08.11.2013	02.05.2014	175	617,443	594,194	601,272
TRQVKFB61411	Discounted	—	TL	20.12.2013	06.06.2014	168	613,114	589,153	590,850
TRQVKFB21423	Discounted	—	TL	06.09.2013	28.02.2014	175	187,216	179,130	184,485
XS0957643801	Fixed	1.9	USD	06.08.2013	06.02.2014	184	154,508	154,462	155,705
TRQVKFB11416	Discounted	—	TL	18.01.2013	17.01.2014	364	145,464	136,844	144,999
XS0960939857	Fixed	1.97	USD	15.08.2013	13.02.2014	182	118,984	118,966	119,884
XS1000211968	Fixed	1.3	USD	04.12.2013	06.03.2014	92	118,984	118,984	119,104
XS0963672950	Fixed	1.95	USD	20.08.2013	13.02.2014	177	117,700	117,688	118,550
XS1008673540	Fixed	1.59	USD	24.12.2013	23.06.2014	181	85,600	85,596	85,626
XS0976659234	Fixed	1.73	USD	03.10.2013	03.04.2014	182	64,200	64,161	64,458
XS0982276528	Fixed	1.67	USD	11.10.2013	16.01.2014	97	64,200	64,192	64,443
XS0986042439	Fixed	1.62	USD	28.10.2013	21.01.2014	85	63,344	63,340	63,528
TRQVKFB51412	Discounted	—	TL	17.05.2013	16.05.2014	364	61,522	58,211	60,210
TRQVKFB51420	Discounted	—	TL	05.07.2013	16.05.2014	315	53,415	49,922	51,859
XS0979045886	Fixed	1.67	USD	07.10.2013	06.01.2014	91	51,360	51,356	51,565
XS0993260933	Fixed	1.25	USD	12.11.2013	10.02.2014	90	47,080	47,080	47,162
XS0977254621	Fixed	1.66	USD	02.10.2013	09.01.2014	99	43,442	43,437	43,624
XS0973201444	Fixed	1.83	USD	20.09.2013	24.03.2014	185	41,516	41,512	41,731
XS0974147695	Fixed	1.66	USD	23.09.2013	06.01.2014	105	38,306	38,302	38,482
XS0943035328	Floating	1.53	EUR	14.06.2013	16.06.2014	367	29,489	29,445	29,720
TRQVKFB81419	Discounted	—	TL	06.09.2013	22.08.2014	350	30,579	27,866	28,731
XS0942820803	Fixed	1.00	CHF	12.06.2013	13.06.2014	366	27,914	27,900	28,065
XS0997543896	Fixed	1.49	USD	22.11.2013	28.05.2014	187	23,540	23,534	23,574

Total							6,857,501	6,733,471	6,820,735

21.                     SUBORDINATED LIABILITIES

The Bank has issued bond having the secondary subordinated debt quality to be sold non-resident natural and legal persons. The bond has been issued at the nominal value of USD 500 million, with maturity of 10 years and 6.0% coupon rate.

In addition to the issuance of the bond having the secondary subordinated debt realized on
1 November 2012, the Bank, has realized second trance in issuance of the bond having the secondary subordinated debt quality to be sold in foreign bond markets. The bond has been issued at nominal value of USD 400 million, has the same maturity with previous bond and 5.5% coupon rate.

The Bank has obtained written permission of the BRSA for accounting these bonds as secondary subordinated debt and accordingly considering in the calculation of supplementary capital in compliance with the “Regulation on Capitals of the Banks” published on “ November 2006 dated and 26333 numbered Official Gazette.

As at 31 December 2014, carrying value of subordinated liabilities amount to TL 2,126,436
(31 December 2013: TL 1,964,663).

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

22.                     OTHER LIABILITIES AND PROVISIONS

The principal components of other liabilities and accrued expenses are as follows:

	31 December 2014	31 December 2013

Accounts against expenditures of credit card holders	2,724,688	2,327,420
Import letter of credit	860,242	711,016
Reserve for outstanding claims for insurance contracts	704,438	598,346
Reserve for unearned insurance premiums	659,248	617,512
Reserve for employee severance indemnity	347,710	292,365
Unearned income	268,063	263,982
Clearing account	257,201	184,740
Taxes payable other than income tax	222,948	177,079
Reserve for short term employee benefits	202,543	196,442
Margin deposit for derivative financial instruments	183,613	160,511
Payables due to insurance activities	163,728	109,808
Long term insurance contracts	160,496	189,991
Miscellaneous payables	160,091	129,066
Investment contract liabilities	123,937	129,747
Blocked accounts	86,287	41,807
Provision for unused vacations	81,264	76,703
Provision for non-cash loans	63,030	54,771
Deferred commission income for insurance contracts	54,462	52,475
Other provisions	32,934	99,263
Payables to suppliers relating to finance lease activities	26,005	45,048
Other liabilities	152,367	131,525

Total other liabilities and provisions	7,535,295	6,589,617

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

22.                     OTHER LIABILITIES AND PROVISIONS (Continued)

Insurance contract liabilities are detailed in the tables below:

Reserve for unearned insurance premiums	31 December 2014	31 December 2013

Reserve for unearned insurance premiums, net	357,700	335,079
Reserve for unearned insurance premiums, reinsurer share	301,548	282,433

Reserve for unearned insurance premiums, gross	659,248	617,512

Reserve for unearned insurance premiums (net)	31 December 2014	31 December 2013

At the beginning of the year	335,079	280,219
Premiums written during the year (Note 28)	816,373	835,467
Premiums earned during the year (Note 28)	(793,752)	(780,607)

At the end of the year	357,700	335,079

Provision for outstanding claims	31 December 2014	31 December 2013

Provision for outstanding claims, net	394,506	320,174
Provision for outstanding claims, reinsurer share	309,932	278,172

Provision for outstanding claims, gross	704,438	598,346

Provision for outstanding claims (net)	31 December 2014	31 December 2013

At the beginning of the year	320,174	205,030
Cash paid for claims settled during the year	(528,299)	(478,284)
Increase during the year	602,631	593,428

At the end of the year	394,506	320,174

Long term insurance contracts	31 December 2014	31 December 2013

At the beginning of the year	319,738	322,074
Entrance during the year	38,876	79,655
Withdrawals during the year	(74,181)	(81,991)
Change in fair value of investments held for investment contracts	—	—

At the end of the year	284,433	319,738

Long term insurance contracts	160,496	189,991
Investment contract liabilities	123,937	129,747

Movement in the reserve for employee severance indemnity is as follows:

Reserve for employee severance indemnity	31 December 2014	31 December 2013

At the beginning of the year	292,365	243,602
Currency translation difference	(75)	76
Interest cost	25,434	21,515
Service cost	25,983	17,379
Payment during the year	(40,612)	(20,122)
Actuarial re-measurement	44,615	29,915

At the end of the year	347,710	292,365

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

23.                     INCOME TAXES

Components of income tax expense recognized in the consolidated statement of comprehensive income are as follows:

	31 December 2014	31 December 2013

Income tax recognized in profit or loss for the year
Current income tax related to income from operations	(470,195)	(464,944)
Deferred income tax related to income from operations	107,078	88,359
	(363,117)	(376,585)
Income tax recognized in other comprehensive income
Current income tax recognized in other comprehensive income	(125,829)	76,633
Deferred income tax recognized in other comprehensive income	(27,389)	17,574
	(153,218)	94,207
Income tax expense recognized in the consolidated profit or loss and other comprehensive income	(516,335)	(282,378)

The movement of current tax liabilities is as follows:

	31 December 2014	31 December 2013

At the beginning of the year	61,399	172,808
Current income tax charge	465,322	464,944
Current income tax recognized under equity	109,600	(76,633)
Taxes paid during the year	(386,381)	(499,720)

Current tax liabilities	249,940	61,399

A reconciliation of income tax expense applicable to profit from operating activities before income tax at the statutory income tax rate, to income tax expense at the Group’s effective income tax rate for the years ended 31 December 2014 and 2013 is as follows:

	31 December 2014	Tax rate (%)	31 December 2013	Tax rate (%)

Profit from ordinary activities before income tax and non-controlling interest	2,038,808		2,120,588
Taxes on income per statutory tax rate	(396,100)	(19.43)	(424,118)	(20.00)
Income not subject to tax	27,884	1.37	54,854	2.59
Investment incentives	1,350	0.07	(4,999)	(0.24)
Disallowable expenses	(5,937)	(0.29)	(13,742)	(0.65)
Others, net	9,686	0.48	11,420	0.54

Income tax expense	(363,117)	(17.81)	(376,585)	(17.76)

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

23.                     INCOME TAXES (Continued)

Deferred tax assets and liabilities at 31 December 2014 and 2013 are attributable to the items below:

	31 December 2014	31 December 2013

Other provisions	203,611	109,982
Valuation differences of financial assets and liabilities	135,402	78,222
Provision for employee severance indemnity and unused vacations	83,204	74,807
Tax losses carried forward	21,127	24,601
Investment incentive	17,213	21,053
Valuation difference for property and equipment	10,542	9,301
Other temporary differences	15,620	5,805

Deferred tax assets	486,719	323,771

Net-off of the deferred tax assets and liabilities from the same entity	(157,047)	(125,168)

Deferred tax assets, (net)	329,672	198,603

Valuation differences of financial assets and liabilities	172,255	118,291
Other temporary differences	—	10,855

Deferred tax liabilities	172,255	129,146

Net-off of the deferred tax assets and liabilities from the same entity	(157,047)	(125,168)

Deferred tax liabilities, (net)	15,208	3,978

24.                     EARNINGS PER SHARE

Basic earnings per share are calculated by dividing the net profit for the year attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year.

There is no dilution of shares as at 31 December 2014 and 2013.

The following reflects the basic earnings per share computations:

	31 December 2014	31 December 2013

Net profit attributable for the year	1,675,691	1,744,003
Number of 100 ordinary shares for basic earnings per shares	2.500.000.000	2.500.000.000

Basic earnings per 100 share	0.6703	0.6976
Diluted earnings per 100 share	0.6703	0.6976

There have been no other transactions involving ordinary shares or potential ordinary shares since the reporting date and before the completion of these financial statements.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

25.                     EQUITY

Share capital

As at 31 December 2014, the authorized nominal share capital of the Bank amounts to TL 2,500,000 (31 December 2013: TL 2,500,000). The Bank’s paid-in capital is divided into 250.000.000.000 shares, each with a nominal value of 1 Kuruş. As at 31 December 2014, share capital presented in equity amounts to TL 3,300,146 (31 December 2013: TL 3,300,146). An adjustment to share capital amounting to TL 800,146 at 31 December 2014 (31 December 2013: TL 800,146) represents the restatement effect of the contributions to share capital in equivalent purchasing power of TL at
31 December 2005. Paid-in capital of the Bank amounting to TL 2,500,000 is divided into groups as follows: 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D). There is no difference between those groups in terms of dividend rights or any other privileges except for:

Board of Directors’ members; one member is appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members are appointed representing Group (A), one member is appointed representing Group (B), and two members are appointed representing Group (C), and one member is appointed among the nominees offered by the shareholders at the General Assembly. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Legal reserves

The legal reserves consist of first and second reserves, appropriated in accordance with the Turkish Commercial Code (“TCC”). The TCC stipulates that the first legal reserve is appropriated out of the statutory profits of the Bank and its subsidiaries at the rate of 5%, until the total reserve reaches 20% of paid-in share capital. The second legal reserve is appropriated at the rate of 10% of all cash distributions in excess of 5% of the paid-in share capital. Under the TCC, the legal reserves can only be used to offset losses and are not available for any other usage unless they exceed 50% of paid-in share capital.

In the current period, subsequent to the approval of the decision of the capital of İstanbul Takas ve Saklama Bankası in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, an associate of the Bank, has been increased from TL 420,000 to TL 600,000, TL 120,000 is paid from bonus shares and TL 60,000 is paid in cash amounting to TL 180,000 in total. The stock right in cash capital commitment has been removed related to the capital increase; Banks’ share has been decreased from 4.86% to %4.37.

Non-controlling interest

As at 31 December 2014, non-controlling interest is analysed as follows:

	31 December 2014	31 December 2013

Capital and other reserves	660,830	450,426
Legal reserves	23,248	22,663
Retained earnings	(76,005)	(41,048)
Profit for the year	11,387	(23,836)

Total non-controlling interest	619,460	408,205

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

25.                     EQUITY (Continued)

Set out below is non-controlling profit and dividend payment for the year by subsidiaries:

	31 December 2014		31 December 2013
	Profit or loss attributable to non-controlling interest	Dividends paid to non- controlling interest during the year	Profit or loss attributable to non-controlling interest	Dividends paid to non- controlling interest during the year
Taksim Otelcilik AŞ	3,143	—	957	—
Vakıf Emeklilik AŞ	4,755	6,288	3,527	5,839
Güneş Sigorta AŞ	(12,848)	—	(30,993)	—
Vakıf Finans Factoring Hizmetleri AŞ	1,531	—	(1,166)	—
Vakıf Gayrimenkul Yatırım Ortaklığı AŞ	12,874	99	3,074	—
Vakıfbank International AG	3,383	—	1,395	—
Other	(1,451)	16	(630)	30

Total	11,387	6,403	(23,836)	5,869

Fair value reserves of available-for-sale financial assets:

	31 December 2014	31 December 2013

Balance at the beginning of the year	(168,236)	873,807
Net gains/(losses) from changes in fair values	668,303	(884,071)
Related deferred and current income taxes	(161,957)	94,641
Net gains transferred to profit or loss on disposal	210,138	(246,196)
Related deferred and current income taxes	(42,028)	(6,417)

Balance at the end of the year	506,220	(168,236)

Summarised financial information on subsidiaries

Summarised financial information for each subsidiary that has non-controlling interests that are material to the group as follows:

	Güneş Sigorta A.Ş.		Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.		Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş.
	31 December 2014	31 December 2013	31 December 2014	31 December 2013	31 December 2014	31 December 2013

Non-controlling interest ratio (%)	63.65	63.65	59.36	70.51	67.09	78.23
Total Asset	1,360,678	1,212,682	553,866	198,991	19,566	13,166
Current Asset	845,057	754,156	319,101	55,678	19,517	13,114
Non-current Asset	515,621	458,526	234,765	143,313	49	52
Total Liabilities	974,174	878,114	1,566	1,600	1567	179
Total Equity	386,504	334,568	552,300	197,391	17,999	12,987
Interest Income	24,219	14,128	23,776	1,604	370	272
Income on securities portfolio	9,524	13,355	422	2,817	534	(248)
Profit/(loss)	13,440	53,692	21,855	4,359	18	-1,445

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

26.                     RELATED PARTY TRANSACTIONS

For the purpose of these consolidated financial statements, shareholders (namely General Directorate of the Registered Foundations and Appendant Foundations represented by the General Directorate of the Foundations), subsidiaries, associates, other group companies and key management personnel of the Group or of its parent and their close family members are referred to as related parties.

The Group conducted some business transactions with related parties on normal commercial terms and conditions. The following balances exist and transactions have been entered into with related parties:

	31 December 2014			31 December 2013
Related party	Cash loans	Non-cash loans	Deposits	Cash loans	Non-cash loans	Deposits

Direct/Indirect shareholders	1,842	20,407	777,703	1,870	36,646	1,014,941
Associates	10	266	16,405	11	592	20,387
Key management personnel	—	—	309	—	—	318

Total	1,852	20,673	794,417	1,881	37,238	1,035,646

	31 December 2014				31 December 2013
Related party	Commission Income	Interest income	Interest expense	Other operating expense	Commission Income	Interest income	Interest expense	Other operating expense

Direct/Indirect shareholders	45	—	61,048	16	32	—	25,957	46
Associates	17	—	4,472	9	29	—	2,816	175

Total	62	—	65,520	27	61	—	28,773	221

Key Management Remuneration

For the period ended 31 December 2014, the key management personnel received remuneration and fees amounted to TL 23,980 (31 December 2013: TL 23,458).

27.                     OTHER INCOME

As at and for years ended 31 December 2014 and 2013, other income comprised the followings:

	31 December 2014	31 December 2013

Earned premiums	663,933	780,607
Written premiums	816,911	835,467
Change in reserve for unearned premiums	(152,978)	(54,860)
Gain on sale of fixed assets	385,471	53,924
Excess fee charged to customers for communication expenses	85,302	85,215
Individual pension business income	48,626	38,266
Dividend income from equity shares	11,421	18,017
Rent income	529	2,534
Others	113,910	70,483

Total	1,309,192	1,049,046

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

28.                     SALARIES AND EMPLOYEE BENEFITS

As at and for the years ended 31 December 2014 and 2013, salaries and employee benefits comprised the following:

	31 December 2014	31 December 2013

Wages and salaries	(605,769)	(568,098)
Other fringe benefits	(434,154)	(387,577)
Employer’s share of social security premiums	(178,076)	(153,837)
Provision for short term employee benefits	(231,829)	(259,492)
Provision for employee termination benefits	(11,070)	(18,772)
Change in provision for liability for unused vacations	(77,602)	(9,179)

Total	(1,538,500)	(1,396,955)

The average number of employees of the Group during the year is:

	31 December 2014	31 December 2013

The Bank	14,906	14,943
Subsidiaries	2,104	2,104

Total	17,010	17,047

Reserve for employee severance indemnity

Reserve for employee severance indemnity represents the present value of the estimated future probable obligation of the Bank and its subsidiaries arising from the retirement of the employees and calculated in accordance with the Turkish Labour Law. It is computed and reflected in the financial statements on an accruals basis as it is earned by serving employees. The computation of the liabilities is based upon the retirement pay ceiling announced by the Government. The ceiling amounts applicable for each year of employment are TL (full TL) 3,438 and TL (full TL) 3,254 as at
31 December 2014 and 31 December 2013, respectively.

IFRSs require actuarial valuation methods to be developed to estimate the entity’s obligation under reserve for employee severance indemnity. The main actuarial assumptions used in the calculation of the total liability in the accompanying consolidated financial statements at 31 December 2014 and 2013 are as follows:

	31 December 2014	31 December 2013

Discount Rate	8.60%	9.70%
Inflation Rate	6.50%	6.40%
Increase in Real Wage Rate	7.50%	7.40%

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

29.                     OTHER EXPENSES

As at and for the years ended 31 December 2014 and 2013, other expenses comprised the following:

	31 December 2014	31 December 2013

Incurred insurance claims	(602,631)	(593,428)
Insurance claims paid	(528,299)	(478,284)
Change in provision for outstanding claims	(74,332)	(115,144)
Banking services promotion expenses	(443,316)	(396,767)
Rent expenses and operating lease charges	(215,225)	(183,224)
Saving Deposit Insurance Fund premiums	(99,057)	(91,780)
Communication expenses	(88,913)	(82,172)
Advertising expenses	(72,060)	(98,054)
Cleaning service expenses	(46,359)	(41,734)
Loss on sale of assets	(36,077)	(33,393)
Maintenance expenses	(33,796)	(26,264)
Other provision expenses	(27,660)	(16,390)
Energy expenses	(26,611)	(24,262)
Computer usage expenses	(25,716)	(17,433)
BRSA participation fee	(20,369)	(15,687)
Transportation expenses	(20,267)	(14,709)
Credit card promotion expenses	(20,132)	(20,669)
Consultancy expenses	(19,473)	(15,135)
Office supplies	(19,332)	(21,133)
Hosting expenses	(14,948)	(14,659)
Individual pension business expenses	(2,311)	(3,673)
Change in long term insurance contracts	—	(2,240)
Other various administrative expenses	(370,483)	(168,680)

Total	(2,204,736)	(1,881,486)

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

30.                     COMMITMENTS AND CONTINGENCIES

In the normal course of business activities, the Group undertakes various commitments and incurs certain contingent liabilities that are not presented in the consolidated financial statements including:

	31 December 2014	31 December 2013

Letters of guarantee	21,458,807	17,901,823
Letters of credit	5,212,911	4,390,249
Acceptance credits	1,964,093	1,052,278
Other guarantees	39,236	62,356

Total non-cash loans (financial guarantee contracts)	28,675,047	23,406,706

Credit card limit commitments	7,641,987	6,261,117
Loan granting commitments	8,068,201	6,739,356
Commitments for cheque payments	1,638,976	1,320,438
Commitments for credit card and banking operations promotions	247,938	238,991
Other commitments	9,547,074	—
Total commitments	27,144,176	14,559,902

Total commitments and contingencies	55,819,223	37,966,608

Contingent assets and liabilities

There are various legal cases against the Group for which TL 16,142(31 December 2013: TL16,023) has been provided, excluding routine insurance claims.

Due to the nature of insurance business and considering the general attitude of the legal system in favour of the policyholders, the Group provides in full for the claims opened, except for these claims including damages for mental anguish and risks which are not covered by the insurance policies. Since most of such material claims are ceded to reinsurance firms by facultative agreements, such claims, net of ceded amounts have no material effect on the Group’s financial position.

Pending tax audits

The tax and other government authorities (Social Security Institution) have the right to inspect the Group’s tax returns and accounting records for the past five fiscal years. The Group has not recorded a provision for any additional taxes for the fiscal years that remained unaudited, as the amount cannot be estimated with any degree of certainty. The Group’s management believes that no material assessment will arise from any future inspection for unaudited fiscal years.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

31.                     SUBSEQUENT EVENTS

At the resolution of the Board of Directors dated 2 January 2015, it has been decided to submit to the approval of shareholders in the first Ordinary Meeting of the General Assembly to increase registered capital ceiling from TL 5,000,000,000 to TL 10,000,000,000 and to change the related clause 7 of Bank’s Articles of Association related to capital. Authorization has been given to General Directorate to make the required applications to the establishments, Capital Markets Board (CMB) being in the first place.

The Parent Bank has issued bond having the secondary subordinated loan (Tier-II) on January 2015 amounting to US Dollar 500 million with maturity date 3 February 2025 (10 years 1 day maturity)  that has an option to mature on 3 February 2020 with twice interest payment at a coupon rate of 6.875% and issue return rate of 6.95%.

The Parent Bank’s bond issuance with a nominal value of TL 200 million at maturity date 15 May 2015 (119 days maturity) and public offering has been carried out on 12-13-14 January 2015 using book-building method. The issuance has been finalized. The nominal value of the bond has been determined as TL 136,882,419 at maturity date 15 May 2015 (119 days maturity) with compound interest rate 8.4444% and simple interest rate 8.2148%. The ISIN code of the bond has been determined as TRQVKFB51545 with issue price of 97.392.

TÜRKİYE VAKIFLAR BANKASI

TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AT 31 DECEMBER 2015

TOGETHER WITH INDEPENDENT AUDITOR’S REPORT

INDEPENDENT AUDITOR’S REPORT

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 29 April 2016

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

CONTENTS		PAGE

CONSOLIDATED STATEMENT OF FINANCIAL POSITION		1

CONSOLIDATED OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME		2-3

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY		4-5

CONSOLIDATED STATEMENT OF CASH FLOWS		6

EXPLANATORY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS		7-81

NOTE 1	GENERAL INFORMATION	7-9
NOTE 2	SIGNIFICANT ACCOUNTING POLICIES	9-31
NOTE 3	FINANCIAL RISK MANAGEMENT	32-50
NOTE 4	INSURANCE RISK MANAGEMENT	51-52
NOTE 5	SEGMENT REPORTING	53-55
NOTE 6	CASH AND CASH EQUIVALENTS	56
NOTE 7	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS	57-59
NOTE 8	REPURCHASE AGREEMENTS	60
NOTE 9	LOANS AND ADVANCES TO BANKS	60
NOTE 10	LOANS AND ADVANCES TO CUSTOMERS	61-62
NOTE 11	FINANCE LEASE RECEIVABLES	62
NOTE 12	INVESTMENT SECURITIES	63-64
NOTE 13	INVESTMENT IN EQUITY-ACCOUNTED INVESTEES	64
NOTE 14	PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS	65-66
NOTE 15	OTHER ASSETS	67
NOTE 16	TRADING LIABILITIES	67
NOTE 17	DEPOSITS FROM BANKS	68
NOTE 18	DEPOSITS FROM CUSTOMERS	68
NOTE 19	FUNDS BORROWED	68-69
NOTE 20	DEBT SECURITIES ISSUED	70-71
NOTE 21	SUBORDINATED LIABILITIES	72
NOTE 22	OTHER LIABILITIES AND PROVISIONS	72-73
NOTE 23	TAXATION	74-75
NOTE 24	EARNINGS PER SHARE	75
NOTE 25	EQUITY	76-77
NOTE 26	RELATED PARTY TRANSACTIONS	78
NOTE 27	FEE AND COMMISSION INCOME	78
NOTE 28	OTHER INCOME	79
NOTE 29	SALARIES AND EMPLOYEE BENEFITS	79
NOTE 30	OTHER EXPENSES	80
NOTE 31	COMMITMENTS AND CONTINGENCIES	80-81
NOTE 32	SUBSEQUENT EVENTS	81

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Notes	31 December 2015	31 December 2014

ASSETS

Cash and balances with central banks	6	27,613,362	25,328,522
Financial assets at fair value through profit or loss	7	995,929	450,241
Loans and advances to banks	9	242,592	564,915
Loans and advances to customers	10	125,855,872	106,555,401
Investment securities	12	25,129,730	23,830,408
Investments in associates	13	263,182	229,602
Property and equipment	14	1,777,370	986,922
Intangible assets	14	329,864	162,340
Current tax asset		3,731	9,331
Deferred tax asset	23	473,799	329,672
Other financial assets	15	644,859	545,184
Other assets	15	4,783,469	3,834,486

Total assets		188,113,759	162,827,024

LIABILITIES AND EQUITY

Trading liabilities	16	304,352	270,627
Deposits from banks	17	6,811,975	5,220,355
Deposits from customers	18	106,335,452	88,511,777
Obligations under repurchase agreements	8	11,593,698	16,185,302
Funds borrowed	19	20,195,047	16,260,650
Debt securities issued	20	10,646,708	10,384,708
Subordinated liabilities	21	4,155,551	2,126,436
Other liabilities and provisions	22	10,075,731	7,535,295
Corporate tax liability	23	233,004	249,940
Deferred tax liability	23	19,574	15,208

Total liabilities		170,371,092	146,760,298

Equity attributable to owners of the parent
Share capital		3,300,146	3,300,146
Share premium		724,352	724,316
Revaluation surplus		652,348	—
Other reserves		1,415,913	1,701,584
Retained earnings		11,013,438	9,721,220

Total equity attributable to owners of the parent		17,106,197	15,447,266
Non-controlling interests	25	636,470	619,460

Total equity		17,742,667	16,066,726
Total liabilities and equity		188,113,759	162,827,024
Commitments and contingencies	31	67,967,945	55,819,223

The notes on pages 7 to 81 are an integral part of these consolidated financial statements.

1

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Notes	1 January - 31 December 2015	1 January - 31 December 2014

Interest income
Interest on loans and receivables		11,698,267	9,472,448
Interest on securities		2,044,412	2,025,523
- Trading financial assets		24,822	11,215
- Available-for-sale financial assets		1,388,083	1,479,262
- Held-to-maturity investments		631,507	535,046
Interest on deposits at banks		81,693	69,167
Interest on money market placements		1,633	931
Other interest income		120,004	61,138

Total interest income		13,946,009	11,629,207

Interest expense
Interest on deposits		(6,106,779)	(5,033,143)
Interest on money market deposits		(886,728)	(925,913)
Interest on funds borrowed		(362,500)	(243,009)
Interest expense on securities issued		(595,176)	(445,715)
Other interest expense		(278,061)	(151,171)

Total interest expense		(8,229,244)	(6,798,951)

Net interest income		5,716,765	4,830,256

Fee and commission income		1,351,394	1,109,383
Fee and commission expense		(481,113)	(434,927)

Net fee and commission income	27	870,281	674,456

Other operating income
Net trading income		26,998	139,659
Net foreign exchange gains/(losses)		120,454	110,374
Other income	28	1,346,409	1,309,192

Total other operating income		1,493,861	1,559,225

Other administrative and operating expenses
Salaries and employee benefit expenses	29	(1,730,629)	(1,538,500)
Incurred loan losses, net of recoveries		(1,334,781)	(1,077,627)
Depreciation and amortization expense		(154,651)	(131,347)
Taxes other than on income		(125,706)	(105,366)
Other expenses	30	(2,939,232)	(2,204,736)

Total other administrative and operating expenses		(6,284,999)	(5,057,576)

Share of profit of associates accounted for using the equity method		37,770	32,447

Profit before income tax		1,833,678	2,038,808

Income tax expense	23	(350,772)	(363,117)

Profit for the year		1,482,906	1,675,691

The notes on pages 7 to 81 are an integral part of these consolidated financial statements.

2

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Notes	31 December 2015	31 December 2014

Other comprehensive income

Items that will never be classified to profit or loss:

Re-measurement of post - employment benefit obligation		1,225	(43,696)
Revaluation of property, plant and equipment		788,532	—
Related tax		(45,091)	8,739

		744,666	(34,957)

Items that are or may be reclassified subsequently to profit or loss:
Foreign currency translation differences for foreign operations		42,102	(16,843)
Net change in fair value of available for sale financial assets		(644,184)	668,303
Fair value differences of available for sale financial assets transferred to profit or loss		36,105	168,110
Related tax	23	116,347	(161,957)

Other comprehensive income for the year, net of income tax		295,036	622,656

Total comprehensive income for the year		1,777,942	2,298,347

Profit attributable to:
Owners of the Bank		1,556,588	1,664,304
Non-controlling interest	25	(73,682)	11,387

Profit for the year		1,482,906	1,675,691

Total comprehensive income attributable to:
Owners of the Bank		1,736,239	2,290,761
Non-controlling interest		20,703	7,586

Total comprehensive income for the year		1,777,942	2,298,347

Basic and diluted earnings per share on profit for the year (full TL)	24	0.0059	0.0067

The notes on pages 7 to 81 are an integral part of these consolidated financial statements.

3

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Attributable to Owners of the Parent
			Reserves
	Share Capital	Share premium	Fair value reserves	Revaluation Surplus	Currency translation reserve	Legal reserves	Retained earnings	Total	Non- controlling interest	Total equity

Balances at 1 January 2015	3,300,146	724,316	506,220	—	118,470	1,076,894	9,721,220	15,447,266	619,460	16,066,726

Profit for the period	—	—	—	—	—	—	1,556,588	1,556,588	(73,682)	1,482,906

Other comprehensive income
Re-measurements of defined benefit plans	—	—	—	—	—	—	1,889	1,889	(909)	980
Change in revaluation surplus	—	—	—	652,348	—	—	—	652,348	91,338	743,686
Foreign currency translation differences	—	—	—	—	38,146	—	—	38,146	3,956	42,102
Net change in fair value of available for sale financial assets, net of tax	—	—	(526,842)	—	—	—	(995)	(527,837)	—	(527,837)
Fair value differences of available for sale financial assets transferred to profit or loss	—	—	36,105	—	—	—	—	36,105	—	36,105
Other items	—	36	—	—	—	—	(36)	—	—	—

Total other comprehensive income	—	36	(490,737)	652,348	38,146	—	858	200,651	94,385	295,036

Total comprehensive income for the period	—	36	(490,737)	652,348	38,146	—	1,557,446	1,757,239	20,703	1,777,942

Transfer to reserves	—	—	—	—	—	166,920	(166,920)	—	—	—
Dividends paid	—	—	—	—	—	—	(100,000)	(100,000)	(1,547)	(101,547)
Other items	—	—	—	—	—	—	1,692	1,692	(2,146)	(454)
Total contributions by and distributions to owners of the parent, recognized directly in equity	—	—	—	—	—	166,920	(265,228)	(98,308)	(3,693)	(102,001)

Balances at 31 December 2015	3,300,146	724,352	15,483	652,348	156,616	1,243,814	11,013,438	17,106,197	636,470	17,742,667

The notes on pages 7 to 81 are an integral part of these consolidated financial statements.

4

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Attributable to Owners of the Parent
			Reserves
	Share capital	Share premium	Fair value reserves	Translation reserve	Legal reserves	Retained earnings	Total	Non- controlling interest	Total equity

Balances at 1 January 2014	3,300,146	724,316	(168,236)	133,175	913,867	8,366,271	13,269,539	408,205	13,677,744

Total comprehensive income for the year
Profit for the year	—	—	—	—	—	1,664,304	1,664,304	11,387	1,675,691
Other comprehensive income
Re-measurements of defined benefit plans, net of tax	—	—	—	—	—	(33,294)	(33,294)	(1,663)	(34,957)
Foreign currency translation differences	—	—	—	(14,705)	—	—	(14,705)	(2,138)	(16,843)
Net changes in fair value of available for sale financial assets, net of tax	—	—	506,346	—	—	—	506,346	—	506,346
Net losses on available for sale financial assets transferred to profit or loss, net of tax	—	—	168,110	—	—	—	168,110	—	168,110
Other items	—	—	—	—	—	—	—	—	—

Total other comprehensive income	—	—	674,456	(14,705)	—	(33,294)	626,457	(3,801)	622,656

Total comprehensive income for the period	—	—	674,456	(14,705)	—	1,631,010	2,290,761	7,586	2,298,347

Transactions with owners, recorded directly in equity
Transfer to reserves	—	—	—	—	164,345	(164,345)	—	—	—
Dividends paid	—	—	—	—	—	(100,000)	(100,000)	(2,371)	(102,371)
Other items	—	—	—	—	(1,318)	(11,716)	(13,034)	206,040	193,006

Total contributions by and distributions to owners	—	—	—	—	163,027	(276,061)	(113,034)	203,669	90,635

Balances at 31 December 2014	3,300,146	724,316	506,220	118,470	1,076,894	9,721,220	15,447,266	619,460	16,066,726

The notes on pages 7 to 81 are an integral part of these consolidated financial statements.

5

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

	Notes	1 January - 31 December 2015	1 January - 31 December 2014
Profit for the year		1,482,906	1,675,691
Adjustments for:
Income tax expense	23	350,772	363,117
Provision for incurred loan losses, net of recoveries		1,334,781	1,077,627
Depreciation and amortization	14	154,651	131,347
Provision for short term employee benefits	29	3,961	231,829
Provision for retirement pay liability and unused vacations	29	183,916	88,672
Unearned premium reserve	28	55,910	152,978
Change in provision for outstanding claims	30	316,641	74,332
Other provision expenses	30	135,504	27,660
Net interest income		(5,716,765)	(4,830,256)
Share of profit of equity-accounted investees		(37,770)	(32,447)
Currency translation differences		38,146	(7,360)
Other non-cash adjustments		(749,628)	(362,775)
		(2,446,975)	(1,409,585)
Loans and advances to banks		322,323	(399,411)
Reserve deposits		(2,283,425)	(8,047,658)
Financial assets at fair value through profit or loss		(42,696)	212,991
Loans and advances to customers		(20,419,791)	(17,066,370)
Other assets		459,937	7,254,236
Deposits from banks		1,593,474	917,985
Deposits from customers		17,738,859	9,716,788
Obligation under repurchase agreements		(4,597,442)	1,612,885
Other liabilities and provisions		1,785,227	152,686
		(5,443,534)	(5,645,868)
Interest received		13,024,334	10,816,159
Interest paid		(6,028,278)	(6,576,771)
Taxes paid		(435,446)	(556,581)
Cash used in operating activities		(1,329,899)	(3,372,646)

Cash flows from investing activities:
Dividends received	28	9,231	11,421
Acquisition of property and equipment		(507,822)	(196,480)
Proceeds from the sale of property and equipment		717,663	70,972
Acquisition of intangible assets		(198,022)	(47,804)
Proceeds from the sale of intangible assets		229	—
Acquisition of investment securities		(9,333,705)	(7,677,250)
Proceeds from sale of investment securities		8,894,591	8,338,036
Cash provided/(used in) by investing activities		(417,835)	498,895

Cash flows from financing activities:
Proceeds from issue of debt securities		10,079,268	8,540,424
Repayments of debt securities		(7,612,999)	(5,028,368)
Repayments of funds borrowed		9,518,542	8,538,258
Proceeds from funds borrowed		(7,822,660)	(4,588,544)
Dividends paid		(101,547)	(102,371)
Cash provided by financing activities		4,060,604	7,359,399

Effect of foreign exchange rate fluctuations on cash and cash equivalents		(30,472)	(16,843)
Net increase/(decrease) in cash and cash equivalents		2,282,398	4,468,805
Cash and cash equivalents at the beginning of the year		25,114,309	20,645,504
Cash and cash equivalents at the end of the year	6	27,396,707	25,114,309

The notes on pages 7 to 81 are an integral part of these consolidated financial statements

6

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

1.                            GENERAL INFORMATION

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“The Bank” or “The Parent”) was established under the authorization of special law numbered 6219, called “The Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to the General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                                Lending loans by obtaining securities and real estate as collateral,

•                                Establishing or participating in all kinds of insurance corporations,

•                                Trading real estate,

•                                Providing all banking operations and services,

•                                Investing in various corporations handed over by the foundations and the General Directorate of the Foundations in accordance with conditions stipulated by agreements if signed,

•                                To render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by the General Directorate of the Foundations.

The Bank provides corporate, commercial and retail banking services through a network of 917 domestic branches and 3 foreign branches in New York, Bahrain and Iraq (31 December 2014: 890 domestic, 3 foreign, in total 893 branches). As at 31 December 2015, the Bank has 15,410 (31 December 2014: 14,920) employees. Additionally, the Bank has a subsidiary in banking sector in Austria, titled as Vakıfbank International AG. The Bank’s head office is located at Sultan Selim Mahallesi, Eski Büyükdere Caddesi, No:59, Kağıthane- İstanbul.

The shareholder holding control over the Bank is the General Directorate of the Registered Foundations represented by the Turkish Republic General Directorate of the Foundations which is set up under Prime Ministry of Turkish Republic having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank. The shares of the Bank are quoted to Borsa İstanbul A.Ş. (BIST) and traded publicly.

As at 31 December 2015 and 2014 The Bank’s paid-in capital amounted to TL 2,500,000 divided into 250,000,000,000 shares with a nominal value of 1 Kuruş each (TL 1 equals Kuruş 100).

As at 31 December 2015 the Bank’s shareholders’ structure is as follows:

Shareholders	Number of the shares (100 units)	Nominal amount	Share (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,224,785	386,225	15.45
Other appendant foundations (Group B)	3,091,997	3,092	0.13
Other registered foundations (Group B)	1,448,543	1,448	0.06
Other real persons and legal entities (Group C)	1,532,753	1,533	0.06
Publicly traded (Group D)	630,090,616	630,091	25.20

Paid-in capital	2,500,000,000	2,500,000	100.00

Adjustment to share capital		800,146

Total		3,300,146

The adjustment to share capital represents the cumulative restatement adjustment amount to nominal share capital on adopting IAS 29, “Financial reporting in hyper-inflationary economies” until 1 January 2006.

These consolidated financial statements were approved for issue on 29 April 2016.

7

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

1.                            GENERAL INFORMATION (Continued)

The table below sets out the subsidiaries and associates and shows their shareholding structure as at
31 December 2015 and 31 December 2014.

31 December 2015	Direct Shareholding Interest (%)	Indirect Shareholding Interest (%)
Subsidiaries:
Güneş Sigorta A.Ş. (*)	36.35	36.35
Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. (*)	22.89	32.91
Vakıf Emeklilik A.Ş.	53.90	75.30
Vakıf Enerji ve Madencilik A.Ş.	65.50	84.96
Taksim Otelcilik A.Ş.	51.00	51.52
Vakıf Factoring A.Ş.	78.39	86.99
Vakıf Finansal Kiralama A.Ş.	58.71	64.40
Vakıf Yatırım Menkul Değerler A.Ş.	99.00	99.44
Vakıf Portföy Yönetimi A.Ş.	100.00	100.00
Vakıfbank International AG	90.00	90.00
Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. (*)	38.70	40.64
World Vakıf UBB Ltd in Liquidation (**)	82.00	85.25
Associates:
Kıbrıs Vakıflar Bankası Ltd.	15.00	15.00
T. Sınai Kalkınma Bankası A.Ş.	8.38	8.38

(*)                       For those consolidated subsidiaries where the Bank does not own, directly or indirectly through subsidiaries, more than 50% of the subsidiary’s voting power, proportion of ordinary shares held by the Group entitles the Bank to power over relevant activities - acquired through arrangements between shareholders or articles of association of the related subsidiary - and to variable returns from its involvement with the subsidiary while the bank has the ability to affect those returns through its power over the subsidiary.

(**)                World Vakıf UBB Ltd, was established in the Turkish Republic of Northern Cyprus in 1993 for offshore banking operations. Its head office is in Nicosia. The name of the Bank, which was World Vakıf Offshore Banking Ltd, has been changed to World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorization of World Vakıf UBB Ltd is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. World Vakıf UBB Ltd. will be liquidated according to 24 May 2010 dated decision of the Nicosia Local Court. The liquidation process of World Vakıf UBB Ltd, has been carried out by NCTR Collecting and Liquidation Office. The application of the subsidiary for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the name of the subsidiary has been changed as “World Vakıf UBB Ltd. in Liquidation”. Therefore, the financial statements of the subsidiary have not been consolidated as at
31 December 2015 and 31 December 2014.

For the purposes of these consolidated financial statements, the Bank and its consolidated subsidiaries described below are referred to as the “Group”.

Güneş Sigorta A.Ş. was established under the leadership of the Bank and Soil Products Office in 1957. The subsidiary provides nearly all non-life insurance products, including fire, accident, transaction, engineering, agriculture, health, forensic protection and loan insurance. Its head office is in Istanbul.

Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. was established in 1991 in Istanbul. The main activity of the subsidiary is to invest in a portfolio (including marketable debt securities and equity securities) without having managerial power in the partnerships whose securities have been acquired; and also gold and other precious metals trading in national and international stock exchange markets or active markets other than stock exchange markets, in accordance with the principles and regulations promulgated by Capital Markets Board. Its head office is in Istanbul.

Vakıf Emeklilik A.Ş. was established under the name Güneş Hayat Sigorta A.Ş. in 1991. In 2003 the subsidiary has taken conversion permission from the related regulatory body and started to operate both in pension business. Its head office is in Istanbul.

8

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

1.                            GENERAL INFORMATION (Continued)

Vakıf Enerji ve Madencilik A.Ş. was established in 2001 to produce electrical and thermal energy, and to sell this energy in accordance with the related laws and regulations. Its head office is in Ankara.

Taksim Otelcilik A.Ş. was established under the Turkish Commercial Code in 1966. The main activity of the subsidiary is to operate in the hotel business or rent out the management of owned hotels. Its head office is in Istanbul.

Vakıf Factoring A.Ş. was established in 1998 to perform factoring transactions. Its head office is in Istanbul.

Vakıf Finansal Kiralama A.Ş. was established in 1988 to enter into finance lease operations and related transactions and contracts. Its head office is in Istanbul.

Vakıf Yatırım Menkul Değerler A.Ş. was established in 1996 to provide service to investors through making capital markets transactions, the issuance of capital market tools, purchase and sales of marketable securities, operating as a member of stock exchange, investment consultancy and portfolio management. Its head office is in Istanbul.

Vakıf Portföy Yönetimi A.Ş. operates in investment fund management, portfolio management and pension fund management. Its head office is in Istanbul.

Vakıfbank International AG was established in 1999 to operate in the banking sector in foreign countries, in line with the Bank’s globalization policy. Its head office is in Vienna, Austria.

Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. was established as the first real estate investment partnership in the finance sector under the adjudication of the Capital Markets Law in 1996. The subsidiary’s main operation is in line with the scope in the Capital Markets Board’s regulations relating to real estate investment trusts including real estate, capital market tools based on real estate, real estate projects and investing on capital market tools. Its head office is in İstanbul.

The Bank has also the following associates:

Kıbrıs Vakıflar Bankası Ltd. Şti. was established in 1982 in the Turkish Republic of Northern Cyprus, mainly to encourage the usage of credit cards issued by the Bank, to increase foreign exchange inflow, and carry on retail and commercial banking operations. Its head office is in Nicosia.

Türkiye Sınai Kalkınma Bankası A.Ş. was established as an investment bank in 1950 to support investments in all economic sectors. Its head office is in Istanbul.

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1.                  Basis of Preparation

The consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) including International Accounting Standards issued by the International Accounting Standards Board (“IASB”) and Interpretations issued by the International Financial Reporting Standards Interpretation Committee (“IFRIC”).

The Bank and its subsidiaries which are incorporated in Turkey maintain their books of account and prepare their statutory financial statements in accordance with the regulations on accounting and reporting framework and accounting standards which are determined by the provisions of Turkish Banking Law and accounting standards promulgated by the other relevant laws and regulations. The foreign subsidiaries maintain their books of account and prepare their statutory financial statements in their local currencies and in accordance with the regulations of the countries in which they operate. The consolidated financial statements have been prepared in accordance with IFRS and presented in Turkish Lira (“TL”). For the purpose of fair presentation in accordance with IFRS, certain adjustments and reclassifications have been made to the statutory financial statements, which mainly comprise the effects of deferred taxation and reserve for impairment of loans and receivables.

9

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In preparation of the consolidated financial statements of the Group, the same accounting policies and methods of computation have been followed as compared to the prior year consolidated financial statements except for the adoption of new standards and interpretations as of 1 January 2015, where applicable, noted below:

2.2.                  New and Revised International Financial Reporting Standards

a)                           Standards, amendments and interpretations applicable as at 31 December 2015

i)                               Amendment to IAS 19 regarding defined benefit plans, effective from annual periods beginning on or after 1 July 2014. These narrow scope amendments apply to contributions from employees or third parties to defined benefit plans. The objective of the amendments is to simplify the accounting for contributions that are independent of the number of years of employee service, for example, employee contributions that are calculated according to a fixed percentage of salary.

ii)                            Annual improvements 2012; effective from annual periods beginning on or after 1 July 2014. These amendments include changes from the 2010-12 cycle of the annual improvements project, that affect
7 standards:

•                                IFRS 2, ‘Share-based payment’

•                                IFRS 3, ‘Business Combinations’

•                                IFRS 8, ‘Operating segments’

•                                IFRS 13, ‘Fair value measurement’

•                                IAS 16, ‘Property, plant and equipment’ and IAS 38, ‘Intangible assets’

•                                Consequential amendments to IFRS 9, ‘Financial instruments’, IAS 37, ‘Provisions, contingent liabilities and contingent assets’, and

•                                IAS 39, ‘Financial instruments — Recognition and measurement’

iii)                           Annual improvements 2013; effective from annual periods beginning on or after 1 July 2014. These amendments include changes from the 2011-12-13 cycle of the annual improvements project, that affect 4 standards:

•                                IFRS 1, ‘First time adoption’

•                                IFRS 3, ‘Business combinations’

•                                IFRS 13, ‘Fair value measurement’ and

•                                IAS 40, ‘Investment property’.

b)                           Standards, amendments and interpretations effective after 1 January 2016:

(i)                           Amendment to IFRS 11, ‘Joint arrangements’ on acquisition of an interest in a joint operation, effective from annual periods beginning on or after 1 January 2016. This amendment adds new guidance on how to account for the acquisition of an interest in a joint operation that constitutes a business. The amendments specify the appropriate accounting treatment for such acquisitions.

(ii)                        Amendments to IAS 16 ‘Property, plant and equipment’, and IAS 41, ‘Agriculture’, regarding bearer plants, effective from annual periods beginning on or after 1 January 2016. These amendments change the financial reporting for bearer plants, such as grape vines, rubber trees and oil palms. It has been decided that bearer plants should be accounted for in the same way as property, plant and equipment because their operation is similar to that of manufacturing. Consequently, the amendments include them within the scope of IAS 16, instead of IAS 41. The produce growing on bearer plants will remain within the scope of IAS 41.

10

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(iii)                     Amendment to IAS 16, ‘Property, plant and equipment’ and IAS 38, ‘Intangible assets’, on depreciation and amortization, effective from annual periods beginning on or after 1 January 2016. In this amendment it has clarified that the use of revenue based methods to calculate the depreciation of an asset is not appropriate because revenue generated by an activity that includes the use of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset. It is also clarified that revenue is generally presumed to be an inappropriate basis for measuring the consumption of the economic benefits embodied in an intangible asset.

(iv)                    IFRS 14 ‘Regulatory deferral accounts’, effective from annual periods beginning on or after 1 January 2016. IFRS 14, ‘Regulatory deferral accounts’ permits first—time adopters to continue to recognize amounts related to rate regulation in accordance with their previous GAAP requirements when they adopt IFRS. However, to enhance comparability with entities that already apply IFRS and do not recognize such amounts, the standard requires that the effect of rate regulation must be presented separately from other items.

(v)                       Amendments to IAS 27, ‘Separate financial statements’ on the equity method, effective from annual periods beginning on or after 1 January 2016. These amendments allow entities to use the equity method to account for investments in subsidiaries, joint ventures and associates in their separate financial statements.

(vi)                      Amendments to IFRS 10, ‘Consolidated financial statements’ and IAS 28, ‘Investments in associates and joint ventures’, effective from annual periods beginning on or after 1 January 2016. These amendments address an inconsistency between the requirements in IFRS 10 and those in IAS 28 in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The main consequence of the amendments is that a full gain or loss is recognized when a transaction involves a business (whether it is housed in a subsidiary or not). A partial gain or loss is recognized when a transaction involves assets that do not constitute a business, even if these assets are housed in a subsidiary.

Annual improvements 2014, effective from annual periods beginning on or after 1 January 2016. These set of amendments impacts 4 standards:

•                                IFRS 5, ‘Non-current assets held for sale and discontinued operations’ regarding methods of disposal.

•                                IFRS 7, ‘Financial instruments: Disclosures’, (with consequential amendments to IFRS 1) regarding servicing contracts.

•                                IAS 19, ‘Employee benefits’ regarding discount rates.

•                                IAS 34, ‘Interim financial reporting’ regarding disclosure of information.

(vii)                 Amendment to IAS 1, ‘Presentation of financial statements’ on the disclosure initiative, effective from annual periods beginning on or after 1 January 2016, these amendments are as part of the IASB initiative to improve presentation and disclosure in financial reports.

(viii)              Amendment to IFRS 10 ‘Consolidated financial statements’ and IAS 28, ‘Investments in associates and joint ventures’, effective from annual periods beginning on or after 1 January 2016. These amendments clarify the application of the consolidation exception for investment entities and their subsidiaries.

(ix)                    IFRS 15 ‘Revenue from contracts with customers’, effective from annual periods beginning on or after
1 January 2018. IFRS 15, ‘Revenue from contracts with customers’ is a converged standard from the IASB and FASB on revenue recognition. The standard will improve the financial reporting of revenue and improve comparability of the top line in financial statements globally.

11

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(x)                       IFRS 9 ‘Financial instruments’, effective from annual periods beginning on or after 1 January 2018. This standard replaces the guidance in IAS 39. It includes requirements on the classification and measurement of financial assets and liabilities; it also includes an expected credit losses model that replaces the current incurred loss impairment model.

(xi)                    IAS 12 ‘Income Taxes’ effective from annual periods beginning on or after 1 January 2017. The amendments clarify the accounting for deferred tax where an asset is measured at fair value and that fair value is below the asset’s tax base. They also clarify certain other aspects of accounting for deferred tax assets.

(xii)                 IFRS 16 ‘leases’ effective from annual periods beginning on or after 1 January 2019, with earlier application permitted if IFRS 15, ‘Revenue from Contracts with Customers’, is also applied. New standard requires lessees to recognize a lease liability reflecting future lease payments and a ‘right-of-use asset’ for virtually all lease contracts. The IASB has included an optional exemption for certain short-term leases and leases of low-value assets; however, this exemption can only be applied by lessees. For lessors, the accounting stays almost the same.

The new standards, amendments and interpretations which will be effective after 1 January 2016 are not expected to have a material impact on the Group’s consolidated financial statements except for the adoption of IFRS 9. The Group is currently assessing the impact of the new standard on its consolidated financial statements.

2.3.                  Summary of Significant Accounting Policies, Judgments and Estimates

Accounting in hyperinflationary countries

Financial statements of the entities located in Turkey have been restated for the changes in the general purchasing power of the Turkish Lira based on IAS 29 - Financial Reporting in Hyperinflationary Economies as at 31 December 2005. IAS 29 requires that financial statements prepared in the currency of a hyperinflationary economy be stated in terms of the measuring unit current at the reporting date, and that corresponding figures for previous years be restated in the same terms. One characteristic that necessitates the application of IAS 29 is a cumulative three-year inflation rate approaching or exceeding 100%. The cumulative three-year inflation rate in Turkey was 35.61% as at 31 December 2005, based on the Turkish nation-wide wholesale price indices announced by the Turkish Statistical Institute. This, together with the sustained positive trend in quantitative factors, such as the stabilization in capital and money markets, decrease in interest rates and the appreciation of TL against the US Dollar and other hard currencies have been taken into consideration to categorize Turkey as a non-hyperinflationary economy under IAS 29 effective from 1 January 2006.

Functional and Presentation Currency

These consolidated financial statements are presented in TL, which is the Bank’s functional currency. Except if indicated, financial information presented in TL has been rounded to the nearest thousand.

12

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Judgments and Estimates

The preparation of the consolidated financial statements in accordance with IFRS requires management to make estimates and assumptions that affect the application of policies and in the measurement of income and expenses in the profit and loss statement and in the carrying value of assets and liabilities in the statement of financial position, and in the disclosure of information in the notes to the financial statements. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. The actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the year in which the estimate is revised and in any future years affected.

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year and about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements is disclosed below. These disclosures supplement the commentary on financial risk management.

Impairment

Assets accounted for at amortized cost are evaluated for impairment on a basis described in Note 2 (i) - impairment of financial assets.

The specific component of the total allowances for impairment applies to financial assets evaluated individually for impairment and is based upon management’s best estimate of the present value of the cash flows that are expected to be received. In estimating these cash flows, management makes judgments about a debtor’s financial situation and the net realizable value of any underlying collateral.

A collective component of the total allowance is established for:

•                                groups of homogeneous loans that are not considered individually significant; and

•                                groups of assets that are individually significant but that were not found to be individually impaired.

Collective allowance for groups of homogeneous loans is established using statistical methods such as roll rate methodology or for small portfolios with insufficient information, a formula approach based on historic loss rate experience. The roll rate methodology uses statistical analysis of historical data on delinquency to estimates the amount of loss. The estimate of loss arrived at on the basis of historical information is then reviewed to ensure that it appropriately reflects the economic conditions and product mix at the reporting date.

The methodology and assumptions used for estimating both the amount and timing of recoverable amounts are reviewed regularly to reduce any differences between loss estimates and actual loss experience. The total carrying value of such loans and advances to customers as of 31 December 2015 is TL 125,855,872 (31 December 2014: TL 106,555,401) net of impairment allowance of TL 6,195,582
 (31 December 2014: TL 4,838,962).

Collective allowance for groups of assets that are individually significant but that were not found to be individually impaired cover credit losses inherent in portfolios of loans and advances, and held-to-maturity investment securities with similar credit risk characteristics when there is objective evidence to suggest that they contain impaired loans and advances, and held-to-maturity investment securities, but the individual impaired items cannot yet be identified. In assessing the need for collective loss allowances, management considers factors such as credit quality, portfolio size, concentrations and economic factors. In order to estimate the required allowance, assumptions are made to define the way inherent losses are modelled and to determine the required input parameters, based on historical experience and current economic conditions. The accuracy of the allowances depends on the estimates of future cash flows for specific counterparty allowances and the model assumptions and parameters used in determining collective allowances.

13

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments in equity securities were evaluated for impairment on the basis described in Note 2 (i) - impairment of financial assets.

An assessment as to whether an investment in sovereign debt is impaired may be complex. In making such an assessment, the Group considers the following factors:

•                                The market’s assessment of creditworthiness as reflected in the bond yields;

•                                The rating agencies’ assessments of the creditworthiness;

•                                The ability of the country to access the capital markets for new debt issuance;

•                                The probability of debt being restructured resulting in holders suffering losses through voluntary or mandatory debt forgiveness.

Fair value

The determination of fair value for financial assets and financial liabilities for which there is no observable market price requires the use of valuation techniques. For financial instruments that trade infrequently and have little price transparency, fair value is less objective, and requires varying degrees of judgment depending on liquidity, concentration, uncertainty of market factors, pricing assumptions and other risks affecting the specific instrument.

The Group’s accounting policy on fair value measurements is discussed in (i) - Measurement.

The Group measures fair values using the following fair value hierarchy that reflects the significance of the inputs used in making the measurements.

•                                Level 1: Quoted market price (unadjusted) in an active market for an identical instrument.

•                                Level 2: Valuation techniques based on observable inputs, either directly-i.e. as prices-or indirectly- i.e. derived from prices. This category includes instruments valued using: quoted market prices in active markets for similar instruments; quoted prices for identical or similar instruments in markets that are considered less than active; or other valuation techniques where all significant inputs are directly or indirectly observable from market data.

•                                Level 3: Valuation techniques using significant unobservable inputs. This category includes all instruments where the valuation technique includes inputs not based on observable data and the unobservable inputs have a significant effect on the instrument’s valuation. This category includes instruments that are valued based on quoted prices for similar instruments where significant unobservable adjustments or assumptions are required to reflect differences between the instruments.

Fair values of financial assets and financial liabilities that are traded in active markets are based on quoted market prices or dealer price quotations. For all other financial instruments the Group determines fair values using valuation techniques.

Valuation techniques include net present value and discounted cash flow models, comparison to similar instruments for which market observable prices exist. Assumptions and inputs used in valuation techniques include risk-free and benchmark interest rates, credit spreads and other variables used in estimating discount rates, bond and equity prices, foreign currency exchange rates, equity and equity index prices and expected price volatilities and correlations. The objective of valuation techniques is to arrive at a fair value determination that reflects the price of the financial instrument at the reporting date, which would have been determined by market participants acting at arm’s length.

The Group uses widely recognized valuation models for determining the fair value of common and more simple financial instruments, like interest rate and currency swaps that use only observable market data and require little management judgment and estimation. Observable prices and model inputs are usually available in the market for listed debt and equity securities, exchange traded derivatives and simple over the counter derivatives like interest rate swaps. Availability of observable market prices and model inputs reduces the need for management judgment and estimation and also reduces the uncertainty associated with determination of fair values. Availability of observable market prices and inputs varies depending on the products and markets and is prone to changes based on specific events and general conditions in the financial markets.

14

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(a)                       Basis of consolidation

The consolidated financial statements include the financial statements of the Bank and the subsidiaries.

Subsidiaries are those investees, that the Group controls because the Group (i) has power to direct relevant activities of the investees that significantly affect their returns, (ii) has exposure, or rights, to variable returns from its involvement with the investees, and (iii) has the ability to use its power over the investees to affect the amount of investor’s returns. The existence and effect of substantive rights, including substantive potential voting rights, are considered when assessing whether the Group has power over another entity. For a right to be substantive, the holder must have practical ability to exercise that right when decisions about the direction of the relevant activities of the investee need to be made. The Group may have power over an investee even when it holds less than majority of voting power in an investee. In such a case, the Group assesses the size of its voting rights relative to the size and dispersion of holdings of the other vote holders to determine if it has de-facto power over the investee. Protective rights of other investors, such as those that relate to fundamental changes of investee’s activities or apply only in exceptional circumstances, do not prevent the Group from controlling an investee. Subsidiaries are consolidated from the date on which control is transferred to the Group, and are deconsolidated from the date on which control ceases.

The Bank reassesses its control power over its subsidiaries if there is an indication that there are changes to any of the three elements of control. Subsidiaries are fully consolidated from the date of acquisition, being the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.

Companies where the Bank exercises significant influence, but not control are accounted for using the equity method.

The financial statements of the subsidiaries are prepared for the same reporting year as the Bank, using consistent accounting policies.

Associates

Associates are entities over which the Group has significant influence (directly or indirectly), but not control, generally accompanying a shareholding of between 20 and 50 percent of the voting rights. Investments in associates are accounted for using the equity method of accounting, and are initially recognized at cost. The carrying amount of associates includes goodwill identified on acquisition less accumulated impairment losses, if any. Dividends received from associates reduce the carrying value of the investment in associates. Other post-acquisition changes in Group’s share of net assets of an associate are recognized as follows: (i) the Group’s share of profits or losses of associates is recorded in the consolidated profit or loss for the year as share of result of associates, (ii) the Group’s share of other comprehensive income is recognized in other comprehensive income and presented separately, (iii); all other changes in the Group’s share of the carrying value of net assets of associates are recognized in profit or loss within the share of result of associates. However, when the Group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate.

Transactions eliminated on consolidation

Inter-company balances and transactions, and any unrealized gains and losses arising from inter-company transactions, are eliminated in preparing the consolidated financial statements. Unrealized gains arising from transactions with associates are eliminated to the extent of the Bank and its subsidiaries’ interest in the entity. Unrealized gains arising from transactions with associates are eliminated against the investment in the associate. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

15

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)                       Foreign currency

Foreign currency transactions

Transactions are recorded in TL, which represents functional currency of the group’s entities except for World Vakıf UBB Ltd. in Liquidation and Vakıfbank International AG. Transactions denominated in foreign currencies are recorded at the exchange rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are converted into functional currency at the exchange rates ruling at the end of reporting period with the resulting exchange differences recognized in profit or loss as foreign exchange gains or losses.

Foreign operations

The functional currencies of the foreign subsidiaries, World Vakıf UBB Ltd. In Liquidation and Vakıfbank International AG, are US Dollar and Euro, respectively, and their financial statements are translated to the presentation currency, TL, for consolidation purposes, as summarized in the following paragraphs.

•                                The assets and liabilities of the foreign subsidiaries are translated at the exchange rate ruling at the end of the respective reporting period.

•                                The income and expenses of foreign operations are translated to TL using average exchange rates.

•                                Foreign currency differences arising from the translation of the financial statements of the foreign operations into TL for consolidation purpose are recognized in other comprehensive income and accumulated in the foreign currency translation reserve (“translation reserve”). Where a foreign operation is disposed of, in part or full, the full amount in the translation reserve is transferred to profit or loss as part of the profit or loss on disposal.

(c)                        Interest

Interest income and expense are recognized in the consolidated profit or loss using the effective interest method. The effective interest rate is the rate that exactly discounts the estimated future cash payments and receipts through the expected life of the financial asset or liability (or, where appropriate, a shorter period) to the carrying amount of the financial asset or liability. When calculating the effective interest rate, the Group estimates future cash flows considering all contractual terms of the financial instrument but not future credit losses.

The calculation of the effective interest rate includes all fees and points paid or received, transaction costs, and discounts or premiums that are an integral part of the effective interest rate. Transaction costs are incremental costs that are directly attributable to the acquisition, issue or disposal of financial assets or liabilities.

Interest income and expense presented in the consolidated statement of profit or loss and other comprehensive income include:

•                                interest on financial assets and liabilities at amortized cost on an effective interest rate basis,

•                                interest on available-for-sale investment securities on an effective interest rate basis,

•                                interest earned till the disposal of financial assets at fair value through profit or loss.

(d)                       Fees and commission

Fees and commission income and expenses that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate.

Other fees and commission income, including account servicing fees, investment management fees, sales commission, placement fees and syndication fees, commissions for insurance business (see also accounting policy (s)) are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan, loan commitment fees are recognized on a straight-line basis over the commitment period.

Other fees and commission expense relates mainly to transaction and service fees, which are expensed as the services are received.

16

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)                        Net trading income

Net trading income includes gains and losses arising from revaluation and disposals of financial assets at fair value through profit or loss, the disposal of available-for-sale financial assets, and gains and losses on derivative financial instruments held for trading purpose.

(f)                         Dividends

Dividend income is recognized when the right to receive the income is established. Dividends are reflected as a component of other operating income.

(g)                       Leases

The Group as the lessee

Operating leases

Leases where a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the statement of income on a straight-line basis over the period of the lease.

Finance leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee.

Minimum lease payments made under finance leases are apportioned between the finance expense and the reduction of the outstanding liability. The finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Capitalised leased assets are depreciated over the estimated useful life of the asset.

The Group as the lessor

Finance leases

When the Group is the lessor in a lease agreement that transfers substantially all of the risks and rewards incidental to ownership of the asset to the lessee, the arrangement is classified as a finance lease and a receivable equal to the net investment in the lease is recognized.

(h)                       Income taxes

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to items recognized directly in equity or in other comprehensive income.

Corporate tax

Turkey

Statutory income is subject to corporate tax at 20.0%. This rate is applied to accounting income modified for certain exemptions (like dividend income) and deductions (like investment incentives), and additions for certain non-tax deductible expenses and allowances for tax purposes. If there is no dividend distribution planned, no further tax charges are made.

17

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Dividends paid to resident institutions and institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to those institutions, the withholding tax rate on the dividend payments is 15.0%. In applying the withholding tax rates on dividend payments to non-resident institutions and individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. The payments can be deducted from the annual corporate tax calculated for the whole year earnings.

75% of gains on disposal of equity shares and immovables which were held for at least 2 years within the assets of acquired entities after acquisition are exempt from taxation if such gains are added to paid-in capital or kept under equity as restricted funds for at least 5 years.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

There is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of the 25th day of the fourth month following the close of the accounting period to which they relate. Tax returns are open to inspection for five years from the beginning of the year that follows the date of filing, during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue assessments based on their findings.

Foreign subsidiary

The corporate tax rate for the Group’s subsidiary in Austria has been determined as 25.0%. Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. Taxes which have been paid for previous periods can be deducted from corporate taxes computed on annual taxable income. According to the Double Taxation Treaty Agreement between Turkey and Austria, Turkish corporations in Austria possess the right to benefit from tax returns of 10.0% on interest earned from the investments and loans granted in Turkey.

Deferred taxes

Deferred tax assets and liabilities are recognized on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities outside a business combination which affect neither accounting nor taxable profit.

The deferred tax assets and liabilities are reported as net in the consolidated financial statements only if the Group has a legal right to set off current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities related to same taxable entity.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

18

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Transfer pricing regulations

In Turkey, the transfer pricing provisions have been stated under the Article 13 of the Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

If a taxpayer enters into transactions regarding the sale or purchase of goods and services with related parties, where the prices are not set in accordance with the arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

The files that should be sent to the tax authorities are prepared in accordance with the existing transfer pricing regulations. However such documents are open for five years from the beginning of the year that follows the date of filing, during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue tax assessments based on their findings.

Investment incentives

As per the provisional Article no. 69, effective from 1 January 2006, added to the Income Tax Law no. 193 by Law no. 5479 dated 8 April 2006 and published in Official Gazette no. 26133, tax payers could deduct investment incentives which were calculated according to the legislative provisions (including tax rate related provisions) in force on 31 December 2005, only from the taxable income for the years 2006, 2007, and 2008. The rights of tax payers who could not deduct investment incentives fully or partially due to insufficient taxable income during those years, were lost as at 31 December 2008.

In accordance with the decision taken by the Turkish Constitutional Court on 15 October 2009, the “2006, 2007 and 2008.” clause of the provisional Article no. 69 of the Income Tax Law mentioned above, is repealed and the time limitation for the use of the investment incentive is removed. The repeal related to the investment incentive was enacted and issued in the 8 January 2010 Official Gazette number 27456. Accordingly, the Group’s subsidiary operating in finance leasing business will be able to deduct its remaining investment incentives from taxable income in the future without any time limitation.

As per “Law regarding amendments to the Income Tax Law and Some Other Certain Laws and Decree Laws” accepted on 23 July 2010 at the Grand National Assembly of Turkey, the expression of “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate) valid at this date” has been amended as “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate as explained in the second clause of the temporary article no 61 of the Law) valid at this date” and the following expression of “ Investment incentive amount used in determination of the tax base shall not exceed 25% of the associated taxable income. Tax is computed on the remaining income per the enacted tax rate” has been added. This Law has been published in the Official Gazette on 1 August 2010.

The clause “The amount which to be deducted as investment incentive to estimate tax base cannot exceed 25% of related income” which has been added to first clause of the temporary 69th article of Law No: 193 with the 5th article of Law No: 6009 on Amendments to Income Tax Law and Some Other Laws and Decree Laws has been abrogated with the 9 February 2012 dated decisions no: E.2010/93 and K.2012/20.

19

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)                           Financial instruments

Recognition

The Group initially recognizes loans and advances and deposits on the date which they are originated. Regular way purchases and sales of financial assets are recognized on the settlement date on which the Group commits to purchase or sell the asset. All other financial assets and liabilities are initially recognized on the trade date at which the Group becomes a party to the contractual provisions of the instrument.

A financial asset or liability is measured initially at fair value plus, for an item not at fair value through profit or loss, transaction costs that are directly attributable to its acquisition or issue.

Classification

Financial assets at fair value through profit or loss are trading financial assets acquired principally with the intention of disposal within a short period for the purpose of short-term profit making and derivative financial instruments. All trading derivatives in a net receivable position (positive fair value) are reported as financial assets at fair value through profit or loss. All trading derivatives in a net payable position (negative fair value) are reported as financial liabilities at fair value through profit or loss under other liabilities and provisions.

Held-to-maturity investment securities are financial assets with fixed or determinable payments and fixed maturity that the Group has the positive intent and ability to hold to maturity. These include certain debt securities.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and the Group does not intend to sell immediately or in the near term. They arise when the Group provides money, goods and services directly to a debtor with no intention of trading the receivable. Loans and receivables comprise loans and advances to banks and customers.

When the Group purchases a financial asset and simultaneously enters into an agreement to resell the asset (or a substantially a similar asset) at a fixed price on a future date (“reverse repo” or “stock borrowing”), the arrangement is accounted for as a loan and advance, and the underlying asset is not recognized in the Group’s financial statements. Such financial assets are presented separately on the face of consolidated statement of financial position.

Available-for-sale financial assets are the financial assets that are not held for trading purposes, loans and advances to banks and customers, or held to maturity. Available-for-sale financial assets mainly include certain debt securities issued by the Turkish Government.

Financial liability is any liability that is a contractual obligation to deliver cash or another financial asset to another entity.

See also specific instruments below.

Measurement

A financial asset or liability is initially measured at fair value plus (for an item not subsequently measured at fair value through profit or loss) transaction costs that are directly attributable to its acquisition or issue.

Subsequent to initial recognition, all financial assets at fair value through profit or loss and all available-for-sale financial assets are measured at fair value, except that any instrument that does not have a quoted market price in an active market and whose fair value cannot be reliably measured is stated at cost, including transaction costs, less impairment losses.

All non-trading financial liabilities, loans and receivables and held-to-maturity investment securities are measured at amortized cost less impairment losses. The amortized cost of a financial asset or liability is the amount at which the financial asset or liability is measured at initial recognition, minus principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between the initial amount recognized and the maturity amount, minus any reduction for impairment.

20

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value measurement principles

The fair value of financial instruments is based on their quoted market price at the reporting date without any deduction for transaction costs. If a quoted market price is not available, the fair value of the instrument is estimated using pricing models or discounted cash flow techniques. Where discounted cash flow techniques are used, estimated future cash flows are based on management’s best estimates and the discount rate is a market related rate at the reporting date for an instrument with similar terms and conditions. Where pricing models are used, inputs are based on market-related measures at the reporting date.

Fair values of foreign currency forward and swap transactions are determined by comparing the period end foreign exchange rates with the contractual forward rates discounted to the balance sheet date with the current market rates. The resulting gain or loss is reflected in the income statement.

In the assessment of fair value of interest rate swap instruments, interest amounts to be paid or to be received due to/from the fixed rate on the derivative contract are discounted to the balance sheet date with the current applicable fixed rate in the market that is prevailing between the balance sheet date and the interest payment date, whereas interest amounts to be paid or to be received due to/from the floating rate on the derivative contract are recalculated with the current applicable market rates that are prevailing between the balance sheet date and the interest payment date and are discounted to the balance sheet date again with the current applicable market rates that are prevailing between the balance sheet date and the interest payment date. The differences between the fixed rate interest amounts and floating rate interest amounts to be received/paid are recorded in the profit/loss accounts in the current period.

The fair value of call and put option agreements are measured at the valuation date by using the current premium values of all option agreements, and the differences between the contractual premiums received/paid and the current premiums measured at valuation date are recognized in the statement of income.

Futures transactions are valued on a daily basis by the primary market prices and related unrealized gains or losses are reflected in the income statement.

Gains and losses on subsequent measurement

Gains and losses arising on investment held for trading are recognized in profit and loss.

Gains and losses arising from a change in the fair value of available-for-sale financial assets are recognized as other comprehensive income in the fair value reserve for available-for-sale financial assets. When the financial assets are sold, collected or otherwise disposed of, the related cumulative gain or loss recognized in the other comprehensive income is transferred to profit or loss. Interest earned whilst holding available-for-sale financial assets, held-to-maturity securities and financial assets at fair value through profit or loss is reported as interest income in the consolidated statement of comprehensive income.

De-recognition

A financial asset is derecognized when the control over the contractual rights that comprise that asset is lost. This occurs when the rights are realized, expire or are surrendered.

Available-for-sale financial assets and financial assets at fair value through profit or loss that are sold are derecognized and corresponding receivables from the buyer for the payment are recognized as at the date the Group commits to sell the assets. The specific identification method is used to determine the gain or loss on de-recognition.

Held-to-maturity assets and loans and receivables are derecognized on the date they are transferred by the Group.

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

21

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Offsetting

Financial assets and liabilities are set off and the net amount presented in the consolidated statement of financial position when, and only when, the Group has a legal right to set off the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

Income and expenses are presented on a net basis only when permitted by the accounting standards, or for gains and losses arising from a group of similar transactions such as in the Group’s trading activity.

Specific instruments

Cash and cash equivalents: Cash and cash equivalents which is a base for preparation of consolidated statement of cash flows includes cash in TL, cash in FC (foreign currency), cheques, balances with the Central Bank, money market placements and loans and advances to banks whose original maturity is less than three months.

Investment securities: Investment securities are the financial assets that are classified as held-to-maturity financial assets and available-for-sale financial assets.

Loans and advances to banks and customers: Loans and advances provided by the Group to banks and customers are classified as loans and receivables, and reported net of allowances to reflect the estimated recoverable amounts.

Finance lease receivables: Leases where substantially all the risks and rewards incident to ownership of an asset are substantially transferred to the lessee are classified as finance leases. A receivable at an amount equal to the present value of the lease payments, including any guaranteed residual value, is recognized. The difference between the gross receivable and the present value of the receivable is unearned finance income and is recognized over the term of the lease using the effective interest method. Finance lease receivables are included in loans and advances to customers.

Factoring receivables: Factoring receivables are the loans and advances to customers arising from a financial transaction whereby the customers sell their accounts receivable (i.e., invoices) to the Group at a discount in exchange for immediate money with which to finance continued business. Factoring receivables are measured at amortized cost using the effective interest method after deducting unearned interest income and specific provision if impairment exists.

Deposits, funds borrowed, debt securities issued and subordinated liabilities: Deposits, funds borrowed, debt securities issued and subordinated liabilities are the Group’s sources of debt funding. Deposits, funds borrowed, debt securities issued and subordinated liabilities are initially measured at fair value plus directly attributable transactions costs, and subsequently measured at their amortized cost using the effective interest method.

Impairment of financial assets

Assets carried at amortized cost

In determining whether an impairment loss should be recorded in the income statement, the Group makes judgments as to whether there is any observable data indicating that there is a measurable decrease in the estimated amounts recoverable from a portfolio of loans and individual loans.

22

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Objective evidence that a financial asset or group of assets is impaired includes observable data that comes to the attention of the Group about the following loss events:

(a)                       significant financial difficulty of the issuer or obligor;

(b)                       a breach of contract, such as a default or delinquency in interest or principal payments by more than 90 days;

(c)                        the Group is granting to the borrower, for economic or legal reasons relating to the borrower’s financial difficulty, a concession that the lender would not otherwise consider;

(d)                       it becoming probable that the borrower will enter bankruptcy or other financial reorganization;

(e)                        the disappearance of an active market for that financial asset because of financial difficulties; or

(f)                         observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group, including:

•                                adverse changes in the payment status of borrowers; or

•                                national or local economic conditions that correlate with defaults on the assets in the group.

All loans with principal and/or interest overdue for more than 90 days are considered as non- performing.

If there is objective evidence that an impairment loss on loans and receivables or held-to-maturity investments carried at amortized cost has been incurred, the amount of the loss is measured based on the difference between the asset’s carrying amount and the estimated recoverable amount, determined by the net present value of the expected future cash flows discounted at the effective interest rate. The estimated recoverable amount of a collateralized financial asset is measured considering the amount that could be realized from foreclosure less costs for obtaining and selling the collateral, whether or not the foreclosure is probable. The carrying amount of the asset is reduced through the use of an allowance account. The amount of the loss is recognized in the profit or loss.

The Group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and individually or collectively for financial assets that are not individually significant. If it is determined that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, the asset is included in a group of financial assets with similar credit risk characteristics and that group of financial assets is collectively assessed for impairment. Assets that are individually assessed for impairment and for which an impairment loss is or continues to be recognized are not included in a collective assessment of impairment.

The calculation of the present value of the estimated future cash flows of a collateralized financial asset reflects the cash flows that may result from foreclosure less costs for obtaining and selling the collateral, whether or not foreclosure is probable.

For the purposes of a collective evaluation of impairment, financial assets are grouped on the basis of similar credit risk characteristics. Those characteristics are relevant to the estimation of future cash flows for groups of such assets by being indicative of the debtors’ ability to pay all amounts due according to the contractual terms of the assets being evaluated.

Future cash flows in a group of financial assets that are collectively evaluated for impairment are estimated on the basis of the contractual cash flows of the assets in the Group and historical loss experience for assets with credit risk characteristics similar to those in the Group. The methodology and assumptions used for estimating future cash flows are reviewed regularly by the Group to reduce any differences between loss estimates and actual loss experience.

23

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Assets carried at cost

If there is objective evidence that an impairment loss on an unquoted equity instrument that is not carried at fair value because its fair value cannot be reliably measured, or on a derivative asset that is linked to and must be settled by delivery of such an unquoted equity instrument has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of its recoverable amount.

Assets carried at fair value

The Group assesses at each reporting date whether there is objective evidence that a financial asset or a group of financial assets is impaired. Available for sale equity investments are impaired when there has been a significant or prolonged decline in the fair value below its cost. If an available-for-sale asset is impaired, an amount comprising the difference between its cost (net of any principal payment and amortization) and its current fair value, less any impairment loss previously recognized in profit or loss, is transferred from other comprehensive income to profit or loss.

(j)                          Repurchase transactions

The Group enters into purchases/sales of investments under agreements to resell/repurchase substantially identical investments at a certain date in the future at a fixed price. Investments purchased subject to commitments to resell them at future dates are not recognized. The amounts paid are recognized as receivables from reverse repurchase agreements in the accompanying consolidated financial statements. The receivables are shown as collateralized by the underlying security. Investments sold under repurchase agreements continue to be recognized in the consolidated statement of financial position and are measured in accordance with the accounting policy for either assets held for trading, held to maturity or available-for-sale as appropriate. The proceeds from the sale of the investments are reported as obligations under repurchase agreements. Income and expenses arising from the repurchase and resale agreements over investments are recognized on an accruals basis over the period of the transaction and are included in “interest income” or “interest expense”.

(k)                       Property and equipment

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment in value. The Group pursues only the properties for use according to their fair values in terms of separating the land and buildings within the context of IAS 16 as at 31 December 2015. As a result of the valuation by the independent appraisal company, revaluation difference of TL 652,348 after deferred tax effect is followed as the revaluation surplus under shareholder’s equity.

Gains/losses arising from the disposal of the property and equipment are recognized in profit or loss and calculated as the difference between the net book value and the net sales price. Maintenance and repair costs incurred for property and equipment are recorded as expense unless they extend the economic useful life of related asset.

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods. Property and equipment are depreciated based on the straight line method. Depreciation rates and estimated useful lives are:

Property and equipment	Estimated useful lives (years)	Depreciation Rates (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Vehicles obtained through finance leases	4-5	20-25

24

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)                          Investment property

Investment property is the property held either to earn rental income or for capital appreciation or for both. The Group holds investment property as a consequence of the ongoing operations of its consolidated real estate and insurance companies.

Investment properties are measured initially at cost including transaction costs.

(m)                   Intangible assets

The Group’s intangible assets consist of software programs. Intangible assets are recorded at cost. The costs of the intangible assets purchased before 31 December 2005 are restated for the effects of inflation from the purchasing dates to 31 December 2005, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized based on straight line amortization. The economic lives of intangible assets vary within the range of three and fifteen years and hereby the amortization rates applied are between 33.33% and 6.67%.

(n)                       Impairment of non-financial assets

The carrying amounts of the Group’s non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists for as particular asset or a group of assets, then that asset’s recoverable amount is estimated.

An impairment loss is recognized if the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. A cash-generating unit is the smallest identifiable asset group that generates cash flows that largely are independent from other assets and groups. Impairment losses are recognized in profit or loss.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Impairment losses in respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

(o)                       Provisions

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

A provision for restructuring is recognized when the Group has approved a detailed and formal restructuring plan, and the restructuring either has commenced or has been announced publicly. Future operating costs are not provided for.

25

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p)                       Employee benefits

Pension and other post-retirement obligations

The Bank has a defined benefit plan for its employees as described below:

A defined benefit plan is a pension plan that defines an amount of pension benefit that an employee and his/her dependents will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.

T. Vakıflar Bankası T.A.O. Memur ve Hizmetleri Emekli ve Sağlık Yardım Sandığı Vakfı (“the Fund”), is a separate legal entity and a foundation recognized by an official decree, providing pension and post-retirement medical benefits to all qualified Bank employees. The Fund has a defined benefit plan (“the Plan”) under which the Bank pays a mixture of fixed contributions, and additional contractual amounts. The Plan is funded through contributions of both by the employees and the employer as required by Social Security Law numbered 506 and these contributions are as follows:

	Employer %	Employee %
Pension contributions	11.0	9.0
Medical benefit contributions	7.5	5.0

This Plan is composed of the contractual benefits of the employees, which are subject to transfer to the Social Security Foundation (“SSF”) (“pension and medical benefits transferable to SSF”) and other excess social rights and payments provided in the existing trust indenture but not transferable to SSF and medical benefits provided by the Bank for its constructive obligation (“excess benefits”).

As a result of the changes in legislation described below, the Bank will transfer a substantial portion of its pension liability under the Plan to SSF. This transfer, which will be a settlement of the Bank’s obligation in respect of the pension and medical benefits transferable to SSF, will occur within three years from the enactment of the Law no. 5754: “Law regarding the changes in Social Insurance and General Health Insurance Law and other laws and regulations” (“New Law”) in May 2008.

Pension and medical benefits transferable to SSF:

As per the provisional Article no. 23 of the Turkish Banking Law no. 5411 (“Banking Law”) as approved by the Turkish Parliament on 19 October 2005, pension funds which are in essence similar to foundations are required to be transferred directly to SSF within a period of three years. In accordance with the Banking Law, the actuarial calculation of the liability, if any, on the transfer should be performed having regard to the methodology and parameters determined by the commission established by the Ministry of Labor and Social Security. Accordingly, the Bank calculated the pension benefits transferable to SSF in accordance with the Decree published by the Council of Ministers in the Official Gazette no. 26377 dated 15 December 2006 (“Decree”) for the purpose of determining the principles and procedures to be applied during the transfer of funds. However they said Article was vetoed by the President and at 2 November 2005 the President initiated a lawsuit before the Turkish Constitutional Court in order to rescind certain paragraphs of the provisional Article no. 23.

On 22 March 2007, the Turkish Constitutional Court reached a verdict with regards to the suspension of the execution of the first paragraph of provisional Article no. 23 of the Turkish Banking Law, which requires the transfer of pension funds to SSF, until the decision regarding the cancellation thereof is published in the Official Gazette. The Constitutional Court stated in its reasoned ruling published in the Official Gazette no. 26731, dated 15 December 2007 that the reason behind this cancellation was the possible loss of antecedent rights of the members of pension funds. Following the publication of the verdict, the Grand National Assembly of Republic of Turkey (“Turkish Parliament”) worked on the new legal arrangements by taking the cancellation reasoning into account.

26

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On 17 April 2008, the New Law was accepted by the Turkish Parliament and was enacted on 8 May 2008 following its publication in the Official Gazette no. 26870. In accordance with the New Law, members of the funds established in accordance with the Social Security Law should be transferred to SSF within three years following its enactment date. The three year period has expired on 8 May 2011. According to the decision of the Council of Ministers published on the Official Gazette dated 9 April 2011 no. 27900, the time frame for related transfer has been extended for two years. Within the postponement right granted to the Council of Ministers through the change in the first clause of the 20th provisional article of the “Social Insurance and General Health Insurance Law no. 5510’’ published on the Official Gazette no. 28227 dated 8 March 2012, the transfer process has been postponed for one more year with the decision of the Council of Ministers published on the Official Gazette no. 28987 dated 30 April 2014. The Council of Ministers has been lastly authorized to determine the transfer date in accordance with the last amendment in the first paragraph of the 20th provisional article of Law No.5510 implemented by the Law No. 6645 on Amendment of the Occupational Health and Safety Law and Other Laws and Decree Laws published in the Official Gazette dated 23 April 2015 numbered 29335.

Excess benefit not transferable to SSF:

The other social rights and payments representing benefits in excess of social security limits are not subject to transfer to SSF.

Actuarial valuation:

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per Article no. 21 of the Insurance Law no. 5684. As per the actuarial report dated February 2016, there is no technical or actual deficit determined which requires provision against.

Transferable Retirement and Health Liabilities:	31 December 2015	31 December 2014

Net Present Value of Transferable Retirement Liabilities	(4,364,906)	(3,830,972)
Net Present Value of Transferable Retirement and Health Contributions	2,931,182	2,571,496
General Administration Expenses	(64,883)	(57,671)
Present Value of Pension and Medical Benefits Transferable to SSF (1)	(1,498,607)	(1,317,147)
Fair Value of Plan Assets (2)	3,898,590	3,949,235
Asset Surplus over Transferable Benefits ((2)-(1)=(3))	2,399,983	2,632,088
Non-Transferable Benefits (4) *	(1,336,045)	(1,003,169)
Asset Surplus over Total Benefits ((3)-(4))	1,063,938	1,628,919

(*)                       Non Transferable Benefits: Non Transferable Benefits are accepted to be continued after the transition of the Transferable Benefits to the SSF and be stated as liability in the Fund’s articles (ruled by the law 5510, Provisional Article 20).

Actuarial assumptions used in valuation of Non Transferable Benefits based on IAS 19 are as follows:

Discount Rates	31 December 2015	31 December 2014
Benefits Transferable to SSF	9.80%	9.80%
Non Transferable Benefits	2,50%	3.00%

27

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Distribution of total assets of the Retirement Fund as of 31 December 2015 and 31 December 2014 is presented below:

	31 December 2015	31 December 2014
Bank placements	1,961,509,335	1,731,636,547
Government Bonds and Treasury Bill, Fund and Accrual Interest Income	—	9,459,019
Tangible assets*	1,693,252,486	1,976,352,665
Other	243,828,530	231,787,140
Total	3,898,590,351	3,949,235,371

(*)                         The tangible assets value indicates all the stocks’ and real estate properties’ market values, as of December 31, 2015.

Reserve for employee severance indemnity

Reserve for employee severance indemnity represents the present value of the estimated future probable obligation of the Bank and its subsidiaries arising from the retirement of the employees and calculated in accordance with the Turkish Labor Law. IFRSs require actuarial valuation methods to be developed to estimate the entity’s obligation under reserve for employee severance indemnity.

Other benefits to employees

The Group has provided for undiscounted employee benefits earned during the financial period as per services rendered in the accompanying consolidated financial statements.

(q)                       Items held in trust

Assets, other than cash deposits, held by the Group in fiduciary or agency capacities for their customers and government entities are not included in the accompanying consolidated statement of financial position, since such items are not the assets of the Group.

(r)                        Financial guarantees

Financial guarantees are contracts that require the Group to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payment when due in accordance with the terms of a debt instrument.

Financial guarantee contracts are initially recognized at their fair value, and the initial fair value is amortized over the life of the financial guarantee. The financial guarantee contracts are subsequently carried at the higher of this amortized amount and the present value of any expected payment when a payment under the guarantee has become probable.

(s)                         Insurance business

Through its insurance subsidiaries, the Group enters into contracts that contain insurance risk. An insurance contract is a contract under which the Group accepts significant insurance risk from another party (the policyholder) by agreeing to compensate the policyholder if a specified uncertain future event (the insured event) adversely affects the policyholder. Insurance risk covers all risks except for financial risks.

Investment contracts are those contracts which transfer financial risk without significant insurance risk. Financial risk is the risk of a possible future change in a specified interest rate, financial instrument price, commodity price, foreign exchange rate, index of prices or rates, credit rating or credit index or other variable, provided, that it is not specific to a party to the contract, in the case of a non-financial variable.

28

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Insurance and investment contracts issued/signed by the insurance subsidiaries are accounted for as follows:

Earned premiums: For short-term insurance contracts, premiums are recognized as revenue, proportionally over the period of coverage. The portion of premium received on in-force contracts that relates to unexpired risks at reporting date is recognized as the reserve for unearned premiums that are calculated on a daily pro-rata basis. Premiums are shown before deduction of commissions given or received and deferred acquisitions costs, and are net of any taxes and duties levied on premiums.

For long-term insurance contracts, premiums are recognized as revenue when the premiums are due from the policyholders. Earned premiums, net of amounts ceded for reinsurance are recorded under operating income in the accompanying consolidated statement of comprehensive income.

Premium received for an investment contract, is not recognized as revenue. Premiums for such contracts are recognized directly as liabilities.

Reserve for unearned premiums: The reserve for unearned premiums represents the proportions of the premiums written in a period that relate to the period of risk subsequent to the reporting date, without deductions of commission or any other expense. Reserve for unearned premiums is calculated for all contracts except for the insurance contracts for which the Group provides actuarial provisions. The reserve for unearned premiums is also calculated for the annual premiums of the annually renewed long-term insurance contracts. The reserve for unearned premiums is presented under other liabilities and provisions in the accompanying consolidated statement of financial position.

Reserve for outstanding claims: The reserve for outstanding claims represents the estimate of the total reported costs of notified claims on an individual case basis at the reporting date as well as the corresponding handling costs. A provision for claims incurred but not reported (“IBNR”) is also established as described below. Estimates have to be made both for the expected ultimate cost of claims reported at the reporting date and for the expected ultimate cost of IBNR claims at the reporting date. It can take a significant period of time before the ultimate claims cost can be established with certainty. The primary technique adopted by management in estimating the cost of IBNR claims, is that of using past claim settlement trends to predict future claims settlement trends (“Actuarial Chain Ladder Method”). At each reporting date, prior year claims estimates are reassessed for adequacy and changes are made to the provision. In addition to that, the Group also reassesses its notified claims provision at each reporting date on an ‘each claim-file’ basis. The reserve for outstanding claims is not discounted for the time value of money. The reserve for outstanding claims is presented under other liabilities and provisions in the accompanying consolidated statement of financial position.

Receivables from reinsurance activities: In the accompanying consolidated financial statements, receivables from reinsurance activities are presented under other assets. There receivables comprise the actual and estimated amounts, which, under contractual reinsurance agreements, are recoverable from reinsurers in respect of technical provisions. Reinsurance assets relating to technical provisions are established based on the terms of the reinsurance contracts and valued on the same basis as the related reinsured liabilities.

Subrogation, salvage and quasi income: The Group may account for income accrual for subrogation receivables without any voucher after the completion of the claim payments made to the insuree. If the amount cannot be collected from the counterparty insurance company, the Group provides provision for uncollected amounts due for six months. If the counter party is not an insurance Company, the provision is provided after four months.

Long term insurance contracts: Long term insurance contracts are the provisions recorded against the liabilities of the Group to the beneficiaries of long-term life and individual accident policies based on actuarial assumptions.

29

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long term insurance contracts are calculated as the difference between the net present values of premiums written in return of the risk covered by the Group and the liabilities to policyholders for long-term insurance contracts based on the basis of actuarial mortality assumptions as approved by the Republic of Turkey Prime Ministry Undersecretariat of Treasury, which are applicable for all Turkish insurance companies. Long term insurance contracts are presented under other liabilities and provisions in the accompanying consolidated financial statements.

Investment contracts: Premiums received for such contracts are recognized directly as liabilities under investment contract liabilities. These liabilities are increased by bonus rate calculated by the Group and are decreased by policy administration fees, mortality and surrender charges and any withdrawals. Profit sharing reserves are the reserves provided against income obtained from asset backing investment contracts. These contracts entitle the beneficiaries of those contracts to a minimum guaranteed crediting rate per annum or, when higher, a bonus rate declared by the Group from the eligible surplus available to date.

Deferred acquisition cost and deferred commission income: Commissions and other acquisition costs given to the intermediaries that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. Deferred acquisition costs are amortized on a straight-line basis over the life of the contracts. Deferred acquisition costs are presented under other assets in the accompanying consolidated financial statements.

Commission income obtained against premiums ceded to reinsurance firms are also deferred and amortized on a straight-line basis over the life of the contracts. Deferred commission income is presented under other liabilities and provisions in the accompanying consolidated financial statements.

Liability adequacy test: At each reporting date, a liability adequacy test is performed, to ensure the adequacy of unearned premiums net of related deferred acquisition costs. In performing the test, current best estimates of future contractual cash flows, claims handling and policy administration expenses are taken into consideration. Any deficiency is immediately charged to the consolidated statement of comprehensive income.

If the result of the test is that a loss is required to be recognized, the deferred acquisition cost is reduced to the extent that expense loadings are considered not recoverable. Finally, if there is a still remaining amount of loss, this should be booked as an addition to the reserve for premium deficiency.

(t)                          Individual pension business

Individual pension system receivables presented under ‘other assets’ in the accompanying consolidated financial statements consists of ‘receivable from pension investment funds for investment management fees’, ‘entrance fee receivable from participants’ and ‘receivables from the clearing house on behalf of the participants’. Pension funds are the mutual funds that the individual pension companies invest in, by the contributions of the participants. Shares of the participants are kept at the clearing house on behalf of the participants.

Fees received from individual pension business consist of investment management fees, fees levied on contributions and entrance fees. Fees received from individual pension business are recognized in other income in the accompanying consolidated profit or loss and other comprehensive income.

Investment management fees are the fees charged to the pension funds against the hardware, software, personnel and accounting services provided to those pension funds.

Fees levied on contributions may be deducted over the participants’ contributions for the operational costs of the services rendered by the Group. The upper limit for such deductions is 2% over the contributions.

Entrance fees are received by the Group from participants during entry into the system and for the opening of a new individual pension account. In some pension plans, the Group receives some or all of the entrance fees when the participants leave the group before the completion of a 5-years ‘staying period’. If the participants keep their pension accounts in the Group more than 5 years, the entrance fee is not charged in these pension plans. In such cases, the Group does not recognize the entrance fee as revenue.

30

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

2.                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(u)                       Earnings per share

Basic earnings per share from continuing operations disclosed in the accompanying consolidated profit or loss and other comprehensive income is determined by dividing the net profit for the period by the weighted average number of shares outstanding during the period attributable to the shareholders of the Bank. There are no potentially dilutive instruments. In Turkey, companies can increase their share capital by making a pro-rata distribution of shares (“Bonus Shares”) to existing shareholders from retained earnings. For the purpose of earnings per share computations, such Bonus Shares issued are regarded as issued shares.

(v)                       Subsequent events

Post-balance sheet events that provide additional information about the Group’s position at the reporting dates (adjusting events) are reflected in the consolidated financial statements. Post-balance sheet events that are not adjusting events are disclosed in the notes when material.

(w)                     Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components, whose operating results are reviewed regularly by the Board of Directors (being chief operating decision maker) to make decisions about resources allocated to each segment and assess its performance, and for which discrete financial information is available.

2.4                     Statement of Cash Flows

The cash and cash equivalents balance comprises cash and balances with central banks (excluding restricted reserve deposits), deposits with banks and other financial institutions and other money market placements with an original maturity of three months or less.

Changes in cash and cash equivalents related to operating activities reflect cash flows generated by the Group’s operations.

Changes in cash and cash equivalents related to investing activities reflect cash flows resulting from acquisitions and disposals of subsidiaries, as well as acquisitions and disposals of premises and equipment.

Changes in cash and cash equivalents related to financing activities reflect the cash inflows and outflows resulting from transactions with shareholders and cash flows related to subordinated debt.

31

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT

(a)                       Introduction and overview

This note presents information about the Group’s exposure to each of the risks below, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital. The Group has exposure to the following risks from its use of financial instruments:

•                                credit risk,

•                                liquidity risk,

•                                market risk,

•                                operational risk,

Risk management framework

The Board of Directors of the Bank has overall responsibility for the establishment and oversight of the Group’s risk management framework. The Board of Directors monitors the effectiveness of the risk management system through the Audit Committee. Consequently, the Risk Management Department of the Bank, which carries out the risk management activities and works independently from executive activities, report to the Board of Directors.

The Group’s risk management policies are established to identify and analyze the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions, products and services offered. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

The risks are measured using internationally accepted methodologies, in compliance with local and international regulations, and the Bank’s structure, policy and procedures. It is aimed to develop these methodologies to enable the Bank to manage the risks effectively.

In order to ensure the compliance with the rules as altered pursuant to Articles 23, and 29 to 31 of the Banking Law no. 5411 and Articles 36 to 69 of the Regulation on Internal Systems within the Banks, dated 28 June 2012 the Bank revised the written policies and implementation procedures regarding management of each risk encountered in its activities in September 2012.

Audit Committee: The Audit Committee consists of two members of the Board of Directors who do not have any executive functions. The Audit Committee, established to assist the Board of Directors in its auditing and supervising activities, is responsible for:

•                                The supervision of the efficiency and effectiveness of the internal control, risk management and internal audit systems of the Group, functioning of these systems as well as accounting and reporting systems within the framework of related procedures, and the integrity of information generated;

•                                The preliminary assessment on the selection process of independent audit firms and the systematic monitoring of the activities of these companies;

•                                The maintenance and coordination of the internal audit functions of corporations subject to consolidated internal audits.

32

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

(b)                       Credit risk

Credit risk is defined as the probability of loss if the customer or counterparty fails to meet its obligations partially or completely on the terms set. Credit risk is considered in depth, covering the counterparty risks arising from not only from loans and debt securities but also credit risks originating from the transactions defined as loans in the Banking Law.

Management of credit risk

For credit risk management purposes the Risk Management Department is involved in

•                                the determination of credit risk policies in coordination with the Bank’s other units,

•                                the determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                                contribution to the formation of rating and scoring systems,

•                                submitting to the Board of Directors and the senior management not only credit risk management reports about the credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration, but also scenario analysis reports, stress tests and other analyses, and

•                                studies regarding the formation of advanced credit risk measurement approaches.

The credit risk is assessed through the internal rating system of the Group, by classifying loans from highest grade to lowest grade according to the probability of default. As of 31 December 2015, consumer loans are excluded from the internal rating system of the Bank. The risks that are subject to rating models can be allocated as follows:

Category as of 31 December 2015	Share in the Total %

Above average	42.97
Average	38.56
Below average	4.86
Unrated	13.61
Total	100.00

Exposure to credit risk

	Loans and advances to customers		Other assets expose to credit risk (inc. financial assets other than loans and advances to customers)
	31 December 2015	31 December 2014	31 December 2015	31 December 2014

Individually impaired	5,497,537	4,377,740	119,254	71,092
Specific impairment	(4,347,651)	(3,486,879)	(99,318)	(56,480)
Carrying amount	1,149,886	890,861	19,936	14,612

Past due but not impaired	4,761,044	3,883,127	—	—
Carrying amount	4,761,044	3,883,127	—	—

Neither past due nor impaired	120,016,130	101,948,402	65,865,438	67,123,501
Loans with renegotiated terms	1,776,743	1,185,094	—	—
Carrying amount	121,792,873	103,133,496	65,865,438	67,123,501

Collective impairment	(1,847,931)	(1,352,083)	—	—

Total carrying amount	125,855,872	106,555,401	65,885,374	67,138,113

As at 31 December 2015 and 2014, the Group has no allowance for loans and advances to banks and for investment securities.

33

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

The table below shows the maximum exposure to credit risk for the components of the financial statements;

Gross maximum exposure	31 December 2015	31 December 2014
Cash and balances with central banks (excluding cash on hand)	26,173,351	23,951,613
Financial assets at fair value through profit or loss	995,929	450,241
Loans and advances to banks	242,592	564,915
Loans and advances to customers	125,855,872	106,555,401
Investment securities	25,129,730	23,830,408
Other financial assets	644,859	545,184
Other assets	4,783,469	3,834,486
Total	183,825,802	159,732,248
Financial guarantees	33,119,901	28,675,047
Loan commitments	34,848,044	27,144,176
Total	67,967,945	55,819,223
Total credit risk exposure	251,793,747	215,551,471

Sectorial distribution of the performing loans and advances to customers

	31 December 2015		31 December 2014
	Amount	%	Amount	%
Consumer loans	32,467,215	25.66	30,201,036	28.23
Mortgage loans	14,727,324	11.64	14,296,545	13.36
General purpose loans	14,971,049	11.83	11,771,140	11.00
Overdraft checking accounts	1,909,924	1.51	1,454,910	1.36
Auto loans	454,911	0.36	433,433	0.41
Other consumer loans	404,007	0.32	2,245,008	2.10
Manufacturing	13,077,220	10.33	10,549,177	9.86
Wholesale and retail trade	29,914,921	23.64	24,253,574	22.66
Transportation and telecommunication	7,996,444	6.32	9,625,212	8.99
Construction	10,951,872	8.65	7,409,653	6.92
Credit cards	5,227,850	4.13	4,926,370	4.60
Hotel, food and beverage services	3,019,882	2.39	1,316,239	1.23
Financial institutions	3,169,152	2.50	1,247,420	1.17
Agriculture and stockbreeding	1,461,369	1.15	912,676	0.85
Health and social services	1,756,548	1.39	2,350,042	2.20
Others	17,511,444	13.84	14,225,224	13.29
Total performing loans and advances to customers	126,553,917	100.00	107,016,623	100.00

34

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

The classification of financial assets based on their credit risks;

31 December 2015	Neither past due nor impaired	Past due or individually impaired, net	Allowance for impairment	Total

Financial assets at fair value through profit or loss	995,929	—	—	995,929
Loans and advances to banks	242,592	—	—	242,592
Loans and advances to customers	126,553,917	5,497,537	(6,195,582)	125,855,872
Commercial	83,689,630	3,954,494	(4,078,280)	83,565,844
Consumer	32,467,215	1,091,392	(1,620,123)	31,938,484
Credit Cards	5,227,850	227,099	(256,160)	5,198,789
Other	5,169,222	224,552	(241,019)	5,152,755
Investment securities	25,129,730	—	—	25,129,730

Total	152,922,168	5,497,537	(6,195,582)	152,224,123

31 December 2014	Neither past due nor impaired	Past due or individually impaired, net	Allowance for impairment	Total

Financial assets at fair value through profit or loss	450,241	—	—	450,241
Loans and advances to banks	564,915	—	—	564,915
Loans and advances to customers	107,016,623	4,377,740	(4,838,962)	106,555,401
Commercial	72,027,371	2,946,431	(3,256,855)	71,716,947
Consumer	30,242,057	1,237,115	(1,367,453)	30,111,719
Credit Cards	1,774,690	72,597	(80,246)	1,767,041
Other	2,972,505	121,597	(134,408)	2,959,694
Investment securities	23,830,408	—	—	23,830,408

Total	131,862,187	4,377,740	(4,838,962)	131,400,965

Impaired loans and receivables

Impaired loans and receivables are loans and receivables for which the Group determines that it is probable that it will be unable to collect all principal and interest due according to the contractual terms of the loan agreements. These loans are graded from 3 to 5 in the Group’s internal credit risk grading system which is also in line with the regulations of BRSA.

Past due but not impaired loans

Loans and receivables where contractual interest or principal payments are past due but the Group believes that impairment is not appropriate on the basis of the level of security / collateral available and / or the stage of collection of amounts owed to the Group.

Loans with renegotiated terms

Loans with renegotiated terms are loans that have been restructured due to temporary deterioration in the borrower’s financial position and where the Group has made concessions that it would not otherwise consider.

Carrying amount per class of financial assets whose terms have been renegotiated:

	31 December 2015	31 December 2014
Loans and receivables
Commercial	1,348,249	795,685
Consumer	408,408	381,197
Credit Cards	20,086	8,212

Total	1,776,743	1,185,094

35

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Allowances for impairment

The Group establishes an allowance for impairment losses that represents its estimate of incurred losses in its loan portfolio.

Write-off policy

The consolidated subsidiaries write off a loan/security balance (and any related allowances for impairment losses) when it is concluded that the loans/securities are uncollectible after all the necessary legal procedures has been completed, and the final loss has been determined. This conclusion is reached after considering information such as the occurrence of significant changes in the borrower/issuer’s financial position such that the borrower/issuer can no longer pay the obligation, or that proceeds from collateral will not be sufficient to pay back the entire exposure.

The Bank has not adopted a policy to write-off loans.

Set out below is an analysis of the gross and net (of specific impairment) amounts of individually impaired assets by risk grade.

	Loans and advances to customers		Other assets
31 December 2015	Gross	Net	Gross (*)	Net (*)

Grade 3 : Individually Impaired	499,637	399,667	—	—
Grade 4 : Individually Impaired	996,190	607,729	3,222	2,798
Grade 5 : Individually Impaired	4,001,710	142,490	116,032	17,138

Total	5,497,537	1,149,886	119,254	19,936

	Loans and advances to customers		Other assets
31 December 2014	Gross	Net	Gross (*)	Net (*)

Grade 3 : Individually Impaired	306,778	245,959	—	—
Grade 4 : Individually Impaired	727,063	176,689	4,485	3,806
Grade 5 : Individually Impaired	3,343,899	468,213	66,607	10,806

Total	4,377,740	890,861	71,092	14,612

(*)             Impaired insurance receivables are included in “Grade 4” and “Grade 5” in the above table.

Collateral policy

The Group holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees. Estimates of fair value are based on the value of collateral assessed at the time of borrowing, and generally are not updated except when a loan is individually assessed as impaired. Collateral generally is not held over loans and advances to banks, except when securities are held as part of reverse repurchase and securities borrowing activity. Collateral usually is not held against investment securities, and no such collateral was held at
31 December 2015 and 2014.

36

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

The breakdown of performing cash loans and advances to customers and non-cash loans (financial guarantee contracts) by type of collateral are as follows:

Cash loans	31 December 2015	31 December 2014

Secured loans:	94,482,518	79,022,845
Secured by mortgages	38,397,870	32,404,989
Secured by cash collateral	850,494	684,191
Guarantees issued by financial institutions	768,672	94,178
Secured by government institutions or government securities	1,457,034	929,239
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	53,008,448	44,910,248
Unsecured loans	32,071,399	27,993,778
Total performing loans and advances to customers	126,553,917	107,016,623

Non-cash loans (financial guarantee contracts)	31 December 2015	31 December 2014

Secured loans:	14,300,379	12,534,623
Secured by mortgages	2,983,906	1,092,714
Secured by cash collateral	243,874	383,649
Guarantees issued by financial institutions	229,287	—
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	10,843,312	11,058,260
Unsecured loans	18,819,522	16,140,424
Total non-cash loans	33,119,901	28,675,047

An estimate of the fair value of collateral held against non-performing loans and receivables is as follows:

	31 December 2015	31 December 2014

Cash collateral(*)	—	—
Mortgages	1,918,201	1,223,252
Promissory notes(*)	—	—
Others(**)	567,249	361,068
Total	2,485,450	1,584,320

(*)                       As a Bank policy, it is aimed to utilize cash collateral or liquidate promissory notes for an impaired loan which was previously collateralized by cash collateral or promissory notes to cover the credit risk. Hence, the cash collateral and promissory notes amounts are shown as very small / zero in the table.

(**)                Sureties obtained for impaired loans are not presented in this table.

37

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Sectorial and geographical concentration of impaired loans

The Bank and its subsidiaries monitor concentrations of credit risk by sector and by geographic location. An analysis of concentrations of non-performing loans, finance lease and factoring receivables are shown below:

	31 December 2015		31 December 2014
Sectorial concentration	Amount	%	Amount	%

Consumer loans	1,091,392	19.85	873,793	19.96
Construction	504,908	9.18	875,244	19.99
Textile	240,088	4.37	481,390	11.00
Food	378,856	6.89	126,146	2.88
Service sector	212,468	3.86	63,594	1.45
Agriculture and stockbreeding	134,833	2.45	385,029	8.80
Metal and metal products	167,958	3.06	63,923	1.46
Durable consumer goods	88,938	1.62	88,757	2.03
Financial institutions	45,306	0.82	9,900	0.23
Others	2,632,790	47.90	1,409,964	32.21

Total non-performing loans and advances to customers	5,497,537	100	4,377,740	100

	31 December 2015		31 December 2014
Geographical concentration	Amount	%	Amount	%

Turkey	5,431,196	98.79	4,352,894	99.43
Austria	12,013	0.22	8,709	0.20
Germany	54,328	0.99	16,137	0.37
Other	—	—	—	—

Total non-performing loans and advances to customers	5,497,537	100	4,377,740	100

Offsetting financial assets and financial liabilities

The disclosures set out in the tables below include financial assets and financial liabilities that:

•                                are offset in the Group’s statement of financial position; or

•                                are subject to an enforceable master netting arrangement or similar agreement that covers similar financial instruments, irrespective of whether they are offset in the statement of financial position.

The similar agreements include derivative clearing agreements. Financial instruments subject to such agreements include derivatives. Financial instruments such as loans and deposits are not disclosed in the tables below unless they are offset in the statement of financial position.

Such collateral is subject to each agreement terms. The terms also give each party the right to terminate the related transactions on the counterparty’s failure to post collateral.

The Group receives and gives collateral in the form of cash in respect of the derivative transactions.

38

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Financial assets and liabilities subject to offsetting, enforceable master netting arrangements and similar agreements

		Gross amounts of	Gross amounts of recognized financial liabilities offset in the	Net amounts of financial assets presented in the	Related amounts not offset in the statement of financial position
	Types of financial assets	recognized financial assets	statement of financial position	statement of financial position	Financial instruments	Cash collateral received	Net amount
31 December 2015
	Derivatives - trading assets	885,467	—	885,467	—	885,467	—
	Reverse repurchase agreements	3,389	—	3,389	3,389	—	—

31 December 2014
	Derivatives - trading assets	379,576	—	379,576	—	379,576	—
	Reverse repurchase agreements	5,859	—	5,859	5,859	—	—

		Gross amounts of	Gross amounts of recognized financial liabilities offset in the	Net amounts of financial assets presented in the	Related amounts not offset in the statement of financial position
	Types of financial liabilities	recognized financial assets	statement of financial position	statement of financial position	Financial instruments	Cash collateral given	Net amount
31 December 2015
	Derivatives - trading liabilities	304,352	—	304,352	—	304,352	—
	Repurchase agreements	11,593,698	—	11,593,698	11,449,720	143,978	—

31 December 2014
	Derivatives - trading liabilities	270,627	—	270,627	—	270,627	—
	Repurchase agreements	16,185,302	—	16,185,302	15,991,697	193,605	—

39

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Transferred of Financial Assets Held or Pledged as Collaterals

	31 December 2015		31 December 2014
Asset pledged	Asset	Related Liability	Asset	Related Liability

Balances with other banks	192,096	—	210,719	—
Trading securities	52,723	—	18,657	—
-Legal requirements	52,723	—	18,657	—
Investment securities	3,746,720	—	3,043,416	—
- available-for-sale	3,088,084	—	1,978,570	—
-Legal requirements	3,088,084	—	1,978,570	—
- held-to-maturity	658,636	—	1,064,846	—
-Legal requirements	658,636	—	1,064,846	—

	31 December 2015		31 December 2014
Transferred asset that are not de-recognized	Asset	Related Liability	Asset	Related Liability

Investment securities -Available for sale portfolio	6,269,330	5,875,039	11,801,059	11,665,207
-repurchase agreement	6,269,330	5,875,039	11,801,059	11,665,207
Investment securities -Held to maturity portfolio	6,050,350	5,718,659	5,629,267	4,520,095
-repurchase agreement	6,050,350	5,718,659	5,629,267	4,520,095

Total	12,319,680	11,593,698	17,430,326	16,185,302

(c)                        Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations from its financial liabilities.

Management of liquidity risk

The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

The Treasury Department of the Bank receives information from other business departments regarding the liquidity profile of their financial assets and liabilities and details of other projected cash flows arising from projected future business. The Treasury Department then maintains a portfolio of short-term liquid assets, largely made up of short-term liquid investment securities, short-term loans and advances to domestic and foreign banks and other inter-bank facilities, to ensure that sufficient liquidity is maintained within the Group as a whole. The liquidity requirements of business departments and subsidiaries are met through short-term loans from the Treasury Department to cover any short-term fluctuations and longer-term funding to address any structural liquidity requirements.

The daily liquidity position is monitored and regular liquidity stress testing is conducted under a variety of scenarios covering both normal and more severe market conditions. All liquidity policies and procedures are subject to review and approval by the Asset-Liability Committee (“ALCO”). Daily reports cover the liquidity position of both the Bank and foreign branches. A summary report, including any exceptions and remedial action taken, is submitted regularly to ALCO.

Consolidated liquidity coverage ratios for the last three months are presented below:

	Current Period
	TL+FC	FC
October 2015	100.98	180.55
November 2015	99.10	187.80
December 2015	109.55	186.07

40

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Exposure to liquidity risk

The calculation method used to measure the Bank’s compliance with the liquidity limit is set by BRSA. Currently, this calculation is performed on a bank-only basis (not including consolidated subsidiaries).

The Bank’s banking subsidiary in the Austria is subject to a similar liquidity measurement, however the Austrian National Bank does not impose limits, but monitors the bank’s overall liquidity position to ensure there is no significant deterioration in the liquidity of banks operating in Austria.

Maturity analysis of monetary assets and liabilities according to their remaining maturities:

31 December 2015	Demand	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Carrying amount
Cash and cash equivalents	25,587,504	1,875,969	149,889	—	—	—	27,613,362
Financial assets at fair value through profit or loss	15,557	113,337	63,130	76,534	654,329	73,042	995,929
Loans and advances to banks	—	1,596	34,144	206,852	—	—	242,592
Loans and advances to customers	940,214	3,981,735	4,596,818	33,093,417	53,128,998	30,114,690	125,855,872
Investment securities	—	507,374	163,684	2,248,919	11,759,512	10,255,099	24,934,588
Other financial assets	644,859	—	—	—	—	—	644,859
Other assets	1,025,150	1,013,076	1,091	2,856	478,226	1,230,725	3,751,124

Total assets	28,213,284	7,493,087	5,008,756	35,628,578	66,021,065	41,673,556	184,038,326

Trading liabilities	1,090	41,536	19,427	50,518	82,757	109,024	304,352
Deposits from banks	392,993	5,711,414	555,665	151,903	—	—	6,811,975
Deposits from customers	20,241,872	58,435,273	19,510,172	7,221,631	904,252	22,252	106,335,452
Obligations under repurchase agreements	—	9,982,671	1,148,950	—	397,450	64,627	11,593,698
Funds borrowed	—	613,644	963,332	10,070,012	3,319,125	5,228,934	20,195,047
Debt securities issued	—	1,179,387	1,234,924	1,974,005	6,258,392	—	10,646,708
Subordinated liabilities	—	—	—	—	—	4,155,551	4,155,551
Corporate tax liability	—	—	231,868	1,136	—	—	233,004
Other liabilities and provisions	2,932,909	3,792,878	94,250	2,348	—	3,400	6,825,785

Total liabilities	23,568,864	79,756,803	23,758,588	19,471,553	10,961,976	9,583,788	167,101,572

Net	4,644,420	(72,263,716)	(18,749,832)	16,157,025	55,059,089	32,089,768	16,936,754

31 December 2014	Demand	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Carrying amount
Cash and cash equivalents	21,034,058	4,181,566	112,898	—	—	—	25,328,522
Financial assets at fair value through profit or loss	4,515	70,737	84,570	9,113	255,401	25,905	450,241
Loans and advances to banks	—	38,739	163,118	363,058	—	—	564,915
Loans and advances to customers	747,191	9,691,443	4,031,930	18,992,277	48,105,495	24,987,065	106,555,401
Investment securities	—	29,371	736,238	2,005,400	8,933,679	12,021,005	23,725,693
Other financial assets	545,184	—	—	—	—	—	545,184
Other assets	87,335	881,126	110	4,868	101,736	986,102	2,061,277

Total assets	22,418,283	14,892,982	5,128,864	21,374,716	57,396,311	38,020,077	159,231,233

Trading liabilities	—	127,878	23,050	11,320	43,074	65,305	270,627
Deposits from banks	66,930	4,658,116	472,397	22,912	—	—	5,220,355
Deposits from customers	16,987,146	44,830,633	19,065,572	6,895,393	714,711	18,322	88,511,777
Obligations under repurchase agreements	—	15,396,871	233,330	349,241	—	205,860	16,185,302
Funds borrowed	—	1,504,848	1,084,623	6,685,709	3,217,955	3,767,515	16,260,650
Debt securities issued	—	717,590	2,146,764	2,358,634	5,161,720	—	10,384,708
Subordinated liabilities	—	—	—	—	—	2,126,436	2,126,436
Corporate tax liability	—	—	248,173	1,767	—	—	249,940
Other liabilities and provisions	1,277,362	3,204,244	78,610	19,126	816	18,270	4,598,428

Total liabilities	18,331,438	70,440,180	23,352,519	16,344,102	9,138,276	6,201,708	143,808,223

Net	4,086,845	(55,547,198)	(18,223,655)	5,030,614	48,258,035	31,818,369	15,423,010

41

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Residual contractual maturities of the financial liabilities

31 December 2015	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Trading Liabilities	304,352	304,352	1,090	41,536	19,427	50,518	82,758	109,023
Deposits from banks	6,811,975	6,828,695	392,993	5,718,389	562,204	155,109	—	—
Deposits from customers	106,335,452	161,085,109	20,241,872	90,367,590	33,613,372	15,857,466	979,459	25,350
Obligations under repurchase agreements	11,593,698	11,608,333	—	9,992,097	1,151,513	—	399,406	65,317
Funds borrowed	20,195,047	21,775,456	—	619,943	977,891	10,192,539	3,767,715	6,217,368
Debt securities issued	10,646,708	11,398,974	—	1,185,490	1,246,388	2,031,028	6,936,068	—
Subordinated liabilities	4,155,551	6,075,579	—	—	—	—	—	6,075,579
Other financial liabilities	6,595,541	6,637,556	2,640,232	3,595,325	125,926	268,564	4,735	2,774

Total	166,638,324	225,714,054	23,276,187	111,520,370	37,696,721	28,555,224	12,170,141	12,495,411
Loan guarantees	33,119,901	33,119,901	2,670,110	951,139	19,396,626	5,498,569	4,078,818	524,639
Loan commitments	34,848,044	34,848,044	34,848,044	—	—	—	—	—

Total Loan guarantees and commitments	67,967,945	67,967,945	37,518,154	951,139	19,396,626	5,498,569	4,078,818	524,639

31 December 2014	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Trading Liabilities	270,627	270,627	—	127,878	23,050	11,320	43,074	65,305
Deposits from banks	5,220,355	5,224,151	66,930	4,659,544	473,665	24,012	—	—
Deposits from customers	88,511,777	89,071,829	16,987,146	44,956,783	19,269,411	7,074,231	762,575	21,683
Obligations under repurchase agreements	16,185,302	16,196,415	—	15,404,379	233,628	351,133	—	207,275
Funds borrowed	16,260,650	17,263,831	—	1,511,280	1,092,397	6,771,654	3,519,833	4,368,667
Debt securities issued	10,384,708	11,236,567	—	713,864	2,166,332	2,401,993	5,954,378	—
Subordinated liabilities	2,126,436	3,078,646	—	—	—	—	—	3,078,646
Other financial liabilities	4,753,714	4,704,559	1,547,591	3,060,074	75,466	4,860	816	15,752

Total	143,713,569	147,046,625	18,601,667	70,433,802	23,333,949	16,639,203	10,280,676	7,757,328
Loan guarantees	28,675,047	28,675,047	243,079	835,912	16,443,803	6,930,286	3,538,426	683,541
Loan commitments	27,144,176	27,144,176	27,144,176	—	—	—	—	—

Total Loan guarantees and commitments	55,819,223	55,819,223	27,387,255	835,912	16,443,803	6,930,286	3,538,426	683,541

The above table shows the undiscounted cash flows of the Group’s financial liabilities on the basis of their earliest possible contractual maturity. The Group’s expected cash flows on these instruments may vary significantly from this analysis.

(d)                       Market risk

Market risk is the risk that changes in market prices, such as interest rate, equity prices, foreign exchange rates and credit spreads will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Management of market risk

The Group separates its exposure to market risk between trading and non-trading portfolios. Trading portfolios mainly are held by the Treasury Department, and include positions arising from market making and proprietary position taking, together with financial assets and liabilities that are managed on a fair value basis.

42

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Exposure to market risk - trading portfolios

The market risk arising from the trading portfolio is monitored, measured and reported using Standardized Approach according to the legal legislation. The monthly market risk report and the weekly currency risk reports prepared by using Standardized Approach are reported to BRSA.

Value at Risk (“VaR”) is also used to measure and control market risk exposure within the Bank’s trading portfolios. The VaR of a trading portfolio is the estimated loss that will arise on the portfolio over a specified period of time (holding period) from an adverse market movement with a specified probability (confidence level). The VaR model used is based on historical simulation and Monte Carlo simulation.

Average, highest and lowest values of consolidated market risks for the years ended 31 December 2015 and 2014, calculated as per the statutory consolidated financial statements prepared for BRSA reporting purposes within the scope of “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in Official Gazette no. 28337 dated 28 June 2012, are as follows:

	31 December 2015			31 December 2014
	Average	Highest	Lowest	Average	Highest	Lowest
Interest rate risk	19,122	20,694	16,707	13,531	16,953	11,352
Common share risk	2,146	4,867	1,193	1,895	6,896	759
Currency risk	65,927	96,124	26,301	30,771	44,194	15,679
Option risk	173	611	23	1,677	3,804	42
Counter party risk	17,806	24,180	12,975	9,912	11,892	8,464

Total value at risk	1,314,668	1,697,191	744,075	722,326	917,761	514,258

Exposure to interest rate risk — non-trading portfolios

The principal risk to which non-trading portfolios are exposed is the risk of loss from fluctuations in the future cash flows or fair values of financial instrument because of a change in market interest rates. Interest rate risk is managed principally through monitoring interest rate gaps and by having pre-approved limits for reprising bands. The ALCO is the monitoring body for compliance with these limits and is assisted by Risk Management in its day-to-day monitoring activities. A summary of the Group’s interest rate gap position on non-trading portfolios is as follows:

31 December 2015	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Non-interest bearing	Carrying amount

Cash and cash equivalents	18,308,913	149,889	—	—	—	9,154,560	27,613,362
Loans and advances to banks	1,596	129,191	111,805	—	—	—	242,592
Loans and advances to customers	41,661,197	26,347,280	26,694,491	19,988,968	10,355,790	808,146	125,855,872
Investment securities	3,399,197	4,271,223	8,063,560	6,568,921	2,676,236	150,593	25,129,730
Other financial assets	—	—	—	—	—	644,859	644,859
Other assets	48,474	734	2,856	26,777	1,963	2,699,293	2,780,097

Total assets	63,419,377	30,898,317	34,872,712	26,584,666	13,033,989	13,457,451	182,266,512

Trading liabilities	41,536	42,451	50,518	59,733	109,024	1,090	304,352
Deposits from banks	5,711,484	555,665	151,903	—	—	392,923	6,811,975
Deposits from customers	58,728,128	19,668,358	7,262,399	777,354	16,558	19,882,655	106,335,452
Obligations under repurchase agreements	9,982,671	1,148,950	—	397,450	64,627	—	11,593,698
Funds borrowed	3,683,934	7,684,616	5,500,813	929,920	2,395,764	—	20,195,047
Debt securities issued	1,179,387	1,235,096	2,244,042	5,988,183	—	—	10,646,708
Subordinated liabilities	—	49,874	194,762	843,528	3,067,387	—	4,155,551
Corporate tax liability	—	—	1,136	—	—	231,868	233,004
Other liabilities and provisions	4,174	8,558	—	—	—	6,813,056	6,825,788

Total liabilities	79,331,314	30,393,568	15,405,573	8,996,168	5,653,360	27,321,592	167,101,575

Net	(15,911,937)	504,749	19,467,139	17,588,498	7,380,629	(13,864,141)	15,164,937

43

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

31 December 2014	Less than one month	1-3 months	3-12 months	1-5 years	Over 5 years	Non-interest bearing	Carrying amount

Cash and cash equivalents	6,016,124	104,898	—	—	—	19,207,500	25,328,522
Loans and advances to banks	100,906	270,160	193,849	—	—	—	564,915
Loans and advances to customers	32,105,647	22,597,164	21,965,248	18,574,756	10,599,348	713,238	106,555,401
Investment securities	2,948,678	3,592,447	8,422,088	4,622,261	4,177,339	67,595	23,830,408
Other financial assets	—	—	—	—	—	545,184	545,184
Other assets	15,993	110	4,868	47,165	528	2,013,217	2,081,881

Total assets	41,187,348	26,564,779	30,586,053	23,244,182	14,777,215	22,546,734	158,906,311

Trading liabilities	127,878	23,050	11,320	43,074	65,305	—	270,627
Deposits from banks	4,658,116	472,397	22,912	—	—	66,930	5,220,355
Deposits from customers	45,015,178	19,158,621	6,861,948	709,034	18,322	16,748,674	88,511,777
Obligations under repurchase agreements	15,396,871	233,330	349,241	—	205,860	—	16,185,302
Funds borrowed	4,063,185	7,002,548	3,733,893	717,541	743,483	—	16,260,650
Debt securities issued	718,111	2,146,929	2,579,188	4,940,480	—	—	10,384,708
Subordinated liabilities	—	—	121,216	421,313	1,583,907	—	2,126,436
Corporate tax liability	—	—	656	—	—	249,284	249,940
Other liabilities and provisions	20,257	6,936	390	—	—	4,572,921	4,600,504

Total liabilities	69,999,596	29,043,811	13,680,764	6,831,442	2,616,877	21,637,809	143,810,299

Net	(28,812,248)	(2,479,032)	16,905,289	16,412,740	12,160,338	908,925	15,096,012

The following table indicates the effective interest rates applied to monetary financial instruments by major currencies for the years ended 31 December 2015 and 2014:

31 December 2015	US Dollar %	EUR %	TL%
Cash and cash equivalents	0.48	0.24	8.71
Financial assets at fair value through profit or loss	11.78	5.50	11.39
Loans and advances to banks	3.62	0.41	13.66
Loans and advances to customers	4.69	3.77	12.10
Investment securities	6.61	4.35	6.44
Deposits from banks	0.67	0.71	12.24
Deposits from customers	2.07	1.73	10.77
Obligations under repurchase agreements	1.08	—	8.42
Debt securities issued	4.44	2.72	10.93
Subordinated liabilities	6.31	—	—
Funds borrowed	1.87	1.07	11.83

31 December 2014	US Dollar %	EUR %	TL%
Cash and cash equivalents	0.33	0.29	3.22
Financial assets at fair value through profit or loss	11.78	5.5	11.45
Loans and advances to banks	0.16	0.53	10.47
Loans and advances to customers	5.39	4.19	12.7
Investment securities	6.73	4.27	6.62
Deposits from banks	0.42	0.66	9.07
Deposits from customers	2.13	1.98	9.22
Obligations under repurchase agreements	0.95	—	9.79
Debt securities issued	3.45	3.47	9.06
Subordinated liabilities	6	—	—
Funds borrowed	1.67	1.13	8.44

Currency risk

The Group is exposed to currency risk through transactions in foreign currencies and through its investment in foreign operations.

44

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Management of currency risk

Risk policy of the Group is based on keeping the transactions within defined limits and keeping the currency position well-balanced. The Group has established a foreign currency risk management policy that enables the Group to take a position between lower and upper limits which are determined, taking total equity of the Group into account.

Foreign currency translation rates used by the Group as of respective year-ends are as follows:

	EUR / TL	USD / TL

31 December 2013	2.95	2.14
31 December 2014	2.82	2.32
31 December 2015	3.16	2.91

For the purposes of the evaluation of the table below, the figures represent the TL equivalent of the related foreign currencies.

Measurement Frequency of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity

1. TL	500 / (400)	(2,022,909) / 1,994,966	(%9.45) /%9.32
2. EURO	200 / (200)	237,097 / (30,443)	%1.11 / (%0.14)
3. USD	200 / (200)	592,183 / (522,416)	%2.76 / (%2.44)

Total (For Negative Shocks)	-	1,442,107	6.74%

Total (For Positive Shocks)	-	(1,193,629)	(5.58)%

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity

1. TL	500 / (400)	(2,440,546) / 2,452,172	(13.54)% / 13.61%
2. EURO	200 / (200)	178,773 / (9,440)	0.99% / (0.05)%
3. USD	200 / (200)	441,639 / (383,071)	2.45% / (2.13)%

Total (For Negative Shocks)	-	2,059,661	11.43%

Total (For Positive Shocks)	-	(1,820,134)	(10.10)%

The above table is obtained from unconsolidated 31 December 2015 audit report announced at Public Disclosure Platform.

45

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

31 December 2015	US Dollar	EUR	Other currencies	Total
Cash and cash equivalents	22,540,638	7,521,262	4,423,983	34,485,883
Financial assets at fair value through profit or loss	107,382	99,587	—	206,969
Loans and advances to banks	1,210	49,690	661	51,561
Loans and advances to customers	27,011,160	11,787,835	31,650	38,830,645
Investment securities	3,719,820	977,075	—	4,696,895
Other financial assets	573,654	71,206	—	644,860
Other assets	940,627	764,355	705	1,705,687
Total foreign currency denominated monetary assets	54,894,491	21,271,010	4,456,999	80,622,500
Deposits from banks	3,360,282	169,879	44,199	3,574,360
Deposits from customers	18,394,398	10,656,128	763,473	29,813,999
Obligations under repurchase agreements	3,403,437	—	—	3,403,437
Debt securities issued	5,186,409	2,206,648	12,110	7,405,167
Funds borrowed	10,782,368	8,475,276	1,076	19,258,720
Subordinated liabilities	4,155,551	—	—	4,155,551
Other liabilities	1,960,807	609,664	46,136	2,616,607
Total foreign currency denominated monetary liabilities	47,243,252	22,117,595	866,994	70,227,841
Net statement of financial position	7,651,239	(846,585)	3,590,005	10,394,659
Net off balance sheet position	(510,289)	5,417,441	(3,577,895)	1,329,257
Net long/(short) position	7,140,950	4,570,856	12,110	11,723,916

31 December 2014	US Dollar	EUR	Other currencies	Total
Cash and cash equivalents	13,824,924	2,044,420	4,354,203	20,223,547
Financial assets at fair value through profit or loss	34,669	4,432	—	39,101
Loans and advances to banks	108,352	190,505	—	298,857
Loans and advances to customers	22,205,699	8,394,909	28,389	30,628,997
Investment securities	3,071,394	819,967	—	3,891,361
Other financial assets	476,652	6,828	61,704	545,184
Other assets	561,144	576,957	2,117	1,140,218
Total foreign currency denominated monetary assets	40,282,834	12,038,018	4,446,413	56,767,265
Deposits from banks	2,770,136	640,393	16,518	3,427,047
Deposits from customers	12,421,038	9,221,134	948,581	22,590,753
Obligations under repurchase agreements	6,591,668	—	—	6,591,668
Debt securities issued	6,073,635	1,459,110	—	7,532,745
Funds borrowed	9,064,674	5,758,810	2,640	14,826,124
Subordinated liabilities	2,126,436	—	—	2,126,436
Other liabilities	1,126,870	250,194	45,321	1,422,385
Total foreign currency denominated monetary liabilities	40,174,457	17,329,641	1,013,060	58,517,158
Net statement of financial position	108,377	(5,291,623)	3,433,353	(1,749,893)
Net off balance sheet position	372,635	5,171,951	(3,430,091)	2,114,495
Net long/(short) position	481,012	(119,672)	3,262	364,602

The figures of the foreign subsidiary of the Group are presented in the table above with respect to its functional currency.

46

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Exposure to currency risk

10 percent devaluation of the TL against the following currencies as at and for the years ended 31 December 2015 and 2014 would affect consolidated total comprehensive income and profit or loss (without tax effects) by the amounts shown below.

	31 December 2015		31 December 2014
	Profit or loss	Equity	Profit or loss	Equity

US Dollar	714,095	714,540	48,101	48,101
EUR	457,086	457,086	(11,967)	(11,967)
Other currencies	1,211	1,211	326	326
Total, net	1,172,392	1,172,837	36,460	36,460

10 percent revaluation of the TL against the following currencies as at and for years ended 31 December 2015 and 2014 would affect consolidated total comprehensive income and profit or loss (without tax effects) by the amounts shown below.

	31 December 2015		31 December 2014
	Profit or loss	Equity	Profit or loss	Equity

US Dollar	(714,095)	(714,540)	(48,101)	(48,101)
EUR	(457,086)	(457,086)	11,967	11,967
Other currencies	(1,211)	(1,211)	(326)	(326)
Total, net	(1,172,392)	(1,172,837)	(36,460)	(36,460)

This analysis assumes that all other variables, in particular interest rates, remain constant.

Fair value information

The estimated fair values of financial instruments have been determined using available market information by the Group, and where it exists, appropriate valuation methodologies. However, judgment is necessary to interpret market data to determine the estimated fair value. Turkey has shown signs of an emerging market and has experienced a significant decline in the volume of activity in its financial market. While management has used available market information in estimating the fair values of financial instruments, the market information may not be fully reflective of the value that could be realized in the current circumstances.

Management has estimated that the fair value of certain financial assets and liabilities recorded at amortized cost are not materially different than their recorded values except for those of loans and advances to customers, investment securities and deposit from customers. These financial assets and liabilities include loans and advances to banks, obligations under repurchase agreements, loans and advances from banks, funds borrowed and other short-term assets and liabilities that are of a contractual nature. Management believes that the carrying amount of these particular financial assets and liabilities approximates their fair values, partially due to the fact that it is practice to renegotiate interest rates to reflect current market conditions.

Loans and Receivables

Loans and receivables are net of provisions for impairment. The estimated fair value of loans and receivables represents the discounted amount of estimated future cash flows expected to be received. Expected cash flows are discounted at current market rates to determine fair value.

47

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

Investment Securities Held-to-Maturity

Fair value for investments held-to-maturity is based on market prices or broker/dealer price quotations. Where this information is not available, fair value has been estimated using quoted market prices for securities with similar credit, maturity and yield characteristics.

Deposits from customers

The estimated fair value of deposits from other banks and customer deposits with no stated maturity, which includes non-interest bearing deposits, is the amount repayable on demand. The estimated fair value of fixed interest bearing deposits is based on discounted cash flows using interest rates for new deposits with similar remaining maturity.

Set out below is a comparison by category of carrying amounts and fair values of the Group’s major financial instruments that are carried in the financial statements at other than fair values

	Carrying amount		Fair value
	31 December 2015	31 December 2014	31 December 2015	31 December 2014
Financial assets
Loans and advances to customers	125,855,872	106,555,401	125,564,286	106,402,288
Financial assets at fair value through profit or loss	995,929	450,241	995,929	450,241
Investment securities	25,129,730	23,830,408	24,948,077	23,959,408
Available-for-sale financial assets	17,452,001	16,975,815	17,452,001	16,975,815
Held-to-maturity investment securities	7,677,729	6,854,593	7,496,076	6,983,593
Financial liabilities
Deposits from other banks	6,811,975	5,220,355	6,811,975	5,220,355
Deposits from customers	106,335,452	88,511,777	106,332,155	88,556,115
Funds borrowed	20,195,047	16,260,650	20,195,047	16,260,650

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2015	Level 1	Level 2	Level 3		Total
Asset carried at fair value
Financial assets at fair value through profit/loss
Debt securities	69,685	25,711	—		95,396
Derivative financial assets held for trading purpose	—	885,467	—		885,467
Investment funds	13,234	—	—		13,234
Equity securities	1,832	—	—		1,832
Investment securities - available-for-sale
Debt securities	14,322,018	2,934,840	1,260		17,258,118
Equity securities	—	—	148,584	(*)	148,584
Asset for which fair values are disclosed-
Debt securities — held-to-maturity	7,496,076	—	—		7,496,076
Total financial assets	21,902,845	3,846,018	149,844		25,898,707
Financial liabilities held for trading purpose
Derivative financial liabilities held for trading purpose	—	(304,352)	—		(304,352)
Total financial liabilities	—	(304,352)	—		(304,352)

(*)                       These amounts consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

48

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

31 December 2014	Level 1	Level 2	Level 3		Total
Asset carried at fair value
Financial assets at fair value through profit/loss
Debt securities	10,798	55,355	—		66,153
Derivative financial assets held for trading purpose	—	379,576	—		379,576
Investment funds	2,947	—	—		2,947
Equity securities	1,565	—	—		1,565
Investment securities - available-for-sale
Debt securities	15,378,036	1,493,064	1,260		16,872,360
Equity securities	—	—	62,112	(*)	62,112
Asset for which fair values are disclosed
Debt securities - held-to-maturity	6,983,593	—	—		6,983,593
Total financial assets	22,376,939	1,927,995	63,372		24,368,306
Financial liabilities held for trading purpose
Derivative financial liabilities held for trading purpose	—	(270,627)	—		(270,627)
Total financial liabilities	—	(270,627)	—		(270,627)

(*)                       These amounts consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as follows:

	31 December 2015	31 December 2014
Balance at the beginning of the year	63,372	54,850
Total gains or losses for the year recognized in profit or loss	—	—
Total gains or losses for the year recognized in other comprehensive income	86,472	8,522
Balance at the end of the year	149,844	63,372

(e)                        Operational risk

Operational risk is the risk of direct or indirect loss arising from a wide variety of causes associated with the Bank’s processes, personnel, technology and infrastructure, and from external factors other than credit, market and liquidity risks, such as those arising from legal and regulatory requirements and generally accepted standards of corporate behavior. Operational risks arise from all of the Bank’s operations and are faced by all business entities.

The operational risk items in the Bank are determined in accordance with the definition of operational risk by considering as a whole processes, products and departments. The control areas are set for operational risks within the Bank and all operational risks are followed by assigning the risks to these control areas. In this framework, an appropriate monitoring methodology is developed for each control area that covers all operational risks and control frequencies are determined.

The data of operational losses may be exposed to during the Bank’s activities is collected and analyzed regularly by Risk Management Department and reported to Board of Directors, Audit Committee and senior management.

The Group calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Group is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the 15% of last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country. As at 31 December 2015, value of consolidated operational risk amounted to TL 10,950,128 (31 December 2014: TL 9,609,040).

49

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

3.                            FINANCIAL RISK MANAGEMENT (Continued)

(f)                         Capital management - regulatory capital

BRSA, the regulatory body of the banking industry, sets and monitors capital requirements for the Bank. In implementing current capital requirements, BRSA requires the banks to maintain a prescribed ratio of a minimum of 8% of total capital to total risk-weighted assets. BRSA regulation requires the calculation of the capital adequacy ratio based on the consolidated financial statements of the Bank and its financial subsidiaries.

The Bank and its financial subsidiaries’ consolidated regulatory capital is analyzed into two tiers:

•                                Tier 1 capital, is composed of share capital, legal, statutory, other profit and extraordinary reserves, retained earnings, translation reserve and non-controlling interests after deduction of goodwill, prepaid expenses and other certain costs.

•                                Tier 2 capital, is composed of the total amount of general provisions for loans, restricted funds, fair value reserves of available-for-sale financial assets and equity investments, subordinated loans received and free reserves set aside for contingencies.

Banking operations are categorized as either trading book or banking book, and risk-weighted assets are determined according to specified requirements that seek to reflect the varying levels of risk attached to assets and commitment and contingencies exposures. Operational risk capital requirements and market risk capital requirements as at 31 December 2015 and 2014 are calculated using the Basic Indicator Approach and included in the capital adequacy calculations.

The Bank’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business.

The Bank and its individually regulated operations have complied with externally imposed capital requirements throughout the year and the previous year.

The Bank’s regulatory capital position on a consolidated basis at 31 December 2015 and 2014 is as follows:

	Consolidated		Parent
	31 December 2015	31 December 2014	31 December 2015	31 December 2014
Capital Requirement for Credit Risk (CRCR)	11,200,599	9,782,654	10,807,979	9,490,415
Capital Requirement for Market Risk (CRMR)	116,352	63,924	99,515	55,940
Capital Requirement for Operational Risk (CROR)	876,010	768,723	879,185	777,799
Common Equity Tier 1 Capital	16,810,344	14,824,597	16,595,144	14,646,457
Tier 1 Capital	16,689,422	14,694,809	16,492,378	14,533,844
Tier 2 Capital	5,101,213	3,639,371	5,045,078	3,600,527
Deductions from Capital	(138,811)	(121,208)	(138,811)	(121,208)
Total Capital	21,651,824	18,212,972	21,398,645	18,013,163
Total Capital /((CRCR+CRMR+CROR)*12.5)*100	14.21	13.73	14.52	13.96
Tier 1 Capital/((CRCR+CRMR+CROR)*12.5)*100	10.95	11.07	11.19	11.26
Common Equity Tier 1 Capital/((CRCR+CRMR+CROR)*12.5)*100	11.03	11.17	11.26	11.35

50

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

4.                            INSURANCE RISK MANAGEMENT

The risk under any insurance contract is the possibility that the insured event occurs and the amount of the resulting claim is uncertain. By the very nature of an insurance contact, the risk is random and therefore unpredictable.

For a portfolio of insurance contracts where the theory of the probability is applied to pricing and provisioning, the principal risk that the Group faces under its insurance contracts is that the actual claim and benefit payments exceed carrying amount of the insured liabilities. These could occur because the frequency or severity of claims and benefits are greater than estimated. Insurance events are random and the actual number and amount of claims and benefits will vary from year to year from the estimate established using statistical techniques.

Experience shows that the larger the portfolio of similar insurance contracts, the smaller the relative variability about the expected outcome will be. In addition, a more diversified portfolio is likely to be affected across the board by a change in any subset of portfolio.

The Group has developed its life and non-life insurance underwriting strategies to diversify the type of insurance risks accepted and within each of these categories to achieve a sufficiently large population of risks to reduce the variability of the expected outcome.

Pricing policies

The pricing policies and principles of the Group are as follows:

i)                               While determining risk premiums, the amount of expected losses are considered and    premium limits are determined accordingly.

ii)                            During the study of pricing activities as a part of developing a new product, working of relevant units together within the Group is maintained by considering the needs of the customers and competition in the market.

iii)                         It is aimed to achieve profitability in product basis and providing continuity.

Results of the pricing studies are compared with the prices of the competitors and international pricing cases.

Management of risks

The Group manages its insurance risk through underwriting limits, approval procedures for transactions that involve new products or that exceed set limits, pricing, product design and management of reinsurance.

The Group underwriting strategy seeks diversity to ensure a balanced portfolio and is based on a large portfolio of similar risks over a number of years which reduces the variability of the outcome. All non-life contracts are annual in nature and the underwriters have the right to refuse renewal or to change the terms and conditions of the contract at renewal.

Concentration of insurance risk

A key aspect of the insurance risk faced by the Group is the extent of concentration of insurance risk, which determines the extent to which a particular event or series of events could impact significantly upon the Group’s liabilities. Such concentrations may arise from a single insurance contract or through a number of related contracts where significant liabilities could arise.  An important aspect of the concentration of insurance risk is that it could arise from the accumulation of risks within a number of different insurance classes.

51

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

4.                            INSURANCE RISK MANAGEMENT (Continued)

Concentrations of risk can arise in low frequency, high-severity events such as natural disasters; in situations where the Group is exposed to unexpected changes in trends, for example, unexpected changes in human mortality or in policyholder behavior; or where significant litigation or legislative risks could cause a large single loss, or have a pervasive effect on many contracts.

Within non-life insurance, the management believes that the Group has no significant concentration of exposure to any group of policyholders measured by social, professional, age or similar criteria.

The greatest likelihood of significant losses to the Group arises from catastrophe events, such as flood, damage, storm or earthquake damage. The techniques and assumptions that the Group uses to calculate these risks are as follows:

•                                Measurement of geographical accumulations.

•                                Assessment of probable maximum losses.

•                                Excess of loss reinsurance.

Reinsurance

The Group reinsures a portion of the risks it underwrites in order to control its exposure to losses and protect capital resources.

Reinsurance companies, providing reinsurance protection against life insurance and other additional risks are the most important service providers for the insurance subsidiaries of the Group. The decisive criteria for the relationship with reinsurers are as follows:

i)                               Financial strength,

ii)                            Long-term relationship approach,

iii)                         Competitive prices

iv)                        Capacity provided for facultative and un-proportional (catastrophic) reinsurance contracts.

v)                           Opportunities and information provided in risk assessment process, product development, trainings, information about new developments in the sector and etc.

Performance of the reinsurance companies in treaty agreements is evaluated for each year by considering the payment performance of the reinsurers for the claims paid and other due payables to the insurance subsidiaries of the Group. Performance of the reinsurance companies in facultative agreements is evaluated by considering capacity provided to the insurance subsidiaries of the Group, speed in operational reinsurance transactions, and technical and market information provided to the insurance subsidiaries of the Group. In cases where the performance of the reinsurer is not seen as adequate, the insurance subsidiaries of the Group will decide to contract with alternative reinsurance companies.

52

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

5.                            SEGMENT REPORTING

Geographical information

The Group’s activities are conducted predominantly in Turkey which is also the main operating company. The Group conducts majority of its business activities with local customers in Turkey.

Operating segments

The Group has six reportable segments, as described below, which are the Group’s strategic business units. The strategic business units offer different products and services, and are managed separately based on the Group’s management and internal reporting structure. For each of the strategic business units, the Board of Directors reviews internal management reports on at least a quarterly basis. The following summary describes the operations in each of the Group’s reportable segments:

Retail banking: Includes loans, deposits and other transactions and balances with retail customers.

Corporate and commercial banking: Includes loans, deposits and other transactions and balances with corporate customers.

Investment banking: Includes the Group’s trading and corporate finance activities.

This segment undertakes the Group’s funding and centralized risk management activities through borrowings, issues of debt securities and investing in liquid assets such as short-term placements and corporate and government debt securities.

Insurance: Includes the Group’s insurance business.

Leasing: Includes the Group’s finance lease business.

Factoring: Includes the Group’s factoring business.

Others: Includes combined information about operating segments that do not meet the quantitative thresholds.

Information regarding the results of each reportable segment is included below. Performance is measured based on segment profit before income tax, as included in the internal management reports that are reviewed by the Board of Directors. Segment profit is used to measure performance as management believes that such information is the most relevant in evaluating the results of certain segments relative to other entities that operate within these industries. Inter-segment pricing is determined on an arm’s length basis.

Measurement of segment assets and liabilities and operating segment results is based on the accounting policies set out in the accounting policy notes.

53

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

5.                            SEGMENT REPORTING (Continued)

Information about operating segments

31 December 2015	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total

Interest income on loan and receivables	4,219,050	7,387,351	—	—	11,606,401	—	102,831	—	2017	11,711,249	(12,982)	11,698,267
Interest expense on deposit	(2,558,344)	(3,424,924)	(190,507)	—	(6,173,775)	—	—	—	—	(6,173,775)	66,996	(6,106,779)
Operating profit	1,526,256	4,147,363	457,224	(483,974)	5,646,869	1,184,534	42,714	24,193	97,748	6,996,058	(212,166)	6,783,892
Profit before income tax	778,944	2,584,955	(31,562)	(1,430,945)	1,901,392	(143,853)	28,520	18,074	37,270	1,841,403	(7,725)	1,833,678
Income tax expense	(148,317)	(492,196)	6,010	272,463	(362,040)	22,967	(4,844)	(4,025)	(2,830)	(350,772)	—	(350,772)

Profit for the year	630,627	2,092,759	(25,552)	(1,158,482)	1,539,352	(120,886)	23,676	14,049	34,440	1,490,631	(7,725)	1,482,906

31 December 2015	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total

Segment assets	36,859,220	87,069,824	51,841,800	6,973,249	182,744,093	2,667,552	1,502,346	778,226	1,201,700	188,893,917	(1,043,340)	187,850,577
Investments in associates and subsidiaries	—	—	1,769,569	—	1,769,569	301,655	3,226	2,620	56,464	2,133,534	(1,870,352)	263,182
Investment in equity accounted investees	—	—	—	—	—	—	—	—	—	—	—	—

Total assets	36,859,220	87,069,824	53,611,369	6,973,249	184,513,662	2,969,207	1,505,572	780,846	1,258,164	191,027,451	(2,913,692)	188,113,759

Segment liabilities	47,588,682	59,301,593	52,007,978	7,841,259	166,739,512	2,487,029	1,361,930	675,117	189,200	171,452,788	(1,081,696)	170,371,092
Equity including non-controlling interest	—	—	—	17,774,151	17,774,151	482,178	143,642	105,729	1,068,964	19,574,664	(1,831,997)	17,742,667

Total liabilities and equity	47,588,682	59,301,593	52,007,978	25,615,410	184,513,663	2,969,207	1,505,572	780,846	1,258,164	191,027,452	(2,913,693)	188,113,759

Tangible fixed assets	—	—	—	(209,841)	(209,841)	—	—	—	—	(209,841)	—	(209,841)
Intangible fixed assets	—	—	—	197,793	197,793	—	—	—	—	197,793	—	197,793
Depreciation	—	—	—	(209,190)	(209,190)	—	—	—	—	(209,190)	—	(209,190)
Amortization	—	—	—	30,269	30,269	—	—	—	—	30,269	—	30,269

54

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

5.                            SEGMENT REPORTING (Continued)

31 December 2014	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total

Interest income on loan and receivables	3,574,283	5,821,752	—	—	9,396,035	—	80,776	—	1,288	9,478,099	(5,651)	9,472,448
Interest expense on deposit	(2,090,867)	(2,836,627)	(162,890)	—	(5,090,384)	—	—	—	—	(5,090,384)	57,241	(5,033,143)
Operating profit	1,782,029	2,991,503	1,011,510	(616,002)	5,169,040	940,831	14,660	17,275	73,865	6,215,671	(196,914)	6,018,757
Profit before income tax	1,006,380	1,449,945	569,760	(1,051,767)	1,974,318	35,068	912	12,050	34,327	2,056,675	(17,867)	2,038,808
Income tax expense	(177,017)	(255,037)	(100,217)	185,000	(347,271)	(10,536)	(4,733)	(284)	(293)	(363,117)	—	(363,117)

Profit for the year	829,363	1,194,908	469,543	(866,767)	1,627,047	24,532	(3,821)	11,766	34,034	1,693,558	(17,867)	1,675,691

31 December 2014	Retail Banking	Corporate Banking	Investment Banking	Unallocated	Total Banking	Insurance	Leasing	Factoring	Others	Combined	Eliminations	Total

Segment assets	32,963,634	72,041,167	48,117,179	5,553,602	158,675,582	2,151,333	1,198,199	537,945	1,276,806	163,839,865	(1,242,443)	162,597,422
Investments in associates and subsidiaries	—	—	1,669,015	—	1,669,015	246,585	3,359	2,601	44,089	1,965,649	(1,705,691)	259,958
Investment in equity accounted investees	—	—	(30,356)	—	(30,356)	—	—	—	—	(30,356)	—	(30,356)

Total assets	32,963,634	72,041,167	49,755,838	5,553,602	160,314,241	2,397,918	1,201,558	540,546	1,320,895	165,775,158	(2,948,134)	162,827,024

Segment liabilities	38,649,556	55,659,039	44,040,940	5,851,750	144,201,285	1,988,291	1,096,587	448,827	296,132	148,031,122	(1,270,824)	146,760,298
Equity including non-controlling interest	—	—	—	16,112,956	16,112,956	409,627	104,971	91,719	1,024,763	17,744,036	(1,677,310)	16,066,726

Total liabilities and equity	38,649,556	55,659,039	44,040,940	21,964,706	160,314,241	2,397,918	1,201,558	540,546	1,320,895	165,775,158	(2,948,134)	162,827,024

Tangible fixed assets	—	—	—	204,782	204,782	—	—	—	—	—	—	204,782
Intangible fixed assets	—	—	—	47,256	47,256	—	—	—	—	—	—	47,256
Depreciation	—	—	—	93,539	93,539	—	—	—	—	—	—	93,539
Amortization	—	—	—	13,021	13,021	—	—	—	—	—	—	13,021

55

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

6.                            CASH AND CASH EQUIVALENTS

As at 31 December 2015 and 2014, cash and cash equivalents presented in the consolidated statement of financial position and cash flows are as follows:

	31 December 2015	31 December 2014

Cash on hand	1,440,011	1,376,909
Due from Central Bank	18,441,151	16,157,726
Balances with the CBRT excluding reserve deposits	1,393,197	4,282,966
Receivables from repurchase agreements	6,699	9,504
Loans and advances to banks with original maturity less than three months	6,115,662	3,426,867
Others	216,642	74,550
Total cash and cash equivalents in the consolidated statement of financial position	27,613,362	25,328,522
Accruals on cash and cash equivalents	(24,559)	(3,494)
Blocked bank deposits	(192,096)	(210,719)
Total cash and cash equivalents in the consolidated statement of cash flows	27,396,707	25,114,309

As at 31 December 2015, there is no balance of the additional reserve requirements of Central Bank of Republic of Turkey (“CBRT”) as explained below in detail (31 December 2014: None). TL 77,156 of blocked bank deposits which amounts TL 192,096, held against the “Diversified Payment Rights” securitizations and TL 113,585 held against insurance liabilities of the Group in favor of the Turkish Treasury.

56

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

7.                            FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

As at 31 December 2015 and 2014, financial assets at fair value through profit or loss are as follows:

	31 December 2015		31 December 2014
	Face Value	Carrying Value	Face Value	Carrying Value
Debt instruments held at fair value:
Government bonds in TL	300	311	100	103
Asset-backed securities	—	—	13,750	13,546
Eurobonds issued by the Turkish Government	7,199	9,566	6,139	8,468
Corporate bonds in TL	82,924	82,245	13,500	13,630
Bonds issued by banks	3,350	3,274	23,718	23,482
		95,396		59,229
Equity and other non-fixed income instruments:
Derivative financial instruments held for trading purposes		885,467		379,576
Investment funds		13,234		9,871
Equity shares		1,832		1,565
		900,533		391,012
Total financial assets at fair value through profit or loss		995,929		450,241

Gains and losses arising on derivative financial instruments held for trading purposes and income from sale of debt instruments held at fair value are reflected in net trading income. As at and for the year ended 31 December 2015, net income from trading of financial assets (including investment securities) amounting to TL 26,998 (31 December 2014: TL 139,659) is included in “trading income”.

The following table summarizes securities that were deposited as collateral with respect to various banking transactions:

	31 December 2015		31 December 2014
	Face Value	Carrying Value	Face Value	Carrying Value

Deposited at Turkish Treasury for insurance operations	2,347	9,566	12,347	18,554
Deposited at Istanbul Stock Exchange for repurchase transactions	—	—	—	—
Deposited at Istanbul Stock Exchange for Capital Markets Board certifications	44,490	43,157	100	103
		52,723		18,657

Derivative financial instruments held for trading purposes

A derivative financial instrument is a financial contract between two parties where payments are dependent upon movements in price in one or more underlying items, such as financial instrument prices, reference rates, commodity prices or indices. In the ordinary course of business, the Group enters into various types of transactions that involve derivative financial instruments. Derivative financial instruments used mainly include currency forwards, interest rate swaps, currency swaps and currency options.

The table below shows the contractual amounts of derivative instruments analyzed by the term to maturity. The contractual amount is the amount of a derivative’s underlying asset, reference rate or index and is the basis upon which changes in the value of derivatives are measured. The contractual amounts indicate the volume of transactions outstanding at year-end and are neither indicative of the market risk nor credit risk.

57

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

7.                            FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Continued)

The fair value of derivative financial instruments is calculated by using forward exchange rates at the reporting date. In the absence of reliable forward rate estimations in a volatile market, current market rate is considered to be the best estimate of the present value of the forward exchange rates. The maturity analyses of the gross nominal value of derivatives are presented below:

	31 December 2015	31 December 2014
	Notional Amounts	Notional Amounts
Trading Derivatives
Foreign Currency Related Derivative Transactions	28,241,368	22,773,909
Currency Forwards	468,760	555,204
Currency Swaps	27,259,078	21,162,157
Currency Futures	—	—
Currency Options	513,530	1,056,548
Interest Rate Derivative Transactions	13,313,758	7,478,238
Interest Rate Forwards	—	—
Interest Rate Swaps	13,313,758	7,478,238
Interest Rate Options	—	—
Investment Security Options	—	—
Interest Rate Futures	—	—
Other Trading Derivatives	8,954,555	6,780,167

Total Derivative Transactions	50,509,681	37,032,314

	31 December 2015
	Up to 1 month	1 to 3 months	3 to 12 months	1 to 5 years	Over 5 years	Total
Currency swaps:
Purchases	10,038,294	3,520,445	242,757	—	—	13,801,496
Sales	4,394,944	3,535,470	251,525	—	—	8,181,939
Currency forwards:
Purchases	21,330	60,137	107,684	45,556	—	234,707
Sales	21,304	60,054	107,359	45,336	—	234,053
Cross currency interest rate swaps:
Purchases	—	—	186,709	2,732,075	—	2,918,784
Sales	—	—	120,583	2,236,276	—	2,356,859
Interest rate swaps:
Purchases	—	—	218,250	2,763,121	3,675,508	6,656,879
Sales	—	—	218,250	2,763,121	3,675,508	6,656,879
Currency options:
Purchases	229,308	13,086	8,586	—	—	250,980
Sales	239,124	13,526	9,900	—	—	262,550
Other:
Purchases	—	—	625,650	—	1,247,145	1,872,795
Sales	5,597,158	—	611,602	—	873,000	7,081,760
Total of purchases	10,288,932	3,593,668	1,389,636	5,540,752	4,922,653	25,735,641
Total of sales	10,252,530	3,609,050	1,319,219	5,044,733	4,548,508	24,774,040
Total of derivatives	20,541,462	7,202,718	2,708,855	10,585,485	9,471,161	50,509,681

58

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

7.                            FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Continued)

	31 December 2014
	Up to 1 month	1 to 3 months	3 to 12 months	1 to 5 years	Over 5 years	Total
Currency swaps:
Purchases	8,805,023	2,322,843	234,800	389,279	—	11,751,945
Sales	4,120,339	2,317,964	237,650	383,615	—	7,059,568
Currency forwards:
Purchases	99,142	68,619	71,286	38,774	—	277,821
Sales	99,070	68,502	71,136	38,675	—	277,383
Cross currency interest rate swaps:
Purchases	63,456	58,000	—	1,172,493	—	1,293,949
Sales	46,667	37,825	—	972,203	—	1,056,695
Interest rate swaps:
Purchases	—	—	—	1,202,149	2,536,970	3,739,119
Sales	—	—	—	1,202,149	2,536,970	3,739,119
Currency options:
Purchases	242,712	90,791	194,771	—	—	528,274
Sales	242,710	90,790	194,774	—	—	528,274
Other:
Purchases	158,020	—	—	—	994,287	1,152,307
Sales	4,931,860	—	—	—	696,000	5,627,860
Total of purchases	9,368,353	2,540,253	500,857	2,802,695	3,531,257	18,743,415
Total of sales	9,440,646	2,515,081	503,560	2,596,642	3,232,970	18,288,899
Total of derivatives	18,808,999	5,055,334	1,004,417	5,399,337	6,764,227	37,032,314

Set out below accruals of derivative instruments:

	Asset		Liability
	31 December 2015	31 December 2014	31 December 2015	31 December 2014
Forwards	2,711	4,090	2,102	3,667
Swaps	882,413	369,739	273,399	261,265
Options	343	5,747	28,851	5,695
Fair value of derivatives	885,467	379,576	304,352	270,627

59

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

8.                            REPURCHASE AGREEMENTS

The Group lends its extra fund as a result of daily operations to other financial institutions through reverse repurchase agreements. Assets purchased under reverse repurchase agreements are as follows:

	31 December 2015		31 December 2014
	Fair value of underlying assets	Carrying Value of corresponding assets	Fair value of underlying assets	Carrying Value of corresponding assets

Reverse repurchase agreements	3,389	3,389	6,338	5,859

The Group raises funds by selling financial instruments under agreements to repay the funds by repurchasing the instruments at future dates at the same price plus interest at a predetermined rate. Repurchase agreements are commonly used as a tool for short-term financing of interest-earning assets, depending on the prevailing interest rates. The counterparties cannot resell or re-pledged the assets. Assets sold under repurchase agreements comprise the following:

	31 December 2015		31 December 2014
	Fair value of underlying assets	Carrying value of corresponding liabilities	Fair value of underlying assets	Carrying value of corresponding liabilities
Financial assets at fair value through profit or loss	—	—	—	—
Investment securities- Available for sale portfolio	6,269,330	5,875,039	11,801,059	11,665,207
Investment securities- Held to maturity portfolio	6,050,350	5,718,659	5,629,267	4,520,095
Total	12,319,680	11,593,698	17,430,326	16,185,302

Accrued interest on obligations under repurchase agreements amounted to TL 26,788 (31 December 2014: TL 19,686) and is included in the carrying amount of corresponding liabilities.

In general, the fair values of such assets are more than the corresponding liabilities due to the margins set between parties, since such funding is raised against assets collateralized.

9.                            LOANS AND ADVANCES TO BANKS

Loans and advances to banks comprise balances with more than three months maturity from the date of acquisition and are as follows as at 31 December 2015 and 2014:

	31 December 2015			31 December 2014
	TL	FC	Total	TL	FC	Total

Domestic banks	61,159	2,774	63,933	15,169	420,547	435,716
Foreign banks	—	178,659	178,659	—	129,199	129,199
Total	61,159	181,433	242,592	15,169	549,746	564,915

As at 31 December 2015, loans and advances to banks with more than three months maturity from the date of acquisition include blocked accounts of TL nil (31 December 2014: Nil) held against the insurance liabilities of the Group in favor of the Turkish Treasury.

60

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

10.                     LOANS AND ADVANCES TO CUSTOMERS

As at 31 December 2015 and 31 December 2014, outstanding loans and advances to customers comprise the followings:

	31 December 2015	31 December 2014
Corporate loans	83,689,630	72,120,741
Neither past due nor impaired	81,567,218	69,982,937
Past due but not impaired	2,122,412	2,137,804
Consumer loans	32,467,215	30,159,998
Neither past due nor impaired	30,211,045	28,709,268
Past due but not impaired	2,256,170	1,450,730
Credit cards	5,227,850	1,769,875
Neither past due nor impaired	4,852,205	1,475,282
Past due but not impaired	375,645	294,593
Finance lease receivables, net of unearned income	1,325,825	1,089,987
Neither past due nor impaired	1,319,008	1,089,987
Past due but not impaired	6,817	—
Loans to financial institutions	3,156,965	1,339,302
Factoring receivables	686,432	536,720
Total performing loans	126,553,917	107,016,623
Non-performing loans	5,497,537	4,377,740
Total gross loans	132,051,454	111,394,363
Allowance for incurred loan losses from loans and advances to customers	(6,195,582)	(4,838,962)
Specific impairment	(4,347,651)	(3,486,879)
Collective impairment	(1,847,931)	(1,352,083)
Loans and advances to customers, net	125,855,872	106,555,401

The specific allowance for incurred losses is comprised of amounts for specifically identified as being impaired and non-performing loans and advances.

Movements in the allowance for incurred loan losses are as follows:

	31 December 2015	31 December 2014
Reserve at the beginning of the year	4,838,962	3,731,355
Corporate loans	3,684,306	2,857,379
Consumer loans (*)	1,154,656	873,976
Adjustment for currency translation	5,094	188
Reserve for incurred loan losses provided during the year	2,076,173	1,887,801
Recoveries	(723,113)	(776,193)
Corporate loans	(542,761)	(556,582)
Consumer loans (*)	(180,352)	(219,611)
Provision, net of recoveries	6,197,116	4,843,151
Loans written off during the year	(1,534)	(4,189)
Reserve at the end of the year	6,195,582	4,838,962
Corporate loans	4,319,299	3,684,306
Consumer loans (*)	1,876,283	1,154,656

(*)                       Consumer loans include credit cards amount.

61

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

10.                     LOANS AND ADVANCES TO CUSTOMERS (Continued)

Aging analysis of past due but not impaired loans per class of financial instruments:

31 December 2015	Less than 30 days	31-60 days	61-90 days	Total
Loans and receivables
Corporate	1,155,207	514,834	459,188	2,129,229
Consumer	1,532,540	479,262	244,368	2,256,170
Credit cards	273,371	67,918	34,356	375,645
Total	2,961,118	1,062,014	737,912	4,761,044

31 December 2014	Less than 30 days	31-60 days	61-90 days	Total
Loans and receivables
Corporate	1,125,721	334,491	677,592	2,137,804
Consumer	988,259	322,024	140,447	1,450,730
Credit cards	193,962	74,008	26,623	294,593
Total	2,307,942	730,523	844,662	3,883,127

11.                     FINANCE LEASE RECEIVABLES

The finance leases typically run for a period of one to five years, with transfer of ownership of the leased asset at the end of the lease term. Interest is charged over the period of the lease.

The receivables are secured by way of the underlying assets. Minimum lease receivables from customers include the following finance lease receivables:

	31 December 2015	31 December 2014
Finance lease receivables, net of unearned finance income	1,325,825	1,089,987
Add: non-performing lease receivables	164,565	133,969
Total finance lease receivables	1,490,390	1,223,956
Less: allowance for incurred losses on lease receivables	(98,172)	(84,970)
Finance lease receivables, net	1,392,218	1,138,986

	31 December 2015	31 December 2014
Due within one year	176,626	130,634
Due between 1 and 5 years	1,144,965	893,355
More than five years	280,873	298,741
Finance lease receivables, gross	1,602,464	1,322,730
Unearned finance income	(210,246)	(182,360)
Finance lease receivables, net	1,392,218	1,140,370
Due within one year	172,516	128,309
Due between 1 and 5 years	992,617	773,233
More than five years	227,085	237,444
Finance lease receivables, net	1,392,218	1,138,986

62

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

12.                     INVESTMENT SECURITIES

As at 31 December 2015 and 2014, investment securities comprise the following:

	31 December 2015	31 December 2014
Available-for-sale financial assets	17,452,001	16,975,815
Held-to-maturity investment securities	7,677,729	6,854,593
Total investment securities	25,129,730	23,830,408

Available-for-sale financial assets:

	31 December 2015		31 December 2014
	Face Value	Carrying Value	Face Value	Carrying Value
Debt and other instruments available-for-sale:
Government bonds in TL	11,438,075	12,100,331	11,416,221	12,629,806
Eurobonds issued by the Turkish Government	4,143,074	4,610,290	3,295,235	3,778,675
Bonds issued by banks	110,552	113,602	—	—
Government bonds in foreign currencies	389,704	418,701	277,997	307,001
Treasury bills in TL	—	—	159,142	137,668
Corporate bonds	14,497	13,935	20,892	17,949
		17,256,859		16,871,099
Equity and other non-fixed income instruments:
Equity shares		195,142		104,716
		195,142		104,716
Total available-for-sale financial assets		17,452,001		16,975,815

As at 31 December 2015 and 2014, equity shares comprised the following:

	31 December 2015	31 December 2014
Unquoted investments:
Güney Ege Enerji Ltd. Şti.	209,738	209,738
Vakıf Pazarlama Sanayi ve Ticaret A.Ş.	103,941	103,941
Bayek Tedavi ve Sağlık Hizmetleri A.Ş.	33,954	33,954
Takas ve Saklama Bankası A.Ş.	30,320	30,319
Vakıf Gayrimenkul Değerleme A.Ş.	21,073	23,787
Vakıf İnşaat Restorasyon A.Ş.	10,838	10,838
Roketsan Roket Sanayi ve Ticaret A.Ş.	7,594	7,593
İzmir Enternasyonel A.Ş.	6,178	6,178
Mastercard Incorporated	—	—
Visa Inc.	79,238	—
Others	13,971	5,400

Impairment	(321,703)	(327,032)
Total	195,142	104,716

The following table summarizes available-for-sale financial assets that were deposited as collaterals with respect to various banking transactions:

	31 December 2015		31 December 2014
	Face Value	Carrying Value	Face Value	Carrying Value
Deposited at financial institutions for repurchase transactions	6,186,603	6,449,213	9,672,596	10,703,046
Deposited at other institutions for repurchase transactions	4,990,283	5,427,279	2,232,420	2,491,278
Others	1,633,771	1,750,956	929,348	964,595
Total		13,627,448		14,158,919

63

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

12.                     INVESTMENT SECURITIES (Continued)

Held-to-maturity investment securities:

	31 December 2015			31 December 2014
	Face Value	Carrying Value	Fair Value	Face Value	Carrying Value	Fair Value
Debt instruments:
Government bonds in TL	6,706,610	7,546,748	7,365,126	6,206,610	6,761,749	6,890,793
Certificate of deposits	130,950	130,981	130,950	89,289	92,844	92,800
Eurobonds issued by the Turkish Government	—	—	—	—	—	—

Total held-to-maturity investment securities		7,677,729	7,496,076		6,854,593	6,983,593

Movements of available for sale and held to maturity investment securities are as follows:

	31 December 2015			31 December 2014
	Available- for-sale	Held-to- maturity	Total	Available- for-sale	Held-to- maturity	Total

At 1 January	16,975,815	6,854,593	23,830,408	16,742,096	5,413,171	22,155,267
Exchange differences	926,411	44,702	971,113	(66,584)	7,990	(58,594)
Additions	7,723,001	1,610,704	9,333,705	10,647,992	2,924,991	13,572,983
Disposals (sale and redemption)	(7,765,404)	(1,129,187)	(8,894,591)	(9,539,306)	(1,773,902)	(11,313,208)
Changes in amortized cost and fair value	(407,822)	296,917	(110,905)	(808,383)	282,343	(526,040)

Total	17,452,001	7,677,729	25,129,730	16,975,815	6,854,593	23,830,408

The following table summarizes held-to-maturity investment securities that were deposited as collaterals with respect to various banking transactions:

	31 December 2015		31 December 2014
	Face Value	Carrying Value	Face Value	Carrying Value

Deposited at financial and other institutions for repurchase transactions	1,441,050	1,528,488	3,396,411	3,833,695
Deposited at Central Bank of Turkey for repurchase transactions	3,832,878	4,521,861	1,562,294	1,795,572
Deposited at Central Bank of Turkey for interbank transactions	152,385	171,969	656,385	730,578
Deposited at Istanbul Stock Exchange for the transaction of financial instruments	290,000	318,492	237,000	273,033
Others	162,605	163,431	56,500	61,235
Total		6,704,241		6,694,113

13.                     INVESTMENT IN EQUITY-ACCOUNTED INVESTEES

As at 31 December 2015 and 2014 investments in equity participations accounted for using the equity method are as follows:

	31 December 2015	31 December 2014
Unquoted investments:
Kıbrıs Vakıflar Bankası Ltd.	12,337	11,837
T. Sınai Kalkınma Bankası A.Ş.	250,845	217,765
Total	263,182	229,602

64

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

14.                     PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

Movements in property and equipment and intangible assets from 1 January to 31 December 2015 and
1 January to 31 December 2014 are as follows:

Property and equipment	1 January 2015	Currency translation difference	Valuation difference	Additions	Disposals	31 December 2015
Cost:
Land and buildings	957,892	—	788,532	247,886	(573,397)	1,420,913
Motor vehicles	46,956	—	—	1,785	(11,039)	37,702
Furniture, office equipment and leasehold improvements	636,463	—	—	178,013	(35,323)	779,153
Other tangibles	453,405	—	—	80,138	(97,904)	435,639
	2,094,716	—	788,532	507,822	(717,663)	2,673,407
Accumulated depreciation:
Land and buildings	311,938	—	—	18,411	(238,585)	91,764
Motor vehicles	35,700	—	—	4,575	(7,265)	33,010
Furniture, office equipment and leasehold improvements	502,100	40	—	52,452	(20,357)	534,236
Other tangibles	258,056	(2,606)	—	56,109	(74,530)	237,027
	1,107,794	(2,566)	—	131,547	(340,737)	896,037
Net book value	986,922					1,777,370

Intangible assets	1 January 2015	Currency translation difference	Additions	Disposals	31 December 2015
Cost:
Software programs	207,432	—	191,044	(229)	398,247
Rights	6,893	—	1,323	—	8,216
Other intangible assets	2,070	—	5,655	—	7,725
	216,395	—	198,022	(229)	414,188
Accumulated amortization:
Software programs	50,312	—	28,692	(29)	78,975
Rights	3,651	—	1,605	—	5,256
Other intangible assets	92	—	1	—	93
	54,055	—	30,298	(29)	84,324
Net book value	162,340				329,864

65

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

14.                    PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS (Continued)

Property and equipment	1 January 2014	Currency translation difference	Valuation difference	Additions	Disposals	31 December 2014
Cost:
Land and buildings	918,836	—	—	68,934	(29,878)	957,892
Motor vehicles	54,433	—	—	2,070	(9,547)	46,956
Furniture, office equipment and leasehold improvements	592,931	—	—	83,760	(40,228)	636,463
Other tangibles	457,818	—	—	41,716	(46,129)	453,405
	2,024,018	—	—	196,480	(125,782)	2,094,716
Accumulated depreciation:
Land and buildings	298,087	84	—	19,710	(5,943)	311,938
Motor vehicles	37,397	—	—	6,072	(7,769)	35,700
Furniture, office equipment and leasehold improvements	450,322	—	—	52,521	(743)	502,100
Other tangibles	219,365	—	—	43,644	(4,953)	258,056
	1,005,171	84	—	121,947	(19,408)	1,107,794
Net book value	1,018,847					986,922

Intangible assets	1 January 2014	Currency translation difference	Additions	Disposals	31 December 2014
Cost:
Software programs	169,165	(3)	48,072	(839)	216,395
	169,165	(3)	48,072	(839)	216,395
Accumulated amortization:
Software programs	41,035	—	13,184	(164)	54,055
	41,035	—	13,184	(164)	54,055
Net book value	128,130				162,340

There are no restrictions such as pledges, mortgages or any other restriction on the property and equipment.

66

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

15.                    OTHER ASSETS

	31 December 2015	31 December 2014
Assets held for resale	1,049,459	792,848
Receivables from insurance activities	995,337	833,623
Receivables from credit card payments	964,563	772,007
Prepaid expenses	603,602	627,350
Investment properties	287,726	192,000
Deferred acquisition costs for insurance contracts, gross	122,171	110,321
Exchange operations receivables	74,956	92,774
Receivables from term sales of fixed assets	44,567	68,664
Receivables from reinsurance activities	23,304	54,057
Prepaid taxes other than income tax and funds to be refunded	11,254	10,253
Receivables from private pension system	5,580	4,483
Other	600,950	276,106
Total non-financial other asset	4,783,469	3,834,486
Collaterals for derivative financial instruments	500,881	351,579
Guarantees given for repurchase agreements	143,978	193,605
Total financial other asset	644,859	545,184

As at 31 December 2015, reserve deposits at the CBRT were kept as the minimum reserve requirement. These funds are not available for the daily operations of the Group. As required by Turkish Banking Law, these reserve deposits are calculated on the basis of domestic liabilities of the Bank after some deductions, at the rates determined by the CBRT.

In accordance with “Announcement on Reserve Deposits” of CBRT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate ranging from 5% to 11.5% (31 December 2014: ranging from 5% to 11.5%). For foreign currency liabilities, all banks shall provide a reserve rate ranging from 6% to 20% in US Dollar or Euro (31 December 2014: ranging from 6% to 13%).

As at 31 December 2015, TL 1,049,459 (31 December 2013: TL 792,848) of the other assets is comprised of foreclosed real estate acquired by the Group against its impaired receivables. Such assets are required to be disposed of within three years following their acquisitions per the Turkish Banking Law. This three year period can be extended by a legal permission from BRSA.

Commissions and other acquisition costs given to the intermediaries that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. For the years ended 31 December 2015 and 2014, movement of deferred acquisition cost is as follows:

	31 December 2015	31 December 2014
Deferred acquisition cost at the beginning of the year	110,321	86,788
Addition	236,418	187,092
Transfer to profit/loss	(224,568)	(163,559)
Deferred acquisition cost at the end of the year	122,171	110,321

16.                     TRADING LIABILITIES

As at 31 December 2015 and 2014, trading liabilities comprise negative fair value differences of derivative financial instruments held for trading purpose and are as follows:

	31 December 2015	31 December 2014
Forwards	2,102	3,667
Swaps	273,399	261,265
Options	28,851	5,695
Total trading liabilities	304,352	270,627

67

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

17.                               DEPOSITS FROM BANKS

As at 31 December 2015 and 2014, deposits from banks comprise the following:

	31 December 2015	31 December 2014
Demand deposits	392,993	67,036
Time deposits	6,418,982	5,153,319
Total deposits from banks	6,811,975	5,220,355

18.                     DEPOSITS FROM CUSTOMERS

As at 31 December 2015 and 2014, deposits from customers comprise the following:

	31 December 2015		31 December 2014
	Demand Deposit	Time Deposit	Demand Deposit	Time Deposit
Saving deposits	4,424,092	23,920,505	3,715,353	20,354,788
Foreign currency deposits	4,478,957	27,274,506	3,471,885	20,611,525
Residents in Turkey	3,846,972	21,719,298	3,055,738	15,800,487
Residents abroad	631,985	5,555,208	416,147	4,811,038
Commercial deposits	2,457,484	14,890,631	2,154,089	14,717,319
Public sector deposits	4,504,470	14,755,810	3,583,281	11,481,650
Others	4,376,869	5,252,128	4,062,540	4,359,347
Total deposits from customers	20,241,872	86,093,580	16,987,148	71,524,629

19.                     FUNDS BORROWED

As at 31 December 2015 and 2014, funds borrowed comprise the followings in accordance with their original maturities:

	31 December 2015		31 December 2014
	TL	Foreign currency	TL	Foreign Currency
Short-term funds	510,306	2,020,325	1,235,673	7,404,200
Short-term portion of long term funds	114,523	9,001,196	171,829	463,245
Total short-term funds	624,829	11,021,521	1,407,502	7,867,445
Medium/long term funds	311,497	8,237,200	80,252	6,905,451
Total funds borrowed	936,326	19,258,721	1,487,754	14,772,896

On 16 April 2014, the Parent has obtained syndicated loan at the amount of US Dollar 270.5 million and Euro 525 million with the interest rate of US Libor +0.90% and Euribor +0.90% at a maturity of one year, with participation of 35 banks with the coordination of Wells Fargo Bank N.A., London Branch and Sumitomo Mitsui Banking Corporation, Brussels Branch acting as agent. On 17 April 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 204 million and Euro 763 million with the interest rate of US Libor +0.8% and Euribor +0.8% at a maturity of 367 days with participation of 35 banks, Wells Fargo Bank, N.A., London Branch acting as coordinator and agent bank.

On 22 September 2014, the Parent has obtained syndicated loan amounting to US Dollar 168.5 million and Euro 528.75 million with interest rates of US Libor + 0.90% and Euribor + 0.90% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.  On 14 September 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 168.5 million and Euro 679.5 million with the interest rate of US Libor +0.75% and Euribor +0.75% at a maturity of one year with participation of 30 banks, ING Bank, London Branch acting as coordinator and agent bank.

68

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

19.                     FUNDS BORROWED (Continued)

On 19 December 2014, the Parent has obtained securitization loan amounting to US Dollar 928.6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan amounting to US Dollar 428.6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

The loan obtained from European Bank for Reconstruction and Development Bank (EBRD) amounting to US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.

2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-C segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obtained from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of program. As at 31 December 2015, total securitization loan amounts to US Dollar 936 million and Euro 260 million.

69

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

20.                     DEBT SECURITIES ISSUED

	31 December 2015		31 December 2014
	TL	FC	TL	FC
Nominal	3,332,669	7,334,807	2,930,927	7,472,592
Cost	3,198,134	7,288,382	2,813,866	7,436,932
Net Book Value	3,257,620	7,389,088	2,866,343	7,518,365

Current Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB41637	Discounted	—	TL	12/11/2015	4/1/2016	112	752,975	728,584	733,092
TRQVKFB71618	Discounted	—	TL	12/11/2015	7/22/2016	224	7,984	7,467	7,513
TRQVKFB11614	Discounted	—	TL	8/7/2015	1/29/2016	175	241,375	229,985	239,488
TRQVKFB11622	Discounted	—	TL	10/9/2015	1/29/2016	112	484,415	468,809	480,412
TRQVKFB21613	Discounted	—	TL	9/4/2015	2/26/2016	175	240,936	228,854	236,949
TRQVKFB21621	Discounted	—	TL	11/6/2015	2/26/2016	112	458,678	444,367	451,409
TRQVKFB41611	Discounted	—	TL	10/9/2015	4/1/2016	175	527,454	500,239	513,097
TRQVKFB41629	Discounted	—	TL	11/6/2015	4/29/2016	175	319,163	303,631	308,495
TRQVKFB51610	Discounted	—	TL	12/11/2015	5/27/2016	168	164,602	156,614	157,589
TRFVFAS51618	Discounted	—	TL	11/23/2015	5/18/2016	177	135,087	129,584	129,576
US90015NAA19	Fixed	5.75	USD	4/24/2012	4/24/2017	1,826	1,441,905	1,425,586	1,452,645
XS0916347759	Fixed	3.75	USD	4/15/2013	4/15/2018	1,826	1,744,981	1,735,103	1,754,479
XS0987355939	Fixed	5	EUR	10/31/2013	10/31/2018	1,826	1,455,000	1,445,543	1,461,629
XS1063444001	Floating	3 ME+2,15%	EUR	5/6/2014	5/6/2016	731	33,244	33,078	33,345
XS1077629225	Fixed	3.50	USD	6/17/2014	6/17/2019	1,826	1,567,220	1,556,616	1,589,639
XS1170287558	Fixed	1.77	USD	1/20/2015	1/21/2016	366	72,750	72,750	73,974
XS1197016865	Fixed	1.75	USD	3/2/2015	3/3/2016	367	11,640	11,640	11,810
XS1203859688	Fixed	1.15	USD	3/17/2015	3/24/2016	373	49,391	49,391	49,842
XS1246885310	Fixed	0.93	USD	6/29/2015	6/30/2016	367	12,109	12,109	12,110
XS1253945155	Fixed	1.45	USD	6/29/2015	1/8/2016	193	55,872	55,872	56,286
XS1257157708	Fixed	1.45	USD	7/6/2015	1/15/2016	193	66,348	66,348	66,821
XS1258500815	Fixed	1.45	USD	7/8/2015	1/14/2016	190	20,952	20,952	21,100
XS1263902204	Fixed	1.45	USD	7/22/2015	1/27/2016	189	18,915	18,914	19,038
XS1266142410	Fixed	1.45	EUR	7/24/2015	1/19/2016	179	46,560	46,560	46,859
XS1266796298	Fixed	1.45	USD	7/29/2015	1/22/2016	177	29,100	29,100	29,281
XS1270742593	Fixed	1.45	EUR	8/3/2015	1/29/2016	179	34,920	34,920	35,130
XS1277635857	Fixed	1.45	USD	8/18/2015	2/19/2016	185	49,470	49,470	49,738
XS1280231272	Fixed	1.45	EUR	8/24/2015	2/26/2016	186	38,412	38,412	38,611
XS1283666367	Fixed	1.45	USD	9/1/2015	3/2/2016	183	68,676	68,676	69,010
XS1298051613	Fixed	0.70	USD	9/29/2015	1/7/2016	100	28,495	28,495	28,546
XS1301527831	Fixed	0.70	EUR	10/6/2015	1/14/2016	100	43,059	43,059	43,131
XS1308446340	Fixed	0.79	EUR	10/19/2015	1/28/2016	101	39,260	39,260	39,322
XS1311094236	Fixed	0.39	EUR	10/26/2015	2/4/2016	101	46,858	46,858	46,892
XS1315101524	Fixed	0.36	EUR	11/3/2015	2/4/2016	93	39,893	39,893	39,916
XS1321468610	Fixed	0.75	EUR	11/13/2015	2/18/2016	97	75,353	75,353	75,430
XS1324061974	Fixed	0.22	EUR	11/20/2015	2/25/2016	97	50,658	50,658	50,670
XS1327053994	Fixed	0.43	EUR	11/27/2015	3/3/2016	97	65,855	65,855	65,882
XS1327434871	Fixed	0.51	USD	11/30/2015	5/31/2016	183	79,153	79,153	79,188
XS1336211484	Fixed	0.32	USD	12/18/2015	3/23/2016	96	48,758	48,758	48,764

Total							10,667,476	10,486,516	10,646,708

70

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

20.                     DEBT SECURITIES ISSUED (Continued)

Prior Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB31521	Discounted	—	TL	11/21/2014	3/13/2015	112	367,289	357,774	361,284
TRQVKFB31539	Discounted	—	TL	12/12/2014	3/13/2015	91	196,129	192,033	192,925
TRQVKFB81526	Discounted	—	TL	10/24/2014	8/7/2015	287	88,644	82,430	83,878
TRQVKFB81534	Discounted	—	TL	11/21/2014	8/7/2015	259	27,404	25,798	26,044
TRQVKFB51529	Discounted	—	TL	11/21/2014	5/15/2015	175	240,965	231,321	233,540
TRQVKFB81542	Discounted	—	TL	12/12/2014	8/7/2015	238	14,561	13,782	13,846
TRQVKFB41520	Discounted	—	TL	10/24/2014	4/17/2015	175	736,745	705,583	717,613
TRQVKFB51537	Discounted	—	TL	12/12/2014	5/15/2015	154	165,233	159,456	160,193
TRQVKFB41512	Discounted	—	TL	5/2/2014	4/17/2015	350	12,028	11,042	11,700
TRQVKFB51511	Discounted	—	TL	6/6/2014	5/29/2015	357	36,117	33,210	34,837
TRQVKFB21514	Discounted	—	TL	8/22/2014	2/13/2015	175	664,715	638,505	657,735
TRQVKFB81518	Discounted	—	TL	8/22/2014	8/7/2015	350	43,546	39,822	41,166
TRQVKFB31513	Discounted	—	TL	9/19/2014	3/13/2015	175	337,551	323,110	331,582
US90015NAA19	Fixed	5.75	USD	4/24/2012	4/24/2017	1826	1,147,300	1,136,528	1,155,710
XS0916347759	Fixed	3.75	USD	4/15/2013	4/15/2018	1826	1,391,012	1,383,310	1,397,180
XS0987355939	Fixed	5	USD	10/31/2013	10/31/2018	1826	1,160,000	1,152,460	1,164,098
XS1069999610	Fixed	1.75	USD	5/21/2014	5/20/2015	364	11,600	11,600	11,725
XS1084474862	Fixed	0.73	USD	7/3/2014	1/7/2015	188	18,328	18,328	18,394
XS1085714621	Fixed	1.43	USD	7/9/2014	1/7/2015	182	92,800	92,800	93,443
XS1087783269	Fixed	1.45	USD	7/14/2014	1/8/2015	178	42,688	42,688	42,979
XS1087831506	Fixed	1.45	USD	7/15/2014	1/15/2015	184	97,440	97,440	98,100
XS1089992686	Fixed	1.4	USD	7/22/2014	1/15/2015	177	48,720	48,720	49,025
XS1090076768	Fixed	1.4	USD	7/22/2014	1/22/2015	184	58,000	58,000	58,364
XS1091762812	Fixed	1.4	USD	7/25/2014	1/22/2015	181	48,256	48,256	48,553
XS1091766482	Fixed	1.4	USD	8/1/2014	1/26/2015	178	71,920	71,920	72,343
XS1096098030	Fixed	1.4	USD	8/8/2014	2/5/2015	181	76,328	76,324	76,756
XS1096471526	Fixed	1.4	USD	8/8/2014	1/29/2015	174	35,264	35,264	35,462
XS1097465766	Fixed	1.4	USD	8/13/2014	2/18/2015	189	27,840	27,840	27,991
XS1101735634	Fixed	1.4	USD	8/20/2014	2/19/2015	183	40,600	40,600	40,809
XS1101839170	Fixed	1.4	USD	8/21/2014	2/17/2015	180	69,600	69,600	69,956
XS1105745761	Fixed	0.7	USD	9/2/2014	3/5/2015	184	64,960	64,960	65,111
XS1107482306	Fixed	1.38	USD	9/9/2014	3/12/2015	184	84,680	84,671	85,043
XS1110657050	Fixed	1.4	USD	9/16/2014	3/19/2015	184	116,000	116,000	116,477
XS1112873176	Fixed	1.4	USD	9/23/2014	3/26/2015	184	85,840	85,840	86,170
XS1113320888	Fixed	1.74	USD	9/24/2014	9/23/2015	364	14,384	14,382	14,450
XS1115283571	Fixed	1.73	USD	9/30/2014	10/7/2015	372	9,280	9,278	9,319
XS1115485010	Fixed	1.4	USD	9/29/2014	3/27/2015	179	34,800	34,800	34,926
XS1117991213	Fixed	1.1	USD	10/8/2014	1/8/2015	92	73,776	73,776	73,966
XS1118030300	Fixed	1.8	USD	10/9/2014	10/8/2015	364	27,840	27,840	27,955
XS1118051215	Fixed	1.35	USD	10/8/2014	4/2/2015	176	73,312	73,312	73,543
XS1118053005	Fixed	1.35	USD	10/8/2014	4/17/2015	191	11,600	11,600	11,637
XS1121229741	Fixed	1.78	USD	10/15/2014	10/26/2015	376	9,280	9,278	9,314
XS1121307059	Fixed	1.1	USD	10/15/2014	1/15/2015	92	73,312	73,312	73,485
XS1121307307	Fixed	1.35	USD	10/15/2014	4/16/2015	183	55,680	55,680	55,841
XS1123043983	Fixed	1.02	USD	10/20/2014	1/20/2015	92	23,200	23,195	23,246
XS1124128320	Fixed	1.35	USD	10/17/2014	4/16/2015	181	62,640	62,640	62,817
XS1124141349	Fixed	1.1	USD	10/17/2014	1/22/2015	97	30,160	30,160	30,229
XS1124325074	Fixed	1.35	USD	10/20/2014	4/20/2015	182	58,000	58,000	58,157
XS1126276697	Fixed	1.8	USD	10/23/2014	10/23/2015	365	116,000	116,000	116,402
XS1129857782	Fixed	1.35	USD	10/24/2014	4/28/2015	186	56,144	56,144	56,288
XS1130031039	Fixed	1.33	USD	10/28/2014	4/27/2015	181	81,200	81,192	81,388
XS1130490227	Fixed	1.79	USD	10/30/2014	11/4/2015	370	10,440	10,438	10,471
XS1132341485	Fixed	1.25	USD	11/3/2014	4/30/2015	178	30,160	30,160	30,221
XS1132341568	Fixed	1.8	USD	11/4/2014	11/5/2015	366	12,064	12,064	12,099
XS1132440386	Fixed	1.27	USD	11/5/2014	5/7/2015	183	32,480	32,480	32,545
XS1135135272	Fixed	1.8	USD	11/5/2014	11/5/2015	365	116,000	116,000	116,326
XS1138701500	Fixed	1.3	USD	11/18/2014	5/27/2015	190	18,560	18,558	18,588
XS1139114257	Fixed	1.24	USD	11/18/2014	5/18/2015	181	92,800	92,791	92,932
XS1143013297	Fixed	1.28	USD	11/24/2014	5/28/2015	185	52,432	52,432	52,502
XS1143372008	Fixed	1.25	USD	11/25/2014	5/27/2015	183	81,200	81,196	81,300
XS1063444001	Floating	3 ME+2.15%	EUR	5/6/2014	5/6/2016	731	29,634	29,486	29,650
XS1077629225	Fixed	3.5	EUR	6/17/2014	6/17/2019	1826	1,397,038	1,387,589	1,415,079

Total							10,403,519	10,250,798	10,384,708

71

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

21.                     SUBORDINATED LIABILITIES

The Bank has issued bond having the secondary subordinated debt quality to be sold non-resident natural and legal persons. The bond has been issued at the nominal value of USD 500 million, with maturity of 10 years and 6.0% coupon rate.  In addition to the issuance of the bond having the secondary subordinated debt realized on 1 November 2012, the Bank, has realized second trance in issuance of the bond having the secondary subordinated debt quality to be sold in foreign bond markets. The bond has been issued at nominal value of USD 400 million, has the same maturity with previous bond and 5.5% coupon rate.

The Bank has issued secondary subordinated loan (Tier II bond) as at January 2015 which contains Basel-III criteria. In this context, the bond has been issued at the nominal value of US Dollar 500 million with the maturity date of 3 February 2025 and early call option date of 3 February 2020. The bond has fixed interest, 10 years and one day maturity, two times interest payment in a year with coupon rate of 6.875% and issue yield of 6.95%.

The Bank has obtained written permission of the BRSA for accounting these bonds as secondary subordinated debt and accordingly considering in the calculation of supplementary capital in compliance with the “Regulation on Capitals of the Banks” published on “ November 2006 dated and 26333 numbered Official Gazette.

As at 31 December 2015, carrying value of subordinated liabilities amount to TL 4,155,551 (31 December 2014: TL 2,126,436).

22.                     OTHER LIABILITIES AND PROVISIONS

The principal components of other liabilities and accrued expenses are as follows:

	31 December 2015	31 December 2014
Accounts against expenditures of credit card holders	3,197,542	2,724,688
Import letter of credit	1,340,949	860,242
Reserve for outstanding claims for insurance contracts	1,108,017	704,438
Reserve for unearned insurance premiums	715,692	659,248
Margin deposit for derivative financial instruments	585,792	183,613
Provision for employee termination benefits	372,537	347,710
Clearing account	333,251	257,201
Miscellaneous payables	326,879	160,091
Unearned income	309,380	268,063
Taxes payable other than income tax	282,988	222,948
Reserve for short term employee benefits	244,536	202,543
Payables due to insurance activities	181,543	163,728
Mathematical provisions	153,279	160,496
Investment contract liabilities	112,481	123,937
Blocked accounts	90,476	86,287
Provision for unused vacations	89,639	81,264
Deferred commission income for insurance contracts	54,545	54,462
Cheques response	47,020	37,207
Provision for non-cash loans	40,930	63,030
Other provisions	36,744	32,934
Payment orders	19,632	28,179
Payables to suppliers relating to finance lease activities	5	26,005
Other liabilities	431,874	86,981

Total other liabilities and provisions	10,075,731	7,535,295

72

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

22.                     OTHER LIABILITIES AND PROVISIONS (Continued)

Insurance contract liabilities are detailed in the tables below:

Reserve for unearned insurance premiums	31 December 2015	31 December 2014
Reserve for unearned insurance premiums, net	413,610	357,700
Reserve for unearned insurance premiums, reinsurer share	302,082	301,548
Reserve for unearned insurance premiums, gross	715,692	659,248

Reserve for unearned insurance premiums (net)	31 December 2015	31 December 2014
At the beginning of the year	357,700	335,079
Premiums written during the year (Note 28)	823,958	816,373
Premiums earned during the year (Note 28)	(768,048)	(793,752)
At the end of the year	413,610	357,700

Provision for outstanding claims	31 December 2015	31 December 2014
Provision for outstanding claims, net	576,839	394,506
Provision for outstanding claims, reinsurer share	531,178	309,932
Provision for outstanding claims, gross	1,108,017	704,438

Provision for outstanding claims (net)	31 December 2015	31 December 2014
At the beginning of the year	394,506	320,174
Cash paid for claims settled during the year	(124,684)	(528,299)
Increase during the year	307,017	602,631
At the end of the year	576,839	394,506

Long term insurance contracts	31 December 2015	31 December 2014
At the beginning of the year	284,433	319,738
Entrance during the year	35,790	38,876
Withdrawals during the year	(54,463)	(74,181)
Change in fair value of investments held for investment contracts	—	—
At the end of the year	265,760	284,433
Long term insurance contracts	153,279	160,496
Investment contract liabilities	112,481	123,937

Movement in the reserve for employee severance indemnity is as follows:

Reserve for employee severance indemnity	31 December 2015	31 December 2014
At the beginning of the year	347,710	292,365
Currency translation difference	48	(75)
Interest cost	27,651	25,434
Service cost	34,270	25,983
Payment during the year	(35,585)	(40,612)
Actuarial re-measurement	(1,557)	44,615
At the end of the year	372,537	347,710

73

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

23.                     TAXATION

Components of income tax expense recognized in the consolidated statement of comprehensive income are as follows:

	31 December 2015	31 December 2014
Income tax recognized in profit or loss for the year
Current income tax related to income from operations	(404,015)	(470,195)
Deferred income tax related to income from operations	53,243	107,078
	(350,772)	(363,117)
Income tax recognized in other comprehensive income
Current income tax recognized in other comprehensive income	(14,495)	(125,829)
Deferred income tax recognized in other comprehensive income	85,751	(27,389)
	71,256	(153,218)
Income tax expense recognized in the consolidated profit or loss and other comprehensive income	(279,516)	(516,335)

The movement of corporate tax liability is as follows:

	31 December 2015	31 December 2014
At the beginning of the year	249,940	61,399
Current income tax charge	404,015	465,322
Current income tax recognized under equity	14,495	109,600
Taxes paid during the year	(435,446)	(386,381)
Corporate tax liability	233,004	249,940

A reconciliation of income tax expense applicable to profit from operating activities before income tax at the statutory income tax rate, to income tax expense at the Group’s effective income tax rate for the years ended 31 December 2015 and 2014 is as follows:

	31 December 2015	Tax rate (%)	31 December 2014	Tax rate (%)
Profit from ordinary activities before income tax and non-controlling interest	1,833,678		2,038,808
Taxes on income per statutory tax rate	(367,754)	(20.06)	(396,100)	(19.43)
Income not subject to tax	7,799	0.43	27,884	1.37
Investment incentives	—	—	1,350	0.07
Disallowable expenses	4,389	0.24	(5,937)	(0.29)
Others, net	4,794	0.26	9,686	0.48
Income tax expense	(350,772)	(19.13)	(363,117)	(17.81)

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

23.                     TAXATION (Continued)

Deferred tax assets and liabilities at 31 December 2015 and 2014 are attributable to the items below:

	31 December 2015	31 December 2014
Other provisions	438,882	203,611
Valuation differences of financial assets and liabilities	117,244	135,402
Provision for employee severance indemnity and unused vacations	92,435	83,204
Valuation difference of associates and subsidiaries	27,427	—
Tax losses carried forward	21,609	21,127
Investment incentive	9,697	17,213
Valuation difference for property and equipment	7,366	10,542
Other temporary differences	5,206	15,620
Deferred tax assets	719,866	486,719
Net-off of the deferred tax assets and liabilities from the same entity	(246,067)	(157,047)
Deferred tax assets, (net)	473,799	329,672
Valuation difference of associates and subsidiaries	127,392	—
Valuation differences of financial assets and liabilities	66,149	172,255
Valuation difference for property and equipment	52,212	—
Other temporary differences	19,888	—
Deferred tax liability	265,641	172,255
Net-off of the deferred tax assets and liabilities from the same entity	(246,067)	(157,047)
Deferred tax liability, (net)	19,574	15,208

24.                     EARNINGS PER SHARE

Basic earnings per share are calculated by dividing the net profit for the year attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year.

There is no dilution of shares as at 31 December 2015 and 2014.

The following reflects the basic earnings per share computations:

	31 December 2015	31 December 2014
Net profit attributable for the year	1,482,906	1,675,691
Number of 100 ordinary shares for basic earnings per shares	2,500,000,000	2,500,000,000
Basic earnings per 100 share	0.5932	0.6703
Diluted earnings per 100 share	0.5932	0.6703

There have been no other transactions involving ordinary shares or potential ordinary shares since the reporting date and before the completion of these financial statements.

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

25.                     EQUITY

Share capital

As at 31 December 2015, the authorized nominal share capital of the Bank amounts to TL 2,500,000
(31 December 2014: TL 2,500,000). The Bank’s paid-in capital is divided into 250,000,000,000 shares, each with a nominal value of 1 Kuruş. As at 31 December 2015, share capital presented in equity amounts to TL 3,300,146 (31 December 2014: TL 3,300,146). An adjustment to share capital amounting to TL 800,146 at 31 December 2015 (31 December 2014: TL 800,146) represents the restatement effect of the contributions to share capital in equivalent purchasing power of TL at 31 December 2005. Paid-in capital of the Bank amounting to TL 2,500,000 is divided into groups as follows: 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D). There is no difference between those groups in terms of dividend rights or any other privileges except for:

Board of Directors’ members; one member is appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members are appointed representing Group (A), one member is appointed representing Group (B), and two members are appointed representing Group (C), and one member is appointed among the nominees offered by the shareholders at the General Assembly. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Legal reserves

The legal reserves consist of first and second reserves, appropriated in accordance with the Turkish Commercial Code (“TCC”). The TCC stipulates that the first legal reserve is appropriated out of the statutory profits of the Bank and its subsidiaries at the rate of 5%, until the total reserve reaches 20% of paid-in share capital. The second legal reserve is appropriated at the rate of 10% of all cash distributions in excess of 5% of the paid-in share capital. Under the TCC, the legal reserves can only be used to offset losses and are not available for any other usage unless they exceed 50% of paid-in share capital.

In the current period, subsequent to the approval of the decision of the capital of Kredi Garanti Fonu A.Ş. in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015, an associate of the Bank, has been increased from TL 240,000 to TL 278,439, TL 29,000 is paid from company’s own resources and TL 9,439 is paid cash by two new shareholders and registered to commercial register on
10 April 2015. After the capital increase, Bank’s current nominal share has been increased from TL 4,211 to TL 4,719 by a bonus increase of TL 509 and Bank’s share percentage will be decreased from 1.75% to 1.69% after the involvement of two shareholders as at 10 April 2015.In the prior period, subsequent to the approval of the decision of İstanbul Takas ve Saklama Bankası A.Ş., an associate of the Bank in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, the capital has been increased from TL 420,000 to TL 600,000 TL 120,000 has been paid from bonus shares and TL 60,000 has been paid in cash amounting to TL 180,000 in total. The stock right in cash capital commitment has been removed related to the capital increase and the usage of Istanbul Stock Exchange, Banks’ share percentage has been decreased from 4.86% to 4.37%.

Non-controlling interest

As at 31 December 2015 and 2014, non-controlling interest is analyzed as follows:

	31 December 2015	31 December 2014
Capital and other reserves	758,385	660,830
Legal reserves	24,739	23,248
Retained earnings	(72,972)	(76,005)
Profit for the year	(73,682)	11,387
Total non-controlling interest	636,470	619,460

76

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

25.                     EQUITY (Continued)

Set out below is non-controlling profit and dividend payment for the year by subsidiaries:

	31 December 2015		31 December 2014
	Profit or loss attributable to non-controlling interest	Dividends paid to non- controlling interest during the year	Profit or loss attributable to non-controlling interest	Dividends paid to non- controlling interest during the year
Taksim Otelcilik A.Ş.	2,589	—	3,143	—
Vakıf Emeklilik A.Ş.	9,094	(5,344)	4,755	6,288
Güneş Sigorta A.Ş.	(114,158)	—	(12,848)	—
Vakıf Faktoring A.Ş.	1,828	—	1,531	—
Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.	18,631	(1,435)	12,874	99
Vakıfbank International AG	466	—	3,383	—
Vakıf Finansal Kiralama A.Ş.	8,429	—	(1,360)
Vakıf Enerji ve Madencilik A.Ş.	(341)	—	(107)
Other	(220)	—	16	16
Total	(73,682)	(6,779)	11,387	6,403

Fair value reserves of available-for-sale financial assets:

	31 December 2015	31 December 2014
Balance at the beginning of the year	506,220	(168,236)
Net gains/(losses) from changes in fair values	(643,189)	668,303
Related deferred and current income taxes	116,347	(161,957)
Net gains transferred to profit or loss on disposal	36,105	210,138
Related deferred and current income taxes	—	(42,028)
Balance at the end of the year	15,483	506,220

Summarised financial information on subsidiaries

Summarised financial information for each subsidiary that has non-controlling interests that are material to the group as follows:

	Güneş Sigorta A.Ş.		Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.		Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş.
	31 December 2015	31 December 2014	31 December 2015	31 December 2014	31 December 2015	31 December 2014
Non-controlling interest ratio (%)	63.65	63.65	59.36	59.36	67.09	67.09
Total Asset	1,536,797	1,360,678	620,465	553,866	18,040	19,566
Current Asset	1,006,201	845,057	324,471	319,101	18,016	19,517
Non-current Asset	530,596	515,621	295,994	234,765	24	49
Total Liabilities	1,230,695	974,174	34,351	1,566	358	1567
Total Equity	306,102	386,504	586,114	552,300	17,682	17,999
Interest Income	36,609	24,219	31,076	23,776	403	370
Income on securities portfolio	17,139	9,524	1,294	422	12,123	534
Profit/(loss)	(162,569)	13,440	33,805	21,855	(281)	18

77

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

26.                     RELATED PARTY TRANSACTIONS

For the purpose of these consolidated financial statements, shareholders (namely General Directorate of the Registered Foundations and Appendant Foundations represented by the General Directorate of the Foundations), subsidiaries, associates, other group companies and key management personnel of the Group or of its parent and their close family members are referred to as related parties.

The Group conducted some business transactions with related parties on normal commercial terms and conditions. The following balances exist and transactions have been entered into with related parties:

	31 December 2015			31 December 2014
Related party	Cash loans	Non-cash loans	Deposits	Cash loans	Non-cash loans	Deposits
Direct/Indirect shareholders	6	30,492	771,614	1,842	20,407	777,703
Associates	—	—	79,449	10	266	16,405
Key management personnel	—	—	1,396	—	—	309

Total	6	30,492	852,459	1,852	20,673	794,417

	31 December 2015				31 December 2014
Related party	Commission Income	Interest income	Interest expense	Other operating expense	Commission Income	Interest income	Interest expense	Other operating expense

Direct/Indirect shareholders	31	—	51,560	4,048	45	—	61,048	16
Associates	—	2,128	2	—	17	—	4,472	9

Total	31	2,128	51,562	4,048	62	—	65,520	25

Key Management Remuneration

For the period ended 31 December 2015, the key management personnel received remuneration and fees amounted to TL 24,869 (31 December 2014: TL 23,980).

27.                     FEE AND COMMISSION INCOME

	31 December 2015	31 December 2014
Fee and commission income
Debit and credit card fee and commission	620,053	447,378
Non-cash loan commission	186,941	163,095
Collection and payment commissions	87,185	73,448
Investigation charges	72,413	90,398
Charge for early settlement of loan	66,615	51,127
Reinsurance commission	44,623	30,596
Account maintenance fee	42,216	10,468
Money transfer charges	38,399	36,273
Mutual funds commission	27,319	20,990
Other	165,630	185,610
Total fee and commission income	1,351,394	1,109,383

Fee and commission expense
Debit and credit card fee and commission	329,086	291,122
Fee and commission for funds borrowed	31,109	22,414
Fee and commission for marketable securities issued	25,797	31,211
Money transfer charges	8,908	8,548
Other	86,213	81,632
Total fee and commission expense	481,113	434,927

Net fee and commission income	870,281	674,456

78

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

28.                    OTHER INCOME

As at and for years ended 31 December 2015 and 2014, other income comprised the followings:

	31 December 2015	31 December 2014
Earned premiums	768,048	663,933
Written premiums	823,958	816,911
Change in reserve for unearned premiums	(55,910)	(152,978)
Gain on sale of fixed assets	109,681	385,471
Excess fee charged to customers for communication expenses	50,723	85,302
Individual pension business income	64,583	48,626
Dividend income from equity shares	9,231	11,421
Rent income	80,431	529
Reversal of miscellaneous provision	21,000	—
Others	242,712	113,910
Total	1,346,409	1,309,192

29.                    SALARIES AND EMPLOYEE BENEFITS

As at and for the years ended 31 December 2015 and 2014, salaries and employee benefits comprised the following:

	31 December 2015	31 December 2014
Wages and salaries	(661,418)	(605,769)
Other fringe benefits	(677,359)	(434,154)
Employer’s share of social security premiums	(203,975)	(178,076)
Provision for short term employee benefits	(3,961)	(231,829)
Provision for employee termination benefits	(27,419)	(11,070)
Change in provision for liability for unused vacations	(156,497)	(77,602)
Total	(1,730,629)	(1,538,500)

The average number of employees of the Group during the year is:

	31 December 2015	31 December 2014
The Bank	15,410	14,906
Subsidiaries	2,148	2,104
Total	17,558	17,010

Reserve for employee severance indemnity

Reserve for employee severance indemnity represents the present value of the estimated future probable obligation of the Bank and its subsidiaries arising from the retirement of the employees and calculated in accordance with the Turkish Labor Law. It is computed and reflected in the financial statements on an accruals basis as it is earned by serving employees. The computation of the liabilities is based upon the retirement pay ceiling announced by the Government. The ceiling amounts applicable for each year of employment are TL (full TL) 3,828 and TL (full TL) 3,438 as at 31 December 2015 and 31 December 2014, respectively.

IFRSs require actuarial valuation methods to be developed to estimate the entity’s obligation under reserve for employee severance indemnity. The main actuarial assumptions used in the calculation of the total liability in the accompanying consolidated financial statements at 31 December 2015 and 2014 are as follows:

	31 December 2015	31 December 2014
Discount Rate	10.20%	8.60%
Inflation Rate	7.10%	6.50%
Increase in Real Wage Rate	8.10%	7.50%

79

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

30.          OTHER EXPENSES

As at and for the years ended 31 December 2015 and 2014, other expenses comprised the following:

	31 December 2015	31 December 2014
Incurred insurance claims	(931,051)	(602,631)
Insurance claims paid	(614,410)	(528,299)
Change in provision for outstanding claims	(316,641)	(74,332)
Banking services promotion expenses	(514,188)	(443,316)
Rent expenses and operating lease charges	(249,041)	(215,225)
Other provision expenses	(135,504)	(27,660)
Saving Deposit Insurance Fund premiums	(124,437)	(99,057)
Communication expenses	(95,425)	(88,913)
Advertising expenses	(78,071)	(72,060)
Cleaning service expenses	(54,331)	(46,359)
Maintenance expenses	(41,642)	(33,796)
Energy expenses	(29,776)	(26,611)
Computer usage expenses	(28,814)	(25,716)
BRSA participation fee	(23,781)	(20,369)
Office supplies	(22,863)	(19,332)
Consultancy expenses	(21,476)	(19,473)
Transportation expenses	(19,271)	(20,267)
Hosting expenses	(17,612)	(14,948)
Credit card promotion expenses	(14,493)	(20,132)
Individual pension business expenses	(1,495)	(2,311)
Loss on sale of assets	(1,231)	(36,077)
Other various administrative expenses	(534,730)	(370,483)
Total	(2,939,232)	(2,204,736)

31.                     COMMITMENTS AND CONTINGENCIES

In the normal course of business activities, the Group undertakes various commitments and incurs certain contingent liabilities that are not presented in the consolidated financial statements including:

	31 December 2015	31 December 2014
Letters of guarantee	26,797,593	21,458,807
Letters of credit	4,788,709	5,212,911
Acceptance credits	1,476,013	1,964,093
Other guarantees	57,586	39,236
Total non-cash loans (financial guarantee contracts)	33,119,901	28,675,047
Credit card limit commitments	7,399,361	7,641,987
Loan granting commitments	8,494,747	8,068,201
Commitments for cheque payments	1,805,569	1,638,976
Commitments for credit card and banking operations promotions	196,037	247,938
Other commitments	16,952,330	9,547,074
Total commitments	34,848,044	27,144,176
Total commitments and contingencies	67,967,945	55,819,223

Contingent assets and liabilities

There are various legal cases against the Group for which TL 9,435 (31 December 2014: TL 16,142) has been provided, excluding routine insurance claims.

80

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (TL) unless otherwise stated.)

31.                     COMMITMENTS AND CONTINGENCIES (Continued)

Due to the nature of insurance business and considering the general attitude of the legal system in favor of the policyholders, the Group provides in full for the claims opened, except for these claims including damages for mental anguish and risks which are not covered by the insurance policies. Since most of such material claims are ceded to reinsurance firms by facultative agreements, such claims, net of ceded amounts have no material effect on the Group’s financial position.

Pending tax audits

The tax and other government authorities (Social Security Institution) have the right to inspect the Group’s tax returns and accounting records for the past five fiscal years. The Group has not recorded a provision for any additional taxes for the fiscal years that remained unaudited, as the amount cannot be estimated with any degree of certainty. The Group’s management believes that no material assessment will arise from any future inspection for unaudited fiscal years.

32.                     SUBSEQUENT EVENTS

Vakıfbank bonds have been issued on 29.01.2016 amounting TL 400 million (Full TL) with 91 days maturity and redeemed on 29 April 2016, amounting TL 200 million (Full TL) with 175 days maturity and maturity date of which is 22 July 2016 and amounting TL 100 million (Full TL) with 210 days maturity date of which is 26 August 2016 and total amount of TL 700 million (Full TL) issued and offered to public through book-building on 25-26-27 January 2016

As a result, Vakıfbank bond with the ISIN Code TRQVKFB41645 which has 11.0432% annual compound interest 10.6129% simple interest and issue price was TL 97,422 with amounting TL, 484,757,595(Full TL) with 91 days maturity and maturity date of which is 29 April 2016. Vakıfbank bond with the ISIN Code TRQVKFB71626 which has 11.1828% compound interest, 10.8746% simple interest and issue price was TL 95,045 with amounting TL 85,506,425(Full TL) with 175 days maturity and maturity date of which is 22 July 2016. Vakıfbank bond with the ISIN Code TRQVKFB81617 which has 11.5485% compound interest, 11.2798% simple interest and issue price was TL 93,906 with amounting TL 85,506,425 (Full TL) with 210 days maturity and maturity date of which is 26 August 2016.

On April 20th, 2016, under the coordination of Wells Fargo Bank NA and National Bank of Abu Dhabi, Vakıfbank signed a 367-days term syndication loan agreement amounting USD 207 million and EUR 631.5 million with the participation of 30 banks from 15 countries. The loan will be used for trade finance purposes and the all-in cost is LIBOR +0.85% for USD tranche and EURIBOR +0.75% for Euro tranche.

Vakıfbank bonds, amounting TL 300 million (Fulll TL) with 119 days maturity and maturity date of which is August 26th, 2016, TL 200 million (Full TL) with 154 days maturity and maturity date of which is September 30th, 2016 and TL 100 million (Full TL) with 210 days maturity and maturity date of which is November 25th, 2016 have been issued and offered to public through book-building on April 25-26-27, 2016.

Vakıfbank bond issuance amounting TL 433.9 million (Full TL) with a maturity of 112 days to be sold qualified investors has been realized on April 29, 2016.

81